FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-286968-04

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 3, 2025, may be amended or completed prior to time of sale.

PROSPECTUS

$700,719,000 (Approximate)

BBCMS Mortgage Trust 2025-5C38
(Central Index Key Number 0002091664)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

LMF Commercial, LLC
(Central Index Key Number 0001592182)

RREF V - D Direct Lending Investments, LLC
(Central Index Key Number 0002086033)

German American Capital Corporation
(Central Index Key Number 0001541294)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

UBS AG New York Branch
(Central Index Key Number 0001685185)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C38

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5C38 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2025-5C38. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2025. The rated final distribution date for the offered certificates is the distribution date in November 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-2	(6)	[__]%	(7)	(6)
Class A-3	(6)	[__]%	(7)	(6)
Class X-A	$ 583,933,000(8)	[__]%	Variable(9)	NAP
Class A-S	$ 71,948,000	[__]%	(7)	November 2030
Class B	$ 44,838,000	[__]%	(7)	November 2030

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 57 and 59, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC, Academy Securities, Inc. and Bancroft Capital, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 58.8% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as co-lead manager and joint bookrunner with respect to approximately 17.9% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 14.7% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 8.6% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc. and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 25, 2025. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2025, before deducting expenses payable by the depositor.

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC		UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities		Bancroft Capital, LLC
Co-Managers

November    , 2025

BBCMS Mortgage Trust 2025-5C38

Montana
1 property
$5,610,000
0.7% of total
Illinois
1 property
$14,500,000
1.7% of total
Indiana
4 properties
$15,381,818
1.8% of total
Michigan
6 properties
$15,390,000
1.8% of total
Pennsylvania
1 property
$31,520,000
3.8% of total
New York
18 properties
$311,390,000
37.3% of total
Washington
1 property
$3,725,000
0.4% of total
Ohio
5 properties
$16,706,364
2.0% of total
Oregon
1 property
$7,400,000
0.9% of total
New Jersey
2 properties
$8,870,000
1.1% of total
Virginia
1 property
$10,140,000
1.2% of total
California
6 properties
$168,600,000
20.2% of total
North Carolina
1 property
$11,660,000
1.4% of total
South Carolina
1 property
$13,050,000
1.6% of total
Georgia
3 properties
$21,715,000
2.6% of total
Arizona
1 property
$33,000,000
4.0% of total
Kansas
1 property
$7,170,000
0.9% of total
Florida
7 properties
$55,550,000
6.7% of total
Texas
12 properties
$58,251,818
7.0% of total
Tennessee
1 property
$18,500,000
2.2% of total
Alabama
2 properties
$6,060,000
0.7% of total
Percentage of Initial Pool Balance
0.4% – 1.0%
1.1% – 5.0%
5.1% – 37.3%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-2	(6)		(6)	(6)	30.000%	%	(7)	(6)	(6)	(6)
A-3	(6)		(6)	(6)	30.000%	%	(7)	(6)	(6)	(6)
X-A	$583,933,000	(8)	$570,035,000	$13,898,000	NAP	%	Variable(9)	NAP	NAP	NAP
A-S	$71,948,000		$70,235,000	$1,713,000	21.375%	%	(7)	November 2030	4.92	10/30-11/30
B	$44,838,000		$43,770,000	$1,068,000	16.000%	%	(7)	November 2030	4.97	11/30-11/30
Non-Offered Certificates
X-B	$151,196,000	(10)	$147,596,000	$3,600,000	NAP	%	Variable(11)	NAP	NAP	NAP
X-D	$29,197,000	(12)	$28,501,000	$696,000	NAP	%	Variable(13)	NAP	NAP	NAP
C	$34,410,000		$33,591,000	$819,000	11.875%	%	(7)	November 2030	4.97	11/30-11/30
D	$19,812,000		$19,340,000	$472,000	9.500%	%	(7)	November 2030	4.97	11/30-11/30
E	$9,385,000		$9,161,000	$224,000	8.375%	%	(7)	November 2030	4.97	11/30-11/30
F	$17,727,000		$17,305,000	$422,000	6.250%	%	(7)	November 2030	4.97	11/30-11/30
G	$8,342,000		$8,143,000	$199,000	5.250%	%	(7)	November 2030	4.97	11/30-11/30
J-RR	$43,795,000		$42,752,000	$1,043,000	0.000%	%	(7)	November 2030	4.97	11/30-11/30
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	On the closing date, RREF V - D Direct Lending Investments, LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.3800% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $583,933,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 – $200,000,000	$0 – $195,240,000	$0 – $4,760,000	NAP – October 2030	NAP – 4.84	NAP / 8/30-10/30
Class A-3	$383,933,000 – $583,933,000	$374,795,000 – $570,035,000	$9,138,000 – $13,898,000	October 2030	4.89 – 4.87	10/30-10/30 / 8/30-10/30
(7)	The pass-through rates for the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-D, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	57
Risk Factors	59
Risks Related to Market Conditions and Other External Factors	59
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	59
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	60
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
General	62
A Tenant Concentration May Result in Increased Losses	63
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	64
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	64
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	65
Early Lease Termination Options May Reduce Cash Flow	65
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	66
Office Properties Have Special Risks	66
Hotel Properties Have Special Risks	68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	70
Retail Properties Have Special Risks	71
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	71
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	72
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	72
Mixed Use Properties Have Special Risks	73
Multifamily Properties Have Special Risks	74
Self Storage Properties Have Special Risks	76
Manufactured Housing Community Properties Have Special Risks	77
Industrial Properties Have Special Risks	79
Parking Properties Have Special Risks	80
Condominium Ownership May Limit Use and Improvements	80
Healthcare-Related Properties Have Special Risks	82
Senior Housing Properties May Present Special Risks	83
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	83
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	84
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	86
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	87
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	88
Risks Related to Zoning Non-Compliance and Use Restrictions	90
Risks Relating to Inspections of Properties	91
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	91
5

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	91
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	92
Insurance May Not Be Available or Adequate	92
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	94
Terrorism Insurance May Not Be Available for All Mortgaged Properties	94
Risks Associated with Blanket Insurance Policies or Self-Insurance	95
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	96
Limited Information Causes Uncertainty	96
Historical Information	96
Ongoing Information	97
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	97
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	97
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	98
Static Pool Data Would Not Be Indicative of the Performance of this Pool	99
Appraisals May Not Reflect Current or Future Market Value of Each Property	99
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	101
The Borrower’s Form of Entity May Cause Special Risks	101
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	103
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	104
Other Financings or Ability to Incur Other Indebtedness Entails Risk	105
Tenancies-in-Common May Hinder Recovery	106
Risks Relating to Enforceability of Cross-Collateralization	107
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	107
Risks Associated with One Action Rules	108
State Law Limitations on Assignments of Leases and Rents May Entail Risks	108
Various Other Laws Could Affect the Exercise of Lender’s Rights	108
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	109
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Interest-Only Provisions Increase Risk	109
Risks Related to Ground Leases and Other Leasehold Interests	111
Increases in Real Estate Taxes May Reduce Available Funds	112
Risks Relating to Tax Credits	113
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	113
Risks Related to Conflicts of Interest	113
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	113
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	116
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	117
Potential Conflicts of Interest of the Operating Advisor	120
Potential Conflicts of Interest of the Asset Representations Reviewer	120
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	121
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	123
6

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	124
Other Potential Conflicts of Interest May Affect Your Investment	124
Other Risks Relating to the Certificates	125
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	125
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	128
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	131
General	131
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	131
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	133
Losses and Shortfalls May Change Your Anticipated Yield	133
Risk of Early Termination	134
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	134
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	134
You Have Limited Voting Rights	134
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	135
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	137
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	138
Risks Relating to Modifications of the Mortgage Loans	139
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	140
Risks Relating to Interest on Advances and Special Servicing Compensation	141
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	142
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	142
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	143
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	144
Tax Considerations Relating to Foreclosure	144
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	145
REMIC Status	145
Material Federal Tax Considerations Regarding Original Issue Discount	146
General Risks	146
The Certificates May Not Be a Suitable Investment for You	146
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	146
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	146
7

Other Events May Affect the Value and Liquidity of Your Investment	147
The Certificates Are Limited Obligations	147
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	147
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	148
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	149
Description of the Mortgage Pool	151
General	151
Co-Originated and Third-Party Originated Mortgage Loans	152
Certain Calculations and Definitions	152
Definitions	153
Mortgage Pool Characteristics	164
Overview	164
Property Types	165
Office Properties	166
Hotel Properties	166
Mixed Use Properties	167
Retail Properties	167
Multifamily Properties	167
Self Storage Properties	168
Manufactured Housing Community Properties	169
Specialty Use Concentrations	170
Mortgage Loan Concentrations	171
Top Fifteen Mortgage Loans	171
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	171
Geographic Concentrations	173
Mortgaged Properties with Limited Prior Operating History	173
Tenancies-in-Common or Diversified Ownership	173
Condominium and Other Shared Interests	174
Fee & Leasehold Estates; Ground Leases	175
Environmental Considerations	175
Mortgaged Properties Subject to Local Law 97	176
Redevelopment, Renovation and Expansion	176
Assessment of Property Value and Condition	177
Litigation and Other Considerations	177
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	178
Tenant Issues	181
Tenant Concentrations	181
Lease Expirations and Terminations	181
Expirations	181
Terminations	182
Other	182
Purchase Options and Rights of First Refusal	184
Affiliated Leases	185
Competition from Certain Nearby Properties	186
Insurance Considerations	186
Use Restrictions	187
Appraised Value	190
Non-Recourse Carveout Limitations	190
Real Estate and Other Tax Considerations	191
Delinquency Information	192
Certain Terms of the Mortgage Loans	192
Amortization of Principal	192
Due Dates; Mortgage Rates; Calculations of Interest	192
8

Single Purpose Entity Covenants	193
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	194
Voluntary Prepayments	194
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	195
Defeasance	196
Releases; Partial Releases	197
Escrows	200
Mortgaged Property Accounts	201
Exceptions to Underwriting Guidelines	202
Additional Indebtedness	202
General	202
Whole Loans	203
Mezzanine Indebtedness	203
Other Secured Indebtedness	204
Preferred Equity	204
Other Unsecured Indebtedness	204
The Whole Loans	205
General	205
The Serviced Pari Passu Whole Loans	209
Intercreditor Agreement	209
Control Rights with respect to Serviced Pari Passu Whole Loans	209
Certain Rights of each Non-Controlling Holder	210
Sale of Defaulted Mortgage Loan	211
The Non-Serviced Pari Passu Whole Loans	211
Intercreditor Agreement	211
Control Rights	212
Certain Rights of each Non-Controlling Holder	212
Custody of the Mortgage File	213
Sale of Defaulted Mortgage Loan	213
The Non-Serviced A/B Whole Loan	214
The International Plaza Whole Loan	214
Additional Information	219
Transaction Parties	220
The Sponsors and Mortgage Loan Sellers	220
Barclays Capital Real Estate Inc.	220
General	220
Barclays’ Securitization Program	220
Review of Barclays Mortgage Loans	221
Barclays’ Underwriting Guidelines and Processes	223
Compliance with Rule 15Ga-1 under the Exchange Act	225
Retained Interests in This Securitization	226
Goldman Sachs Mortgage Company	226
General	226
GSMC’s Commercial Mortgage Securitization Program	227
Review of GSMC Mortgage Loans	227
The Goldman Originator	228
Goldman Originator’s Underwriting Guidelines and Processes	229
Servicing	234
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	234
Compliance with Rule 15Ga-1 under the Exchange Act	234
Retained Interests in This Securitization	235
Citi Real Estate Funding Inc.	235
General	235
CREFI’s Commercial Mortgage Origination and Securitization Program	235
Review of the CREFI Mortgage Loans	236
9

CREFI’s Underwriting Guidelines and Processes	240
Compliance with Rule 15Ga-1 under the Exchange Act	243
Retained Interests in This Securitization	243
LMF Commercial, LLC	244
General	244
LMF’s Securitization Program	244
LMF’s Underwriting Standards and Loan Analysis	244
Review of Mortgage Loans for Which LMF is the Sponsor	248
Compliance with Rule 15Ga-1 under the Exchange Act	249
Retained Interests in This Securitization	250
RREF V - D Direct Lending Investments, LLC	250
RREF DLI’s Securitization Program	251
Review of RREF DLI Mortgage Loans	251
RREF DLI’s Underwriting Guidelines and Processes	253
Exceptions to RREF DLI’s Disclosed Underwriting Guidelines	257
Compliance with Rule 15Ga-1 under the Exchange Act	257
Retained Interests in This Securitization	257
German American Capital Corporation	258
General	258
GACC’s Securitization Program	258
Review of GACC Mortgage Loans	259
DB Originators’ Underwriting Guidelines and Processes	261
Exceptions to DB Originators’ Underwriting Guidelines	265
Compliance with Rule 15Ga-1 under the Exchange Act	266
Retained Interests in This Securitization	266
Starwood Mortgage Capital LLC	266
General	266
Starwood’s Securitization Program	266
Review of SMC Mortgage Loans	267
SMC’s Underwriting Guidelines and Processes	268
Exceptions to SMC’s Disclosed Underwriting Guidelines	272
Servicing	272
Compliance with Rule 15Ga-1 under the Exchange Act	272
Retained Interests in This Securitization	275
BSPRT CMBS Finance, LLC	275
General	275
BSPRT’s Loan Origination and Acquisition History	275
Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans	275
Review of BSPRT Mortgage Loans	276
BSPRT’s Underwriting Standards	277
Compliance with Rule 15Ga-1 under the Exchange Act	282
Retained Interests in This Securitization	282
UBS AG New York Branch	282
General	282
UBS AG New York Branch’s Securitization Program	283
Review of the UBS AG New York Branch Mortgage Loans	283
UBS AG New York Branch’s Underwriting Standards	285
Exceptions	287
Compliance with Rule 15Ga-1 under the Exchange Act	287
Retained Interests in This Securitization	291
The Depositor	291
The Issuing Entity	292
The Master Servicer	292
The Special Servicer	297
The Certificate Administrator and Trustee	301
The Operating Advisor and Asset Representations Reviewer	304
10

Credit Risk Retention	305
General	305
Qualifying CRE Loans	307
Material Terms of the Eligible Vertical Interest	307
The Eligible Horizontal Residual Interest	307
The Retaining Parties	308
Material Terms of the Eligible Horizontal Interest	309
Determination of Amount of Required Horizontal Credit Risk Retention	309
General	309
Treasury-Priced Principal Balance Certificates	310
Treasury Yield Curve	310
Credit Spread Determination	310
Discount Yield Determination	311
Determination of Class Sizes	311
Target Price Determination	312
Determination of Assumed Certificate Coupon	312
Determination of Treasury-Priced Expected Price	312
Interest-Only Certificates	313
Treasury Yield Curve	313
Credit Spread Determination	314
Discount Yield Determination	314
Determination of Scheduled Certificate Interest Payments	314
Determination of Interest-Only Expected Price	314
Yield-Priced Certificates	315
Determination of Class Size	315
Determination of Yield-Priced Expected Price	315
Calculation of Estimated Fair Value of All Certificates	315
Hedging, Transfer and Financing Restrictions	316
Operating Advisor	317
Representations and Warranties	318
Description of the Certificates	319
General	319
Distributions	321
Method, Timing and Amount	321
Available Funds	321
Priority of Distributions	323
Pass-Through Rates	326
Interest Distribution Amount	327
Principal Distribution Amount	328
Certain Calculations with Respect to Individual Mortgage Loans	329
Application Priority of Mortgage Loan Collections or Whole Loan Collections	331
Allocation of Yield Maintenance Charges and Prepayment Premiums	334
Assumed Final Distribution Date; Rated Final Distribution Date	335
Prepayment Interest Shortfalls	336
Subordination; Allocation of Realized Losses	338
Reports to Certificateholders; Certain Available Information	340
Certificate Administrator Reports	340
Information Available Electronically	345
Voting Rights	350
Delivery, Form, Transfer and Denomination	351
Book-Entry Registration	351
Definitive Certificates	354
Certificateholder Communication	354
Access to Certificateholders’ Names and Addresses	354
Requests to Communicate	354
List of Certificateholders	355
11

Description of the Mortgage Loan Purchase Agreements	355
General	355
Dispute Resolution Provisions	365
Asset Review Obligations	365
Pooling and Servicing Agreement	365
General	365
Assignment of the Mortgage Loans	366
Servicing Standard	366
Subservicing	367
Advances	368
P&I Advances	368
Servicing Advances	369
Nonrecoverable Advances	370
Recovery of Advances	371
Accounts	373
Withdrawals from the Collection Account	374
Servicing and Other Compensation and Payment of Expenses	377
General	377
Master Servicing Compensation	380
Special Servicing Compensation	383
Disclosable Special Servicer Fees	387
Certificate Administrator and Trustee Compensation	388
Operating Advisor Compensation	388
Asset Representations Reviewer Compensation	389
CREFC® Intellectual Property Royalty License Fee	390
Appraisal Reduction Amounts	390
Maintenance of Insurance	396
Modifications, Waivers and Amendments	399
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	405
Inspections	407
Collection of Operating Information	408
Special Servicing Transfer Event	408
Asset Status Report	411
Realization Upon Mortgage Loans	414
Sale of Defaulted Loans and REO Properties	416
The Directing Certificateholder	419
General	419
Major Decisions	421
Asset Status Report	424
Replacement of the Special Servicer	424
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	424
Servicing Override	427
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	427
Rights of the Holders of Serviced Pari Passu Companion Loans	428
Limitation on Liability of Directing Certificateholder	428
The Operating Advisor	428
General	428
Duties of Operating Advisor At All Times	429
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	432
Recommendation of the Replacement of the Special Servicer	432
Eligibility of Operating Advisor	432
Other Obligations of Operating Advisor	433
Delegation of Operating Advisor’s Duties	434
Termination of the Operating Advisor With Cause	434
12

Rights Upon Operating Advisor Termination Event	435
Waiver of Operating Advisor Termination Event	435
Termination of the Operating Advisor Without Cause	435
Resignation of the Operating Advisor	436
Operating Advisor Compensation	436
The Asset Representations Reviewer	436
Asset Review	436
Asset Review Trigger	436
Asset Review Vote	438
Review Materials	438
Asset Review	439
Eligibility of Asset Representations Reviewer	441
Other Obligations of Asset Representations Reviewer	441
Delegation of Asset Representations Reviewer’s Duties	442
Assignment of Asset Representations Reviewer’s Rights and Obligations	442
Asset Representations Reviewer Termination Events	442
Rights Upon Asset Representations Reviewer Termination Event	443
Termination of the Asset Representations Reviewer Without Cause	443
Resignation of Asset Representations Reviewer	444
Asset Representations Reviewer Compensation	444
The Risk Retention Consultation Party	444
Limitation on Liability of Risk Retention Consultation Party	445
Replacement of the Special Servicer Without Cause	445
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	447
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	448
Termination of the Master Servicer or Special Servicer for Cause	449
Servicer Termination Events	449
Rights Upon Servicer Termination Event	450
Waiver of Servicer Termination Event	452
Resignation of the Master Servicer or Special Servicer	452
Limitation on Liability; Indemnification	453
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	455
Dispute Resolution Provisions	456
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	456
Repurchase Request Delivered by a Party to the PSA	456
Resolution of a Repurchase Request	457
Mediation and Arbitration Provisions	459
Servicing of the Non-Serviced Mortgage Loans	460
General	461
Servicing of the International Plaza Mortgage Loan	463
Rating Agency Confirmations	464
Evidence as to Compliance	466
Limitation on Rights of Certificateholders to Institute a Proceeding	467
Termination; Retirement of Certificates	468
Amendment	469
Resignation and Removal of the Trustee and the Certificate Administrator	471
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	473
Certain Legal Aspects of Mortgage Loans	473
General	474
Types of Mortgage Instruments	474
Leases and Rents	474
Personalty	475
Foreclosure	475
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General	475
Foreclosure Procedures Vary from State to State	475
Judicial Foreclosure	475
Equitable and Other Limitations on Enforceability of Certain Provisions	476
Nonjudicial Foreclosure/Power of Sale	476
Public Sale	476
Rights of Redemption	477
Anti-Deficiency Legislation	478
Leasehold Considerations	478
Bankruptcy Laws	479
Environmental Considerations	485
General	485
Superlien Laws	485
CERCLA	485
Certain Other Federal and State Laws	486
Additional Considerations	486
Due-on-Sale and Due-on-Encumbrance Provisions	487
Subordinate Financing	487
Default Interest and Limitations on Prepayments	487
Applicability of Usury Laws	487
Americans with Disabilities Act	488
Servicemembers Civil Relief Act	488
Anti-Money Laundering, Economic Sanctions and Bribery	488
Potential Forfeiture of Assets	489
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	489
Interim Servicing Arrangements	490
Interim and Other Custodial Arrangements	491
Pending Legal Proceedings Involving Transaction Parties	492
Use of Proceeds	492
Yield and Maturity Considerations	492
Yield Considerations	492
General	492
Rate and Timing of Principal Payments	492
Losses and Shortfalls	493
Certain Relevant Factors Affecting Loan Payments and Defaults	494
Delay in Payment of Distributions	495
Yield on the Certificates with Notional Amounts	495
Weighted Average Life	495
Material Federal Income Tax Considerations	501
General	501
Qualification as a REMIC	501
Status of Offered Certificates	503
Taxation of Regular Interests	504
General	504
Original Issue Discount	504
Acquisition Premium	506
Market Discount	506
Premium	507
Election To Treat All Interest Under the Constant Yield Method	507
Treatment of Losses	507
Yield Maintenance Charges and Prepayment Premiums	508
Sale or Exchange of Regular Interests	508
Taxes That May Be Imposed on a REMIC	509
Prohibited Transactions	509
Contributions to a REMIC After the Startup Day	509
14

Net Income from Foreclosure Property	509
REMIC Partnership Representative	510
Taxation of Certain Foreign Investors	510
FATCA	511
Backup Withholding	511
Information Reporting	512
3.8% Medicare Tax on “Net Investment Income”	512
Reporting Requirements	512
Certain State and Local Tax Considerations	513
Method of Distribution (Underwriter)	513
Incorporation of Certain Information by Reference	515
Where You Can Find More Information	516
Financial Information	516
Certain ERISA Considerations	516
General	516
Plan Asset Regulations	517
Administrative Exemptions	517
Insurance Company General Accounts	519
Legal Investment	520
Legal Matters	521
Ratings	521
Index of Defined Terms	525
Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

15

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

16

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2025-5C38 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

17

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A CLIENT AS DEFINED IN POINT (7) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) (“UK MIFIR”), WHO IS NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF UK MIFIR (A “UK PROFESSIONAL CLIENT”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a UK professional client; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK

18

PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)      IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)      it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE

19

OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)      IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) (i) THE SECURITISATION REGULATIONS 2024 (si 2024/102) OF THE UK, (II) THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY AND (III) THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND, TOGETHER WITH THE RELEVANT PROVISIONS OF THE FSMA ((I), (II) AND (iii) TOGETHER THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL

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PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an

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individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

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JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE

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PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2025-5C38, Commercial Mortgage Pass-Through Certificates, Series 2025-5C38.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2025-5C38, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	Citi Real Estate Funding Inc., a New York corporation
●	LMF Commercial, LLC, a Delaware limited liability company
●	RREF V - D Direct Lending Investments, LLC, a Delaware limited liability company
●	German American Capital Corporation, a Maryland corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	14	$230,685,000	27.7%
Goldman Sachs Mortgage Company	4	149,680,000	17.9
Citi Real Estate Funding Inc.	5	122,300,000	14.7
LMF Commercial, LLC	5	95,060,000	11.4
RREF V - D Direct Lending Investments, LLC(3)	3	86,240,000	10.3
German American Capital Corporation	3	71,325,000	8.6
Starwood Mortgage Capital LLC	2	29,500,000	3.5
BSPRT CMBS Finance, LLC(3)	3	25,600,000	3.1
UBS AG New York Branch	3	23,800,000	2.9
Total	41	$834,190,000	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the City Square White Plains mortgage loan (9.1%), RREF V – D Direct Lending Investments, LLC is contributing one or more notes with an aggregate outstanding principal balance of $56,000,000 and BSPRT CMBS Finance, LLC is contributing one note with an outstanding principal balance of $20,000,000.

Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

The City Square White Plains mortgage loan (9.1%) is part of a whole loan that was originated by BSPRT CMBS Finance, LLC. Note A-1, note A-5 and note A-8 of the related whole loan were subsequently acquired by RREF V - D Direct Lending Investments, LLC. RREF V - D Direct Lending Investments, LLC reviewed the originators’ underwriting and ensured that the underwriting is in accordance with that of RREF V - D Direct Lending Investments, LLC’s underwriting guidelines.

The City Square White Plains mortgage loan (9.1%) consists of notes sold by two or more mortgage loan sellers and is referred to herein as a “jointly sold mortgage loan”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under

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the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Boulevard, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the

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related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be the holder of the Class F and Class G certificates and the “eligible horizontal residual interest”, be the initial controlling class certificateholder and be appointed as the initial directing certificateholder (other than with respect to any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”. Rialto Capital Advisors, LLC, is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the entity that is expected to be the holder of the VRR interest, (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and (iv) the expected holder of all or a portion of the Class D, Class E, Class F and Class G certificates. Another affiliate of Rialto Capital Advisors, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the 125th & Lenox mortgage loan (1.9%), which is serviced under the WFCM 2025-5C6 pooling and servicing agreement. In addition, RREF V – D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing agreement.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and

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servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders
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(by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F, Class G and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that the Class F and Class G certificates will only be control eligible certificates for so long as the initial directing certificateholder, the initial special servicer or any of their affiliates is the holder, by certificate balance, of the majority of such class of certificates. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, (i) RREF V-D AIV RR A BBCMS 5C38, LLC, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR interest”) and (ii) RREF V – D AIV RR L, LLC is expected to be (a) the holder of the Class F and Class G certificates and (b) the holder of the “eligible horizontal residual interest”, which will be comprised of the Class J-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (1) any non-serviced mortgage loan or (2) any excluded loan). RREF V – D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing agreement.

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Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. RREF V - D Direct Lending Investments, LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Rialto Capital Advisors, LLC or an affiliate thereof is appointed as the risk retention consultation party and Rialto Capital Advisors, LLC, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Rialto Capital Advisors, LLC, as special servicer, will not be required to consult with the risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights and with respect to which, such risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2025 (or, in the case of any mortgage loan that has its first due date after November 2025, the date that would have been its due date in November 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about November 25, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, Georgia, Florida, Pennsylvania, Maryland, New York, Kansas, Ohio, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer, the special servicer or the operating advisor or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-2	NAP – October 2030(1)
Class A-3	October 2030
Class X-A	NAP
Class A-S	November 2030
Class B	November 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $200,000,000.

The rated final distribution date for the offered certificates will be the distribution date in November 2058.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C38:
●	Class A-2
●	Class A-3
●	Class X-A
●	Class A-S
●	Class B

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-B, Class X-D, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates are collectively referred to as the “certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-2	$0 – $200,000,000	(4)	$0 - $ 195,240,000	(4)	$0 - $4,760,000	(4)	0.000% – 23.975%(4)	30.000%
	$383,933,000	–	$374,795,000	-	$9,138,000	-
Class A-3	$$583,933,000	(4)	$570,035,000	(4)	$13,898,000	(4)	46.025% – 70.000%(4)	30.000%
Class X-A	$583,933,000		$570,035,000		$13,898,000		NAP	NAP
Class A-S	$71,948,000		$70,235,000		$1,713,000		8.625%	21.375%
Class B	$44,838,000		$43,770,000		$1,068,000		5.375%	16.000%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	On the closing date, RREF V - D Direct Lending Investments, LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.3800% of the Certificate Balance or Notional Amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support with respect to the Class A-2 and Class A-3 certificates represents the approximate credit enhancement for the Class A-2 and Class A-3 certificates in the aggregate.
(4)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $583,933,000, subject to a variance of plus or minus 5%. Accordingly, the initial available and retained certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the chart.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-2	[_]%
Class A-3	[_]%
Class X-A	[_]%
Class A-S	[_]%
Class B	[_]%

(1)	The pass-through rates for the Class A-2, Class A-3, Class A-S and Class B certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-D certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing

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fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00129% to 0.05125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01300%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00175%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-

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serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari

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Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
International Plaza	0.000044%	0.25%
125th & Lenox	0.00125%	0.25%

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order

      of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero and (b) second, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-2 and Class A-3 certificates, pro rata;

Third, to the Class A-2 and Class A-3, to reimburse the Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to

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any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C, Class D, Class E, Class F, Class G and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Seventh, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

     Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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D. Subordination,

     Allocation of Losses

and Certain Expenses

The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective entitlement, and principal and interest allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates and the Class X-B and Class X-D certificates are not offered by this prospectus.
(2)	Other than the Class X-B, Class X-D and Class R certificates.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the

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Class X-A, Class X-B, Class X-D or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of

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certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

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The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-one (41) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in seventy-six (76) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $834,190,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-one (41) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
City Square White Plains	$76,000,000	9.1%	$ 65,000,000	N/A	59.9%	1.33x	10.2%	59.9%	1.33x	10.2%
ESA Portfolio	$60,160,000	7.2%	$ 30,000,000	N/A	64.0%	1.68x	12.9%	64.0%	1.68x	12.9%
The Garden City Hotel	$43,500,000	5.2%	$ 18,000,000	N/A	61.5%	1.75x	14.8%	61.5%	1.75x	14.8%
80-02 Kew Gardens	$40,000,000	4.8%	$ 30,000,000	N/A	60.9%	1.58x	12.1%	60.9%	1.58x	12.1%
Central Arts Plaza	$33,000,000	4.0%	$ 30,000,000	N/A	66.7%	1.74x	13.4%	66.7%	1.74x	13.4%
161 Washington Street	$31,520,000	3.8%	$ 22,500,000	N/A	69.3%	2.13x	15.1%	69.3%	2.13x	15.1%
International Plaza	$25,000,000	3.0%	$ 526,250,000	$23,750,000	40.9%	2.66x	13.4%	42.7%	2.48x	12.9%
125th & Lenox	$16,000,000	1.9%	$ 84,000,000	N/A	68.9%	1.36x	8.0%	68.9%	1.36x	8.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the ESA Portfolio mortgage loan (7.2%), the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion

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loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
International Plaza	INT 2025-PLAZA(2)	3.0%	Trimont LLC	KeyBank National Association	Deutsche Bank National Trust Company
125th & Lenox	WFCM 2025-5C6	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
International Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	N/A	Blue Owl Real Estate Debt Advisors LLC
125th & Lenox	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF V – D AIV RR H, LLC

(1)	As of the closing date of the related securitization.
(2)	The INT 2025-PLAZA securitization is expected to close on or about November 5, 2025.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

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The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$834,190,000
Number of mortgage loans	41
Number of mortgaged properties	76
Range of Cut-off Date Balances	$2,600,000 to $76,000,000
Average Cut-off Date Balance	$20,346,098
Range of Mortgage Rates	4.91333149584686% to 7.40000%
Weighted average Mortgage Rate	6.51810%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Original amortization terms	0 months
Weighted average original amortization term	0 months
Range of remaining amortization terms	0 months
Weighted average remaining amortization term	0 months
Range of Cut-off Date LTV Ratios(2)(3)	32.6% to 70.0%
Weighted average Cut-off Date LTV Ratio(2)(3)	60.0%
Range of LTV Ratios as of the maturity date(2)(3)	32.6% to 70.0%
Weighted average LTV Ratio as of the maturity date(2)(3)	60.0%
Range of U/W NCF DSCRs(3)(4)	1.26x to 2.91x
Weighted average U/W NCF DSCR(3)(4)	1.69x
Range of U/W NOI Debt Yields(3)	8.0% to 20.1%
Weighted average U/W NOI Debt Yield(3)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(3)	In the case of eight (8) mortgage loans (collectively, 39.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the International Plaza mortgage loan (3.0%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.48x, 42.7%, 42.7% and 12.9%, respectively.
(4)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage

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Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”,“—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Three (3) of the mortgage loans (11.0%) refinanced of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to The Garden City Hotel mortgage loan (5.2%), the mortgage loan refinanced a prior loan (the “prior loan”) which was one of multiple mortgage loans made to borrowers affiliated with the related borrower sponsor (together with the prior loan, “borrower sponsor loans”) by Morgan Stanley Private Bank, N.A. (the “prior lender”), as to which the loan documentation provided that a default on one such borrower sponsor loan would be deemed a default on all of the borrower sponsor loans. One of borrower sponsor loans, a $44,000,000 loan secured by a hotel located in midtown Manhattan, is in default and in foreclosure proceedings (the “defaulted borrower sponsor loan”). As a result of the cross-default provisions in the borrower sponsor loans, the prior lender began charging default interest on the prior loan due to the default on the defaulted borrower sponsor loan. In connection with the origination of The Garden City Hotel mortgage loan, the prior lender agreed to waive substantially all of such default interest, the mortgage loan seller agreed to sell the remaining $18,000,000 note of The Garden City Hotel mortgage loan to an affiliate of the prior lender, and, other than the waived portion of the default interest, the prior loan was paid in full.

With respect to the Gateway Retail Portfolio mortgage loan (4.6%), the prior loan secured by the Gateway Courtyard mortgaged property was scheduled to mature prior to the origination of the mortgage loan, but the borrower and the prior lender entered into a forbearance agreement through September 2025. Proceeds from the mortgage loan were used to repay the prior loan in full.

With respect to the 885 Park Avenue mortgage loan (1.2%), the prior loan secured by the mortgaged property was in maturity default since August 10, 2025, and was subject to a forbearance agreement expiring November 10, 2025. The prior loan was paid off in full at origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Loans Underwritten Based on

Limited Operating Histories	With respect to two (2) of the mortgaged properties (collectively, 0.5%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc. –CREFI’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by RREF V - D Direct Lending Investments, LLC, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Framework (as each such term is defined herein). In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

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Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at https://cmsview.trimont.com/tcms.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases

or Substitutions of

Mortgage Loans;

Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for

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an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s)

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determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the International Plaza whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

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The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, hospitality, mixed use, retail, multifamily, self storage, manufactured housing and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
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●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
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●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant was to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
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●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could

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Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool – Tenant Issues – Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool –Tenant Issues –Affiliated Leases”.

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Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
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●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
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●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect

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a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally

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offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

Certain hotel properties may receive significant revenue from one or more corporate customers, which book multiple room nights for employees travelling to or staying in the local area for business purposes. For example, hotels located near airports may have multiple room nights booked for airlines on behalf of their flight crews. In the event that such a corporate customer determines to instead book rooms at a competing hotel, experiences a change in its business such that fewer room nights are needed, or ceases or reduces its business at the hotel property for any other reason, such hotel property may lose significant revenue.

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In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

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In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

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Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition,

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anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

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●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

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Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgaged properties may contain co-living space, which is generally leased on a per bedroom basis, and may have characteristics similar to student housing, such as common living areas, kitchens and/or amenities. Co-living space is typically leased to subtenants for shorter terms than typical for leases of multifamily housing; for example, for periods of three to 12 months. Accordingly, turnover may be higher than for traditional multifamily space. Co-living space may also be more sensitive to economic fluctuations than traditional multifamily space. Further, co-living space may be leased in blocks; for example, by a company for certain of its employees. In such event, expiration or termination of the related leases may result in a large block of space being unoccupied. Tenants that operate co-living space may experience high operating costs, and revenues may lag expenses until the co-living space is subleased. Further, if multifamily rents decrease, shorter-term co-living space users may move to properties with lower rent, while tenants that operate co-living space would be left with longer-term lease obligations. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
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●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
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●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

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Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to

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alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a

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mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building

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condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under

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state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Senior Housing Properties May Present Special Risks

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.
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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, hospitality, mixed use, retail and multifamily properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other

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adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. Further, we cannot assure you that any damage caused by such events would be covered by insurance. See “—Insurance May Not Be Available or Adequate” below.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc. –CREFI’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” “—

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BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular

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office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are

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condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and

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enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance,

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correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program expired on September 30, 2025. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—

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Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

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Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to

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some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

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Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The

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timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc. –CREFI’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had

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re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a

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different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc. –CREFI’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or

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future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a

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solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions

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on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that

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have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and

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affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
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●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to

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the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

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The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the mortgage loans are at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. With respect to the International Plaza mortgage loan (3.0%), for purposes of calculating interest and other amounts payable on the whole loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the International Plaza mortgage loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the International Plaza whole loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the whole loan.

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All of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. An interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, office, hospitality, mixed use, retail, multifamily, self storage, manufactured housing community or industrial projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special

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servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position

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of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

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Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates

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will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances

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described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as RREF V-D AIV RR A BBCMS 5C38, LLC or its affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that RREF V - D Direct Lending Investments, LLC or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, RREF V - D Direct Lending Investments, LLC, the retaining sponsor, a mortgage loan seller and originator, is an affiliate of (i) RREF V – D AIV RR L, LLC the entity that is expected to be appointed as the initial directing certificateholder and (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the entity that is expected to be the holder of the VRR interest. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” below. RREF V - D Direct Lending Investments, LLC is also an affiliate of Rialto Capital Advisors, LLC, the expected initial special servicer with respect to the mortgage loans (other than any non-serviced mortgage loans) and any related serviced companion loans (other than any excluded special servicer loan).

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving

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warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) (“Rule 192”) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that

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personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage

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loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS Mortgage Trust 2025-5C38 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer

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nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Rialto Capital Advisors, LLC assisted RREF V – D AIV RR L, LLC (or its affiliate), which entity is expected to purchase the Class J-RR certificates and is expected to be appointed as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF V – D AIV RR L, LLC (or another affiliate of Rialto Capital Advisors, LLC) to act as the special servicer.

Rialto Capital Advisors, LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the expected holder of the VRR interest, (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”, be the initial controlling class certificateholder and be appointed as the initial directing certificateholder (other than with respect to any excluded loan) and (iv) the expected holder of all or a portion of the Class D, Class E, Class F and Class G certificates. Another affiliate of Rialto Capital Advisors, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the 125th & Lenox mortgage loan (1.9%), which is

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serviced under the WFCM 2025-5C6 pooling and servicing agreement. In addition, RREF V – D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with

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respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain

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classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

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The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class J-RR certificates (other than the portion of such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or composition of the underlying asset pool, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF V – D AIV RR L, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement. See “Pooling and Servicing

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Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the expected holder of the VRR interest, (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”, be the initial controlling class certificateholder and be appointed as the initial directing certificateholder (other than with respect to any excluded loan) and (iv) the expected holder of all or a portion of the Class D, Class E, Class F and Class G certificates. Another affiliate of Rialto Capital Advisors, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the 125th & Lenox mortgage loan (1.9%), which is serviced under the WFCM 2025-5C6 pooling and servicing agreement. In addition, RREF V – D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing agreement. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF V – D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
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●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS). The EU Due Diligence Requirements apply also to certain consolidated affiliates institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being: (a) insurance undertakings and reinsurance undertakings, each as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c) AIFMs, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms and FCA investment firms, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”). The UK Due Diligence Requirements apply also to certain consolidated of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each “Securitization

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Rules” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Rules or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

The EU Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless, among other things, it has verified:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the EU Securitization Regulation, and the risk retention is disclosed to the EU Institutional Investor (the “EU Risk Retention Requirement”);
(b)	that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The UK Due Diligence Requirements restrict a UK Institutional Investor from investing in a securitization unless, among other things, it has verified that:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization in accordance with the UK Securitization Framework and the risk retention is disclosed to the UK Institutional Investor (the “UK Risk Retention Requirement” and together with the EU Risk Retention Requirement, the “Risk Retention Requirements”);
(b)	that the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, including: (i) on at least a quarterly basis, details of the underlying exposures and (ii) on at least a quarterly basis investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established
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processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Rules, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Rules.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to

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rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the

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depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by the backup advancing party entering into a supplemental agreement with a third party providing for certain backup advancing functions. Computershare Trust Company, National Association (“Computershare”) has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the Pooling and Servicing Agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by the Servicer to make any advance required to be made under the Pooling and Servicing Agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare if, pursuant to the Pooling and Servicing Agreement, Computershare, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement.  In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts.  If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
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●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

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The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-2 and Class A-3 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

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In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction of the certificate balance of the Class A-2 and Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates, a reduction of the certificate balance of the Class A-S, Class B and Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates and a reduction in the Class D and Class E certificates will result in a corresponding reduction of the notional amount of the Class X-D certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S and Class B certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S and Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing

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agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, then, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

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Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any A/B Whole Loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                                          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                                       may act solely in its interests or the interests of the holders of the controlling class, the VRR interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any A/B Whole Loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                                   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party or, in the case of any A/B Whole Loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)                                   may take actions that favor its interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any A/B Whole Loan, the related controlling companion loan holder may take actions that favor only its own interests; and

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(v)                                      will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, any A/B Whole Loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the horizontal risk retention certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement

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of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates representing a majority of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter (provided that the holders of the principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

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With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.

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This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays

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Capital Real Estate Inc. and (ii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates

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would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given

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class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local

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transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In addition, proceeds received from any mortgaged property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

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Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases, and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

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The Trump administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
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●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment
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Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and any successor third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or any successor third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, RREF V-D AIV RR A BBCMS 5C38, LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of RREF V - D Direct Lending Investments, LLC (“RREF DLI”), in its capacity as seller, is expected to enter into a finance facility with one or more counterparties, in their capacities as lender. In connection with a financing transaction between Vertical MOA and the counterparty relating to this securitization, the

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counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR Interest to be acquired by Vertical MOA. The VRR Interest will be purchased in order for RREF DLI to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “loan”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a finance facility cause RREF DLI, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the finance facility or at any other time during the term of such finance facility.

None of the depositor, the underwriters, the initial purchasers, any master servicer, any special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Capital Real Estate Inc., Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc., LMF Commercial, LLC, German American Capital Corporation, Starwood Mortgage Capital LLC, BSPRT CMBS Finance, LLC or UBS AG New York Branch makes any representation as to the compliance of RREF DLI or Vertical MOA in any respect with respect to the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which RREF DLI is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Vertical MOA is eligible to retain the VRR Interest or (iii) the structure of such finance facility would cause RREF DLI to fail to comply with the Credit Risk Retention Rules.

In connection with the financing transaction, Vertical MOA has represented to the counterparty that (i) RREF DLI is a “sponsor” (as defined in the Credit Risk Retention Rules) of the securitization transaction constituted by the issuance of the certificates, (ii) it is a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of RREF DLI, (iii) its obligations under the finance facility are full recourse to it and to a guarantor, and (iv) to its knowledge, it is in compliance with the Credit Risk Retention Rules. In addition, the obligations of Vertical MOA under any finance facility will be (a) subject to a full recourse guaranty by RREF V-D AIV HoldCo RR A RG, LLC and (b) secured by the VRR Interest.

Upon the occurrence of certain specified events of default under such finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and taking legal title to the VRR Interest. The occurrence of an event of default under a finance facility and the exercise of the counterparty’s remedies thereunder could result in RREF DLI, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

In exercising rights under a finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or RREF DLI); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or foreclosure of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-one (41) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $834,190,000 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2025 (or, in the case of any Mortgage Loan that has its first due date after November 2025, the date that would have been its due date in November 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (collectively, 39.0%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of one (1) Mortgage Loan (3.0%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	14	23	$230,685,000	27.7%
Goldman Sachs Mortgage Company	4	20	149,680,000	17.9
Citi Real Estate Funding Inc.	5	5	122,300,000	14.7
LMF Commercial, LLC	5	14	95,060,000	11.4
RREF V - D Direct Lending Investments, LLC(3)	3	3	86,240,000	10.3
German American Capital Corporation	3	3	71,325,000	8.6
Starwood Mortgage Capital LLC	2	2	29,500,000	3.5
BSPRT CMBS Finance, LLC(3)	3	3	25,600,000	3.1
UBS AG New York Branch	3	4	23,800,000	2.9
Total	41	76	$834,190,000	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the City Square White Plains Mortgage Loan (9.1%), RREF V – D Direct Lending Investments, LLC is contributing one or more notes with an aggregate outstanding principal balance of $56,000,000 and BSPRT CMBS Finance, LLC is contributing one note with an outstanding principal balance of $20,000,000.

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Other than as described below under “—Co-Originated and Third-Party Originated Mortgage Loans”, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee or leasehold in one or more commercial, manufactured housing community or multifamily real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The City Square White Plains Mortgage Loan (9.1%) is part of a Whole Loan that was originated by BSPRT CMBS Finance, LLC. Note A-1, Note A-5 and Note A-8 of the related whole loan were subsequently acquired by RREF V - D Direct Lending Investments, LLC. Such Mortgage Loan was underwritten pursuant to BSPRT CMBS Finance, LLC’s and RREF V - D Direct Lending Investments, LLC’s underwriting guidelines.
●	The International Plaza Mortgage Loan (3.0%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Goldman Sachs Bank USA’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 25, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the City Square White Plains Mortgage Loan or the City Square White Plains Whole

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Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the City Square White Plains Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the City Square White Plains Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur

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with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and

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termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
ESA Portfolio(2)	7.2%	N/A	N/A	N/A	64.0%	64.0%	$ 140,800,000
Central Arts Plaza(3)	4.0%	66.7%	66.7%	$ 94,400,000	81.2%	81.2%	$ 77,600,000
161 Washington Street(4)	3.8%	N/A	N/A	N/A	69.3%	69.3%	$ 78,000,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	The appraised value (“As-Is”) is subject to the extraordinary assumption, among others, that renovations in the following estimated amounts will be completed in year one of the appraisal projection period (i.e., 2026) at the following Mortgaged Properties: (i) with respect to the Indianapolis Northwest I-465 Mortgaged Property, an estimated $1,042,500 in renovations, (ii) with respect to the Cincinnati Blue Ash Kenwood Rd Mortgaged Property, an estimated $997,500 in renovations, (iii) with respect to the Dayton - South Mortgaged Property, an estimated $540,000 in renovations, (iv) with respect to the Dayton - Fairborn Mortgaged Property, an estimated $540,000 in renovations, (v) with respect to the Fort Wayne North Mortgaged Property, an estimated $540,000 in renovations, (vi) with respect to the Dallas – Greenville Ave Mortgaged Property, an estimated $870,000 in renovations, (vii) with respect to the Fort Worth - Southwest Mortgaged Property, an estimated $547,500 in renovations, (viii) with respect to the Fort Worth – Fossil Creek Mortgaged Property, an estimated $637,500 in renovations, (ix) with respect to the Dallas – Plano Parkway Mortgaged Property, an estimated $727,500 in renovations, (x) with respect to the Waco - Woodway Mortgaged Property, an estimated $712,500 in renovations, (xi) with respect to the El Paso - West Mortgaged Property, an estimated $547,500 in renovations, and (xii) with respect to the El Paso - Airport Mortgaged Property, an estimated $900,000 in renovations. Each appraisal assumes that the related estimated renovation amount is sufficient to maintain brand standards and that following the completion of the renovation, any reserves for replacement would cover all future required renovations.
(3)	The “as-stabilized” appraised value includes a $16,800,000 stabilization discount, accounting for the largest tenant at the Mortgaged Property, Tiffany & Bosco, P.A., taking occupancy in April 2026 and commencing rent payments in August 2026.
(4)	The appraised value (“As-Is”) is subject to the extraordinary assumption that as of the origination date of the Mortgage Loan, approximately $2,715,800 was deposited into a reserve for the payment of tenant improvement costs, leasing commissions and free rent under certain leases entered into prior to the effective date of the related purchase and sale agreement. As of the origination date, more than $2,715,800 was deposited in an escrow for tenant improvement costs, leasing commissions and free rent.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account

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amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

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“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loan” means the City Square White Plains Mortgage Loan.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

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“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of parking garage properties, Occupancy Rate is not applicable. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to

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defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5%

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has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently

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undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

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The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the

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Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks), or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

With respect to the International Plaza Mortgage Loan (3.0%), the interest rate of the International Plaza Whole Loan is the weighted average interest rate of the respective components of the International Plaza Whole Loan, as follows:

Component	Interest Rate
Component A	4.89322%
Component B	5.18363%
Component HRR	7.98522%

The Mortgage Rate of the International Plaza Mortgage Loan and the related senior pari passu companion notes is approximately 4.91333%, representing the weighted average interest rate of the Components A and B.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

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References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$834,190,000
Number of Mortgage Loans	41
Number of Mortgaged Properties	76
Range of Cut-off Date Balances	$2,600,000 to $76,000,000
Average Cut-off Date Balance	$20,346,098
Range of Mortgage Rates	4.91333149584686% to 7.40000%
Weighted average Mortgage Rate	6.51810%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Original amortization terms	0 months
Weighted average original amortization term	0 months
Range of remaining amortization terms	0 months
Weighted average remaining amortization term	0 months
Range of Cut-off Date LTV Ratios(2)(3)	32.6% to 70.0%
Weighted average Cut-off Date LTV Ratio(2)(3)	60.0%
Range of LTV Ratios at Maturity(2)(3)	32.6% to 70.0%
Weighted average LTV Ratio at Maturity(2)(3)	60.0%
Range of U/W NCF DSCRs(3)(4)	1.26x to 2.91x
Weighted average U/W NCF DSCR(3)(4)	1.69x
Range of U/W NOI Debt Yields(3)	8.0% to 20.1%
Weighted average U/W NOI Debt Yield(3)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	100.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(3)	In the case of eight (8) Mortgage Loans (collectively, 39.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the International Plaza Mortgage Loan (3.0%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio,
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related LTV Ratio at Maturity, and U/W NOI DY including the related subordinate companion loans are, 2.48x, 42.7%, 42.7% and 12.9%, respectively.

(4)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include two (2) Mortgage Loans (collectively, 5.9%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	5	$199,620,000	23.9%
Suburban	3	119,620,000	14.3%
CBD	2	80,000,000	9.6%
Hospitality	27	$193,160,000	23.2%
Extended Stay	19	79,660,000	9.5%
Select Service	6	59,000,000	7.1%
Full Service	1	43,500,000	5.2%
Limited Service	1	11,000,000	1.3%
Mixed Use	9	$147,240,000	17.7%
Multifamily / Office	2	$78,600,000	9.4%
Multifamily / Retail	5	$39,000,000	4.7%
Medical Office / Retail	1	$15,400,000	1.8%
Office / Retail	1	$14,240,000	1.7%
Retail	7	$111,500,000	13.4%
Anchored	5	$83,500,000	10.0%
Super Regional Mall	1	$25,000,000	3.0%
Single Tenant	1	$3,000,000	0.4%
Multifamily	8	$104,375,000	12.5%
Garden	3	$55,500,000	6.7%
Mid Rise	3	$26,650,000	3.2%
Independent Living	1	$18,500,000	2.2%
Student Housing	1	$3,725,000	0.4%
Self Storage	8	$39,190,000	4.7%
Self Storage	8	$39,190,000	4.7%
Manufactured Housing	11	$29,390,000	3.5%
Manufactured Housing	11	$29,390,000	3.5%
Industrial	1	$9,715,000	1.2%
Flex / R&D	1	$9,715,000	1.2%
Total	76	$834,190,000	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

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Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than The Garden City Hotel Mortgaged Property (5.2%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to The Garden City Hotel Mortgage Loan (5.2%), approximately 39.4% of effective gross income of the related Mortgaged Property is attributable to food and beverage revenues. In addition, a significant portion of revenues of the Mortgaged Property is attributable to corporate customers, of which certain customers account for a concentrated share of such revenues.
●	With respect to the Hyatt Place Portfolio Mortgage Loan (7.1%), the HP Greenville Mortgaged Property and the HP Charlotte Mortgaged Property do not have liquor licenses. The borrower is required to obtain liquor licenses for each Mortgaged Property from the applicable governmental authority by February 21, 2026.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
HP Greenville	$13,050,000	1.6%	10/31/2042	11/6/2030
HP Charlotte	$11,660,000	1.4%	10/31/2042	11/6/2030
Hampton Inn Buffalo South / I-90	$11,000,000	1.3%	10/31/2029(1)	11/6/2030
HP Roanoke	$10,140,000	1.2%	10/31/2042	11/6/2030
Staybridge Suites Buffalo	$10,000,000	1.2%	1/8/2036	11/6/2030
TownePlace Suites Redding	$9,500,000	1.1%	4/12/2033	10/6/2030
Hyatt Place Alpharetta/North Point Mall	$9,000,000	1.1%	10/31/2042	11/6/2030
Hyatt Place Dallas/Park Central	$7,980,000	1.0%	10/31/2042	11/6/2030
HP Topeka	$7,170,000	0.9%	10/31/2042	11/6/2030
Fort Wayne South	$4,614,546	0.6%	2/21/2038	10/6/2030
Waco - Woodway	$4,486,363	0.5%	2/21/2038	10/6/2030
Cincinnati Blue Ash Kenwood Rd	$4,059,091	0.5%	2/21/2038	10/6/2030
Dayton - North	$4,059,091	0.5%	2/21/2038	10/6/2030
Indianapolis Northwest I-465	$3,973,636	0.5%	2/21/2038	10/6/2030
Cincinnati Blue Ash Reed Hartman	$3,760,000	0.5%	2/21/2038	10/6/2030
El Paso - Airport	$3,760,000	0.5%	2/21/2038	10/6/2030
Dallas - Greenville Ave	$3,589,091	0.4%	2/21/2038	10/6/2030
Indianapolis - Airport - W Southern Ave	$3,589,091	0.4%	2/21/2038	10/6/2030
El Paso - West	$3,589,091	0.4%	2/21/2038	10/6/2030
Fort Worth - Fossil Creek	$3,418,182	0.4%	2/21/2038	10/6/2030
Dallas - Plano Parkway	$3,375,454	0.4%	2/21/2038	10/6/2030
Fort Worth - City View	$3,332,727	0.4%	2/21/2038	10/6/2030
Fort Wayne North	$3,204,546	0.4%	2/21/2038	10/6/2030
Dayton - Fairborn	$2,691,818	0.3%	2/21/2038	10/6/2030
Fort Worth - Southwest	$2,520,909	0.3%	2/21/2038	10/6/2030
Dayton - South	$2,136,363	0.3%	2/21/2038	10/6/2030

(1)	Given the expiration of the franchise agreement prior to the maturity date of the Mortgage Loan, the Mortgage Loan is recourse to the borrower and the guarantor in an amount equal to $2,750,000, representing 25% of the original principal balance of the Mortgage Loan. Additionally, the borrower funded a $150,000 upfront reserve at origination of the Mortgage Loan to cover costs relating to a PIP that is expected to commence at the expiration of the franchise agreement.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the City Square White Plains Mortgage Loan (9.1%), the portions of the related Mortgaged Property located at 1-11 Martine Avenue (the “PILOT Property”) are subject to a 10-year PILOT agreement with City of White Plains (the “City”), the City of White Plains School District and the County of Westchester (the “County”). The PILOT period is (a) January 1, 2023 through December 31, 2032, with respect to the PILOT payments payable to the County of Westchester and (b) July 1, 2023 through June 30, 2033, with respect to the PILOT payments payable to the City and the City of White Plains School District. PILOT payments are due by April 1 each year with respect to payments to the County and by January 1 and July 1 of each year with respect to payments to the City and City of White Plains School District. The obligation to make PILOT payments is secured by a mortgage in favor of the City) on the PILOT Property (the “City Mortgage”), which mortgage is senior to the related Mortgage Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. The City Mortgage provides that the City will not exercise any rights under the City Mortgage until the borrower is in default in the making of required PILOT payments for a period of 60 days from the date such PILOT payments were due and any permitted mortgagee under the PILOT agreement has been provided with at least 30 days’ prior written notice of any such default and has failed to cure within such 30 day period. The City Mortgage is intended to duplicate the super-priority lien rights that would ordinarily attach to delinquent property taxes. An estoppel from the City was received at origination confirming no existing defaults under the City Mortgage and acknowledging the lender’s right to receive notices of default as a permitted mortgagee under the PILOT agreement) so long as the lender’s mortgage on the PILOT Property remains outstanding. The City Mortgage will terminate and be discharged upon a termination of the PILOT agreement and payment in full of any sums due thereunder. See “—Real Estate and Other Tax Considerations”. The full unabated taxes for the 2025 tax year are estimated to be $3,965,553 compared to the underwritten abated taxes of $3,711,465. The lender underwrote the five-year average for 2025-2029.

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●	With respect to the Red Rock Portfolio Mortgage Loan (5.9%), 67 units (including three non-income producing rent stabilized superintendent units) of the 209 units in the portfolio are subject to New York City rent stabilization or rent control rules. Based on total underwritten revenue (inclusive of commercial income), the rent-stabilized units (excluding the non-income producing superintendent units) and rent-controlled units collectively represent approximately 12.8% of underwritten revenue.
●	With respect to the Ascent Townhomes Mortgage Loan (3.1%), the Mortgaged Property is subject to California rent control provisions.
●	With respect to the Parkview Tullahoma Mortgage Loan (2.2%), the Mortgaged Property operates as an independent living facility and is age-restricted for residents aged 55 and over, however, the age restriction is not required by a deed restriction or a zoning regulation.
●	With respect to the Grandview Apartments Mortgage Loan (1.7%), the Mortgaged Property is located within the Peoria Urban Enterprise Zone (the “PUEZ”), which provides sales tax exemptions and property tax abatements to qualifying projects. In connection with the PUEZ, the Mortgaged Property benefits from a 5-year tax abatement. The tax abatement provides (i) a 100% tax exemption for the first three years and (ii) a 50% tax exemption for years four through five with full taxes commencing at the end of the fifth applicable tax year. See “—Real Estate and Other Tax Considerations”.
●	With respect to the 885 Park Avenue Mortgage Loan (1.2%), nine of the 34 units are leased to a corporate tenant, Alohause World LLC. Such units are leased individually at market rate and they are all 12-month leases.
●	With respect to the 5222 Roosevelt Avenue Mortgage Loan (0.8%), the related Mortgaged Property is a mixed use property that includes a multifamily component. In connection with a 35-year 421-a tax exemption, three of the 10 residential apartment units at the Mortgaged Property are required to be affordable units that are rented to households earning no more than 130% of Area Median Income (“AMI”). In addition, such three affordable units are rent stabilized and required to remain so for the duration of the 421-a tax exemption. The three affordable units have been leased through the CityFHEPS program.
●	With respect to the Port Angeles Student Housing Mortgage Loan (0.4%), the entire Mortgaged Property is operated as a student housing property, provided, however, that the Mortgaged Property is not subject to any title restrictions requiring it to be operated for student housing purposes.
●	With respect to the 1624 University Mortgage Loan (0.3%), all of the six multifamily units at the Mortgaged Property are subject to rent stabilization.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	With respect to the 228 NE Broadway Mortgage Loan (0.9%), the Mortgaged Property has one retail lease that makes up approximately 44% of the total gross potential income.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Michigan MHC Portfolio Mortgage Loan (1.4%) approximately 16.9% of the homes (56 homes) at the Mortgaged Properties are owned by a borrower affiliate, of which 55 homes are leased to third-party tenants and one home is vacant. Such park-owned homes are located on pads that are leased to the borrower affiliate pursuant to a master lease between the borrowers, as landlord, and the borrower affiliate, as tenant. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” below.
●	With respect to the Tampa MHC Portfolio Mortgage Loan (1.1%), as of the Mortgage Loan origination date, there were (i) 10 affiliate owned homes located at the Whispering Oaks Mortgaged Property; (ii) two borrower owned homes located at the Robin’s Nest Mortgaged Property, and (iii) four borrower owned homes located at the West Chase Mortgaged Property. None of the affiliate owned homes or the borrower owned homes are collateral for the Mortgage Loan, and no rents for the affiliate owned homes or the borrower homes were underwritten (only the related pad rents for those homes were included in underwritten net operating income).
●	With respect to the Maple Hill Village and Lawrence Portfolio Mortgage Loan (0.5%),17 (10.7%) of the 159 units in the portfolio are park-owned homes (“POHs”) owned by a borrower sponsor affiliate. Nine (9.1%) of the 99 units at the Maple Hill Village Mortgaged Property are POHs) and eight (13.3%) of the 60 units at the Lawrence Mortgaged Property are POHs. Total POH rent accounts for 13.4% of total occupied/underwritten rent. Some of the tenants of such POHs “rent to own” such mobile homes. The lender is only underwriting the lot rent for the POHs; the house rent for these units is not underwritten. The Mortgage Loan documents require that the number of POHs does not exceed 20.0% of total pads at any given time.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	9	12.0%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(2)	7	10.6%
Gym, fitness center, spa or a health club(3)	5	9.9%
Theater/entertainment venue(4)	3	6.9%
Grocery store(5)	3	3.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Gateway Courtyard, 285 Lafayette, 125th & Lenox, 79 Walker, Causeway Shopping Center, The Storage Place – Helena, 210-216 West 79th Street, 401 West 48th Street/701-703 9th Avenue and 200 East 26th Street.
(2)	Includes the Mortgaged Properties identified on Annex A-1 as Olympic Plaza, 1035 Third Avenue, 5222 Roosevelt Avenue, 1624 University, 115 East 72nd Street, 200 East 26th Street and 210-216 West 79th Street.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as 80-02 Kew Gardens, Fulton Industrial Center, Gateway Courtyard, Causeway Shopping Center and 200 East 26th Street.
(4)	Includes the Mortgaged Properties identified on Annex A-1 as Olympic Plaza, Fulton Industrial Center and 401 West 48th Street/701-703 9th Avenue.
(5)	Includes the Mortgaged Properties identified on Annex A-1 as 125th & Lenox, Super H-Mart and 200 East 26th Street.

In addition, the Causeway Shopping Center Mortgaged Property (1.5%) includes at least one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
City Square White Plains	$ 76,000,000	9.1%	$227	1.33x	59.9%	Mixed Use
ESA Portfolio	$ 60,160,000	7.2%	$53,731	1.68x	64.0%	Hospitality
Hyatt Place Portfolio	$ 59,000,000	7.1%	$78,249	1.62x	63.2%	Hospitality
Netflix HQ	$ 55,100,000	6.6%	$372	1.69x	55.4%	Office
Red Rock Portfolio	$ 49,000,000	5.9%	$234,450	1.45x	56.8%	Various
The Garden City Hotel	$ 43,500,000	5.2%	$228,625	1.75x	61.5%	Hospitality
80-02 Kew Gardens	$ 40,000,000	4.8%	$139	1.58x	60.9%	Office
Olympic Plaza	$ 40,000,000	4.8%	$161	2.90x	44.4%	Office
Gateway Retail Portfolio	$ 38,000,000	4.6%	$188	1.43x	59.8%	Retail
Central Arts Plaza	$ 33,000,000	4.0%	$130	1.74x	66.7%	Office
161 Washington Street	$ 31,520,000	3.8%	$154	2.13x	69.3%	Office
Ascent Townhomes	$ 26,000,000	3.1%	$104,839	1.31x	49.5%	Multifamily
International Plaza	$ 25,000,000	3.0%	$686	2.66x	40.9%	Retail
Parkview Tullahoma	$ 18,500,000	2.2%	$185,000	1.61x	63.8%	Multifamily
285 Lafayette	$ 17,000,000	2.0%	$1,123	1.30x	53.6%	Retail
Top 3 Total/Weighted Average	$ 195,160,000	23.4%		1.53x	62.2%
Top 5 Total/Weighted Average	$ 299,260,000	35.9%		1.54x	60.0%
Top 15 Total/Weighted Average	$ 611,780,000	73.3%		1.71x	58.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excluding any Subordinate Companion Loan(s).
(2)	In the case of the ESA Portfolio Mortgage Loan, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans (1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ESA Portfolio	$60,160,000	7.2%
Hyatt Place Portfolio	$59,000,000	7.1%
Red Rock Portfolio	$49,000,000	5.9%
Gateway Retail Portfolio	$38,000,000	4.6%
Michigan MHC Portfolio	$11,340,000	1.4%
Tampa MHC Portfolio	$9,200,000	1.1%
The Storage Place Portfolio	$6,060,000	0.7%
Maple Hill Village and Lawrence Portfolio	$4,050,000	0.5%
Total	$236,810,000	28.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to the Pak Rat Mini Storage Mortgaged Property (0.7%), the Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) group(s) of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group A:
Fulton Industrial Center	1	$ 9,715,000	1.2%
Public Storage Spring Hill	1	8,850,000	1.1
Drive Up Storage Sparta	1	4,070,000	0.5
Total for Group A:	3	$ 22,635,000	2.7%
Group B:
Hampton Inn Buffalo South / I-90	1	$ 11,000,000	1.3%
Staybridge Suites Buffalo	1	10,000,000	1.2
Total for Group B:	2	$ 21,000,000	2.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	18	$ 311,390,000	37.3%
California	6	$ 168,600,000	20.2%
Texas	12	$ 58,251,818	7.0%
Florida	7	$ 55,550,000	6.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout seventeen (17) other states, with no more than approximately 4.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eight (8) Mortgaged Properties (collectively, 21.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Eight (8) Mortgaged Properties (collectively, 8.5%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Two (2) Mortgaged Properties (collectively, 0.5%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Seven (7) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Red Rock Portfolio, 79 Walker, Causeway Shopping Center, 885 Park Avenue, Public Storage Spring Hill, The

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Storage Place Portfolio and Lockaway Storage – Garden Ridge (collectively, 12.5%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the 80-02 Kew Gardens Mortgage Loan (4.8%), the sole member of the borrower is a limited partnership with 24 limited partners.

With respect to the Pak Rat Mini Storage Mortgage Loan (0.7%), approximately 199 individuals or entities have direct or indirect ownership interests in the borrower.

Condominium and Other Shared Interests

The City Square White Plains, 285 Lafayette, 1035 Third Avenue and 5222 Roosevelt Avenue Mortgage Loans (collectively, 13.8%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 285 Lafayette Mortgage Loan (2.0%), the Mortgaged Property constitutes a commercial condominium unit in a condominium comprised of 30 residential condominium units and two commercial condominium units. The related borrower holds an 11.5% common interest in the condominium. The condominium board is comprised of seven members, five appointed by the residential units and two appointed by the commercial units. Accordingly, the related borrower does not control the condominium. The majority of the commercial units are owned by an affiliate of the borrower, but not by the borrower itself, and therefore such affiliate, and not the borrower, has the right to appoint the two board members appointed by the commercial units. There is also a separate three member commercial board, which is elected by majority vote of the commercial members, and therefore the borrower’s affiliate has the right to elect the members of the commercial unit. The borrower has agreed that the replacement of a board member appointed by the borrower or its affiliate requires the lender’s consent, and the board members appointed by the borrower affiliate have signed a conditional resignation that may be enforced by the lender upon an event of default under the Mortgage Loan. While a breach of the agreement to obtain lender consent to the appointment of board members by the borrower or its affiliate would constitute an event of default under the Mortgage Loan, the borrower affiliate is not a party to such agreement. Further, the commercial units owned by the borrower affiliate may be transferred to a third party, which would then have the right to appoint all directors related to the commercial units. Accordingly the borrower also does not control the commercial board.
●	With respect to the 1035 Third Avenue Mortgage Loan (1.8%), the Mortgaged Property is comprised of two commercial condominium units in a condominium comprised of 113 residential condominium units, two commercial condominium units and a garage condominium unit. The related borrower holds a 6.5% common interest in the condominium and has the right to appoint two of eight members of the condominium board. The commercial units in the condominium are governed primarily by the three members of the condominium board appointed by the commercial and garage condominium unit owners. The related borrower has the right to appoint two of the three members appointed by the commercial and garage condominium unit owners, but does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	75	$ 809,190,000	97.0%
Leasehold	1	$ 25,000,000	3.0
Total	76	$ 834,190,000	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than six (6) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the 228 NE Broadway Mortgage Property (0.9%), a controlled recognized environmental condition was identified at the Mortgaged Property in connection with contaminated soil due to the presence and operation of four underground storage tanks. The environmental consultant reported that soil from the Mortgaged Property was sampled in February 2012 and that the test results indicated the presence of heavy oil and volatile organic compounds and that additional sampling performed in July 2012 indicated the presence of additional contaminants below parts of the sidewalk and the building located on the Mortgaged Property. The environmental consultant reported that three of the underground storage tanks were decommissioned and removed in December 2012 and that follow up samplings performed after the removals did not indicate the presence of contaminants. In January 2014, a final round of sampling conducted near a fourth underground storage tank revealed the presence of gasoline and other contaminants, but the environmental consultant reported that no complete pathways exist in regard to direct contact and that none of the elevated contamination concentrations were above standard commercial cancer risk-based concentration levels. The environmental consultant reported that contamination remains at the Mortgaged Property, but that the applicable regulatory agency has approved leaving the contamination in place because it does not present an unacceptable risk to human health, safety, welfare or the environment. Due to the environmental agency’s approval to leave the contaminants in place, the environmental consultant reported that the conditions constitute a controlled recognized environmental condition and that no further action is necessary at this time.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Subject to Local Law 97

Each of the 80-02 Kew Gardens, Red Rock Portfolio - 200 East 26th Street, Red Rock Portfolio – 328-330 East 52nd Street, 125th & Lenox, 885 Park Avenue and 1624 University Mortgaged Properties (collectively, 10.5%) is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Central Arts Plaza Loan (4.0%), the related borrower sponsor is expected to spend over approximately $6,900,000 for base building work and improvements for the largest tenant at the Mortgaged Property, Tiffany & Bosco, P.A.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than six (6) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the City Square White Plains Mortgage Loan (9.1%), one of the related borrower sponsors is the defendant in an active civil litigation filed in February 2025 by Harbor Square Holdings, LLC, which is owned by a former employee of the defendant, as plaintiff, alleging breach of contract, tortious interference with contract, breach of good faith and fair dealing and breach of fiduciary duty. The plaintiff is seeking $5 million in damages.
●	With respect to the Red Rock Portfolio Mortgage Loan (5.9%), the borrower sponsor and certain of his affiliates are defendants in a lawsuit filed by the City of New York (the “City”) in January of 2023, which lawsuit alleges, among other things, that the City had issued hundreds of violations due to the defendants’ failure to maintain eight multifamily properties (none of which are collateral for the Mortgage Loan) in code compliance, failure to maintain the facades of such properties and the commission of other administrative code violations pertaining to such properties. In December of 2023 the parties entered into a Stipulation & Order (the “Stipulation”) conditionally resolving the litigation, pursuant to which (x) the defendants agreed to pay the City penalties and fines totaling approximately $1,245,923 and cure any open violations pertaining to the relevant properties in accordance with a schedule of deadlines set forth in the Stipulation, and (y) the City agreed to discontinue the claims related to the properties without prejudice. According to the Stipulation, in the event the defendants do not comply with the terms thereof, the City may reinstate the related action. The borrower sponsor indicated he remains in material compliance with the Stipulation. In 2024, affiliates of the borrower sponsor received (i) an $84.1 million CMBS loan secured by five
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of the eight properties referred to above, (ii) a $9.6 million CMBS loan and (iii) a $25.5 million CMBS loan secured by two properties. The borrower sponsor indicated he remains in material compliance with the loan documents related to the 2024 loans.

●	With respect to the Fulton Industrial Center, Public Storage Spring Hill and Drive Up Storage Sparta Mortgage Loans (collectively, 2.7%), one of the guarantors is subject to litigation in connection with claims of breach of contract, unjust enrichment and breach of the covenant of good faith and fair dealing by a former business partner. The plaintiff alleged that the guarantor and the other defendants concealed a certain company’s revenue in violation of the parties’ profit-sharing arrangement. The plaintiff is seeking damages in excess of $1 million for each cause of action and a declaration that the parties’ contract entitles the plaintiff to 50% of the gross revenue generated by transactions the plaintiff originated for such company. In September 2024, the court issued a decision partially granting the plaintiff’s motion to amend its complaint and the deadline to complete discovery was extended by two months. As of January 2025, discovery was closed except with respect to one motion and a trial date is expected to be scheduled once that issue is resolved.
●	With respect to the 285 Lafayette Mortgage Loan (2.0%), the borrower sponsor and non-recourse carveout guarantor is Seryl Kushner. Charles Kushner, the husband of Seryl Kushner, owns approximately 25.6% of the related borrower. Mr. Kushner pled guilty in 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Commission and was sentenced to two years in prison. Charles Kushner was released from prison in 2006.
●	With respect to the Lockaway Storage - Garden Ridge Mortgage Loan (0.4%), the borrower sponsor is involved in an active litigation involving three self storage properties unrelated to the Mortgaged Property in connection with $2,000,000 of unpaid costs by the borrower sponsor and other equity investors. The developer initiated foreclosure proceedings at the three properties due to the unpaid costs, which the borrower sponsor and other equity investors refused to pay due to lack of documentation justifying the costs. The borrower sponsor and other equity investors filed a lawsuit against the developer alleging breach of contract and tortious interference and the court granted a temporary injunction of the foreclosure proceedings in June 2024. The developer filed counterclaims alleging fraud, fraudulent inducement and breach of contract. On June 26, 2025, the court entered an order which reset the trial date to March 2, 2026 and set certain discovery and motion deadlines.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-three (33) of the Mortgage Loans (collectively, 89.6%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Eight (8) of the Mortgage Loans (collectively, 10.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	With respect to The Garden City Hotel Mortgage Loan (5.2%), The Garden City Hotel Mortgage Loan refinanced a mortgage loan (the “Prior Loan”) which was one of multiple mortgage loans made to borrowers affiliated with the related borrower sponsor (together with the Prior Loan, the “Borrower Sponsor Loans”) by Morgan Stanley Private Bank, N.A. (the “Prior Lender”), as to which the loan documentation provided that a default on one such Borrower Sponsor Loan would be deemed a default on all of the Borrower Sponsor Loans. One of the Borrower Sponsor Loans,
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a $44,000,000 loan secured by a hotel located in midtown Manhattan, is in default and in foreclosure proceedings (the “Defaulted Borrower Sponsor Loan”).  As a result of the cross-default provisions in the Borrower Sponsor Loans, the Prior Lender began charging default interest on the Prior Loan due to the default on the Defaulted Borrower Sponsor Loan.  In connection with the origination of The Garden City Hotel Mortgage Loan, the Prior Lender agreed to waive substantially all of such default interest, the mortgage loan seller agreed to sell the remaining $18,000,000 note of The Garden City Hotel Mortgage Loan to an affiliate of the Prior Lender, and, other than the waived portion of the default interest, the Prior Loan was paid in full.

●	With respect to the Gateway Retail Portfolio Mortgage Loan (4.6%), the prior loan secured by the Gateway Courtyard Mortgaged Property was scheduled to mature prior to the origination of the Mortgage Loan, but the borrower and the prior lender entered into a forbearance agreement through September 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the 885 Park Avenue Mortgage Loan (1.2%), the prior loan secured by the Mortgaged Property was in maturity default since August 10, 2025, and was subject to a forbearance agreement, expiring November 10, 2025. The prior loan was paid off in full at origination of the Mortgage Loan.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Hyatt Place Portfolio, Red Rock Portfolio, The Garden City Hotel, Gateway Retail Portfolio, 161 Washington Street, International Plaza, 285 Lafayette, 125th & Lenox, Bay Pointe Apartments, 79 Walker and Causeway Shopping Center Mortgage Loans (collectively, 38.5%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Hyatt Place Portfolio Mortgage Loan (7.1%), the Mortgaged Properties previously secured a securitized commercial mortgage loan which experienced delinquency issues during the COVID-19 pandemic that caused the Mortgaged Properties’ performance to suffer from significant deferred maintenance. The borrower sponsor acquired the Mortgaged Properties from foreclosure in October 2022 and has since invested approximately $24,000,000 in renovations across the portfolio.
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●	With respect to the Red Rock Portfolio Mortgage Loan (5.9%), the borrower sponsor disclosed a loan maturity default in January of 2024 related to a $81.5 million mortgage loan secured by a non-collateral hotel property located at 250 Fifth Avenue in New York. The foreclosure proceedings were commenced in August of 2024 while the borrower sponsor was attempting to recapitalize the property. According to the borrower sponsor, the property was ultimately refinanced, and the foreclosing lender was paid in full. The case was dismissed in February of 2025.
●	With respect to The Garden City Hotel Mortgage Loan (5.2%), the borrower sponsor and non-recourse carveout guarantor has experienced prior defaults and foreclosure proceedings. Currently, the $44,000,000 Defaulted Borrower Sponsor Loan, which was previously subject to a forbearance agreement entered into in 2023, is the subject of foreclosure proceedings commenced in April 2025. In addition, the borrower sponsor is currently subject to an action alleging default under a $4,000,000 line of credit. In addition, a $66,000,000 hotel mortgage loan sponsored by the borrower sponsor defaulted in 2021. The lender commenced foreclosure proceedings on such loan, which were terminated upon entry of the borrower and lender into a forbearance agreement, which was then subject to a further default and extension, pursuant to which various default-related payments were waived prior to the refinancing of such loan.
●	With respect to the Gateway Retail Portfolio Mortgage Loan (4.6%), the Gateway Plaza Mortgaged Property previously secured a securitized commercial mortgage loan which was delinquent nine times from May 2020 to February 2021 due to hardships caused by the COVID-19 pandemic. The borrower subsequently worked with the related servicer to implement relief in April 2021 and the loan was removed from the watchlist in July 2022. The prior loan performed with no delinquency history following its removal from the watchlist.
●	With respect to the 161 Washington Street Mortgage Loan (3.8%), an entity controlled by one of the borrower sponsors defaulted a non-recourse $60,000,000 loan that was secured by the leasehold interest in a mix-use retail/multifamily property located in Brooklyn, New York. Due to the lack of revenue, the entity was unable to be refinance the loan as of the January 1, 2025 maturity date. As a result, the lender initiated foreclosure proceedings, which are ongoing. The related borrower sponsor was one the guarantors for such loan, but all claims against the borrower sponsor, personally, have been dismissed.
●	With respect to the International Plaza Mortgage Loan (3.0%), the related borrower sponsor(s) has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the 285 Lafayette Mortgage Loan (2.0%) affiliates of the related borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults, including in 2024 a foreclosure on a loan secured by a retail condominium portion of a building in midtown Manhattan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Two (2) of the Mortgaged Properties (collectively, 7.0%) is leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.
●	Five (5) of the Mortgaged Properties (collectively, 3.7%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 80-02 Kew Gardens, Olympic Plaza, Gateway Plaza, Gateway Courtyard, 161 Washington Street and 285 Lafayette.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

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With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as City Square White Plains, Netflix HQ, Gateway Courtyard, Central Arts Plaza and 285 Lafayette.

Set forth below are certain government leases and non-government leases that have termination rights if government funding is reduced or eliminated that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
City Square White Plains	9.1%	Westchester County Department of Health	15.5%	13.1%
Olympic Plaza	4.8%	National Labor Relations Board(1)	8.8%	10.0%
Olympic Plaza	4.8%	U.S. Social Security(2)	6.2%	5.9%
80-02 Kew Gardens	4.8%	Queens DA’s Office	20.8%	28.7%
80-02 Kew Gardens	4.8%	FBI	11.0%	16.0%

(1)	National Labor Relations Board may terminate its lease, in whole or in part, by providing at least 90 days’ prior written notice.
(2)	U.S. Government Service (U.S. Social Security) may terminate its lease, in whole or in part, by providing at least 180 days’ prior written notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the City Square White Plains Mortgage Loan (9.1%), the second largest tenant at the Mortgaged Property, Parfums De Coeur, has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by June 2026. Additionally, the tenant’s lease provides for six months of free rent upfront and free rent for the first two months of lease years nine, 10 and 11. In addition, the fourth largest tenant, Transunion, has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by December 2025. Lastly, the fifth largest tenant, RWE Clean Energy,
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has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by December 2025. At origination, the related borrower reserved (i) $2,220,115 into the outstanding leasing reserve for Parfums de Coeur, (ii) $1,075,232 into the concessions reserve for abated/gap rent for Parfums de Coeur, (iii) $476,141 into the concessions reserve for abated/gap rent for Transunion and (iv) $125,331 into the concessions reserve for abated/gap rent for RWE Clean Energy.

●	With respect to the Olympic Plaza Mortgage Loan (4.8%), The City Golf, the fifth largest tenant at the Mortgaged Property, is in occupancy but has six months of free rent throughout the term of the Mortgage Loan. The full cost of free rent has been reserved up front.
●	With respect to the Gateway Retail Portfolio Mortgage Loan (4.6%), The Picklr, the largest tenant at the Gateway Courtyard Mortgaged Property, recently executed its lease but has not yet taken occupancy. At origination, the borrower reserved approximately $597,552 into a free rent/gap rent reserve to cover free rent/gap rent for The Picklr and a non-top five tenant.
●	With respect to the Central Arts Plaza Mortgage Loan (4.0%), the largest tenant at the Mortgaged Property, Tiffany & Bosco, P.A., has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by April 2026. Additionally, the tenant’s lease provides for a free rent for the first four months of the lease term and one month of free rent during the term of the Mortgage Loan in months 17, 29, 41, 53, 65, 77, 89 and 101. At origination of the Mortgage Loan, reserves were collected for months one through four, 17, 29, 41 and 53. In addition, the fourth largest tenant at the Mortgaged Property, May Potenza Baran Gillespie, has executed a lease amendment expanding its leased space to a portion of the sixth floor, but is not yet in occupancy of the expansion space as it is building out the expansion space. The expansion space buildout is expected to be completed by April 2026. The tenant is entitled to a rent abatement (1) with respect to the rent expansion space, for eight months once the tenant takes occupancy of the expansion space, months 1 through 8 of the expansion term, and (2) with respect to the base rent, for months 133 through 136 of the extended term. The fifth largest tenant at the Mortgaged Property, R.R. Donnelley, has executed a lease amendment expanding its leased space to two suites on the sixth floor of the Mortgaged Property. In connection with the lease amendment, the tenant is entitled to a rent abatement for the months of March 2026 through May 2026. At origination, the related borrower reserved a total of $14,962,714 in unfunded obligations, including all amounts for, among other things, the above referenced rent abatements, gap rent for those tenants not yet in occupancy and the related tenant improvements for the above referenced buildouts.
●	With respect to the 161 Washington Street Mortgage Loan (3.8%), the fourth largest tenant at the Mortgaged Property, SOMPO/Endurance Assurance Association, subleases 8,561 square feet from the largest tenant at the Mortgaged Property, Marsh & McLennan Agency (“M&MA”). The 8,561 square feet is approximately 42.4% of the 20,213 square feet leased by M&MA on the 14th floor of the Mortgaged Property and approximately 24.2% of M&MA’s total leased space. The sublease expires with the expiration of the M&MA lease on May 20, 2027. Rent is payable at a rate of $256,830.00 per annum at equal monthly installments of $21,402.50 and increasing each year thereafter.
●	With respect to the 285 Lafayette Mortgage Loan (2.0%), the second largest tenant, Rye NYC 1 LLC, dba Rye by Martin Auer (“Rye Bakery”), which leases 24.4% of the net rental area, is not yet in occupancy and is in a free rent period through mid-November 2025, which has not been reserved for. Rye Bakery is in the process of submitting applications for approvals to build out its space for its permitted uses under its lease as a first class, high quality bakery and café servicing breads, baked goods, beverages (including beer and wine, subject to the terms of the lease, including a requirement that the tenant obtain all required liquor licenses) and other related items (the “Permitted Uses”). Rye Bakery currently has a temporary certificate of occupancy which permits retail use. The borrower has represented in the Mortgage Loan documents that pursuant to the Zoning Resolution of the City of New York, the space leased to Rye Bakery may be used
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for the Permitted Uses. However, pursuant to Rye Bakery’s lease, the borrower is required to acquire and maintain a new temporary certificate of occupancy if needed to allow the tenant to conduct business for the Permitted Uses and obtain approvals for its plans until such time as a permanent certificate of occupancy is issued that allows the tenant to conduct business for the Permitted Uses. In the event a Permit Delay (as defined below) occurs, Rye Bakery’s base rent will be abated on a daily basis commencing on the date Rye Bakery notifies the borrower of such Permit Delay and ending on the earlier of (1) the date the Permit Delay is no longer in effect and (2) the date the tenant is no longer delayed in obtaining or closing any applications for the performance of its initial installations. If a Permit Delay continues for longer than one year, Rye Bakery will be permitted to terminate its lease, and the borrower will be required to reimburse it for the unamortized portion of its actual expenses in connection with its initial installations. “Permit Delay” means that any governmental authority that issues building permits or approvals required for the performance of the initial installations and the closing of any relevant applications and filings made in connection with the plans of the initial installations refuses to issue such building permits and/or other approvals or close such relevant applications and filings solely as a result of either (i) the certificate of occupancy or temporary certificate of occupancy for the building not permitting the premises to be used for the Permitted Uses or (ii) any other open permits affecting the building not filed by or on behalf of the tenant. Rye Bakery is currently expected to open for business in the first quarter of 2026. However, we cannot assure you that Rye Bakery will open as expected or at all. In addition, Rye Bakery has free rent in May and June of 2027, which has been reserved for.

●	With respect to the 125th & Lenox Mortgage Loan (1.9%), the fourth largest tenant, Olive Garden, is currently dark; however, the tenant continues to pay rent and reimbursement. The lender did not include rent from the Olive Garden tenant in its underwriting.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 as City Square White Plains, Central Arts Plaza, Gateway Courtyard and 285 Lafayette.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The City Square White Plains, Netflix HQ, International Plaza and TownePlace Suites Redding Mortgaged Properties (collectively, 19.9%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the City Square White Plains Mortgage Loan (9.1%), the largest tenant at the Mortgaged Property, the Westchester County Department of Health, has a right of first offer (subject to certain conditions) in the event the borrower intends to sell the building known as 11 Martine to a third party. This right does not apply to a sale of the entire Mortgaged Property and the related Mortgage Loan documents do not permit the partial release of an individual property from the lien of the Mortgage.
●	With respect to the Netflix HQ Mortgage Loan (6.6%), in the event of a third-party sale of the related Mortgaged Property, the borrower is required to pay the sole tenant at the Mortgaged Property, Netflix, an amount equal to (i) if the net purchase price exceeds $80,000,000 (the “Tier 1 Base Amount”), 20% of the amount by which the sale price exceeds the Tier 1 Base Amount up to $90,000,000 (the “Tier 1 Contingent Payment”) or (ii) if the net purchase price exceeds $90,000,000 (the “Tier 2 Base Amount”), in addition to the Tier 1 Contingent Payment, 25% of the amount by which the sale price exceeds the Tier 2 Base Amount (with payments for partial sales applying proportionally based on the percentage sold as more particularly set forth in the related lease) (the “Netflix Contingent Payment Right”). Pursuant to a subordination, non-disturbance and attornment agreement, the Netflix Contingent Payment Right does not apply to a foreclosure, provided, however, that it will apply to any subsequent sale (including a sale by the lender following a foreclosure). In addition, the Contingent Payment Right is a one-time right applicable only to a sale by the related borrower (or its successor by operation of law) and not any subsequent landlord following a third-party sale.
●	With respect to the International Plaza Mortgage Loan (3.0%), in the event the borrower intends to sell or assign its leasehold interest in the Mortgaged Property, the ground lessor has a right of first refusal to purchase the Mortgaged Property. This right does not apply to an assignment by a leasehold mortgagee, a foreclosure or a deed in lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Michigan MHC Portfolio Mortgage Loan (1.4%), approximately 16.9% of the homes (56 homes) at the Mortgaged Properties are owned by a borrower affiliate, of which 55 homes are leased to third-party tenants and one home is vacant. Such park-owned homes are on pads that are leased to the borrower affiliate pursuant to a master lease between the borrowers, as landlord, and the borrower affiliate, as tenant. The term of the master lease is for one year and will automatically renew each year until either the borrowers or borrower affiliate provide notice of its intent to terminate the lease by at least 60 days prior to the expiration of the then-current term. The rent under the master lease will be equal to the monthly rent paid by each third-party tenant under the sublease for each pad occupied by a park-owned home.
●	With respect to the 5222 Roosevelt Avenue Mortgage Loan (0.8%), in the event that either (i) the lease to The Smilist (which expires June 30, 2028 and represents approximately 24.9% of underwritten income), or (ii) the lease to S Sky Daycare (which expires October 31, 2028 and represents approximately 25.2% of underwritten income), expires and is not renewed, or is

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otherwise terminated, the borrower is required within 30 days after such event to cause a master lease for the applicable tenant space to be entered into and guaranteed by the related non-recourse carveout guarantors, in form and substance acceptable to the lender in its sole discretion, and with a minimum term at least three years beyond the maturity date of the Mortgage Loan. Notwithstanding the foregoing, if the applicable space is leased to a third-party tenant for a term that extends at least three years beyond the maturity date, the master lease relating to the applicable tenant space will terminate automatically.

●	With respect to the 1624 University Mortgage Loan (0.3%), the largest retail tenant at the Mortgaged Property, Alejandro Williams, DDS, representing approximately 26% of the net rentable area, is an affiliate of the related borrower sponsor. The Mortgage Loan is recourse to the related guarantor for rent obligations associated with such tenant’s existing leases and any additional affiliated commercial leases during the term of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the ESA Portfolio Mortgage Loan (7.2%), the borrower sponsor owns competing properties within five miles of certain of the Mortgaged Properties.
●	With respect to the Ascent Townhomes Mortgage Loan (3.1%), the borrower sponsor owns two competing properties located approximately 2.4 miles and approximately 13.1 miles, respectively, from the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eight (8) of the

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Mortgaged Properties (collectively, 21.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-five (25) Mortgage Loans (collectively, 68.9%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Super H-Mart Mortgage Loan (0.4%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions, if any, to representation and warranty no. 17 and no. 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the City Square White Plains Mortgage Loan (9.1%), the Mortgaged Property was subject to recorded deed restrictions from 1984 related to the initial development of the
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Mortgaged Property, which restrictions included restrictions on transfers and financing of the Mortgaged Property prior to completion of construction as well as rights in favor of the City of White Plains to repossess the Mortgaged Property due to breaches in the developer's construction obligations. The deed restrictions provide that the issuance by the City of White Plains of "Certificates of Completion" evidences compliance with the development requirements and terminates the restrictions on transfers and financing that applied during the construction period. The prior owners of the Mortgaged Property obtained Certificates of Completion for the 1-11 Martine building and the 50 Main building in 1987 and 1992, respectively, but did not receive a Certificate of Completion for the portion of the Mortgaged Property located at 34 South Lexington Avenue. The borrowers were unable to obtain an estoppel from the City of White Plains confirming that the portion of the Mortgaged Property located at 34 South Lexington Avenue is no longer subject to the restrictions.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the ESA Portfolio Mortgage Loan (7.2%), the Cincinnati Blue Ash Kenwood Rd Mortgaged Property and the Cincinnati Blue Ash Reed Hartman Mortgaged Property are legal nonconforming as to use as hotel use is no longer permitted under the current zoning code. If a legal non-conforming structure is destroyed to the extent that the estimated cost to repair exceeds 50% of the last assessed improvement value of the non-conforming structure, such non-conforming structure cannot be rebuilt, restored or reoccupied for any use unless it is brought into conformity with the current local zoning code.
●	With respect to the Michigan MHC Portfolio Mortgage Loan (1.4%), the use of the Pontaluna Shores Mortgaged Property as a mobile home park is considered a pre-existing, grandfathered legal non-conforming use. The current zoning code provides that any legal non-conforming use of a structure, or of structure and land in combination, may be continued, provided that, among other things, (i) such structure is not enlarged or altered unless it is changed to a permitted use and (ii) such use is not discontinued or abandoned for a period of 12 consecutive months. Pursuant to the Mortgage Loan documents, the borrower obtained law and ordinance insurance.
●	With respect to the Fulton Industrial Center Mortgage Loan (1.2%), certain tenant uses at the Mortgaged Property, including, among other things, linen supply services, employment placement agency services, sports and recreational instruction and vehicle rental services, are considered pre-existing, grandfathered legal non-conforming uses. The current zoning code provides that any structure containing a legal non-conforming use may be rebuilt, provided that, among other things, (i) such structure is not enlarged or altered in a way which increases its non-conformity, (ii) such use is not discontinued or abandoned for a period of six months and (iii) such structure is not destroyed, by any means, of more than 50% of its gross square footage. Pursuant to the Mortgage Loan documents, the borrower obtained law and ordinance insurance.
●	With respect to the Tampa MHC Portfolio Mortgage Loan (1.1%), the use of the West Chase Mortgaged Property as a mobile home park is a legal non-conforming use, as mobile home parks are not a permitted use in under the current zoning code. However, pursuant to a Florida State ordinance, in the event a mobile home park is damaged or destroyed due to wind, water, or other natural force it may be rebuilt on the same site with the same density as was approved, permitted, and built before the park was damaged or destroyed.
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●	With respect to The Storage Place Portfolio Mortgage Loan (0.7%), the use at The Storage Place – Helena Mortgaged Property (0.4%) as a medical office is a preexisting legal non-conforming use, as medical office use is not a permitted use under the current zoning code. In the event of damage or destruction, the medical office use will require variance or other applicable permit approval to reestablish a medical office. However, a non-conforming use which has been discontinued for a continuous period of one year may not be reestablished and any future use will be required to be in conformity with the current zoning code.
●	With respect to the Pak Rat Mini Storage Mortgage Loan (0.7%), the use of the portion of the Mortgaged Property located at 5145 US Highway 92 South as a mini-warehouse/self storage facility is considered a pre-existing, grandfathered legal non-conforming use. The current zoning code provides that any structure containing a legal non-conforming use may be rebuilt, provided that, among other things, (i) such structure does not require repair exceeding 50% of the replacement cost of the structure at the time of damage or wear and (ii) the repair or reconstruction begins within six months from the time of damage or wear. Pursuant to the Mortgage Loan documents, the borrower obtained law and ordinance insurance.
●	With respect to the Hanover Village Mortgage Loan (0.6%), the use of the Mortgaged Property as a mobile home park is a pre-existing legal non-conforming use, as mobile home parks are no longer a permitted use under current zoning laws. A nonconforming structure or use which has been destroyed or damaged by fire, explosion, flood, windstorm or other act of God, will be required to be examined by the township construction official, the borrower or an architect or engineer selected by the borrower, and a third person agreed to and paid in equal portions by the township and the borrower. If, in the opinion of a majority of these three people, the damage is such that it is not repairable, the Mortgaged Property may be rebuilt only upon approval of a use variance as provided by the current zoning law. In the event of a damaged or condemned structure where the damage is repairable in the opinion of the majority of the above three people, the nonconforming structure or use may be rebuilt and used for the same nonconforming use provided it does not exceed the height, area and volume of the original structure and the reconstruction commences within one year from the date the Mortgaged Property was damaged or condemned and be carried on without interruption.
●	With respect to Maple Hill Village and Lawrence Portfolio Mortgage Loan (0.5%), use of the Maple Hill Village Mortgaged Property as a manufactured housing community is legal non-conforming as such use is not permitted under the current zoning code. In the event of a casualty, such Mortgaged Property may be rebuilt to its pre-existing use, configuration and condition so long as restoration commences within six months. In the event the Mortgaged Property cannot be restored to its pre-existing condition, configuration and use as existed immediately prior to the casualty, the lender may force the release of such Mortgaged Property. The Mortgage Loan documents include a payment guaranty by the borrower and guarantor for the difference between, (i) the related release amount for the Mortgaged Property minus (ii) any net proceeds received by the lender with respect to such casualty at such Mortgaged Property, with loss recourse for any inability to restore.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Red Rock Portfolio Mortgage Loan (5.9%), the 115 East 72nd Street Mortgage Property and the 210-216 West 79th Street Mortgaged Property (collectively, 1.6%) are not landmark buildings but are located in NYC designated landmark districts pursuant to which
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such Mortgaged Properties are subject to certain restrictions (generally related to exterior changes) in connection with such landmark district restrictions.

●	With respect to the 79 Walker Mortgage Loan (1.7%), the Mortgaged Property is located in an area designated as a landmark historic district and subject to the restrictions as to modifications and/or use provided for in the Administrative Code of the City of New York, Title 25, Chapter 3.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool— Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Netflix HQ Mortgage Loan (6.6%), the Mortgage Loan documents do not provide recourse to a guarantor that is distinct from the related borrower.
●	With respect to the International Plaza Mortgage Loan (3.0%), for as long as a guarantor (or replacement guarantor) is a key principal or affiliate of a key principal pursuant to the terms of the Mortgage Loan documents, the liability of the guarantor (or replacement guarantor) is limited to no more than 20% of the outstanding principal balance of the International Plaza Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and attorneys’ fees) incurred in the enforcement of the guaranty.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the City Square White Plains Mortgage Loan (9.1%), the PILOT Property is subject to a 10-year PILOT agreement with the City, the City of White Plains School District and the County of Westchester (as described in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” above). The full unabated taxes for the 2025 tax year are estimated to be $3,965,553 compared to the underwritten abated taxes of $3,711,465. The lender underwrote the five-year average for 2025-2029.
●	With respect to the 125th & Lenox Mortgage Loan (1.9%), the Mortgaged Property is subject to a 25-year Industrial and Commercial Abatement Program tax abatement granted through the year 2042.
●	With respect to the 79 Walker Mortgage Loan (1.7%), the Mortgaged Property is subject to an Industrial and Commercial Abatement Program tax abatement granted through June 2030.
●	With respect to the Grandview Apartments Mortgage Loan (1.7%), the Mortgaged Property is located within the PUEZ, which provides sales tax exemptions and property tax abatements to qualifying projects. In connection with the PUEZ, the Mortgaged Property is subject to a 5-year tax abatement. The tax abatement provides (i) a 100% tax exemption for the first three years and (ii) a 50% tax exemption for years four through five with full taxes commencing at the end of the fifth applicable tax year. The tax abatement began in 2021 and the Mortgaged Property is in its final year of the tax abatement period and taxes were underwritten to the full unabated amount.
●	With respect to the 5222 Roosevelt Avenue Mortgage Loan (0.8%) the Mortgaged Property is a mixed use property which includes (i) a multifamily component comprised of 10 residential apartment units, (ii) a retail unit and (iii) a community facility unit. The multifamily portion of the Mortgaged Property is in the 6th year of a 35 year New York City 421-a tax exemption. Pursuant to such exemption, the increase in assessed value relating to construction of such improvements is 100% exempt for the first 25 years of the exemption (through the 2044/2045 tax year) and then 30% exempt for the remaining term of the exemption (through the 2054/2055 tax year). Pursuant to the appraisal, estimated unabated taxes for the multifamily portion of the Mortgaged Property for the 2025/2026 tax year would be $137,289, compared to estimated abated taxes of $16,531. In addition, the retail portion of the Mortgaged Property is in the 5th year of a 15-year New York City Industrial and Commercial Program (“ICAP”) tax abatement. Pursuant to such abatement, the increase in assessed value relating to construction of such improvements is 100% exempt for the first 11 years of the abatement (through the 2031/2032 tax year) and then declines by 20% each year thereafter through year 15 of the abatement (the 2035/2036 tax year). According to the appraisal, estimated unabated taxes for the retail portion of the Mortgaged Property for the 2025/2026 tax year would be $38,822 compared to abated taxes of $11,484. The community facility portion of the Mortgaged Property is in the 5th year of a 25-year ICAP tax abatement. Pursuant to such abatement, the increase in assessed value relating to construction of such improvements is 100% exempt for the first 16 years of the abatement (through the 2036/2037 tax year) and then declines by 10% each year thereafter through year 25 of the abatement (the 2045/2046 tax year). According to the appraisal, estimated unabated taxes for the community facility portion of the Mortgaged Property for the 2025/2026 tax year would be $49,999 compared to abated taxes of $6,187. Real estate taxes for the Mortgage Loan were based on the sum of the 2025/2026 abated taxes for each of the three components of the Mortgaged Property.
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In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

All of the Mortgage Loans provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	41	$ 834,190,000	100.0%
Total	41	$ 834,190,000	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	39	$806,190,000	96.6
1	2	28,000,000	3.4%
Total	41	$834,190,000	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	39	$799,670,000	95.9%
5	2	34,520,000	4.1
Total	41	$834,190,000	100.0%
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As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee or leasehold interest or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to the International Plaza Mortgage Loan (3.0%), for purposes of calculating interest and other amounts payable on such Whole Loan, each note was divided into multiple components (each, a “Component”) with varying interest rates. The interest rate of each note (including the International Plaza Mortgage Loan) represents the weighted average interest rate of the related Components. Prepayments of each note will be applied to the related Components in sequential order. As a result of the Components having different interest rates and the allocation of prepayments to sequentially reduce the Components, the per annum weighted average interest rate of the Components (and, therefore, the interest rate of the International Plaza Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the International Plaza Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amounts are withheld, but prior to the Withheld Amounts’ inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amounts may not reflect the increased interest rate when the Withheld Amounts are included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

With respect to the Hyatt Place Portfolio Mortgage Loan (7.1%), the Mortgage Loan is recourse to the borrowers and the guarantor in an amount equal to $11,800,000, representing 20% of the original principal balance of the Mortgage Loan.

With respect to the 285 Lafayette Mortgage Loan (2.0%), in the event that the tenant Rye Bakery terminates its lease due to a Permit Delay, the Mortgage Loan will become recourse to the related guarantor in an amount equal to the lesser of (i) $5,500,000 (32.4% of the original principal balance of the Mortgage Loan) and (ii) the outstanding principal balance. Such recourse liability will terminate from and after such time as the following conditions are satisfied: (i) no event of default is continuing, (ii) the borrower has leased the entire Rye Bakery space for a term of at least three years, (iii) the tenant has accepted its space, all contingencies to lease effectiveness have expired or been satisfied and the tenant is open for business in the entirety of its space, (iv) all leasing commissions and tenant improvement or similar landlord obligations have been completed and paid, (v) the tenant has paid full unabated rent for at least two months and all full or partial free rent periods have expired and (vi) the borrower delivers an estoppel from the tenant confirming the foregoing.

With respect to the Bay Pointe Apartments Mortgage Loan (1.8%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $4,500,000, representing 30% of the original principal balance of the Mortgage Loan.

With respect to the Hampton Inn Buffalo South / I-90 Mortgage Loan (1.3%), the Mortgage Loan is recourse to the borrower and the guarantor in an amount equal to $2,750,000, representing 25% of the original principal balance of the Mortgage Loan.

With respect to the 5222 Roosevelt Avenue Mortgage Loan (0.8%), the Mortgage Loan is full recourse to the non-recourse carveout guarantors. There can be no assurance that the guarantors will

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have the resources to perform such recourse obligations. Further, the existence of such recourse may increase the likelihood that the assets of the borrower could be consolidated with those of a guarantor if the guarantor were to undergo a bankruptcy.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty (30) of the Mortgage Loans (collectively, 41.6%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the
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maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Ten (10) of the Mortgage Loans (collectively, 47.3%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (6.6%) prohibits voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
7	26	66.1%
4	12	20.1
6	2	7.3
5	1	6.6
Total	41	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the

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borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of thirty-one (31) Mortgage Loans (the “Defeasance Loans”) (collectively, 52.7%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan,

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if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower is required to deliver such government securities, rather than the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and/or an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the ESA Portfolio Mortgage Loan (7.2%), provided no event of default under the ESA Portfolio Whole Loan has occurred and is continuing, the borrowers have the right, at any time on or after the first payment following the 18-month anniversary of the ESA Portfolio Whole Loan origination date to obtain releases of one of more of the Mortgaged Properties from the lien of the related mortgage in connection with a sale to an unaffiliated third party, provided, that, among other things, the borrower prepays a portion of the Mortgage Loan in an amount equal to (x) 100% of the allocated loan amount for the Dallas - Greenville Ave Mortgaged Property, and (y) for all other Mortgaged Properties (i) until such time as the balance of the Mortgage Loan is $73,320,000 or less, 110% of the allocated loan amount for such Mortgaged Property, and (ii) thereafter, 120% of the allocated loan amount for such Mortgaged Property.
●	With respect to the Red Rock Portfolio Mortgage Loan (5.9%), the borrowers have the right at any time after October 8, 2026 and prior to April 6, 2030 to obtain the release of an individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount
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(“ALA”)for the individual Mortgaged Properties (except with respect to the 200 East 26th Street Mortgaged Property, 105%), together with the applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.46x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 56.8% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied. The ALA for each of the Mortgaged Properties is as follows: 200 East 26th Street Mortgaged Property, $10,950,000; 210 East 38th Street Mortgaged Property, $8,500,000; 210-216 West 79th Street Mortgaged Property, $8,450,000; 401 West 48th Street/701-703 9th Avenue Mortgaged Property, $8,200,000; 328-330 East 52nd Street Mortgaged Property, $7,900,000; 115 East 72nd Street Mortgaged Property, $5,000,000.

●	With respect to the International Plaza Mortgage Loan (3.0%), the borrower has the right, without the lender’s consent, to (A) make transfers of non-income producing or vacant portions of the Mortgaged Property to third parties or borrower affiliates, (B) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any government or any political subdivision in connection with a taking or condemnation, and (C) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights-of-way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, upon, among other things, the satisfaction of the following conditions (x) no default or event of default has occurred and is continuing, (y) delivery by the borrower of a REMIC opinion, which would be acceptable to a prudent lender of securitized commercial mortgage loans acting reasonably, and (z) delivery by the borrower of a certificate that such transfer does not violate any major lease or any REA. Immediately after the such transfer, either (i) the LTV of the remaining Mortgaged Property (excluding personal property, if any) must be equal to or less than 125%, or (ii) the borrower must pay down the principal balance of the International Plaza Whole Loan (not subject to any prepayment premium or penalty of any kind) by an amount not less than the least of the following amounts: (1) if the transferred portion of the Mortgaged Property is sold in an arm’s-length sale of such parcel to an unrelated person, the net proceeds of such sale, or if the transferred portion of the Mortgaged Property is transferred in connection with a taking or condemnation, the net condemnation proceeds, (2) the fair market value of such parcel at the time of the transfer and release, or (3) an amount such that the LTV of the International Plaza Whole Loan does not increase after the transfer and release, unless the lender receives a legal opinion that if the amount in subclause (ii) above is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the transfer and release.
●	With respect to the Tampa MHC Portfolio Mortgage Loan (1.1%), the borrowers have the right at any time on or after the second anniversary of Closing Date and prior to April 6, 2030 to obtain the release of an individual Mortgaged Property from the lien of the related mortgage, provided, among other conditions, (i) the borrowers provide defeasance collateral in an amount equal to 115% of the ALA for such individual Mortgaged Property; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the remaining Mortgaged Properties is not less than the greater of (1) 1.24x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 65.0% and (2) the loan-to-value ratio as of the date immediately preceding such release; and (iii) the REMIC release requirements are satisfied. ALA means, with respect to the Whispering Oaks Mortgaged Property, $2,900,000, with respect to the West Chase Mortgaged Property, $2,825,000, with respect to the Robin's Nest Mortgaged Property, $1,875,000 and with respect to the Shadow Oaks Mortgaged Property, $1,600,000.
●	With respect to The Storage Place Portfolio Mortgage Loan (0.7%), the borrowers have the right at any time on or after the second anniversary of the Closing Date and prior to July 6, 2030 to obtain the release of an individual Mortgaged Property from the lien of the related mortgage, provided, among other conditions, (i) the borrowers provide defeasance collateral in an amount
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equal to 125% of the ALA for such individual Mortgaged Property; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the remaining Mortgaged Properties is not less than the greater of (1) 1.14x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 62.7% and (2) the loan-to-value ratio as of the date immediately preceding such release; and (iii) the REMIC release requirements are satisfied. ALA means, with respect to The Storage Place - Helena Mortgaged Property, $3,660,000 and with respect to The Storage Place - Pelham Mortgaged Property, $2,400,000.

●	With respect to the Maple Hill Village and Lawrence Portfolio Mortgage Loan (0.5%), the related borrower is required to, upon the lender’s request, release the Maple Hill Mortgaged Property and/or the Lawrence Mortgaged Property, as applicable (a “Required Release”), if, following an event that causes damage at any individual Mortgaged Property including, without limitation, a casualty, a condemnation or any damage to or enforced removal or alteration of a pad site at a Mortgaged Property due to such pad site encroaching on any easement area or boundary of the Mortgaged Property, the affected individual Mortgaged Property cannot be restored to the condition, configuration and use as existed immediately prior to such event in compliance with all applicable legal requirements as a result of any non-conforming characteristic of the affected individual Mortgaged Property. If the Required Release date occurs prior to the second anniversary of the Closing Date or if an event of default is continuing, the borrower is required to make a partial prepayment in an amount equal to the Release Amount, together with the applicable yield maintenance premium. If the Required Release date occurs after the second anniversary of the Closing Date and no event of default is continuing, the borrower is required to defease an amount equal to the Release Amount. “Release Amount” means (i) an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property, plus (ii) an amount such that, after giving effect to such release, (a) the debt service coverage ratio with respect to the remaining Mortgaged Property is not less than the greater of (x) 1.72x and (y) the debt service coverage ratio as of the date immediately preceding such release; (b) the loan-to-value ratio with respect to the remaining Mortgaged Property is not greater than the lesser of (x) 66.4% and (y) the loan-to-value ratio as of the date immediately preceding such release; and (c) REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property. For example:

●	With respect to the Central Arts Plaza Mortgage Loan (4.0%), on any date other than within the 30-day period immediately prior to or immediately after a proposed securitization of all or a portion of the Central Arts Plaza Whole Loan, the borrower may request a release of a vacant 1.87-acre parcel (the “Central Arts Plaza Release Parcel”) which was not attributed any value in determining the Central Arts Plaza Whole Loan amount upon, among other things, the satisfaction of the following conditions (a) no default or event of default is continuing, (b) if the release of the Central Arts Plaza Release Parcel occurs after a securitization of the Central Arts Plaza Whole Loan, the borrower will be required to deliver a REMIC opinion, (c) satisfaction of rating agency conditions, and (d) if the Central Arts Plaza Whole Loan is included in a REMIC and immediately following a release of the Central Arts Plaza Release Parcel, the Central Arts Plaza Whole Loan fails to satisfy the lender’s determination that, based on a current or updated appraisal or other determination of
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value, the fair market value of the Mortgaged Property (excluding any value attributable to property that is not an interest in real property within the meaning of the Internal Revenue Code of 1986) is at least 80% of the Central Arts Plaza Whole Loan's adjusted issue price, then the borrower will be required to prepay the balance of the Central Arts Plaza Whole Loan in an amount equal to either (i) an amount necessary to satisfy such lender determination or (ii) a lesser amount, provided that that borrower delivers to the lender an opinion that such release does not cause any portion of the Central Arts Plaza Whole Loan to cease to be a “qualified mortgage” as defined in the Internal Revenue Code of 1986.

Escrows

Thirty-eight (38) Mortgage Loans (collectively, 88.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-seven (37) Mortgage Loans (collectively, 88.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifteen (15) Mortgage Loans (collectively, 80.2%) are secured in whole or in part by retail, office, self storage, industrial and mixed-use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed-use and other properties only.

Eighteen (18) Mortgage Loans (collectively, 30.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Seven (7) Mortgage Loan (collectively, 18.3%) provides for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	17	$461,520,000	55.3%
Springing/Springing	23	296,670,000	35.6
Soft (Residential); Hard (Commercial) /Springing Cash Management	1	76,000,000	9.1
Total:	41	$834,190,00	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account
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controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated or acquired with material exceptions to the related mortgage loan seller's underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc. –CREFI’s Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing
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membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
ESA Portfolio	$60,160,000	$ 13,747,500	61.3%	1.68x	11.5%	Yes	Yes
The Storage Place Portfolio	$6,060,000	NAP	62.7%	1.14x	NAP	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

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Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the International Plaza Mortgage Loan (3.0%), the Mortgage Loan documents permit the related borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s PACE statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

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Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the City Square White Plains, the ESA Portfolio, The Garden City Hotel, the 80-02 Kew Gardens, the Central Arts Plaza, the 161 Washington Street, the International Plaza and the 125th & Lenox Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means the Non-Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the International Plaza Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

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“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

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“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type / Lead PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
City Square White Plains	Serviced	Note A-1	Control	$50,000,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$40,000,000	BSPRT
		Note A-3	Non-Control	$20,000,000	BBCMS 2025-5C38
		Note A-4	Non-Control	$15,000,000	BSPRT
		Note A-5	Non-Control	$5,000,000	BBCMS 2025-5C38
		Note A-6	Non-Control	$5,000,000	BSPRT
		Note A-7	Non-Control	$5,000,000	BSPRT
		Note A-8	Non-Control	$1,000,000	BBCMS 2025-5C38

ESA Portfolio	Serviced	Note A-1	Control	$60,160,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$30,000,000	Benchmark 2025-V18

The Garden City Hotel	Serviced	Note A-1	Control	$43,500,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$18,000,000	CREFI

80-02 Kew Gardens	Serviced	Note A-1	Control	$40,000,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$30,000,000	Benchmark 2025-V18

Central Arts Plaza	Serviced	Note A-1	Control	$33,000,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$30,000,000	Goldman Sachs Bank USA

161 Washington Street	Serviced	Note A-1	Control	$31,520,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$22,500,000	Benchmark 2025-V18

International Plaza	Non-Serviced (INT 2025-PLAZA)	Note A-1-1	Control	$225,625,000	INT 2025-PLAZA
		Note A-1-2	Non-Control	$112,812,500	INT 2025-PLAZA
		Note A-1-3	Non-Control	$112,812,500	INT 2025-PLAZA
		Note A-2-1	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-2-2	Non-Control	$12,500,000	BBCMS 2025-5C38
		Note A-2-3	Non-Control	$12,500,000	JPMorgan Chase Bank, National Association
		Note A-3-1	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-3-2	Non-Control	$12,500,000	BBCMS 2025-5C38
		Note A-3-3	Non-Control	$12,500,000	JPMorgan Chase Bank, National Association
		Note B-1-1	Non-Control	$11,875,000	INT 2025-PLAZA
		Note B-1-2	Non-Control	$5,937,500	INT 2025-PLAZA
		Note B-1-3	Non-Control	$5,937,500	INT 2025-PLAZA

125th & Lenox	Non-Serviced (WFCM 2025-5C6)	Note A-1-1	Control	$59,000,000	WFCM 2025-5C6
		Note A-1-2	Non-Control	$16,000,000	BBCMS 2025-5C38
		Note A-2	Non-Control	$25,000,000	MSBAM 2025-5C2(2)

(1)       With respect to the A/B Whole Loan, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

(2)       The MSBAM 2025-5C2 securitization is expected to close on or about November 13, 2025.

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The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

A Jointly Sold Mortgage Loan that is not a Whole Loan will be serviced pursuant to the PSA and in accordance with the terms of the PSA and may be governed by an Intercreditor Agreement. The terms of an Intercreditor Agreement governing a Jointly Sold Mortgage Loan that is not a Whole Loan will be substantially similar to the terms of an Intercreditor Agreement relating to a Serviced Pari Passu Whole Loan set forth in this section.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and

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continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire in a specified period (generally five or ten business days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any
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such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such

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Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale

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is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loan

The International Plaza Whole Loan

General

The International Plaza Mortgage Loan (3.0%) is part of a split loan structure comprised of nine senior promissory notes (the “International Plaza A Notes”) and three subordinate promissory notes (the “International Plaza B Notes” and, together with the International Plaza A Notes, the “International Plaza Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $575,000,000. Two such senior promissory notes designated Note A-2-2 and Note A-3-2 with an initial principal balance of $25,000,000 (the “International Plaza Mortgage Loan”), will be deposited into this securitization. The International Plaza Whole Loan is evidenced by (i) the International Plaza Mortgage Loan, (ii) three senior promissory notes designated Note A-1-1, Note A-1-2 and Note A-1-3 (the “International Plaza Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $451,250,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “International Plaza Non-Standalone Pari Passu Companion Loans” and, together with the International Plaza Standalone Pari Passu Companion Loans, the “International Plaza Pari Passu Companion Loans”), which have an aggregate initial principal balance of $75,000,000; and (iv) three subordinate promissory notes designated Note B-1-1, Note B-1-2 and Note B-1-3 (the “International Plaza Subordinate Companion Loans” and, together with the International Plaza Standalone Pari Passu Companion Loans, the “International Plaza Standalone Companion Loans”), which have an aggregate initial principal balance of $23,750,000.

The International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans evidence pari passu portions of Components A and B, with initial principal balances of $513,074,792.24 and $38,175,207.76, respectively, and per annum rates equal to 4.89322% and 5.18363%, respectively. The International Plaza Subordinate Companion Loans evidence Component HRR, with an initial principal balance of $23,750,000 and a per annum rate equal to 7.98522%. The interest rate of the International Plaza Mortgage Loan is approximately 4.91333% and the weighted average interest rate of the International Plaza Whole Loan is approximately 5.04021%.

The International Plaza Mortgage Loan, the International Plaza Pari Passu Companion Loans and the International Plaza Subordinate Companion Loans are referred to herein, collectively, as the “International Plaza Whole Loan”, and the International Plaza Pari Passu Companion Loans and the International Plaza Subordinate Companion Loans are referred to herein as the “International Plaza Companion Loans”. The International Plaza Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the International Plaza Mortgage Loan. The International Plaza Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the International Plaza Mortgage Loan and International Plaza Pari Passu Companion Loans. Only the International Plaza Mortgage Loan is included in the issuing entity. The International Plaza Standalone Companion Loans were contributed to a securitization trust (the “INT 2025-PLAZA Securitization”) governed by INT Commercial Mortgage Trust 2025-PLAZA Trust and Servicing Agreement (the “INT 2025-PLAZA TSA”). The International Plaza Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized International Plaza Non-Standalone Pari Passu Companion Loans are under no obligation

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to do so. The rights of the holders of the promissory notes evidencing the International Plaza Whole Loan are subject to a Co-Lender Agreement (the “International Plaza Co-Lender Agreement”).

The following summaries describe certain provisions of the International Plaza Co-Lender Agreement.

Servicing

The International Plaza Whole Loan (including the International Plaza Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the INT 2025-PLAZA TSA by Trimont LLC, as master servicer (the “International Plaza Master Servicer”), and, if necessary, KeyBank, National Association, as special servicer (the “International Plaza Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the International Plaza Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the International Plaza Whole Loan (including the International Plaza Mortgage Loan) pursuant to the terms of the INT 2025-PLAZA TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the International Plaza Mortgage Loan (but not on the International Plaza Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the International Plaza Mortgage Loan.

Property protection advances in respect of the International Plaza Whole Loan will be made by the International Plaza Master Servicer or the trustee under the INT 2025-PLAZA TSA, as applicable, unless a determination of non-recoverability is made under the INT 2025-PLAZA TSA.

Application of Payments

The International Plaza Co-Lender Agreement sets forth the respective rights of the holder of the International Plaza Mortgage Loan, the holders of the International Plaza Pari Passu Companion Loans and the holders of the International Plaza Subordinate Companion Loans with respect to distributions of funds received in respect of the International Plaza Whole Loan, and provides, in general, that:

●	The International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	The International Plaza Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans, and the rights of the holders of the International Plaza Subordinate Companion Loans to receive payments with respect to the International Plaza Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans to receive payments with respect to the International Plaza Whole Loan; and
●	all expenses and losses relating to the International Plaza Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of the International Plaza Subordinate Companion Loans and second to the issuing entity, as holder of the International Plaza Mortgage Loan, and the holders of the International Plaza Pari Passu Companion Loans on a pro rata and pari passu basis.
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All amounts tendered by the borrowers or otherwise available for payment on International Plaza Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the International Plaza Mortgage Loan and International Plaza Pari Passu Companion Loans to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;
●	second, on a pro rata and pari passu basis, to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date and allocated to the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans pursuant to the loan agreement, in each case until their respective note principal balances have been reduced to zero;
●	third, on a pro rata and pari passu basis, to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the International Plaza Mortgage Loan and each the International Plaza Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the International Plaza Whole Loan pursuant to the International Plaza Co-Lender Agreement or the INT 2025-PLAZA TSA;
●	fourth, if the proceeds of any foreclosure sale or any liquidation of the International Plaza Whole Loan or the International Plaza Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans have been reduced, such excess amount will be paid to each holder of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;
●	fifth, on a pro rata and pari passu basis, to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;
●	sixth, on a pro rata and pari passu basis, each holder of the International Plaza Subordinate Companion Loans, to pay accrued and unpaid interest on the International Plaza Subordinate Companion Loans to the holders of the International Plaza Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable the International Plaza Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;
●	seventh, on a pro rata and pari passu basis based on the outstanding principal balances of the International Plaza Subordinate Companion Loans, to the holders of the International Plaza Subordinate Companion Loans, in an amount equal to the principal payments received, if any, with respect to the related monthly payment date and allocated to each of
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the International Plaza Subordinate Companion Loans pursuant to the loan agreement, until the principal balances of the International Plaza Subordinate Companion Loans have been reduced to zero;

●	eighth, on a pro rata and pari passu basis, to the holders of the International Plaza Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the International Plaza Whole Loan documents;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of the International Plaza Whole Loan or the International Plaza Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the International Plaza Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the International Plaza Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the International Plaza Subordinate Companion Loans as a result of such workout, plus unpaid interest on the International Plaza Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;
●	tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the INTL 2025-PLAZA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the International Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the International Plaza Mortgage Loan and the International Plaza Companion Loans, pro rata, based on their respective percentage interests; and
●	eleventh, if any excess amount is available to be distributed in respect of the International Plaza Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the International Plaza Mortgage Loan, the International Plaza Companion Loans and the International Plaza Subordinate Companion Loans, pro rata, based on their respective percentage interests.

All payments of principal in respect of each note will be applied to the corresponding note components of such note in accordance with the terms of the loan agreement in note sequential order and as described under “Due Dates; Mortgage Rates; Calculations of Interest”.

Consultation and Control

The controlling noteholder under the International Plaza Co-Lender Agreement (the “International Plaza Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the INT 2025-PLAZA Securitization. Pursuant to the terms of the INT 2025-PLAZA TSA, such controlling class representative, which is initially Blue Owl Real Estate Debt Advisors LLC, will have consent and/or consultation rights with respect to the International Plaza Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the INT 2025-PLAZA TSA (a “The International Plaza Consultation Termination Event”), the consent and consultation rights of the International Plaza Directing Holder will terminate and there will be no controlling noteholder for so long as the International Plaza Whole Loan is serviced pursuant to the INT 2025-PLAZA TSA. A International Plaza Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the INT 2025-PLAZA TSA no longer have an outstanding certificate balance that is at least 25% of the initial certificate balance of such Class HRR certificates, (ii) the International Plaza Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate or (iii) Blue Owl Real Estate Debt Advisors LLC, or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the INT 2025-PLAZA TSA (“The International Plaza Certificate

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Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the International Plaza Certificate Registrar receives either such notice. In addition, pursuant to the terms of the International Plaza Co-Lender Agreement, the issuing entity, as holder of the International Plaza Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the International Plaza Master Servicer or the International Plaza Special Servicer, as applicable, is required to provide to the International Plaza Directing Holder (within the same time frame such notices, information and reports the International Plaza Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the INT 2025-PLAZA TSA) with respect to any major decisions to be taken with respect to the International Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the International Plaza Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the International Plaza Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the International Plaza Master Servicer nor the International Plaza Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the International Plaza Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the International Plaza Whole Loan, modifies the terms thereof such that (i) the principal balance of the International Plaza Whole Loan is decreased, (ii) the applicable note interest on any International Plaza Note is reduced, (iii) payments of interest or principal on any International Plaza Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the International Plaza Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the International Plaza A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each of the International Plaza A Notes remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the International Plaza Whole Loan will be applied to the International Plaza Notes in the following order: (a) first, to the reduction of the note principal balance of each of the International Plaza B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the International Plaza A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the International Plaza Co-Lender Agreement, if the International Plaza Whole Loan becomes a defaulted mortgage loan, and if the International Plaza Special Servicer determines to sell the International Plaza Whole Loan in accordance with the INT 2025-PLAZA TSA, then the International Plaza Special Servicer will be required to sell the International Plaza Pari Passu Companion Loans and the International Plaza Subordinate Companion Loans, together with the International Plaza Mortgage Loan, as one whole loan. In connection with any such sale, the International Plaza Special Servicer will be required to follow the procedures contained in the INT 2025-PLAZA TSA. Notwithstanding the foregoing, the International Plaza Special Servicer will not be permitted to sell the International Plaza Whole Loan if it becomes a defaulted mortgage loan under the INT 2025-PLAZA TSA without the written consent of the issuing entity (or its representative), as holder of the International Plaza Mortgage Loan, or the holders of the International Plaza Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the International Plaza Special Servicer has delivered to each such holder (or its

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representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the International Plaza Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the International Plaza Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the International Plaza Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the International Plaza Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the International Plaza Master Servicer or the International Plaza Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the International Plaza Mortgage Loan or the holders of the International Plaza Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence.

The issuing entity (or its representative), as holder of the International Plaza Mortgage Loan, or the holders of the International Plaza Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the International Plaza Whole Loan.

Special Servicer Appointment Rights

Pursuant to the International Plaza Co-Lender Agreement and the INT 2025-PLAZA TSA, the International Plaza Directing Holder (or its representative) will have the right, with or without cause, to replace the International Plaza Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the International Plaza Mortgage Loan or any holder of an International Plaza Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the INT 2025-PLAZA TSA recommends, in its sole discretion exercised in good faith, the replacement of the International Plaza Special Servicer, the applicable certificateholders under the INT 2025-PLAZA TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the International Plaza Special Servicer and appoint a replacement special servicer in accordance with the INT 2025-PLAZA TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2025 and ending on the hypothetical Determination Date in November 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., German American Capital Corporation, LMF Commercial, LLC, Starwood Mortgage Capital LLC, Goldman Sachs Bank USA, Citi Real Estate Funding, Inc., UBS AG New York Branch, BSPRT CMBS Finance, LLC and RREF V - D Direct Lending Investments, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., German American Capital Corporation, LMF Commercial, LLC, Starwood Mortgage Capital LLC, Goldman Sachs Bank USA, Citi Real Estate Funding, Inc., UBS AG New York Branch, BSPRT CMBS Finance, LLC and RREF V - D Direct Lending Investments, LLC on or about November 25, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.
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In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on October 15, 2025, Barclays or its affiliates were the loan sellers in approximately 273 commercial mortgage-backed securitization transactions. Approximately $66.7 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and through October 15, 2025.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2025*	$4,982,384,693
2024	$5,885,080,762
2023	$2,463,932,012
2022	$5,482,697,941
2021	$7,251,700,536
2020	$3,078,111,026
2019	$4,982,776,203
2018	$3,916,450,689
2017	$4,970,884,850
2016	$3,035,842,410
2015	$5,275,015,201
2014	$3,227,137,803
2013	$2,794,488,744
2012	$1,919,346,250
* Through October 15, 2025.

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

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A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”).

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Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net

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cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally
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requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2025 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of

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December 31, 2024, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

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GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2024, GSMC originated or acquired approximately 3,443 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $179.9 billion. As of December 31, 2024, GSMC had acted as a sponsor and mortgage loan seller on approximately 501 fixed and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2024, GSMC securitized approximately $110.1 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.
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Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and

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private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the

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mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such

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debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
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●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the

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related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged
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by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 14, 2025. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2022 to and including June 30, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3

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billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

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Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
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●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI

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Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and

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abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

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Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement
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reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

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Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2022 to and including September 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

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LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $15,260,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 122nd commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million, $431 million and $542 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales

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comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

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Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

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Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.
Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may

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accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to five (5) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

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●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 3, 2025. LMF’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2022 to and including June 30, 2025, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

RREF V - D Direct Lending Investments, LLC

RREF V – D Direct Lending Investments, LLC (“RREF DLI”) is a Delaware limited liability company and a wholly owned subsidiary of Rialto Real Estate Fund V – Debt, LP, a Delaware limited partnership (“RREF”). RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), the special servicer. RREF is an affiliate of the expected holder of the eligible horizontal residual interest and the entity that is the initial directing certificateholder. RREF’s principal offices are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

As of July 31, 2025, RREF has approximately $2.6 billion in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities of all types, which meet RREF’s targeted return. RREF is focused on debt investment opportunities related to assets and businesses involved primarily in the commercial real estate sector and commercial mortgage-backed securities.

RREF is managed by RCM, a Securities and Exchange Commission registered investment adviser. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of June 30, 2025, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $19.4 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

In addition, as of June 30, 2025, RCM has underwritten and purchased, primarily for the Funds, over $11.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 256 securitizations totaling approximately $275 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 302 employees as of June 30, 2025 and is headquartered in Miami with offices located in New York City and Santa Monica and additional offices across the United States and in Europe.

RREF DLI is a sponsor, and the Retaining Sponsor, of this securitization and one of the mortgage loan sellers. RREF DLI is the seller of three (3) Mortgage Loans (10.3%) (the “RREF DLI Mortgage Loans”). RREF DLI originated the RREF DLI Mortgage Loans and underwrote all of the RREF DLI Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements between RREF DLI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by RREF DLI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which RREF DLI is acting as Mortgage Loan Seller.

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RREF DLI’s Securitization Program

RCM has been engaged in the securitization of commercial mortgages, assets and related investments, as described above. RREF DLI has not been involved in the securitization of any other types of financial assets. RREF DLI originates both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, office, multifamily, hospitality and self storage properties.

In connection with this commercial mortgage securitization transaction, RREF DLI will transfer the RREF DLI Mortgage Loans to the depositor, who will then transfer the RREF DLI Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF DLI Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF DLI will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF DLI will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the RREF DLI Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF DLI will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF DLI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF DLI for any losses or other claims in connection with the certificates or the RREF DLI Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF DLI in the related MLPA.

Review of RREF DLI Mortgage Loans

Overview. RREF DLI, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the RREF DLI Mortgage Loans (10.3%) that it will be contributing to this securitization. The review of the RREF DLI Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of RREF DLI or one or more of RREF DLI’s affiliates, or, in certain circumstances, are consultants engaged by RREF DLI (collectively, the “RREF DLI Deal Team”). The review procedures described below were employed with respect to all of the RREF DLI Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF DLI Mortgage Loans, some or all of the information about such RREF DLI Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF DLI. In addition, such originator or originating party, rather than RREF DLI, may have engaged the third parties involved in the review process for the benefit of RREF DLI. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF DLI Deal Team updated its internal database of loan-level and property-level information relating to each RREF DLI Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF DLI during the underwriting process. After origination of each RREF DLI Mortgage Loan, the RREF DLI Deal Team updated the information in the database with respect to such RREF DLI Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated

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operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF DLI Deal Team.

A data tape (the “RREF DLI Data Tape”) containing detailed information regarding the RREF DLI Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF DLI Data Tape was used by the RREF DLI Deal Team to provide the numerical information regarding the RREF DLI Mortgage Loans in this prospectus.

With respect to the City Square White Plains Whole Loan, which was originated by BSPRT and certain notes subsequently acquired by RREF DLI, portions of which are being sold by BSPRT and RREF DLI, the BSPRT Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. RREF engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

(i)            comparing the information in the RREF DLI Data Tape against various source documents provided by RREF DLI that are described above under “—Database”;

(ii)       comparing numerical information regarding the RREF DLI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF DLI Data Tape; and

(iii)     recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. RREF DLI engaged various law firms to conduct certain legal reviews of the RREF DLI Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF DLI Mortgage Loan, RREF DLI’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF DLI Mortgage Loan reviewed RREF DLI’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF DLI Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF DLI Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF DLI Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF DLI Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF DLI Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF DLI, with respect to any pending litigation that existed at the origination or acquisition of any RREF DLI Mortgage Loan that is material and not covered by insurance, RREF DLI requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF DLI confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF DLI became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF DLI Mortgage Loan, RREF DLI obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF DLI Deal Team also consulted with RREF DLI personnel responsible for the acquisition of the RREF DLI Mortgage Loans to confirm that the RREF DLI Mortgage Loans were originated in

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compliance with the origination and underwriting criteria described below under “—RREF DLI’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF DLI’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF DLI determined that the disclosure regarding the RREF DLI Mortgage Loans in this prospectus is accurate in all material respects. RREF DLI also determined that the RREF DLI Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF DLI’s Disclosed Underwriting Guidelines” below. RREF DLI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF DLI will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF DLI, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF DLI Qualification Criteria”). RREF DLI will engage a third party accounting firm to compare the RREF DLI Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF DLI and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF DLI to render any tax opinion required in connection with the substitution.

RREF DLI’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF DLI with respect to multifamily and commercial mortgage loans originated by RREF DLI.

Loan Analysis. RREF DLI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF DLI’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF DLI performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF DLI assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by RREF DLI must be approved by an investment committee, which includes senior personnel from RREF DLI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

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Debt Service Coverage Ratio and LTV Ratio. RREF DLI’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF DLI may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF DLI and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF DLI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by RREF DLI, there may exist subordinate mortgage debt or mezzanine debt. RREF DLI may acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. RREF DLI evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF DLI may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF DLI will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)             Appraisals. RREF DLI will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

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(ii)          Environmental Assessment. In connection with the origination or acquisition process, RREF DLI will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF DLI may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF DLI or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF DLI may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF DLI) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, RREF DLI will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF DLI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, RREF DLI will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF DLI will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF DLI may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF DLI may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF DLI are as follows:

(i)             Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF DLI with sufficient funds to satisfy all taxes and assessments. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF DLI may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(ii)          Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF DLI with sufficient funds to pay all insurance premiums. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the

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property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

(iii)       Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(iv)        Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(v)           Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

(vi)         Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF DLI may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) RREF DLI’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF DLI having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) RREF DLI’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF DLI’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have

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strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

RREF DLI may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts. In addition, affiliates of RCM have in the past and may in the future acquire mortgage loans such affiliates have not originated and engage in the securitization of assets and related investments, as described above.

Exceptions to RREF DLI’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF DLI’s Mortgage Loans may vary from the specific RREF DLI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF DLI’s Mortgage Loans, RREF DLI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF DLI, RREF DLI may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF DLI’s underwriting guidelines described above in respect of the RREF DLI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

The RREF DLI Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF DLI’s CIK number is 0002086033. RREF DLI has no history as a securitizer with respect to any offerings settled prior to October 2025. Therefore, RREF DLI has not yet filed, nor is it yet required to file, a Form ABS-15G, and RREF has no history of repurchases or repurchase requests required to be reported by RREF DLI under Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF DLI is an affiliate of (i) RCA, the expected special servicer, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the entity expected to be the holder of the VRR Interest, (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”, be the initial Controlling Class Certificateholder and be appointed as the initial directing certificateholder (other than with respect to any Excluded Loan) and (iv) the expected holder of all or a portion of the Class D, Class E, Class F and Class G certificates. Another affiliate of RREF DLI may also purchase one or more other classes of certificates. Except as described above, as of the Closing Date, neither RREF DLI nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF DLI or its affiliates may retain or own in the future certain other classes of certificates and any such party will have the right to dispose of such certificates (other than those Certificates that constitute the horizontal risk retention certificates at any time.

The information set forth under “—RREF V – D Direct Lending Investments, LLC” has been provided by RREF DLI.

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German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC co-originated (either directly or, in some cases, through table funding arrangements) the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”) and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Netflix HQ Mortgage Loan (6.6%), the Causeway Shopping Center Mortgage Loan (1.5%) and the Port Angeles Student Housing Mortgage Loan (0.4%), DBRI purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC. DBRI is expected to transfer its interest in the promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

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GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through September 30, 2025 is approximately $123.871 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan

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disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Property disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of the GACC Mortgage Loans originated by the DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for the GACC Mortgage Loans reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the GACC Mortgage Loans, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of the GACC Mortgage Loans, GACC, together with origination counsel, conducted a search with respect to each borrower under each related

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GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. GACC is a sponsor, a loan seller and an originator and is affiliated with DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters. GACC and DBRI are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on

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the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originators’ minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if the applicable DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are

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non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and

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extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the applicable DB Originator. The typical required escrows for mortgage loans originated by the applicable DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a
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portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more of the GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GACC Mortgage Loans, the applicable DB

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Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2022 to and including June 30, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (3.5%).

Starwood’s Securitization Program

This is the 151st commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $19.28 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

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For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality,

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functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
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●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of
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the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for

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maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

SMC most recently filed a Form ABS-15G on October 31, 2025. SMC’s Central Index Key is 0001548405. With respect to the period commencing October 1, 2022 and ending September 30, 2025, SMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization(3)			Assets that Were Subject of Demand(3)(4)			Assets that Were Repurchased or Replaced (3)(5)			Assets Pending Repurchase or Replacement (within cure period) (6)			Demand in Dispute(3)(4)(7)			Demand Withdrawn(3)(4)(8)			Demand Rejected(3)(4)(9)
			#	$	% of prin. balance	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (0001966434) (12)	X	Starwood Mortgage Capital LLC	2	$60,950,000.00	7.2%	1	$54,500,000.00	6.4%	-	$-	0.0%	1	$54,500,000.00	6.4%	-	$-	0.0%	-	$-	0.0%	-	$-	0.0%
Issuing Entity Total			2	$60,950,000.00	7.2%	1	$54,500,000.00	6.4%	-	$-	0.0%	1	$54,500,000.00	6.4%	-	$-	0.0%	-	$-	0.0%	-	$-	0.0%

(1)                 This table contains all applicable information in our records required to be reported that SMC knows and that is available to SMC without unreasonable effort or expense in connection with demands for repurchase or replacement of pool assets in Covered Transactions (as defined below) for breaches of representations or warranties. SMC undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which SMC acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer (“Covered Transactions”) and (ii) performing a diligent search of our records for all relevant information.

(2)       “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. Starwood Mortgage Capital LLC (“SMC”) is one of multiple originators of assets held by the issuing entity. Only the originators related to the securitizer’s securitized assets are listed.

(3)       The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v), principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to the securitizer’s asset contribution only (without taking into account assets contributed by other securitizers). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other securitizers) and based on (i) an aggregate principal balance of approximately $849,358,939.00 at the time of securitization (for column (f)), as shown on the issuing entity's Form 424B2 filed on April 27, 2023, and (ii) an aggregate scheduled principal balance of $847,040,755.64 as of September 17, 2025 (for columns (i) and (o)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated September 17, 2025 (as filed in the issuing entity's Form 10-D on September 30, 2025).

(4)       Reflects aggregate numbers for all demand activity shown in this table.

(5)       Includes loans for which the repurchase price or replacement asset was received by the issuing entity during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(6)       Includes loans that are subject to a demand and within the cure period. The demand related to loans reported in this column may have been received prior to the reporting period.

(7)       Includes demands received during and prior to the reporting period unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to this reporting period and was finally resolved prior to this reporting period.

(8)       Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period. Also includes loans that have been cured. The demand related to loans reported in this column may have been received prior to the reporting period.

(9)       Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(10)            Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received

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as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the exhibit are based on the securitizer’s records and, in certain instances, may differ from balance and loan count information publicly available.

(11)            % of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(12)            K-Star Asset Management LLC (“K-Star”), in its capacity as special servicer of the 2 Executive mortgage loan, in a letter dated September 26, 2025, alleged certain breaches of certain representations made in the applicable Mortgage Loan Purchase Agreement and requested that SMC take all actions as are required by Section 2.03 of the related Pooling and Servicing Agreement and Section 5 of the related Mortgage Loan Purchase Agreement. As of the date of this report, the relevant cure period has not expired, and SMC is reviewing the letter and preparing a response.

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Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2024.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	417	$6,004,117,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

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BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to the BSPRT Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to the BSPRT Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding the BSPRT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the BSPRT Mortgage Loans, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for the BSPRT Mortgage Loans reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for the BSPRT Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the

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BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of the BSPRT Mortgage Loans, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the BSPRT Mortgage Loans to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing each BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether the BSPRT Mortgage Loans materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

The BSPRT Mortgage Loans were originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien,

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bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
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●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

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The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an

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escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a
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ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2025. BSPRT’s Central Index Key Number is 0001722518. As of September 30, 2025, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, BSPRT or an affiliate is considering retaining certain certificates issued by the issuing entity or any other economic interest in this securitization. In addition, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

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UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006 and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,957,229,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

(i)              comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;

(ii)           comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and

(iii)        recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the

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related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third-party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site

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inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited

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circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage

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loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	0.0%	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	__	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2025-5C38 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers, (in such capacity, the “Master Servicer”). Trimont is also the Non-Serviced Master Servicer for the International Plaza Whole Loan under the INT 2025-PLAZA trust and servicing agreement.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a

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special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1 The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.

2 The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.

3 Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

The following table sets forth information as of September 30, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 9/30/2025
By Approximate Number:	20,168
By Approximate Aggregate Unpaid Principal Balance (in billions):	$605.76

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of September 30, 2025, approximately 16,006 commercial and multifamily loans with an unpaid principal balance of approximately $422.63 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and

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operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of September 30, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
9/30/2025	$389,654,027,851	$878,847,160	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
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●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Barclays (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Barclays (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Barclays is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GACC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GACC

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(and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GACC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG New York Branch (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG New York Branch (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which UBS AG New York Branch is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between LMF (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by LMF (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which LMF is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between SMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SMC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which SMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GSMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GSMC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GSMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between RREF DLI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by RREF DLI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which RREF DLI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between BSPRT (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by BSPRT CMBS Finance, LLC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which BSPRT CMBS Finance, LLC is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may, acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations,

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and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information regarding Trimont under this section titled “—The Master Servicer” has been provided by Trimont. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

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RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of December 31, 2024, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $18.4 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of December 31, 2024, RCM has underwritten and purchased, primarily for the Funds, over $11.1 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 229 securitizations totaling approximately $240 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 316 employees as of December 31, 2024 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of December 31, 2024, RCA and its affiliates were actively special servicing approximately 465 portfolio loans (and REO properties) with an unpaid principal balance of approximately $12.68 billion (see footnote 2 to the chart below).

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As of December 31, 2024, RCA is also performing special servicing for approximately 173 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 9,610 assets with an unpaid principal balance at securitization of approximately $159.9 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
Number of CMBS Pools Named Special Servicer	140	151	160	173
Approximate Aggregate Unpaid Principal Balance(1)	$142.3 billion	$149.2 billion	$151.0 billion	$159.9 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	470	360	362	465
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$9.41 billion	$8.54 billion	$9.94 billion	12.68 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

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RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. On June 15, 2022, the Icahn Funds filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 trustee. RCA denies that the claims have merit and intends to assert many legal and factual defenses against those claims. On December 27, 2024, the Icahn Funds directed the CCRE4 trustee to intervene in the pending action in order to recover alleged damages that might be recoverable by other certificateholders as a result of the Icahn Funds’ claims. On March 21, 2025, the court denied RCA’s Motion for Summary Judgment which argued that the plaintiffs lacked standing to proceed with the case and granted a Motion to intervene that was filed by the Trustee at Icahn’s direction. The Trustee takes no position with respect to the merits of the case. The litigation is ongoing in District Court in Nevada. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with unaffiliated third parties entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the Retaining Sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the entity expected to be holder of the VRR Interest, (iii) RREF V – D AIV RR L, LLC, the entity expected to be the holder of the the “eligible horizontal residual interest”, be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan) and (iv) the expected holder of all or a portion of the Class D, Class E, Class F and Class G certificates. Another affiliate of RCA may also purchase one or more other classes of certificates. RCA is also the initial special servicer with respect to the 125th & Lenox Mortgage Loan (1.9%), which is serviced under the WFCM 2025-5C6 pooling and servicing agreement. In addition, RREF V – D AIV RR H, LLC (which is also an affiliate of RCA) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing

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agreement. RCA or an affiliate assisted RREF V – D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF V – D AIV RR L, LLC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by RCA. RCA does not make any representations as to the validity or sufficiency of the PSA (other than it being a valid obligation of RCA as special servicer), the certificates, the Mortgage Loans, the Mortgaged Properties, this prospectus (other than as to the accuracy of the foregoing information provided by RCA) or any related documents. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Pooling and Servicing Agreement—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of

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June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust-related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

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Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

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The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 1717 McKinney Avenue, 12th Floor, Dallas, Texas 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2025, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $62.1 billion issued in 81 transactions.

As of September 30, 2025, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $22.3 billion issued in 29 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the operating advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the operating advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the operating advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not the depositor, the trustee, the certificate administrator, the

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master servicer, the special servicer, any mortgage loan seller, a borrower party, the directing certificateholder, a successor third-party purchaser or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as operating advisor; provided that BellOak, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak, LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, RREF V - D Direct Lending Investments, LLC, one of the sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements with respect to the Certificates through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be RREF V – D AIV RR L, LLC (the “Horizontal Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class J-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 2.6814% of the fair value, as of the Closing Date, of all of the ABS interests issued and determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

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●	the purchase by its MOA, which is expected to be, RREF V-D AIV RR A BBCMS 5C38, LLC (the “Vertical Retaining Party”, and together with the Horizonal Retaining Party, the “Retaining Parties”), of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 2.3800% of the Certificate Balance or the Notional Amount, as applicable, as of the Closing Date, of each class of Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance/Notional Amount to be Retained(1)
Class A-2	(2)
Class A-3	(2)
Class X-A	$13,898,000
Class X-B	$3,600,000
Class X-D	$696,000
Class A-S	$1,713,000
Class B	$1,068,000
Class C	$819,000
Class D	$472,000
Class E	$224,000
Class F	$422,000
Class G	$199,000
Class J-RR	$1,043,000
(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the Certificates (other than the Class R certificates) issued by the issuing entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is expected to be approximately 2.3800% of the Certificate Balance or Notional Amount, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial Certificate Balance to be retained are expected to be between $0 - $4,760,000 with respect to Class A-2 and $9,138,000 - $13,898,000 with respect to Class A-3.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class J-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

RREF V - D Direct Lending Investments, LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 10.3% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Horizontal Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after November 25, 2030. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

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Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The Eligible Horizontal Residual Interest

CMBS such as the Certificates (other than the Class X-A, Class X-B and Class X-D certificates) are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class F, Class G and Class J-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates are typically priced relative to the treasury yield curve. The sponsors made a determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Certificates and the Class X-A, Class X-B and Class X-D certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided. RREF V – D AIV RR L, LLC is expected to purchase the certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Estimated Expected Initial Certificate Balance of Horizontal Risk Retention Certificates(1)	Estimated Fair Values of Horizontal Risk Retention Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class J-RR	$42,752,000	2.6394% - 2.7090% / $23,044,012	53.90160%

(1)	This amount does not include the expected initial Certificate Balance of the Class J-RR certificates that are a part of the VRR Interest.
(2)	The estimated fair value of the applicable initial available Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the Certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the
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sponsors determined the estimated fair value of the Certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	The fair value dollar amounts of the Class J-RR certificates are based on a targeted discount yield, and have been determined as described under “Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates” and “—Calculation of Estimated Fair Value”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” below.
(4)	Expressed as a percentage of the expected initial available Certificate Balance of the Class J-RR certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by RREF V – D AIV RR L, LLC is approximately $23,044,012 excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be approximately 2.6814% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R certificates); however, such percentage is subject to change based upon actual final pricing terms.

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $42,970,752 representing approximately 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Certificates (other than the Class R Certificates), excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

The Retaining Parties

It is anticipated that (i) RREF V – D AIV RR L, LLC, a Delaware limited liability company, will act as the Horizontal Retaining Party by purchasing the Horizontal Risk Retention Certificates set forth in the table above under “—The Eligible Horizontal Residual Interest”, and (ii) anticipated that RREF V-D AIV RR A BBCMS 5C38, LLC, a Delaware limited liability company, will act as the Vertical Retaining Party by purchasing the VRR Interest set forth in the table above under “—General”. The Retaining Sponsor and its affiliates, including the Retaining Parties, will agree to hedging, transfer, financing and other restrictions applicable to a “retaining sponsor” (and its affiliates) under the Credit Risk Retention Rules. The Horizontal Retaining Party is wholly owned, directly or indirectly, by RREF V - D AIV HoldCo RR, LLC. The Vertical Retaining Party is wholly owned, directly or indirectly, by RREF V – D AIV HoldCo RR A, LLC. Each of RREF V - D AIV HoldCo RR, LLC and RREF V – D AIV HoldCo RR A, LLC were formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”) and are affiliates of Rialto Capital Advisors, LLC. The Retaining Parties or their affiliates have previously purchased other CMBS B-Piece Securities like the Horizontal Risk Retention Certificates and its affiliates have been a third party purchaser or a retaining party in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Retaining Parties are advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for funds under its management, as of December 31, 2024 over $11.1 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 229 securitizations totaling approximately $240 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the

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majority of these transactions. See “Transaction Parties—The Special Servicer” for additional information about the Retaining Parties, RCM, Rialto Capital Advisors, LLC and their respective affiliates.

RREF V – D AIV RR L, LLC or its affiliate is expected to (i) act as the initial Horizontal Retaining Party, (ii) retain the Class J-RR certificates and (iii) be the initial Controlling Class Certificateholder and appoint itself the initial Directing Certificateholder (other than with respect to any Non-Serviced Mortgage Loan and any applicable Excluded Loan). RREF V-D AIV RR A BBCMS 5C38, LLC is expected to (i) act as the initial Vertical Retaining Party and (ii) retain the VRR Interest. One or more of the Retaining Parties or their affiliates are expected to purchase all or a portion of the Class D, Class E, Class F and Class G certificates and may purchase one or more other classes of certificates. Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate of the Retaining Parties. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted the Horizontal Retaining Party and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the 125th & Lenox Mortgage Loan (1.9%), which is serviced under the WFCM 2025-5C6 pooling and servicing agreement. In addition, RREF V – D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing agreement. Any review by the Retaining Parties and its affiliates of the credit risk of the securitized assets is solely for their own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Retaining Parties make no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Parties have not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Material Terms of the Eligible Horizontal Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B Certificates, sixth, to the Class A-S Certificates, and seventh, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs, including, but not limited to anticipated treasury yields, rating agency feedback, observed market pricing of similar certificates and the Modeling Assumptions, factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Treasury-Priced Principal Balance Certificates and the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

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Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 2 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	3.389%	3.609%	3.790%
5YR	3.495%	3.719%	3.891%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-2	0.600%	0.800%	0.900%
Class A-3	0.620%	0.820%	0.920%
Class A-S	0.900%	1.100%	1.200%
Class B	1.200%	1.400%	1.500%
Class C	1.900%	2.100%	2.200%
Class D	4.290%	4.340%	4.390%
Class E	5.590%	5.640%	5.690%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-2	4.08647%	4.51015%	4.78288%
Class A-3	4.10911%	4.53289%	4.80539%
Class A-S	4.39095%	4.81480%	5.08715%
Class B	4.69353%	5.11747%	5.38960%
Class C	5.39353%	5.81747%	6.08960%
Class D	7.78353%	8.05747%	8.27960%
Class E	9.08353%	9.35747%	9.57960%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the B-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or the B-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the depositor, the sponsors or affiliates thereof may have elected not to engage an NRSRO for particular Classes of Treasury-Priced Principal Balance Certificates or Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the Class A-2 and Class A-3 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level

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for the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-2	101.0%	101.0%	101.0%
Class A-3	103.0%	103.0%	103.0%
Class A-S	103.0%	103.0%	103.0%
Class B	103.0%	103.0%	103.0%
Class C	100.0%	100.0%	100.0%
Class D	(1)	(1)	(1)
Class E	(1)	(1)	(1)

(1)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon to be equal to 4.50000%.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D and Class E certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be equal to approximately 4.5000%. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-2	4.31833%	4.74100%	5.01274%
Class A-3	4.79434%	5.22164%	5.49608%
Class A-S	5.07395%	5.50089%	5.77490%
Class B	5.37238%	5.79895%	6.07244%
Class C	5.38196%	5.80052%	6.06884%
Class D	4.50000%	4.50000%	4.50000%
Class E	4.50000%	4.50000%	4.50000%

Determination of Treasury-Priced Expected Price

Based on the Target Price, the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate

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Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons.  The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be, except with respect to Certificates with a fixed Target Price. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates with a Target Price calculated based on the Assumed Certificate Coupon and Discount Yield will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 2 months.

Range of Treasury Yields for the Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	3.389%	3.609%	3.790%
5YR	3.495%	3.719%	3.891%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 3 and 5 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

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Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.700%	-0.500%	-0.300%
Class X-B	-0.850%	-0.650%	-0.450%
Class X-D	-0.850%	-0.650%	-0.450%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.76327%	3.18611%	3.56076%
Class X-B	2.62335%	3.04653%	3.42028%
Class X-D	2.62585%	3.04912%	3.42278%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate

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Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates are expected to be acquired based on a targeted discount yield as set forth in the chart below for each class of Yield-Priced Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each of the Class F, Class G and Class J-RR Certificates, the Modeling Assumptions and 0% CPY.

Targeted Discount Yields for the Yield-Priced Certificates

Class of Certificates	Targeted Discount Yield
Class F	22.76767%
Class G	22.76767%
Class J-RR	22.76767%

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

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Range of Estimated Fair Values for the Non-Residual Certificates

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-2(1)	$201,999,980	$201,999,940	$201,999,920
Class A-3(1)	$395,450,836	$395,450,836	$395,450,875
Class X-A	$29,613,578	$36,348,136	$46,884,273
Class X-B	$4,233,639	$6,018,221	$8,828,758
Class X-D	$2,601,841	$2,624,282	$2,650,063
Class A-S	$74,106,433	$74,106,426	$74,106,433
Class B	$46,183,127	$46,183,122	$46,183,122
Class C	$34,409,990	$34,410,000	$34,409,986
Class D	$16,836,291	$16,995,867	$17,195,160
Class E	$7,549,606	$7,620,398	$7,708,801
Class F	$9,555,137	$9,555,137	$9,555,137
Class G	$4,496,471	$4,496,471	$4,496,471
Class J-RR	$23,606,206	$23,606,206	$23,606,206
Total	$850,643,134	$859,415,041	$873,075,204

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 certificates are expected to be within a range of $0 and $200,000,000 and the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $383,933,000 and $583,933,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $583,933,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 certificates is assumed to be $200,000,000 and the Certificate Balance of the Class A-3 certificates is assumed to be $383,933,000.

The estimated range of fair values for all the certificates (except for the Class R certificates) is approximately $850,643,134 to $873,075,204.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the

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Closing Date, (B) solely with respect to the Horizontal Risk Retention Certificates to the extent that such Certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for this securitization transaction will be BellOak, LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced PSA. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

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The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by any special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, GACC, LMF, GSMC, CREFI, UBS AG, BSPRT, SMC and RREF DLI will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case (except with respect to SMC) to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”. SMC did not identify any exceptions to the representations and warranties identified in Annex D-1.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, GACC, LMF, GSMC, CREFI, UBS AG, BSPRT and RREF DLI and determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, GACC, LMF, GSMC, CREFI, UBS AG, BSPRT and RREF DLI, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, GACC, LMF, GSMC, CREFI, UBS AG, BSPRT and RREF DLI, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, GACC, LMF, GSMC, CREFI, UBS AG, BSPRT and RREF DLI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an

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evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5C38 will consist of the following classes: the Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class R certificates.

The Class X-A, Class X-B and Class X-D certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A and Class B certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-2	(2)
A-3	(2)
X-A	$583,933,000
A-S	$71,948,000
B	$44,838,000
Non-Offered Certificates
X-B	$151,196,000
X-D	$29,197,000
C	$34,410,000
D	$19,812,000
E	$9,385,000
F	$17,727,000
G	$8,342,000
J-RR	$43,795,000
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity
(2)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-2 certificates is expected to be within a range of $0 and $200,000,000, and the respective initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $383,933,000 and $583,933,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $583,933,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-2 and Class A-3 Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $583,933,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $151,196,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $29,197,000.

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The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2025.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

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●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution

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Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)           prior to the Cross-Over Date:

(a)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(b)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)        on or after the Cross-Over Date, to the Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on

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the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

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The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Component will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Component, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or any Component that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Component during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), Component or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan, Component or the related Companion Loan (or, in the case of the Components, the related Mortgage Loan documents) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable

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law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

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The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)              the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)          all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

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The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

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Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the International Plaza Mortgage Loan, on each related Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan (or such Components, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the International Plaza Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the International Plaza Mortgage Loan, such principal to be applied to the related Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the International Plaza Mortgage Loan, on each related Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable)

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equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the International Plaza Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the International Plaza Mortgage Loan, such principal to be applied to the related Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

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Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the International Plaza Mortgage Loan, on each related Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan (or such Components, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan (or such Components, as applicable) that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the International Plaza Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the International Plaza Mortgage Loan, such principal to be applied to the related Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the International Plaza Mortgage Loan, on each related Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Components, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Components, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to the International Plaza Mortgage Loan, such accrued and unpaid interest as between the related Components to be applied sequentially);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

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Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-2 and Class A-3 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E certificates as described above, and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to each of the Class F, Class G and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.
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“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-2	NAP – October 2030(1)
Class A-3	October 2030
Class X-A	NAP
Class A-S	November 2030
Class B	November 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 certificates ranging from $0 to $200,000,000.
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The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)             the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu

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Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)           the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

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Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances). See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the

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Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

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Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

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(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each
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year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded

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Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. As of the closing date, there will be no Risk Retention Consultation Party.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which, as of any date of determination, (a) the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, with respect to the Directing Certificateholder is a Borrower Party or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority

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of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the

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exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
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●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
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●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,
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provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

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The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

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Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with

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respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2025-5C38

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial

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ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                 an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                 the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

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(v)                   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)              originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                 the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)              the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)           the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)           the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement;

(xviii)     the original or a copy of all related environmental insurance policies; and

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(xix)          a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                    the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)              any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

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(viii)           any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                 any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)              any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)           all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)      for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)      a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

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(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

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(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA

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or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the Enforcing Servicer (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder, and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such

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repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)        have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

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(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)          have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)          have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)          constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)        not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)           have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee

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Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest,

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principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Serviced A/B Whole Loan—The International Plaza Whole Loan”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

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Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

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(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation for its services and reimbursement for its costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase, substitute for or make a Loss of Value Payment with respect to a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on a Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate on the applicable Mortgage Loan or Serviced Companion Loan, as applicable, based on its outstanding principal balance and (3) the yield on 5-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer.

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Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement governing any related Serviced Companion Loan, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of

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an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

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However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the Other Master Servicer or the Other Special Servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions

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regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer or trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will

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continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

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See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related

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Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans (and, in the case of the International Plaza Mortgage Loan, the related Components) that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

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(ii)                  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);
(iii)                to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)               to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                  to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)               to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)          to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)               to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                  to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account, any Loss of Value Reserve Fund and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)               to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)            to recoup any amounts deposited in the Collection Account in error;

(xiii)          to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)          to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

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(xv)            to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)         to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)         to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)           to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)         to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be

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paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period and such fee otherwise constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G 1(b)(3)(ii), out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	With respect to each Asset Review, the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced

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Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00129% to 0.05125%. The Servicing Fee payable to the master servicer with respect to each related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% and of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.
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For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that the special servicer may waive the penalty charges due to the master servicer only if the special servicer also waives penalty charges due to the special servicer and any such waiver is on a pro rata basis).

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

For the avoidance of doubt, the master servicer will not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

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“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by

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the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the

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Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)             (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)           the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)        the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)         (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)          the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee

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pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) in the form of:

(i)             100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)          100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)       100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)       100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)          50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision;

(vi)      100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)      with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)   penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that the master servicer may waive the penalty charges due to the special servicer only if the master servicer also waives penalty charges due to the master servicer and any such waiver is on a pro rata basis).

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The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Reserve Fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

For the avoidance of doubt, the special servicer will not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

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“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01300% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a per annum rate equal to 0.00175% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, and such fee otherwise constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G 1(b)(3)(ii), such fee will be payable in full to the operating advisor as a trust fund expense.

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With respect to the Netflix HQ Mortgage Loan (6.6%), the borrower is not required to pay any material operating advisor fees under the loan agreement.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by

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the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or

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sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.      the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.      the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

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b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will use reasonable efforts to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced

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Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will

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be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or

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Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G certificates, third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced

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Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to

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maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced

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Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party,, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure unless the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the issuing entity. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation

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Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision, Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision, Special Servicer Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision, Special Servicer Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision, Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision, Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and the master servicer that the master servicer would process a Major Decision or a Special Servicer Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph) or the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis and is limited to three consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net

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rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due and there is no material lender discretion provided for in the related loan documents; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 60 days (or if the refinance or sale documentation referenced in this clause (viii) is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 60 days (or if the refinance or sale documentation referenced in this clause (viii) is reasonably satisfactory in form and substance to both the master servicer and the special servicer 120 days) after the date on which such balloon payment will become due; (ix) (A) other than any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement, any non-material or administrative modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan for which the special servicer and the master servicer have agreed that the master servicer will process the same, and (B) any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement; provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, routine funding of tax payments and insurance premiums when due and payable, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided,

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however, that in the case of any Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are identified on a certain schedule to the PSA or any such funding or disbursement of such escrows or reserves that the Master Servicer in its reasonable discretion deems to be not routine or customary in nature will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the master servicer, the master servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters).

As used in the definition of “Major Decisions”, “Special Servicer Decisions”, and “Master Servicer Decisions”, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event or otherwise requires or permits lender’s discretion, in each case as set forth in the Mortgage Loan documents and related to the borrower or Mortgaged Property.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) (a) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the

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Directing Certificateholder), as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver, amendment forbearance or other action that would have the effect of an extension of any term of any Specially Serviced Loan if that modification, waiver, amendment, forbearance or other action would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the

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operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the Risk Retention Consultation Party, the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision” with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan:

(i)                 approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(ii)              unless processed by the master servicer pursuant to clause (v) of the definition of “Master Servicer Decision”, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)           any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any Routine Disbursements (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are shown on a certain schedule to the PSA and will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

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(iv)           requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)              unless processed by the master servicer pursuant to clause (iii) of the definition of “Master Servicer Decision”, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)           determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease;

(vii)        other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent); and

(viii)      the determination that a “cash sweep period,” “cash trap period” or similar term with respect to a Mortgage Loan has terminated.

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing

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Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with

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respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report

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has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender or a signed purchase and sale agreement, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing or sale will occur within 60 days (or, if the refinance of sale documentation is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) after the date on which such balloon payment will become due (provided that if such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

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(3)   the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party, unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender or a signed purchase and sale agreement, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing or sale will occur within 60 days (or, if the refinance or sale documentation is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a

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related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan)

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that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies
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and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status

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Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process or following completion of the ASR Consultation Process, as applicable; provided that, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the PSA, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the special servicer in accordance with the PSA. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event, no Asset Status Report will be considered a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the PSA. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to

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an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of

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title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the

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portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer will be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments. Additionally, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender(taking into account the pari passu nature of any Companion Loans, as applicable)) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion

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Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

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Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced

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Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

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The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class F, Class G and Class J-RR certificates; provided that the Class F and Class G certificates will only be Control Eligible Certificates for so long as the initial Directing Certificateholder, the initial special servicer or any of their affiliates is the holder, by Certificate Balance, of the majority of such class of Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

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In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and with respect to each Non-Serviced Mortgage Loan solely to the extent explicitly stated below, each of the following is a “Major Decision”:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)                following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

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(iv)                any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                 any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)               any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents, (ii) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”, and for which there is no lender discretion or (iii) in connection with a defeasance as described under clause (xi) of the definition of “Master Servicer Decision”;

(vii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) or clause (xv) of the definition of “Master Servicer Decision”;

(viii)          any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)                any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                   releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than Routine Disbursements undertaken by the master servicer on Mortgage Loans that are non-Specially Serviced Loans and any such releases described in clause (iii) of the definition of “Special Servicer Decisions” undertaken by the special servicer;

(xi)                any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)             unless processed by the master servicer pursuant to clause (ix) of the definition of “Master Servicer Decision”, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)          agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification,

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waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)          other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)            any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling

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Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning

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special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the

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Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. With respect to any Excluded Loan as the Directing Certificateholder or the holder of the majority of the Controlling Class, a Consultation Termination Event will be deemed to exist for so long as such Mortgage Loan is an Excluded Loan.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

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For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party.

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The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)           after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

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(ii)        if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)      if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to

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be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                          that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for

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the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                            that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                          that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege).

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a

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confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)          the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances

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of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any

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REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between September 1, 2020 and September 30, 2025 was approximately 22.4%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between September 1, 2020 and September 30, 2025 was approximately 6.3%, .

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 16.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)               a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)            a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)         copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

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(v)           a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)         a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)      copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made

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in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations

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reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged

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Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that, solely if the asset representations reviewer is not acting as the operating advisor, such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)               any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset

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representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)            any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)            the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)         the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts)

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requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

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Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the owner of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating

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Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to notify the special servicer, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

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The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) currently acting as the special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter

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(provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA.

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The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues

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unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the

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case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% or more of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

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Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

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No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code. For any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense. The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

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The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

Notwithstanding any of the foregoing, no such indemnification will apply in the case of an asset review or in connection with the dispute resolution provisions described under “Pooling and Servicing Agreement—The Asset Representations Reviewer” or “—Dispute Resolution Provisions.”

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the

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PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class, of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required

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to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party

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Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator.

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The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

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If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

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The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced

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Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2025-5C38 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts, caps or percentage amounts).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will
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correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS Mortgage Trust 2025-5C38 mortgage pool, if necessary).
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●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to the International Plaza Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the International Plaza Mortgage Loan

The International Plaza Mortgage Loan is being serviced pursuant to the INT 2025-PLAZA TSA. The servicing terms of the INT 2025-PLAZA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

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●	The related Non-Serviced Master Servicer under the INT 2025-PLAZA TSA earns a primary servicing fee with respect to the International Plaza Mortgage Loan equal to 0.000044% per annum.
●	Upon the International Plaza Mortgage Loan becoming a specially serviced loan under the INT 2025-PLAZA TSA, the related Non-Serviced Special Servicer under the INT 2025-PLAZA TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the INT 2025-PLAZA TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%; provided that any such workout fee will be reduced by any net modification fees as provided for in the INT 2025-PLAZA TSA paid by the borrower with respect to the International Plaza Whole Loan that were received and retained by the Non-Serviced Special Servicer within 12 months prior to such workout, but only to the extent the net modification fees have not previously been deducted from a workout fee or liquidation fee (each amount of the workout fee will be reduced to an amount (but not to an amount less than zero) until the aggregate amount of such reductions equals such net modification fees).
●	The related Non-Serviced Special Servicer under the INT 2025-PLAZA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.
●	The INT 2025-PLAZA TSA does not provide certain non-binding consultation rights in respect of the International Plaza Mortgage Loan (if such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests. Prospective investors are encouraged to review the full provisions of the INT 2025-PLAZA TSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The International Plaza Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be,

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may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that

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such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the

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servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. For the avoidance of doubt, the conditions described in this paragraph do not apply to the rights of Certificateholders to institute proceedings where indemnity is not otherwise required under the PSA as described in “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any

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other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Cut-off Date Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may

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be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency

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Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional

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obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least at least “A2” by Moody’s or that has a long-term counterparty risk assessment of “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s for so long as either (1) the master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (2) the trustee maintains an agreement that is either (a) the agreement dated February 20, 2025, which was previously delivered to Moody’s and remains in effect; or (b) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association that maintains a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s, or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Moody’s within 30 days in the event there is a downgrade of such banking association’s Moody’s rating, the agreement is terminated, or any other changes may limit the agreement), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a long-term unsecured debt rating of “A” by Fitch or a short-term rating of “F1” by Fitch, or (2) the trustee maintains an agreement that is either (a) the agreement dated February 20, 2025, which was previously delivered to Fitch and remains in effect; or (b) another agreement as to which Fitch has provided a Rating

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Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short term rating of “F1” by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, that the engagement of a backup advancing party will not in any way alter or reduce the obligations of the trustee under the PSA; provided, further, that the trustee will be required to notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes may limit the backup agreement and, (C) if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “Baa3” by Moody’s and “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving not less than 60 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

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The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Eighteen (18) Mortgaged Properties (37.3%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Six (6) Mortgaged Properties (20.2%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained

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in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under

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leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property

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may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt

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with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered

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certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among

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other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will

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be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if

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the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each

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debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate

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capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are

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single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it

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exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other

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things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $15,260,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

BSPRT is a sponsor, a mortgage loan seller and an originator. In addition, BSPRT holds one or more of the City Square White Plains Companion Loans, but is expected to transfer such Companion Loans to one or more future securitizations.

UBS AG New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

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GS Bank is an originator and an affiliate of GSMC, a sponsor, and Goldman Sachs & Co. LLC, one of the underwriters. In addition, GS Bank currently holds one or more of the Central Arts Plaza Companion Loans, but is expected to transfer such Companion Loans (through its affiliate, GSMC) to one or more future securitizations.

RREF DLI and its affiliates are playing several roles in this transaction. RREF DLI, the Retaining Sponsor, a mortgage loan seller and an originator, is affiliated with (i) Rialto Capital Advisors, LLC, the special servicer under the PSA, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the entity which is expected to be the holder of the VRR interest and (iii) RREF V – D AIV RR L, LLC, the entity which is expected to be appointed as the initial Directing Certificateholder and is expected to be the holder of the “eligible horizontal residual interest” on the Closing Date. RREF V – D AIV RR L, LLC or its affiliates may also purchase one or more other classes of additional certificates.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Trimont is also the Non-Serviced Master Servicer under the INT 2025-PLAZA trust and servicing agreement, pursuant to which the International Plaza Whole Loan is serviced.

RCA is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the Retaining Sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 5C38, LLC, the entity expected to be holder of the VRR Interest, (iii) RREF V – D AIV RR L, LLC, the entity expected to be the holder the “eligible horizontal residual interest”, be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan) and (iv) the expected holder of all or a portion of the Class D, Class E, Class F and Class G certificates. Another affiliate of RCA may also purchase one or more other classes of certificates. RCA is also the initial special servicer with respect to the 125th & Lenox Mortgage Loan (1.9%), which is serviced under the WFCM 2025-5C6 pooling and servicing agreement. In addition, RREF V – D AIV RR H, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2025-5C6 pooling and servicing agreement.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the certificate administrator and custodian under the INT 2025-PLAZA trust and servicing agreement, pursuant to which the International Plaza Whole Loan is serviced, and is the certificate administrator, trustee and custodian under (b) the WFCM 2025-5C6 pooling and servicing agreement, pursuant to which the 125th & Lenox Whole Loan is serviced.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, which is otherwise a party to this transaction, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

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Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
LMF Commercial, LLC	Trimont LLC	5	$95,060,000	11.4%
RREF V - D Direct Lending Investments, LLC	Trimont LLC	3	$86,240,000	10.3%
Citi Real Estate Funding Inc.	Trimont LLC	1	$43,500,000	5.2%
Starwood Mortgage Capital LLC	Trimont LLC	2	$29,500,000	3.5%
BSPRT CMBS Finance, LLC	Trimont LLC	3	$25,600,000	3.1%
*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian, which is otherwise a party to this transaction, identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Computershare Trust Company, National Association	14	$230,685,000	27.7%
Citi Real Estate Funding Inc.	Computershare Trust Company, National Association	5	$122,300,000	14.7%
LMF Commercial, LLC	Computershare Trust Company, National Association	5	$95,060,000	11.4%
RREF V - D Direct Lending Investments, LLC	Computershare Trust Company, National Association	3	$86,240,000	10.3%
German American Capital Corporation	Computershare Trust Company, National Association	3	$71,325,000	8.6%
Goldman Sachs Mortgage Company	Computershare Trust Company, National Association	1	$33,000,000	4.0%
Starwood Mortgage Capital LLC	Computershare Trust Company, National Association	2	29,500,000	3.5%
BSPRT CMBS Finance, LLC	Computershare Trust Company, National Association	3	$25,600,000	3.1%

*       In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations,

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relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described

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under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the

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table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 583,933,000	Class A-2 and Class A-3 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the

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percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 583,933,000	Class A-2 and Class A-3 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

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The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in December 2025;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about November 25, 2025;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan; and
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●	with respect to Mortgage Loans that are componentized, it is assumed that there is no change in the weighted average of the interest rates of the respective Components in connection with any partial prepayment.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.84	4.72	4.60	4.49	4.34

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($383,933,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.89	4.89	4.87	4.81	4.43

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Maximum Initial Certificate Balance ($583,933,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.83	4.78	4.70	4.40

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.89	4.89	4.89	4.56

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.97	4.97	4.92	4.89	4.61

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

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The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered

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unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

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specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, fifteen (15) of the Mortgaged Properties (collectively, 26.6%) securing or partially securing ten (10) Mortgage Loans are, in whole or in part, multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with OID for federal income tax purposes.

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It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should

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therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless

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in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period

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(more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain

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from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all

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required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-2	Class A-3	Class X-A
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]
UBS Securities, LLC	$ [_]	$ [_]	$ [_]
Goldman Sachs & Co. LLC	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]
Bancroft Capital, LLC	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S	Class B
Barclays Capital Inc.	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]
UBS Securities, LLC	$ [_]	$ [_]
Goldman Sachs & Co. LLC	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]
Bancroft Capital, LLC	$ [_]	$ [_]
Total	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

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The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2025, before deducting expenses payable by the depositor (such expenses estimated at $[__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor, a mortgage loan seller and an originator and DBR Investments Co. Limited, an originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator, a mortgage loan seller and the holder of The Garden City Hotel Companion Loan. UBS Securities, LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator and a mortgage loan seller. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, which is a sponsor and a mortgage loan seller, Goldman Sachs Bank USA, an originator, and an affiliate of the holder of the Central Arts Plaza Companion Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by

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means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)     the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)     the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans;

(3)     the payment by the depositor to LMF, as a mortgage loan seller, of the purchase price for the related Mortgage Loans;

(4)  the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(5) the payment by the depositor to BSPRT CMBS Finance, LLC, in its capacity as a mortgage loan seller, of the purchase price for the BSPRT Mortgage Loans; and

(6) the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans;

(7) the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(8) the payment by the depositor to Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Goldman Sachs Mortgage Company Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., UBS Securities, LLC, and Goldman Sachs & Co. LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286968-04)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is

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entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286968) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions

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of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of Section 3(21) of ERISA or Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.
Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing

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and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of

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the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the

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issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

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The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class A-S and Class B certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class A-S and Class B certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in November 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by

521

any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered

522

Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

523

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524

Index of Defined Terms

1
17g-5 Information Provider	350
1986 Act	503
1996 Act	485
3
30/360 Basis	383
4
401(c) Regulations	520
A
A/B Whole Loan	205
AB Modified Loan	394
Accelerated Mezzanine Loan Lender	343
Acceptable Insurance Default	398
Acting General Counsel’s Letter	143
Actual/360 Basis	193
Actual/360 Loans	374
ADA	488
Additional Exclusions	397
Administrative Cost Rate	327
ADR	153
Advances	369
Affirmative Asset Review Vote	438
AIFM Regulations	125
ALA	198
AMI	168
Annual Debt Service	153
Appraisal Reduction Amount	391
Appraisal Reduction Event	390
Appraised Value	153
Appraised-Out Class	395
ASR Consultation Process	414
Assessment of Compliance	466
Asset Representations Reviewer Asset Review Fee	389
Asset Representations Reviewer Fee	389
Asset Representations Reviewer Fee Rate	389
Asset Representations Reviewer Termination Event	442
Asset Representations Reviewer Upfront Fee	389
Asset Review	439
Asset Review Notice	438
Asset Review Quorum	438
Asset Review Report	440

Asset Review Report Summary	440
Asset Review Standard	439
Asset Review Trigger	436
Asset Review Vote Election	438
Asset Status Report	411
Assumed Certificate Coupon	312
Assumed Final Distribution Date	335
Assumed Scheduled Payment	329
Attestation Report	467
Available Funds	321
B
Balloon LTV Ratio	157
Balloon Payment	157
Barclays	220
Barclays Data Tape	222
Barclays Holdings	220
Barclays Mortgage Loans	221
Barclays Review Team	221
Barclays’ Qualification Criteria	222
Base Interest Fraction	334
Beds	163
BellOak	304
Borrower Party	343
Borrower Party Affiliate	343
Borrower Sponsor Loans	178
Breach Notice	359
Bridge Bank	109
BSPRT	275
BSPRT Data Tape	276
BSPRT Mortgage Loans	275
BSPRT Review Team	276
C
C(WUMP)O	22
Cash Flow Analysis	154
CCRE4 Trust	300
Central Arts Plaza Release Parcel	199
CERCLA	485
Certificate Administrator/Trustee Fee	388
Certificate Administrator/Trustee Fee Rate	388
Certificate Balance	320
Certificate Owners	352
Certificateholder	344
Certificateholder Quorum	446
Certificateholder Repurchase Request	456
certificates	35
Certificates	319
CGMRC	235
City	167, 177

525

City Mortgage	167
Class A Certificates	319
Class X Certificates	319
Clearstream	351
Clearstream Participants	353
Closing Date	152, 220
CMBS	146
CMBS B-Piece Securities	308
CMS	292, 296
CMS Acquisition Closing Date	292
CMS Loans	297
CMS Transaction	292
Code	145, 501
Collateral Deficiency Amount	394
Collection Account	373
Collection Period	322
Communication Request	354
Companion Distribution Account	373
Companion Holder	205
Companion Holders	205
Companion Loan Rating Agency	205
Compensating Interest Payment	336
Component	193
Computershare	130, 302
Computershare Limited	301
Computershare Trust Company	301
Constant Prepayment Rate	495
Constraining Level	311
Consultation Termination Event	426
Control Eligible Certificates	420
Control Note	205
Control Termination Event	425
Controlling Class	420
Controlling Class Certificateholder	420
Controlling Holder	205
Corrected Loan	411
County	167
Covered Transactions	273
CPR	495
CPY	495
Credit Risk Retention Rules	305
CREFC®	340
CREFC® Intellectual Property Royalty License Fee	390
CREFC® Intellectual Property Royalty License Fee Rate	390
CREFC® Reports	340
CREFI	235
CREFI Data File	236
CREFI Mortgage Loans	235
CREFI Securitization Database	236
Cross-Over Date	325
CTS	302
Cumulative Appraisal Reduction Amount	394
Cure/Contest Period	440
Cut-off Date	151

Cut-off Date Balance	155
Cut-off Date Loan-to-Value Ratio	156
Cut-off Date LTV Ratio	156
D
D or @%(#)	158
D or YM(#)	158
D or YM@(#)	159
D(#)	158
DBRI	258
Debt Service Coverage Ratio	156
Defaulted Loan	417
Defaulted Sponsor Loan	179
Defeasance Deposit	197
Defeasance Loans	196
Defeasance Lock-Out Period	196
Defeasance Option	196
Definitive Certificate	351
Delinquent Loan	437
Depositaries	351
Determination Date	321
Deutsche Bank	258
Diligence File	357
Directing Certificateholder	420
Directing Certificateholder Approval Process	413
Disclosable Special Servicer Fees	388
Discount Rate	335
Discount Yield	311
Dispute Resolution Consultation	458
Dispute Resolution Cut-off Date	458
Distribution Accounts	373
Distribution Date	321
Distribution Date Statement	340
Distributor	18
DMARC	259
Dodd-Frank Act	148
DOJ	258
DOL	517
DSCR	156
DTC	351
DTC Participants	351
DTC Rules	352
Due Date	192, 323
Due Diligence Questionnaire	237
Due Diligence Requirements	126
E
EDGAR	516
EEA	17
EEA Retail Investor	17
Effective Gross Income	154
Eligible Asset Representations Reviewer	441

526

Eligible Operating Advisor	432
Enforcing Party	456
Enforcing Servicer	456
ESA	175, 263
Escrow/Reserve Mitigating Circumstances	225, 256, 265
EU CRR	125
EU Due Diligence Requirements	125
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Risk Retention Requirement	126
EU Securitization Regulation	20
EU Transparency Requirements	126
Euroclear	351
Euroclear Operator	353
Euroclear Participants	353
EUWA	18, 19
Exception Schedules	318
Excess Modification Fee Amount	384
Excess Modification Fees	382
Excess Prepayment Interest Shortfall	337
Exchange Act	219, 266
Excluded Controlling Class Holder	342
Excluded Controlling Class Loan	343
Excluded Information	343
Excluded Loan	343
Excluded Plan	519
Excluded Special Servicer	446
Excluded Special Servicer Loan	446
Exemption	517
Exemption Rating Agency	518
F
FATCA	511
FDIA	142
FDIC	109
FIEL	24
Final Asset Status Report	413
Final Dispute Resolution Election Notice	458
Financial Market Publisher	345
Financial Promotion Order	21
FIRREA	143, 262
Fitch	465
Flagstar	109
FPO Persons	21
FSMA	18, 19
Funds	250, 298
G
GAAP	305
GACC	258
GACC Data Tape	260
GACC Deal Team	259
GACC Mortgage Loans	259

Gain-on-Sale Entitlement Amount	322
Gain-on-Sale Remittance Amount	323
Gain-on-Sale Reserve Account	374
Garn Act	487
GLA	157
Goldman Originator	228
Government Securities	194
GS Bank	226
GSMC	226
GSMC Data Tape	227
GSMC Deal Team	227
GSMC Mortgage Loans	226
H
Horizontal Risk Retention Certificates	306
HSTP Act	75
I
IBA	143
Icahn Funds	300
ICAP	191
Impermissible Risk Retention Affiliate	448
Impermissible TPP Affiliate	448
Indirect Participants	351
Initial Delivery Date	411
Initial Pool Balance	151
Initial Requesting Certificateholder	456
In-Place Cash Management	157
Institutional Investor	22
Institutional Investors	125
Insurance and Condemnation Proceeds	373
INT 2025-PLAZA Securitization	214
INT 2025-PLAZA TSA	214
Intercreditor Agreement	205
Interest Accrual Amount	327
Interest Accrual Period	328
Interest Distribution Amount	327
Interest Reserve Account	373
Interest Shortfall	327
Interested Person	418
Interest-Only Certificates	309
Interest-Only Expected Price	314
International Plaza B Notes	214
International Plaza Certificate Registrar	218
International Plaza Co-Lender Agreement	215
International Plaza Companion Loans	214
International Plaza Consultation Termination Event	217
International Plaza Directing Holder	217
International Plaza Master Servicer	215
International Plaza Mortgage Loan	214
International Plaza Non-Standalone Pari Passu Companion Loans	214

527

International Plaza Notes	214
International Plaza Pari Passu Companion Loans	214
International Plaza Special Servicer	215
International Plaza Standalone Companion Loans	214
International Plaza Standalone Pari Passu Companion Loans	214
International Plaza Subordinate Companion Loans	214
International Plaza Whole Loan	214
Interpolated Yield	310, 313
Investor Certification	344
IRS	145
J
Japanese Retention Requirement	24
JFSA	24
Jointly Sold Mortgage Loan	157
JRR Rule	24
K
KBRA	465
K-Star	274
L
L(#)	158
Lennar	244, 250, 298
Liquidation Fee	384
Liquidation Fee Rate	384
Liquidation Proceeds	373
LMF	244
LMF Data Tape	248
LMF Review Team	248
Loan Per Unit	157
Local Law 97	92
Lock-out Period	194
Loss of Value Payment	361
Lower-Tier Regular Interests	501
Lower-Tier REMIC	54, 321, 501
Lower-Tier REMIC Distribution Account	373
LTV Ratio	155
LTV Ratio at Maturity	157
M
M&MA	183
MAI	363
Major Decision	421
Major Decision Reporting Package	421
MAS	22
Master Servicer	292
Master Servicer Decision	400
Material Defect	359

Maturity Date Balloon Payment	157
MiFID II	17, 19
MLPA	355
MOA	306
Modeling Assumptions	496
Modification Fees	383
Moody’s	465
Morningstar DBRS	441
Mortgage	152
Mortgage File	355
Mortgage Loans	151
Mortgage Note	152
Mortgage Pool	151
Mortgage Rate	327
Mortgaged Property	152
N
Net Mortgage Rate	327
Net Operating Income	157
Netflix Contingent Payment Right	185
NI 33-105	25
Non-Control Note	205
Non-Controlling Holder	205
Nonrecoverable Advance	370
Non-Serviced A/B Whole Loan	205
Non-Serviced Certificate Administrator	205
Non-Serviced Companion Loan	206
Non-Serviced Custodian	206
Non-Serviced Directing Certificateholder	206
Non-Serviced Master Servicer	206
Non-Serviced Mortgage Loan	206
Non-Serviced Pari Passu Companion Loan	206
Non-Serviced Pari Passu Mortgage Loan	206
Non-Serviced Pari Passu Whole Loan	206
Non-Serviced PSA	206
Non-Serviced Special Servicer	206
Non-Serviced Trustee	206
Non-Serviced Whole Loan	206
Non-U.S. Person	511
Notional Amount	320
NRA	157
NRSRO	342
NRSRO Certification	345
O
O(#)	158
OCC	143
Occupancy Rate	158
Offered Certificates	319
OID	503
OID Regulations	504
OLA	143

528

Operating Advisor Annual Report	431
Operating Advisor Consultation Event	317
Operating Advisor Consulting Fee	388
Operating Advisor Expenses	389
Operating Advisor Fee	388
Operating Advisor Fee Rate	388
Operating Advisor Standard	430
Operating Advisor Termination Event	434
Operating Advisor Upfront Fee	388
Operating Statements	162
Other Master Servicer	206
Other PSA	206
Other Special Servicer	206
P
P&I Advance	368
P&I Advance Date	368
Pads	163
PAR	263
Par Purchase Price	417
Pari Passu Companion Loan(s)	151
Pari Passu Mortgage Loan	206
Participants	351
Parties in Interest	517
partnership representative	510
Pass-Through Rate	326
Patriot Act	489
PCR	233, 243
Percentage Interest	321
Periodic Payments	322
Permit Delay	184
Permitted Investments	321, 374
Permitted Special Servicer/Affiliate Fees	388
Permitted Uses	183
PILOT Property	167
PIPs	176
Plans	516
PML	234
POHs	169
PRC	21
Preliminary Dispute Resolution Election Notice	458
Prepayment Assumption	505
Prepayment Interest Excess	336
Prepayment Interest Shortfall	336
Prepayment Premium	335
Prepayment Provisions	158
Prime Rate	372
Principal Balance Certificates	319
Principal Distribution Amount	328
Principal Shortfall	329
Prior Lender	178
Prior Loan	178
Privileged Information	433
Privileged Information Exception	433

Privileged Person	342
Professional Investors	22
Prohibited Prepayment	337
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	457
Proposed Course of Action Notice	457
Prospectus	22
PSA	319
PSA Party Repurchase Request	456
PTCE	519
PUEZ	168
Purchase Price	362
Q
Qualification Criteria	249, 277
Qualified Replacement Special Servicer	447
Qualified Substitute Mortgage Loan	362
Qualifying CRE Loan Percentage	307
R
RAC No-Response Scenario	464
Rated Final Distribution Date	336
Rating Agencies	465
Rating Agency Confirmation	465
RCA	250, 297
RCM	250, 298, 308
REA	73
Realized Loss	338
REC	175
Record Date	321
Registration Statement	516
Regular Certificates	319
Regular Interestholder	504
Regular Interests	501
Regulation AB	467
Reimbursement Rate	372
Related Proceeds	371
Release Amount	199
Release Date	196
Relevant Investor	23
Relevant Persons	21
Relief Act	488
Remaining Term to Maturity	159
REMIC	501
REO Account	374
REO Loan	330
REO Property	410
Repurchase Request	456
Requesting Certificateholder	458
Requesting Holders	395
Requesting Investor	354
Requesting Party	464

529

Required Credit Risk Retention Percentage	307
Required Release	199
Requirements	488
Residual Certificates	319
Resolution Failure	457
Resolved	457
Restricted Group	518
Restricted Party	433
Retaining Parties	306
Retaining Sponsor	305
Review Materials	438
RevPAR	159
Rialto	250
Risk Retention Affiliate	433
Risk Retention Affiliated	433
Risk Retention Consultation Party	343, 444
Risk Retention Requirements	126
ROFO	184
ROFR	184
Rooms	163
Routine Disbursements	401
RREF	250
RREF Deal Team	251
RREF DLI	149, 250
RREF DLI Data Tape	252
RREF Mortgage Loans	250
RREF Qualification Criteria	253
Rule 17g-5	345
Rule 192	116
Rye Bakery	183
S
S&P	441
Scheduled Certificate Interest Payments	313
Scheduled Certificate Principal Payments	307
Scheduled Principal Distribution Amount	328
SEC	219, 266
Securities Act	467
Securitization Accounts	319, 374
Securitization Regulation	126
SEL	234, 280
Senior Certificates	319
Serviced Companion Loan	206
Serviced Mortgage Loan	207
Serviced Pari Passu Companion Loan	207
Serviced Pari Passu Companion Loan Securities	450
Serviced Pari Passu Mortgage Loan	207
Serviced Pari Passu Whole Loan	207
Serviced Whole Loan	207
Servicer Termination Event	449
Servicing Advances	369
Servicing Fee	380

Servicing Fee Rate	381
Servicing Standard	367
SF	159
SFA	22
SFO	22
Similar Law	517
SMC	266, 273
SMC Data Tape	267
SMC Mortgage Loans	266
SMC Review Team	267
SMMEA	520
Special Servicer Decision	404
Special Servicing Fee	383
Special Servicing Fee Rate	383
Specially Serviced Loans	408
Sq. Ft.	159
Square Feet	159
Standard Qualifications	2
Startup Day	501
Starwood	266
Stated Principal Balance	329
Stipulation	177
Stone Point	250, 298
Structured Product	22
Subject 2024 Computershare CMBS Annual Statement of Compliance	303
Subject Loans	379, 389
Subordinate Certificates	319
Subordinate Companion Loan	207
Subordinate Companion Loan(s)	151
Subsequent Asset Status Report	411
Subsequent Third Party Purchaser	306
Sub-Servicing Agreement	368
SVB	109
T
T-12	159
Target Price	312
Term to Maturity	159
Termination Purchase Amount	468
Terms and Conditions	353
Tests	439
The International Plaza A Notes	214
Tier 1 Base Amount	185
Tier 1 Contingent Payment	185
Tier 2 Base Amount	185
Title V	487
Total Operating Expenses	154
Transfer Restriction Period	317
Transition Agreement	297
Transition Period	297
Treasury Regulations	501
Treasury-Priced Expected Price	312
Treasury-Priced Principal Balance Certificates	307

530

Trimont	292
TRIPRA	94
Trust	292
Trust REMICs	54, 501
TTM	159
U
U.S. Person	511
U/W DSCR	156
U/W Expenses	159
U/W NCF	159
U/W NCF Debt Yield	161
U/W NCF DSCR	156
U/W Net Cash Flow	159
U/W Net Operating Income	161
U/W NOI	161
U/W NOI Debt Yield	163
U/W NOI DSCR	162
U/W Revenues	163
UBS AG New York Branch	282
UBS AG New York Branch Data Tape	284
UBS AG New York Branch Deal Team	283
UBS AG New York Branch Mortgage Loans	283
UBS Qualification Criteria	285
UBSRES	283
UCC	475
UK	18
UK CRR	125
UK Due Diligence Requirements	125
UK Institutional Investor	125
UK MIFIR	18
UK PRIIPS Regulation	18
UK Professional Client	18
UK Retail Investor	18
UK Risk Retention Requirement	126
UK Securitization Regulation	20
Underwriter Entities	116
Underwriting Agreement	513
Underwritten Debt Service Coverage Ratio	156
Underwritten Expenses	159
Underwritten NCF	159
Underwritten NCF Debt Yield	161

Underwritten Net Cash Flow	159
Underwritten Net Cash Flow Debt Service Coverage Ratio	156
Underwritten Net Operating Income	161
Underwritten Net Operating Income Debt Service Coverage Ratio	162
Underwritten NOI	161
Underwritten NOI Debt Yield	163
Underwritten Revenues	163
Units	163
Unscheduled Principal Distribution Amount	329
Unsolicited Information	439
Upper-Tier REMIC	54, 321, 501
Upper-Tier REMIC Distribution Account	373
V
Vertical MOA	149
Vertical Retaining Party	305, 306
Volcker Rule	148
Voting Rights	350
VRR Interest	306
W
WAC Rate	327
Weighted Average Mortgage Rate	163
weighted averages	164
Wells Fargo Bank	302
Whole Loan	151
Withheld Amounts	374
Workout Fee	383
Workout Fee Rate	383
Workout-Delayed Reimbursement Amount	372
Y
Yield Maintenance Charge	335
Yield-Priced Certificates	307
Yield-Priced Expected Price	315
YM(#)	158
YM@(#)	159

531

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
								1	25
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	9.1%	100.0%	BSPRT	BSPRT, Rialto	NAP	NAP	1 & 11 Martine Avenue, 34 South Lexington Avenue, and 50 Main Street	White Plains	Westchester	NY
2	Loan	5, 6, 7, 13	17	ESA Portfolio	7.2%		GSBI	GSMC	NAP	NAP	Various	Various	Various	Various
2.01	Property		1	Fort Wayne South	0.6%	7.7%					8309 West Jefferson Boulevard	Fort Wayne	Allen	IN
2.02	Property		1	Waco - Woodway	0.5%	7.5%					5903 Woodway Drive	Waco	McLennan	TX
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	0.5%	6.7%					11145 Kenwood Road	Cincinnati	Hamilton	OH
2.04	Property		1	Dayton - North	0.5%	6.7%					6688 Miller Lane	Dayton	Montgomery	OH
2.05	Property		1	Indianapolis Northwest I-465	0.5%	6.6%					9370 Waldemar Road	Indianapolis	Marion	IN
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	0.5%	6.3%					4630 Creek Road	Cincinnati	Hamilton	OH
2.07	Property		1	El Paso - Airport	0.5%	6.3%					6580 Montana Avenue	El Paso	El Paso	TX
2.08	Property		1	Dallas - Greenville Ave	0.4%	6.0%					12270 Greenville Avenue	Dallas	Dallas	TX
2.09	Property		1	Indianapolis - Airport - W Southern Ave	0.4%	6.0%					5350 West Southern Avenue	Indianapolis	Marion	IN
2.10	Property		1	El Paso - West	0.4%	6.0%					990 Sunland Park Drive	El Paso	El Paso	TX
2.11	Property		1	Fort Worth - Fossil Creek	0.4%	5.7%					3261 Northeast Loop 820	Fort Worth	Tarrant	TX
2.12	Property		1	Dallas - Plano Parkway	0.4%	5.6%					4709 West Plano Parkway	Plano	Collin	TX
2.13	Property		1	Fort Worth - City View	0.4%	5.5%					5831 Overton Ridge Boulevard	Fort Worth	Tarrant	TX
2.14	Property		1	Fort Wayne North	0.4%	5.3%					5810 Challenger Parkway	Fort Wayne	Allen	IN
2.15	Property		1	Dayton - Fairborn	0.3%	4.5%					3131 Presidential Drive	Fairborn	Greene	OH
2.16	Property		1	Fort Worth - Southwest	0.3%	4.2%					4701 Citylake Boulevard	Fort Worth	Tarrant	TX
2.17	Property		1	Dayton - South	0.3%	3.6%					7851 Lois Circle	Dayton	Montgomery	OH
3	Loan	6, 19	6	Hyatt Place Portfolio	7.1%		Barclays	Barclays	NAP	NAP	Various	Various	Various	Various
3.01	Property		1	HP Greenville	1.6%	22.1%					40 West Orchard Park Drive	Greenville	Greenville	SC
3.02	Property		1	HP Charlotte	1.4%	19.8%					7900 Forest Point Boulevard	Charlotte	Mecklenburg	NC
3.03	Property		1	HP Roanoke	1.2%	17.2%					5040 Valley View Boulevard North	Roanoke	Roanoke City	VA
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	1.1%	15.3%					7500 North Point Parkway	Alpharetta	Fulton	GA
3.05	Property		1	Hyatt Place Dallas/Park Central	1.0%	13.5%					12411 North Central Expressway	Dallas	Dallas	TX
3.06	Property		1	HP Topeka	0.9%	12.2%					6021 Southwest 6th Avenue	Topeka	Shawnee	KS
4	Loan	23, 24	1	Netflix HQ	6.6%	100.0%	GACC	GACC	NAP	NAP	121 Albright Way	Los Gatos	Santa Clara	CA
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	5.9%		LMF	LMF	NAP	NAP	Various	New York	New York	NY
5.01	Property		1	200 East 26th Street	1.3%	22.3%					200 East 26th Street	New York	New York	NY
5.02	Property		1	210 East 38th Street	1.0%	17.3%					210 East 38th Street	New York	New York	NY
5.03	Property		1	210-216 West 79th Street	1.0%	17.2%					210-216 West 79th Street	New York	New York	NY
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	1.0%	16.7%					401 West 48th Street and 701-703 9th Avenue	New York	New York	NY
5.05	Property		1	328-330 East 52nd Street	0.9%	16.1%					328-330 East 52nd Street	New York	New York	NY
5.06	Property		1	115 East 72nd Street	0.6%	10.2%					115 East 72nd Street	New York	New York	NY
6	Loan	7, 12, 19	1	The Garden City Hotel	5.2%	100.0%	CREFI	CREFI	NAP	NAP	45 7th Street	Garden City	Nassau	NY
7	Loan	2, 7, 21	1	80-02 Kew Gardens	4.8%	100.0%	CREFI	CREFI	NAP	NAP	80-02 Kew Gardens Road	Kew Gardens	Queens	NY
8	Loan	10, 21, 23	1	Olympic Plaza	4.8%	100.0%	Barclays	Barclays	NAP	NAP	11500 West Olympic Boulevard	Los Angeles	Los Angeles	CA
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	4.6%		Barclays	Barclays	NAP	NAP	Various	Fairfield	Solano	CA
9.01	Property		1	Gateway Plaza	3.4%	75.3%					1300-1350 Gateway Boulevard	Fairfield	Solano	CA
9.02	Property		1	Gateway Courtyard	1.1%	24.7%					1570-1630 Gateway Boulevard	Fairfield	Solano	CA
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	4.0%	100.0%	GSBI	GSMC	NAP	NAP	1850 North Central Avenue	Phoenix	Maricopa	AZ
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	3.8%	100.0%	GSBI	GSMC	NAP	NAP	161 Washington Street	Conshohocken	Montgomery	PA
12	Loan		1	Ascent Townhomes	3.1%	100.0%	LMF	LMF	NAP	NAP	5355 North Valentine Avenue	Fresno	Fresno	CA
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	3.0%	100.0%	GSBI, WFBNA, JPMCB	GSMC	NAP	NAP	2223 North West Shore Boulevard	Tampa	Hillsborough	FL
14	Loan	19	1	Parkview Tullahoma	2.2%	100.0%	Barclays	Barclays	NAP	NAP	1601 Cedar Lane	Tullahoma	Coffee	TN
15	Loan	10, 23	1	285 Lafayette	2.0%	100.0%	CREFI	CREFI	NAP	NAP	285 Lafayette Street	New York	New York	NY
16	Loan	7, 19, 27	1	125th & Lenox	1.9%	100.0%	Rialto	Rialto	NAP	NAP	100 West 125th Street	New York	New York	NY
17	Loan	2	1	1035 Third Avenue	1.8%	100.0%	CREFI	CREFI	NAP	NAP	1035 Third Avenue	New York	New York	NY
18	Loan		1	Bay Pointe Apartments	1.8%	100.0%	SMC	SMC	NAP	NAP	811 Northwood Drive	Baytown	Harris	TX
19	Loan	27	1	Grandview Apartments	1.7%	100.0%	SMC	SMC	NAP	NAP	5250 North Knoxville Avenue	Peoria	Peoria	IL
20	Loan	2, 23, 27	1	79 Walker	1.7%	100.0%	Rialto	Rialto	NAP	NAP	79 Walker Street	New York	New York	NY
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	1.5%	100.0%	GACC	GACC	NAP	NAP	203-299 East Eau Gallie Boulevard	Melbourne	Brevard	FL
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	1.4%		Barclays	Barclays	NAP	NAP	Various	Various	Various	MI
22.01	Property		1	Pontaluna Shores	0.6%	42.7%					1281 East Pontaluna Road	Norton Shores	Muskegon	MI
22.02	Property		1	University Mobile Estates	0.3%	20.6%					11870 Heidelberg Lane	Whitmore Lake	Livingston	MI
22.03	Property		1	Broadway Acres	0.3%	18.6%					5400 Kay Avenue	Mount Pleasant	Isabella	MI
22.04	Property		1	Brookhaven	0.2%	18.0%					4747 West River Drive Northeast	Comstock Park	Kent	MI
23	Loan	19	1	Hampton Inn Buffalo South / I-90	1.3%	100.0%	Barclays	Barclays	Group B	NAP	1750 Ridge Road	West Seneca	Erie	NY
24	Loan	21, 30	1	885 Park Avenue	1.2%	100.0%	UBS AG	UBS AG	NAP	NAP	883, 885, 887 and 889 Park Avenue	Brooklyn	Kings	NY
25	Loan	19	1	Staybridge Suites Buffalo	1.2%	100.0%	Barclays	Barclays	Group B	NAP	164 Slade Avenue	West Seneca	Erie	NY
26	Loan	19	1	Fulton Industrial Center	1.2%	100.0%	Barclays	Barclays	Group A	NAP	4790-4826 Fulton Industrial Boulevard	Atlanta	Fulton	GA
27	Loan	19	1	TownePlace Suites Redding	1.1%	100.0%	UBS AG	UBS AG	NAP	NAP	2180 Larkspur Lane	Redding	Shasta	CA
28	Loan	6, 10	4	Tampa MHC Portfolio	1.1%		LMF	LMF	NAP	NAP	Various	Various	Various	FL
28.01	Property		1	Whispering Oaks	0.3%	31.5%					6787 Southeast 125th Street	Belleview	Marion	FL
28.02	Property		1	West Chase	0.3%	30.7%					13107 Memorial Highway	Tampa	Hillsborough	FL
28.03	Property		1	Robin's Nest	0.2%	20.4%					475 Northeast 134th Court	Silver Springs	Marion	FL
28.04	Property		1	Shadow Oaks	0.2%	17.4%					3120 and 3230 Southeast 10th Avenue	Ocala	Marion	FL
A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
								1	25
29	Loan	30	1	Public Storage Spring Hill	1.1%	100.0%	Barclays	Barclays	Group A	NAP	10437 County Line Road	Spring Hill	Hernando	FL
30	Loan	2, 4	1	228 NE Broadway	0.9%	100.0%	Barclays	Barclays	NAP	NAP	228 Northeast Broadway Street	Portland	Multnomah	OR
31	Loan	2, 27	1	5222 Roosevelt Avenue	0.8%	100.0%	CREFI	CREFI	NAP	NAP	52-22 Roosevelt Avenue	Woodside	Queens	NY
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	0.7%		LMF	LMF	NAP	NAP	Various	Various	Shelby	AL
32.01	Property		1	The Storage Place - Helena	0.4%	60.4%					5324 Highway 17 South	Helena	Shelby	AL
32.02	Property		1	The Storage Place - Pelham	0.3%	39.6%					115 Hilltop Business Center Drive	Pelham	Shelby	AL
33	Loan		1	Pak Rat Mini Storage	0.7%	100.0%	Barclays	Barclays	NAP	NAP	5145 US Highway 93 South and 3645 Grant Creek Road	Missoula	Missoula	MT
34	Loan		1	Hanover Village	0.6%	100.0%	LMF	LMF	NAP	NAP	202 Jacobstown New Egypt Road	Wrightstown	Burlington	NJ
35	Loan		1	All American City Self Storage	0.5%	100.0%	Barclays	Barclays	NAP	NAP	1209 East Belt Line Road	DeSoto	Dallas	TX
36	Loan		1	Drive Up Storage Sparta	0.5%	100.0%	Barclays	Barclays	Group A	NAP	19 and 32 White Lake Road	Sparta	Sussex	NJ
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	0.5%		UBS AG	UBS AG	NAP	NAP	Various	Various	Van Buren	MI
37.01	Property		1	Maple Hill Village	0.3%	62.5%					100 Maple Hill	Hartford	Van Buren	MI
37.02	Property		1	Lawrence	0.2%	37.5%					175 Corwin Road	Lawrence	Van Buren	MI
38	Loan	2, 4	1	Port Angeles Student Housing	0.4%	100.0%	GACC	GACC	NAP	NAP	1134 and 1138 East Park Avenue	Port Angeles	Clallam	WA
39	Loan	19	1	Super H-Mart	0.4%	100.0%	BSPRT	BSPRT	NAP	NAP	6335 Georgia 85	Riverdale	Clayton	GA
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	0.4%	100.0%	Barclays	Barclays	NAP	NAP	9384 Schoenthal Road	Garden Ridge	Comal	TX
41	Loan	3	1	1624 University	0.3%	100.0%	BSPRT	BSPRT	NAP	NAP	1624 University Avenue	Bronx	Bronx	NY
A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
						2	2			3			6, 7	6, 7	6, 7
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	10606	Mixed Use	Multifamily / Office	1985-1987	2000, 2020-2025	621,070	SF	227.03	76,000,000	76,000,000	76,000,000	7.25000%
2	Loan	5, 6, 7, 13	17	ESA Portfolio	Various	Hospitality	Extended Stay	Various	Various	1,678	Rooms	53,730.63	60,160,000	60,160,000	60,160,000	6.73600%
2.01	Property		1	Fort Wayne South	46804	Hospitality	Extended Stay	1997	2024	101	Rooms		4,614,546	4,614,546	4,614,546
2.02	Property		1	Waco - Woodway	76712	Hospitality	Extended Stay	2001	NAP	95	Rooms		4,486,363	4,486,363	4,486,363
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	45242	Hospitality	Extended Stay	1998	2005	133	Rooms		4,059,091	4,059,091	4,059,091
2.04	Property		1	Dayton - North	45414	Hospitality	Extended Stay	2000	2024	104	Rooms		4,059,091	4,059,091	4,059,091
2.05	Property		1	Indianapolis Northwest I-465	46268	Hospitality	Extended Stay	1998	2014	139	Rooms		3,973,636	3,973,636	3,973,636
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	45242	Hospitality	Extended Stay	1997	2024	101	Rooms		3,760,000	3,760,000	3,760,000
2.07	Property		1	El Paso - Airport	79925	Hospitality	Extended Stay	1997	NAP	120	Rooms		3,760,000	3,760,000	3,760,000
2.08	Property		1	Dallas - Greenville Ave	75243	Hospitality	Extended Stay	1998	NAP	116	Rooms		3,589,091	3,589,091	3,589,091
2.09	Property		1	Indianapolis - Airport - W Southern Ave	46241	Hospitality	Extended Stay	1998	2024	121	Rooms		3,589,091	3,589,091	3,589,091
2.10	Property		1	El Paso - West	79922	Hospitality	Extended Stay	1997	NAP	73	Rooms		3,589,091	3,589,091	3,589,091
2.11	Property		1	Fort Worth - Fossil Creek	76137	Hospitality	Extended Stay	1998	NAP	85	Rooms		3,418,182	3,418,182	3,418,182
2.12	Property		1	Dallas - Plano Parkway	75093	Hospitality	Extended Stay	1996	NAP	97	Rooms		3,375,454	3,375,454	3,375,454
2.13	Property		1	Fort Worth - City View	76132	Hospitality	Extended Stay	1999	2024	104	Rooms		3,332,727	3,332,727	3,332,727
2.14	Property		1	Fort Wayne North	46818	Hospitality	Extended Stay	1996	2014	72	Rooms		3,204,546	3,204,546	3,204,546
2.15	Property		1	Dayton - Fairborn	45324	Hospitality	Extended Stay	1996	2005	72	Rooms		2,691,818	2,691,818	2,691,818
2.16	Property		1	Fort Worth - Southwest	76132	Hospitality	Extended Stay	1998	NAP	73	Rooms		2,520,909	2,520,909	2,520,909
2.17	Property		1	Dayton - South	45459	Hospitality	Extended Stay	1989	2005	72	Rooms		2,136,363	2,136,363	2,136,363
3	Loan	6, 19	6	Hyatt Place Portfolio	Various	Hospitality	Select Service	Various	Various	754	Rooms	78,249.34	59,000,000	59,000,000	59,000,000	7.32500%
3.01	Property		1	HP Greenville	29615	Hospitality	Select Service	1997	2024	126	Rooms		13,050,000	13,050,000	13,050,000
3.02	Property		1	HP Charlotte	28217	Hospitality	Select Service	1996	2024	126	Rooms		11,660,000	11,660,000	11,660,000
3.03	Property		1	HP Roanoke	24012	Hospitality	Select Service	1997	2024	126	Rooms		10,140,000	10,140,000	10,140,000
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	30022	Hospitality	Select Service	1995	2025	124	Rooms		9,000,000	9,000,000	9,000,000
3.05	Property		1	Hyatt Place Dallas/Park Central	75243	Hospitality	Select Service	1996	2024	126	Rooms		7,980,000	7,980,000	7,980,000
3.06	Property		1	HP Topeka	66615	Hospitality	Select Service	1997	2024	126	Rooms		7,170,000	7,170,000	7,170,000
4	Loan	23, 24	1	Netflix HQ	95032	Office	Suburban	2015	NAP	147,949	SF	372.43	55,100,000	55,100,000	55,100,000	6.02700%
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	Various	Various	Various	Various	Various	209	Units	234,449.76	49,000,000	49,000,000	49,000,000	6.29000%
5.01	Property		1	200 East 26th Street	10010	Mixed Use	Multifamily / Retail	1920	1988	45	Units		10,950,000	10,950,000	10,950,000
5.02	Property		1	210 East 38th Street	10016	Multifamily	Mid Rise	1920	NAP	40	Units		8,500,000	8,500,000	8,500,000
5.03	Property		1	210-216 West 79th Street	10024	Mixed Use	Multifamily / Retail	1894	1962, 2016	25	Units		8,450,000	8,450,000	8,450,000
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	10019	Mixed Use	Multifamily / Retail	1910, 1920	1989	29	Units		8,200,000	8,200,000	8,200,000
5.05	Property		1	328-330 East 52nd Street	10022	Multifamily	Mid Rise	1901, 1927	1987	49	Units		7,900,000	7,900,000	7,900,000
5.06	Property		1	115 East 72nd Street	10021	Mixed Use	Multifamily / Retail	1934	NAP	21	Units		5,000,000	5,000,000	5,000,000
6	Loan	7, 12, 19	1	The Garden City Hotel	11530	Hospitality	Full Service	1983	2025	269	Rooms	228,624.54	43,500,000	43,500,000	43,500,000	6.99000%
7	Loan	2, 7, 21	1	80-02 Kew Gardens	11415	Office	CBD	1989	2018	502,129	SF	139.41	40,000,000	40,000,000	40,000,000	6.99000%
8	Loan	10, 21, 23	1	Olympic Plaza	90064	Office	CBD	1982	2024	248,573	SF	160.92	40,000,000	40,000,000	40,000,000	6.30000%
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	94533	Retail	Anchored	Various	Various	202,525	SF	187.63	38,000,000	38,000,000	38,000,000	6.65000%
9.01	Property		1	Gateway Plaza	94533	Retail	Anchored	1990	2020	164,463	SF		28,604,724	28,604,724	28,604,724
9.02	Property		1	Gateway Courtyard	94533	Retail	Anchored	2002	NAP	38,062	SF		9,395,276	9,395,276	9,395,276
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	85004	Office	Suburban	1990	2020	484,168	SF	130.12	33,000,000	33,000,000	33,000,000	6.73000%
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	19428	Office	Suburban	2002	2023	349,659	SF	154.49	31,520,000	31,520,000	31,520,000	6.30200%
12	Loan		1	Ascent Townhomes	93711	Multifamily	Garden	2004	NAP	248	Units	104,838.71	26,000,000	26,000,000	26,000,000	6.35000%
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	33607	Retail	Super Regional Mall	2001, 2009	2020	803,735	SF	685.86	25,000,000	25,000,000	25,000,000	4.91333149584686%
14	Loan	19	1	Parkview Tullahoma	37388	Multifamily	Independent Living	2020	NAP	100	Units	185,000.00	18,500,000	18,500,000	18,500,000	6.35000%
15	Loan	10, 23	1	285 Lafayette	10012	Retail	Anchored	1900	2004	15,136	SF	1,123.15	17,000,000	17,000,000	17,000,000	6.27000%
16	Loan	7, 19, 27	1	125th & Lenox	10027	Retail	Anchored	2016	NAP	172,070	SF	581.16	16,000,000	16,000,000	16,000,000	5.65700%
17	Loan	2	1	1035 Third Avenue	10065	Mixed Use	Medical Office / Retail	1967	2012	23,924	SF	643.71	15,400,000	15,400,000	15,400,000	6.20000%
18	Loan		1	Bay Pointe Apartments	77521	Multifamily	Garden	1976	2017	314	Units	47,770.70	15,000,000	15,000,000	15,000,000	6.90000%
19	Loan	27	1	Grandview Apartments	61614	Multifamily	Garden	1973	2019-2020	139	Units	104,316.55	14,500,000	14,500,000	14,500,000	6.43500%
20	Loan	2, 23, 27	1	79 Walker	10013	Mixed Use	Office / Retail	1869	2016	31,450	SF	452.78	14,240,000	14,240,000	14,240,000	5.92300%
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	32937	Retail	Anchored	1966	NAP	111,816	SF	111.79	12,500,000	12,500,000	12,500,000	6.14000%
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	Various	Manufactured Housing	Manufactured Housing	Various	NAP	332	Pads	34,156.63	11,340,000	11,340,000	11,340,000	6.20000%
22.01	Property		1	Pontaluna Shores	49456	Manufactured Housing	Manufactured Housing	1968	NAP	132	Pads		4,845,147	4,845,147	4,845,147
22.02	Property		1	University Mobile Estates	48189	Manufactured Housing	Manufactured Housing	1952	NAP	66	Pads		2,335,929	2,335,929	2,335,929
22.03	Property		1	Broadway Acres	48858	Manufactured Housing	Manufactured Housing	1986	NAP	70	Pads		2,114,120	2,114,120	2,114,120
22.04	Property		1	Brookhaven	49321	Manufactured Housing	Manufactured Housing	1950	NAP	64	Pads		2,044,804	2,044,804	2,044,804
23	Loan	19	1	Hampton Inn Buffalo South / I-90	14224	Hospitality	Limited Service	2001	2024	105	Rooms	104,761.90	11,000,000	11,000,000	11,000,000	6.89000%
24	Loan	21, 30	1	885 Park Avenue	11206	Multifamily	Mid Rise	1920	2018	34	Units	301,470.59	10,250,000	10,250,000	10,250,000	6.20000%
25	Loan	19	1	Staybridge Suites Buffalo	14224	Hospitality	Extended Stay	2010	2023	105	Rooms	95,238.10	10,000,000	10,000,000	10,000,000	6.89000%
26	Loan	19	1	Fulton Industrial Center	30336	Industrial	Flex / R&D	1973	NAP	103,922	SF	93.48	9,715,000	9,715,000	9,715,000	5.12000%
27	Loan	19	1	TownePlace Suites Redding	96002	Hospitality	Extended Stay	2013	NAP	101	Rooms	94,059.41	9,500,000	9,500,000	9,500,000	6.05000%
28	Loan	6, 10	4	Tampa MHC Portfolio	Various	Manufactured Housing	Manufactured Housing	Various	NAP	195	Pads	47,179.49	9,200,000	9,200,000	9,200,000	6.30000%
28.01	Property		1	Whispering Oaks	34420	Manufactured Housing	Manufactured Housing	1967	NAP	64	Pads		2,900,000	2,900,000	2,900,000
28.02	Property		1	West Chase	33635	Manufactured Housing	Manufactured Housing	1977	NAP	46	Pads		2,825,000	2,825,000	2,825,000
28.03	Property		1	Robin's Nest	34488	Manufactured Housing	Manufactured Housing	1960	NAP	51	Pads		1,875,000	1,875,000	1,875,000
28.04	Property		1	Shadow Oaks	34471	Manufactured Housing	Manufactured Housing	1956	NAP	34	Pads		1,600,000	1,600,000	1,600,000
A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
						2	2			3			6, 7	6, 7	6, 7
29	Loan	30	1	Public Storage Spring Hill	34609	Self Storage	Self Storage	2020	NAP	91,557	SF	96.66	8,850,000	8,850,000	8,850,000	6.00500%
30	Loan	2, 4	1	228 NE Broadway	97232	Self Storage	Self Storage	1914, 1920	2014-2016	29,314	SF	252.44	7,400,000	7,400,000	7,400,000	5.85000%
31	Loan	2, 27	1	5222 Roosevelt Avenue	11377	Mixed Use	Multifamily / Retail	2020	NAP	10	Units	640,000.00	6,400,000	6,400,000	6,400,000	6.46000%
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	Various	Self Storage	Self Storage	Various	NAP	83,614	SF	72.48	6,060,000	6,060,000	6,060,000	6.56000%
32.01	Property		1	The Storage Place - Helena	35080	Self Storage	Self Storage	1974	NAP	49,389	SF		3,660,000	3,660,000	3,660,000
32.02	Property		1	The Storage Place - Pelham	35124	Self Storage	Self Storage	1986	NAP	34,225	SF		2,400,000	2,400,000	2,400,000
33	Loan		1	Pak Rat Mini Storage	59804	Self Storage	Self Storage	1985, 1998	NAP	85,598	SF	65.54	5,610,000	5,610,000	5,610,000	6.22000%
34	Loan		1	Hanover Village	08562	Manufactured Housing	Manufactured Housing	1960	NAP	100	Pads	48,000.00	4,800,000	4,800,000	4,800,000	6.49000%
35	Loan		1	All American City Self Storage	75115	Self Storage	Self Storage	1974	NAP	49,585	SF	84.70	4,200,000	4,200,000	4,200,000	6.40000%
36	Loan		1	Drive Up Storage Sparta	07871	Self Storage	Self Storage	1997-2000	NAP	50,975	SF	79.84	4,070,000	4,070,000	4,070,000	5.62500%
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	Various	Manufactured Housing	Manufactured Housing	1970	NAP	159	Pads	25,471.70	4,050,000	4,050,000	4,050,000	6.67400%
37.01	Property		1	Maple Hill Village	49057	Manufactured Housing	Manufactured Housing	1970	NAP	99	Pads		2,531,250	2,531,250	2,531,250
37.02	Property		1	Lawrence	49064	Manufactured Housing	Manufactured Housing	1970	NAP	60	Pads		1,518,750	1,518,750	1,518,750
38	Loan	2, 4	1	Port Angeles Student Housing	98362	Multifamily	Student Housing	2018	NAP	92	Beds	40,489.13	3,725,000	3,725,000	3,725,000	5.75700%
39	Loan	19	1	Super H-Mart	30274	Retail	Single Tenant	2000	NAP	57,696	SF	52.00	3,000,000	3,000,000	3,000,000	6.35000%
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	78266	Self Storage	Self Storage	2015	2023	64,895	SF	46.23	3,000,000	3,000,000	3,000,000	6.60000%
41	Loan	3	1	1624 University	10453	Mixed Use	Multifamily / Office	1910	2001	14,400	SF	180.56	2,600,000	2,600,000	2,600,000	7.40000%
A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
					8		9	9	9	9		11
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	0.01805%	7.23195%	NAP	465,543.98	NAP	5,586,527.76	Interest Only	No	Actual/360	60
2	Loan	5, 6, 7, 13	17	ESA Portfolio	0.01805%	6.71795%	NAP	342,388.39	NAP	4,108,660.68	Interest Only	No	Actual/360	60
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	0.01805%	7.30695%	NAP	365,147.86	NAP	4,381,774.32	Interest Only	No	Actual/360	60
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ	0.01805%	6.00895%	NAP	280,583.36	NAP	3,367,000.32	Interest Only	No	Actual/360	60
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	0.01805%	6.27195%	NAP	260,408.91	NAP	3,124,906.92	Interest Only	No	Actual/360	60
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel	0.01805%	6.97195%	NAP	256,906.77	NAP	3,082,881.24	Interest Only	No	Actual/360	60
7	Loan	2, 7, 21	1	80-02 Kew Gardens	0.01805%	6.97195%	NAP	236,236.11	NAP	2,834,833.32	Interest Only	No	Actual/360	60
8	Loan	10, 21, 23	1	Olympic Plaza	0.04805%	6.25195%	NAP	212,916.67	NAP	2,555,000.04	Interest Only	No	Actual/360	60
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	0.01805%	6.63195%	NAP	213,508.10	NAP	2,562,097.20	Interest Only	No	Actual/360	60
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	0.01805%	6.71195%	NAP	187,645.49	NAP	2,251,745.88	Interest Only	No	Actual/360	60
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	0.01805%	6.28395%	NAP	167,831.60	NAP	2,013,979.20	Interest Only	No	Actual/360	60
12	Loan		1	Ascent Townhomes	0.01805%	6.33195%	NAP	139,494.21	NAP	1,673,930.52	Interest Only	No	Actual/360	60
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	0.016844%	4.89648749584686%	NAP	103,782.75	NAP	1,245,393.00	Interest Only	No	Actual/360	60
14	Loan	19	1	Parkview Tullahoma	0.01805%	6.33195%	NAP	99,255.50	NAP	1,191,066.00	Interest Only	No	Actual/360	60
15	Loan	10, 23	1	285 Lafayette	0.01805%	6.25195%	NAP	90,058.68	NAP	1,080,704.16	Interest Only	No	Actual/360	60
16	Loan	7, 19, 27	1	125th & Lenox	0.01805%	5.63895%	NAP	76,474.26	NAP	917,691.12	Interest Only	No	Actual/360	60
17	Loan	2	1	1035 Third Avenue	0.01805%	6.18195%	NAP	80,671.76	NAP	968,061.12	Interest Only	No	Actual/360	60
18	Loan		1	Bay Pointe Apartments	0.01805%	6.88195%	NAP	87,447.92	NAP	1,049,375.00	Interest Only	No	Actual/360	60
19	Loan	27	1	Grandview Apartments	0.01805%	6.41695%	NAP	78,836.20	NAP	946,034.38	Interest Only	No	Actual/360	60
20	Loan	2, 23, 27	1	79 Walker	0.01805%	5.90495%	NAP	71,262.46	NAP	855,149.52	Interest Only	No	Actual/360	60
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	0.01805%	6.12195%	NAP	64,846.64	NAP	778,159.68	Interest Only	No	Actual/360	60
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	0.01805%	6.18195%	NAP	59,403.75	NAP	712,845.00	Interest Only	No	Actual/360	60
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	0.01805%	6.87195%	NAP	64,035.53	NAP	768,426.36	Interest Only	No	Actual/360	60
24	Loan	21, 30	1	885 Park Avenue	0.01805%	6.18195%	NAP	53,693.87	NAP	644,326.44	Interest Only	No	Actual/360	60
25	Loan	19	1	Staybridge Suites Buffalo	0.01805%	6.87195%	NAP	58,214.12	NAP	698,569.44	Interest Only	No	Actual/360	60
26	Loan	19	1	Fulton Industrial Center	0.01805%	5.10195%	NAP	42,026.37	NAP	504,316.44	Interest Only	No	Actual/360	60
27	Loan	19	1	TownePlace Suites Redding	0.01805%	6.03195%	NAP	48,561.05	NAP	582,732.60	Interest Only	No	Actual/360	60
28	Loan	6, 10	4	Tampa MHC Portfolio	0.01805%	6.28195%	NAP	48,970.83	NAP	587,649.96	Interest Only	No	Actual/360	60
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
					8		9	9	9	9		11
29	Loan	30	1	Public Storage Spring Hill	0.01805%	5.98695%	NAP	44,901.97	NAP	538,823.64	Interest Only	No	Actual/360	60
30	Loan	2, 4	1	228 NE Broadway	0.01805%	5.83195%	NAP	36,576.04	NAP	438,912.48	Interest Only	No	Actual/360	60
31	Loan	2, 27	1	5222 Roosevelt Avenue	0.01805%	6.44195%	NAP	34,931.85	NAP	419,182.20	Interest Only	No	Actual/360	60
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	0.01805%	6.54195%	NAP	33,588.11	NAP	403,057.32	Interest Only	No	Actual/360	60
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage	0.06680%	6.15320%	NAP	29,482.37	NAP	353,788.44	Interest Only	No	Actual/360	60
34	Loan		1	Hanover Village	0.01805%	6.47195%	NAP	26,320.56	NAP	315,846.72	Interest Only	No	Actual/360	60
35	Loan		1	All American City Self Storage	0.01805%	6.38195%	NAP	22,711.11	NAP	272,533.32	Interest Only	No	Actual/360	60
36	Loan		1	Drive Up Storage Sparta	0.01805%	5.60695%	NAP	19,343.10	NAP	232,117.20	Interest Only	No	Actual/360	60
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	0.01805%	6.65595%	NAP	22,837.59	NAP	274,051.08	Interest Only	No	Actual/360	60
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing	0.01805%	5.73895%	NAP	18,118.89	NAP	217,426.68	Interest Only	No	Actual/360	60
39	Loan	19	1	Super H-Mart	0.01805%	6.33195%	NAP	16,095.49	NAP	193,145.88	Interest Only	No	Actual/360	60
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	0.01805%	6.58195%	NAP	16,729.17	NAP	200,750.04	Interest Only	No	Actual/360	60
41	Loan	3	1	1624 University	0.01805%	7.38195%	NAP	16,256.02	NAP	195,072.24	Interest Only	No	Actual/360	60
A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
																	10	10
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	59	60	59	0	0	10/1/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
2	Loan	5, 6, 7, 13	17	ESA Portfolio	59	60	59	0	0	10/1/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	60	60	60	0	0	10/24/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ	59	60	59	0	0	10/6/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	59	60	59	0	0	10/8/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel	60	60	60	0	0	10/23/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
7	Loan	2, 7, 21	1	80-02 Kew Gardens	59	60	59	0	0	10/1/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
8	Loan	10, 21, 23	1	Olympic Plaza	59	60	59	0	0	9/29/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	2	0
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	59	60	59	0	0	9/30/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	60	60	60	0	0	10/23/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	58	60	58	0	0	9/4/2025	2	6	10/6/2025	NAP	9/6/2030	9/6/2030	0	5
12	Loan		1	Ascent Townhomes	58	60	58	0	0	9/8/2025	2	6	10/6/2025	NAP	9/6/2030	9/6/2030	0	0
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	60	60	60	0	0	10/9/2025	0	1	12/1/2025	NAP	11/1/2030	11/1/2030	0	0
14	Loan	19	1	Parkview Tullahoma	58	60	58	0	0	9/3/2025	2	6	10/6/2025	NAP	9/6/2030	9/6/2030	0	0
15	Loan	10, 23	1	285 Lafayette	59	60	59	0	0	9/29/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
16	Loan	7, 19, 27	1	125th & Lenox	57	60	57	0	0	7/29/2025	3	6	9/6/2025	NAP	8/6/2030	8/6/2030	0	0
17	Loan	2	1	1035 Third Avenue	59	60	59	0	0	10/1/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
18	Loan		1	Bay Pointe Apartments	59	60	59	0	0	9/23/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
19	Loan	27	1	Grandview Apartments	59	60	59	0	0	9/26/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
20	Loan	2, 23, 27	1	79 Walker	59	60	59	0	0	9/19/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	1 time 5 day grace	0
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	59	60	59	0	0	9/30/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	59	60	59	0	0	10/10/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	60	60	60	0	0	10/16/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
24	Loan	21, 30	1	885 Park Avenue	59	60	59	0	0	10/1/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
25	Loan	19	1	Staybridge Suites Buffalo	60	60	60	0	0	10/16/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
26	Loan	19	1	Fulton Industrial Center	59	60	59	0	0	9/25/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
27	Loan	19	1	TownePlace Suites Redding	59	60	59	0	0	9/19/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
28	Loan	6, 10	4	Tampa MHC Portfolio	59	60	59	0	0	9/12/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	3	0
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
																	10	10
29	Loan	30	1	Public Storage Spring Hill	60	60	60	0	0	10/9/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
30	Loan	2, 4	1	228 NE Broadway	58	60	58	0	0	9/5/2025	2	6	10/6/2025	NAP	9/6/2030	9/6/2030	0	0
31	Loan	2, 27	1	5222 Roosevelt Avenue	60	60	60	0	0	10/21/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	59	60	59	0	0	9/19/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage	60	60	60	0	0	10/16/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
34	Loan		1	Hanover Village	59	60	59	0	0	10/9/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
35	Loan		1	All American City Self Storage	59	60	59	0	0	9/25/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
36	Loan		1	Drive Up Storage Sparta	59	60	59	0	0	9/30/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	58	60	58	0	0	8/19/2025	2	6	10/6/2025	NAP	9/6/2030	9/6/2030	0	0
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing	59	60	59	0	0	9/25/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
39	Loan	19	1	Super H-Mart	60	60	60	0	0	10/9/2025	0	6	12/6/2025	NAP	11/6/2030	11/6/2030	0	0
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	60	60	60	0	0	10/16/2025	0	1	12/1/2025	NAP	11/1/2030	11/1/2030	0	5
41	Loan	3	1	1624 University	59	60	59	0	0	10/1/2025	1	6	11/6/2025	NAP	10/6/2030	10/6/2030	0	0
A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
					12			31	16					16
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	L(2),YM1(54),O(4)	21,948,582	12,093,645	9,854,938	8/31/2025	T-12	23,665,750	11,411,795	12,253,955	12/31/2024
2	Loan	5, 6, 7, 13	17	ESA Portfolio	L(17),YM1(36),O(7)	30,746,295	18,819,853	11,926,442	7/31/2025	T-12	31,118,371	19,749,456	11,368,915	12/31/2024
2.01	Property		1	Fort Wayne South		1,947,841	1,055,883	891,959	7/31/2025	T-12	1,898,553	1,067,113	831,440	12/31/2024
2.02	Property		1	Waco - Woodway		2,134,185	1,061,504	1,072,681	7/31/2025	T-12	2,294,641	1,162,219	1,132,422	12/31/2024
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd		1,988,313	1,157,203	831,110	7/31/2025	T-12	1,946,866	1,169,631	777,235	12/31/2024
2.04	Property		1	Dayton - North		1,960,641	1,232,676	727,965	7/31/2025	T-12	1,977,832	1,394,001	583,831	12/31/2024
2.05	Property		1	Indianapolis Northwest I-465		2,272,548	1,351,575	920,973	7/31/2025	T-12	2,225,340	1,368,103	857,237	12/31/2024
2.06	Property		1	Cincinnati Blue Ash Reed Hartman		1,737,947	1,113,661	624,286	7/31/2025	T-12	1,731,636	1,124,752	606,885	12/31/2024
2.07	Property		1	El Paso - Airport		1,912,731	1,110,441	802,290	7/31/2025	T-12	1,906,926	1,166,139	740,787	12/31/2024
2.08	Property		1	Dallas - Greenville Ave		1,967,390	1,343,328	624,062	7/31/2025	T-12	2,198,538	1,422,969	775,569	12/31/2024
2.09	Property		1	Indianapolis - Airport - W Southern Ave		1,945,616	1,353,203	592,413	7/31/2025	T-12	1,892,074	1,462,820	429,254	12/31/2024
2.10	Property		1	El Paso - West		1,549,768	913,614	636,154	7/31/2025	T-12	1,682,918	937,567	745,352	12/31/2024
2.11	Property		1	Fort Worth - Fossil Creek		1,849,062	1,081,376	767,686	7/31/2025	T-12	1,852,376	1,088,356	764,020	12/31/2024
2.12	Property		1	Dallas - Plano Parkway		1,900,026	1,144,368	755,657	7/31/2025	T-12	1,894,430	1,190,293	704,137	12/31/2024
2.13	Property		1	Fort Worth - City View		1,798,729	1,429,629	369,100	7/31/2025	T-12	1,844,371	1,510,093	334,278	12/31/2024
2.14	Property		1	Fort Wayne North		1,543,417	882,320	661,097	7/31/2025	T-12	1,529,099	896,706	632,392	12/31/2024
2.15	Property		1	Dayton - Fairborn		1,508,045	830,209	677,836	7/31/2025	T-12	1,525,601	888,865	636,736	12/31/2024
2.16	Property		1	Fort Worth - Southwest		1,460,259	998,995	461,264	7/31/2025	T-12	1,469,170	1,026,717	442,453	12/31/2024
2.17	Property		1	Dayton - South		1,269,777	759,868	509,908	7/31/2025	T-12	1,248,000	873,111	374,888	12/31/2024
3	Loan	6, 19	6	Hyatt Place Portfolio	L(24),YM1(29),O(7)	18,635,320	10,300,653	8,334,668	9/30/2025	T-12	15,775,755	9,925,653	5,850,102	12/31/2024
3.01	Property		1	HP Greenville		3,587,632	1,750,304	1,837,329	9/30/2025	T-12	2,828,038	1,581,337	1,246,701	12/31/2024
3.02	Property		1	HP Charlotte		3,200,077	1,609,033	1,591,044	9/30/2025	T-12	2,471,191	1,592,720	878,471	12/31/2024
3.03	Property		1	HP Roanoke		3,435,519	1,889,589	1,545,930	9/30/2025	T-12	3,207,973	1,909,375	1,298,598	12/31/2024
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall		2,731,990	1,523,464	1,208,526	9/30/2025	T-12	2,266,350	1,369,263	897,087	12/31/2024
3.05	Property		1	Hyatt Place Dallas/Park Central		2,847,019	1,762,528	1,084,490	9/30/2025	T-12	2,611,460	1,808,130	803,331	12/31/2024
3.06	Property		1	HP Topeka		2,833,084	1,765,735	1,067,349	9/30/2025	T-12	2,390,743	1,664,829	725,914	12/31/2024
4	Loan	23, 24	1	Netflix HQ	L(24),YM1(1),DorYM1(30),O(5)	8,153,119	1,727,550	6,425,569	12/31/2024	T-12	9,198,754	1,724,484	7,474,269	12/31/2023
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	L(12),YM1(41),O(7)	8,890,856	4,438,055	4,452,801	7/31/2025	T-12	8,663,882	4,523,362	4,140,520	12/31/2024
5.01	Property		1	200 East 26th Street		2,180,905	1,063,164	1,117,741	7/31/2025	T-12	2,108,189	1,088,955	1,019,234	12/31/2024
5.02	Property		1	210 East 38th Street		1,427,477	627,268	800,209	7/31/2025	T-12	1,388,386	640,224	748,162	12/31/2024
5.03	Property		1	210-216 West 79th Street		1,477,376	759,185	718,191	7/31/2025	T-12	1,461,049	747,941	713,108	12/31/2024
5.04	Property		1	401 West 48th Street/701-703 9th Avenue		1,425,814	664,282	761,532	7/31/2025	T-12	1,367,258	725,688	641,570	12/31/2024
5.05	Property		1	328-330 East 52nd Street		1,529,815	857,591	672,224	7/31/2025	T-12	1,486,489	896,597	589,892	12/31/2024
5.06	Property		1	115 East 72nd Street		849,469	466,566	382,903	7/31/2025	T-12	852,511	423,956	428,555	12/31/2024
6	Loan	7, 12, 19	1	The Garden City Hotel	L(24),YM1(30),O(6)	37,399,955	28,431,096	8,968,859	9/30/2025	T-12	35,840,773	27,872,890	7,967,883	12/31/2024
7	Loan	2, 7, 21	1	80-02 Kew Gardens	L(25),D(28),O(7)	16,199,177	8,621,781	7,577,397	6/30/2025	T-12	16,122,781	8,352,752	7,770,030	12/31/2024
8	Loan	10, 21, 23	1	Olympic Plaza	L(25),YM1(28),O(7)	10,383,441	3,590,682	6,792,759	6/30/2025	T-12	10,731,602	3,446,369	7,285,234	12/31/2024
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	L(25),D(28),O(7)	5,394,348	1,463,750	3,930,598	6/30/2025	T-12	5,287,750	1,422,479	3,865,271	12/31/2024
9.01	Property		1	Gateway Plaza		4,097,546	1,041,392	3,056,154	6/30/2025	T-12	3,929,528	1,018,019	2,911,509	12/31/2024
9.02	Property		1	Gateway Courtyard		1,296,802	422,358	874,444	6/30/2025	T-12	1,358,222	404,460	953,762	12/31/2024
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	L(24),D(29),O(7)	10,393,668	4,877,101	5,516,567	9/30/2025	T-12	9,497,326	5,410,161	4,087,165	12/31/2024
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	L(23),YM1(30),O(7)	11,226,364	5,145,640	6,080,724	6/30/2025	T-12	11,221,119	5,043,938	6,177,182	12/31/2024
12	Loan		1	Ascent Townhomes	L(26),D(27),O(7)	5,276,446	2,948,563	2,327,883	7/31/2025	T-12	5,149,076	2,949,790	2,199,286	12/31/2024
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	L(24),D(29),O(7)	93,697,607	27,545,592	66,152,015	7/31/2025	T-12	90,816,808	26,184,517	64,632,291	12/31/2024
14	Loan	19	1	Parkview Tullahoma	L(26),D(27),O(7)	3,995,656	2,155,452	1,840,204	6/30/2025	T-12	3,768,337	2,078,176	1,690,161	12/31/2024
15	Loan	10, 23	1	285 Lafayette	L(25),D(29),O(6)	1,778,920	467,803	1,311,117	7/31/2025	T-12	1,855,354	468,135	1,387,219	12/31/2024
16	Loan	7, 19, 27	1	125th & Lenox	L(27),D(26),O(7)	10,147,265	1,996,472	8,150,793	3/31/2025	T-12	10,152,873	2,000,880	8,151,993	12/31/2024
17	Loan	2	1	1035 Third Avenue	L(25),YM1(28),O(7)	2,249,306	729,935	1,519,371	6/30/2025	T-12	2,329,878	693,402	1,636,476	12/31/2024
18	Loan		1	Bay Pointe Apartments	L(24),YM1(32),O(4)	2,476,226	887,248	1,588,977	7/31/2025	T-12	2,495,493	959,533	1,535,960	12/31/2024
19	Loan	27	1	Grandview Apartments	L(25),D(31),O(4)	2,274,613	953,050	1,321,563	7/31/2025	T-12	2,155,622	931,505	1,224,117	12/31/2024
20	Loan	2, 23, 27	1	79 Walker	L(25),D(31),O(4)	2,222,621	652,454	1,570,167	3/31/2025	T-12	2,155,714	602,502	1,553,212	12/31/2024
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	L(25),D(31),O(4)	1,469,988	522,339	947,650	7/31/2025	Partial T-12	529,088	261,325	267,763	12/31/2024
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	L(25),D(28),O(7)	1,749,681	666,799	1,082,882	8/31/2025	T-12	1,679,553	642,153	1,037,400	12/31/2024
22.01	Property		1	Pontaluna Shores		745,925	258,433	487,492	8/31/2025	T-12	689,046	273,947	415,099	12/31/2024
22.02	Property		1	University Mobile Estates		369,257	154,133	215,124	8/31/2025	T-12	360,496	145,810	214,686	12/31/2024
22.03	Property		1	Broadway Acres		319,008	139,444	179,564	8/31/2025	T-12	316,337	107,569	208,768	12/31/2024
22.04	Property		1	Brookhaven		315,492	114,790	200,702	8/31/2025	T-12	313,674	114,827	198,847	12/31/2024
23	Loan	19	1	Hampton Inn Buffalo South / I-90	L(24),D(29),O(7)	4,216,057	2,647,879	1,568,179	8/31/2025	T-12	4,202,831	2,639,875	1,562,957	12/31/2024
24	Loan	21, 30	1	885 Park Avenue	L(25),D(31),O(4)	1,443,144	532,093	911,051	6/30/2025	T-12	1,397,958	524,353	873,605	12/31/2024
25	Loan	19	1	Staybridge Suites Buffalo	L(24),D(29),O(7)	4,147,714	2,654,609	1,493,105	8/31/2025	T-12	4,140,899	2,668,894	1,472,005	12/31/2024
26	Loan	19	1	Fulton Industrial Center	L(25),D(28),O(7)	1,216,932	299,092	917,840	6/30/2025	T-12	1,326,103	272,814	1,053,289	12/31/2024
27	Loan	19	1	TownePlace Suites Redding	L(25),D(28),O(7)	4,657,909	2,817,986	1,839,923	7/31/2025	T-12	4,514,603	2,731,202	1,783,400	12/31/2024
28	Loan	6, 10	4	Tampa MHC Portfolio	L(25),D(28),O(7)	1,205,747	398,145	807,602	9/30/2025	T-12	1,069,691	379,386	690,305	12/31/2024
28.01	Property		1	Whispering Oaks		390,767	126,946	263,821	9/30/2025	T-12	335,041	113,836	221,205	12/31/2024
28.02	Property		1	West Chase		362,130	105,503	256,627	9/30/2025	T-12	341,050	116,731	224,319	12/31/2024
28.03	Property		1	Robin's Nest		244,300	82,858	161,442	9/30/2025	T-12	210,000	76,901	133,099	12/31/2024
28.04	Property		1	Shadow Oaks		208,550	82,838	125,712	9/30/2025	T-12	183,600	71,918	111,682	12/31/2024
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
					12			31	16					16
29	Loan	30	1	Public Storage Spring Hill	L(24),D(29),O(7)	1,095,449	421,160	674,290	8/31/2025	T-12	1,019,223	432,760	586,463	12/31/2024
30	Loan	2, 4	1	228 NE Broadway	L(26),D(27),O(7)	1,015,438	241,069	774,368	6/30/2025	T-10	1,031,043	345,672	685,372	12/31/2023
31	Loan	2, 27	1	5222 Roosevelt Avenue	L(24),D(29),O(7)	652,908	94,231	558,677	7/31/2025	T-12	NAV	NAV	NAV	NAV
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	L(25),D(31),O(4)	886,700	336,720	549,980	8/31/2025	T-12	891,192	315,787	575,405	12/31/2024
32.01	Property		1	The Storage Place - Helena		555,924	215,410	340,514	8/31/2025	T-12	558,408	202,231	356,177	12/31/2024
32.02	Property		1	The Storage Place - Pelham		330,777	121,311	209,466	8/31/2025	T-12	332,784	113,556	219,228	12/31/2024
33	Loan		1	Pak Rat Mini Storage	L(24),D(32),O(4)	747,005	244,360	502,645	7/31/2025	T-12	740,191	240,159	500,033	12/31/2024
34	Loan		1	Hanover Village	L(12),YM1(41),O(7)	592,422	193,329	399,093	6/30/2025	T-12	587,360	190,112	397,247	12/31/2024
35	Loan		1	All American City Self Storage	L(25),D(28),O(7)	725,183	295,771	429,411	7/31/2025	T-12	754,558	287,432	467,126	12/31/2024
36	Loan		1	Drive Up Storage Sparta	L(25),D(28),O(7)	1,004,918	411,205	593,713	8/31/2025	T-12	1,007,800	379,218	628,582	12/31/2024
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	L(26),D(30),O(4)	698,562	306,352	392,210	6/30/2025	T-12	660,080	294,108	365,972	12/31/2024
37.01	Property		1	Maple Hill Village		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37.02	Property		1	Lawrence		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38	Loan	2, 4	1	Port Angeles Student Housing	L(25),D(31),O(4)	662,963	335,171	327,792	5/31/2025	T-12	652,620	323,325	329,295	12/31/2024
39	Loan	19	1	Super H-Mart	L(24),D(32),O(4)	651,978	0	651,978	7/31/2025	T-12	591,255	14,040	577,215	12/31/2024
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	L(24),D(29),O(7)	409,920	151,324	258,595	8/31/2025	T-12	405,766	175,272	230,494	12/31/2024
41	Loan	3	1	1624 University	L(25),D(31),O(4)	477,855	124,121	353,735	7/31/2025	T-12	487,893	117,108	370,785	12/31/2024
A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)
									16					31	15
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	T-12	23,228,310	11,450,912	11,777,398	12/31/2023	T-12	90.8%	27,059,387	12,614,013	14,445,374	705,190
2	Loan	5, 6, 7, 13	17	ESA Portfolio	T-12	31,327,921	18,603,308	12,724,613	12/31/2023	T-12	81.2%	30,746,295	19,147,934	11,598,361	1,229,852
2.01	Property		1	Fort Wayne South	T-12	1,990,722	1,106,799	883,923	12/31/2023	T-12	89.3%	1,947,841	1,045,994	901,848	77,914
2.02	Property		1	Waco - Woodway	T-12	2,089,362	1,142,857	946,505	12/31/2023	T-12	87.9%	2,134,185	1,099,646	1,034,538	85,367
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	T-12	2,020,134	1,106,995	913,139	12/31/2023	T-12	74.7%	1,988,313	1,172,963	815,349	79,533
2.04	Property		1	Dayton - North	T-12	2,107,677	1,260,741	846,936	12/31/2023	T-12	82.8%	1,960,641	1,287,231	673,410	78,426
2.05	Property		1	Indianapolis Northwest I-465	T-12	1,892,121	1,219,578	672,543	12/31/2023	T-12	76.7%	2,272,548	1,341,541	931,007	90,902
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	T-12	1,850,086	1,072,050	778,036	12/31/2023	T-12	74.1%	1,737,947	1,129,076	608,871	69,518
2.07	Property		1	El Paso - Airport	T-12	2,277,074	1,183,793	1,093,281	12/31/2023	T-12	69.8%	1,912,731	1,129,331	783,400	76,509
2.08	Property		1	Dallas - Greenville Ave	T-12	2,327,691	1,329,205	998,487	12/31/2023	T-12	83.0%	1,967,390	1,377,278	590,113	78,696
2.09	Property		1	Indianapolis - Airport - W Southern Ave	T-12	2,007,939	1,336,543	671,395	12/31/2023	T-12	68.9%	1,945,616	1,355,220	590,395	77,825
2.10	Property		1	El Paso - West	T-12	1,604,873	904,508	700,365	12/31/2023	T-12	79.6%	1,549,768	914,918	634,851	61,991
2.11	Property		1	Fort Worth - Fossil Creek	T-12	1,794,171	1,099,199	694,972	12/31/2023	T-12	90.9%	1,849,062	1,104,885	744,177	73,962
2.12	Property		1	Dallas - Plano Parkway	T-12	1,999,384	1,085,257	914,126	12/31/2023	T-12	84.9%	1,900,026	1,185,863	714,163	76,001
2.13	Property		1	Fort Worth - City View	T-12	1,886,400	1,281,312	605,088	12/31/2023	T-12	83.4%	1,798,729	1,451,005	347,724	71,949
2.14	Property		1	Fort Wayne North	T-12	1,386,958	856,163	530,795	12/31/2023	T-12	91.1%	1,543,417	879,278	664,140	61,737
2.15	Property		1	Dayton - Fairborn	T-12	1,395,401	778,157	617,244	12/31/2023	T-12	85.0%	1,508,045	842,514	665,531	60,322
2.16	Property		1	Fort Worth - Southwest	T-12	1,470,780	994,958	475,822	12/31/2023	T-12	87.5%	1,460,259	1,013,023	447,236	58,410
2.17	Property		1	Dayton - South	T-12	1,227,146	845,191	381,955	12/31/2023	T-12	87.0%	1,269,777	818,169	451,608	50,791
3	Loan	6, 19	6	Hyatt Place Portfolio	T-12	11,203,844	10,417,586	786,257	12/31/2023	T-12	66.2%	18,635,320	10,622,004	8,013,317	931,766
3.01	Property		1	HP Greenville	T-12	2,006,552	1,520,002	486,550	12/31/2023	T-12	66.4%	3,587,632	1,844,881	1,742,751	179,382
3.02	Property		1	HP Charlotte	T-12	1,738,701	1,873,909	(135,208)	12/31/2023	T-12	68.6%	3,200,077	1,649,050	1,551,026	160,004
3.03	Property		1	HP Roanoke	T-12	2,462,281	1,934,259	528,023	12/31/2023	T-12	73.5%	3,435,519	2,052,431	1,383,088	171,776
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	T-12	1,659,818	1,733,836	(74,018)	12/31/2023	T-12	65.2%	2,731,990	1,477,249	1,254,741	136,600
3.05	Property		1	Hyatt Place Dallas/Park Central	T-12	1,986,427	1,878,402	108,025	12/31/2023	T-12	65.4%	2,847,019	1,756,330	1,090,688	142,351
3.06	Property		1	HP Topeka	T-12	1,350,065	1,477,179	(127,114)	12/31/2023	T-12	58.2%	2,833,084	1,842,062	991,022	141,654
4	Loan	23, 24	1	Netflix HQ	T-12	8,997,888	1,747,172	7,250,716	12/31/2022	T-12	98.0%	7,700,272	2,006,724	5,693,548	0
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	T-12	8,174,370	4,547,304	3,627,066	12/31/2023	T-12	90.3%	9,084,393	4,474,701	4,609,692	59,176
5.01	Property		1	200 East 26th Street	T-12	1,876,094	1,110,007	766,087	12/31/2023	T-12	82.9%	2,285,490	1,060,772	1,224,718	13,444
5.02	Property		1	210 East 38th Street	T-12	1,285,689	774,963	510,726	12/31/2023	T-12	92.9%	1,395,553	629,734	765,820	10,001
5.03	Property		1	210-216 West 79th Street	T-12	1,401,151	740,719	660,432	12/31/2023	T-12	95.5%	1,533,138	767,828	765,311	8,703
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	T-12	1,358,779	692,482	666,297	12/31/2023	T-12	92.1%	1,395,253	682,832	712,421	9,017
5.05	Property		1	328-330 East 52nd Street	T-12	1,408,731	818,007	590,724	12/31/2023	T-12	92.9%	1,564,491	852,624	711,866	12,250
5.06	Property		1	115 East 72nd Street	T-12	843,926	411,126	432,800	12/31/2023	T-12	92.0%	910,467	480,910	429,557	5,762
6	Loan	7, 12, 19	1	The Garden City Hotel	T-12	32,033,727	25,326,804	6,706,923	12/31/2023	T-12	77.8%	37,399,955	28,291,653	9,108,302	1,483,366
7	Loan	2, 7, 21	1	80-02 Kew Gardens	T-12	16,723,834	8,337,766	8,386,068	12/31/2023	T-12	95.0%	17,053,010	8,602,198	8,450,812	100,426
8	Loan	10, 21, 23	1	Olympic Plaza	T-12	11,027,953	3,833,342	7,194,612	12/31/2023	T-12	85.0%	11,615,586	3,925,920	7,689,666	49,715
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	T-12	4,810,574	1,499,258	3,311,315	12/31/2023	T-12	95.0%	5,291,746	1,458,150	3,833,596	30,379
9.01	Property		1	Gateway Plaza	T-12	3,447,227	1,055,430	2,391,798	12/31/2023	T-12	95.0%	3,788,030	1,020,440	2,767,589	24,669
9.02	Property		1	Gateway Courtyard	T-12	1,363,346	443,829	919,517	12/31/2023	T-12	95.0%	1,503,716	437,709	1,066,007	5,709
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	T-12	9,916,398	5,269,914	4,646,484	12/31/2023	T-12	90.1%	13,098,003	4,682,021	8,415,982	96,834
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	T-12	10,682,244	4,904,350	5,777,894	12/31/2023	T-12	91.6%	13,224,195	5,066,417	8,157,778	178,326
12	Loan		1	Ascent Townhomes	T-12	4,643,027	2,596,918	2,046,109	12/31/2023	T-12	85.0%	5,433,058	3,184,424	2,248,633	49,600
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	T-12	82,137,862	25,347,649	56,790,213	12/31/2023	T-12	98.4%	97,602,876	23,708,322	73,894,554	249,262
14	Loan	19	1	Parkview Tullahoma	T-12	3,185,916	1,987,163	1,198,754	12/31/2023	T-12	94.0%	4,107,583	2,159,523	1,948,060	25,000
15	Loan	10, 23	1	285 Lafayette	T-12	1,846,868	456,922	1,389,946	12/31/2023	T-12	95.0%	1,890,532	462,492	1,428,040	2,270
16	Loan	7, 19, 27	1	125th & Lenox	T-12	10,026,301	1,985,433	8,040,868	12/31/2023	T-12	93.7%	10,182,419	2,199,399	7,983,020	34,414
17	Loan	2	1	1035 Third Avenue	T-12	2,215,843	638,275	1,577,568	12/31/2023	T-12	92.7%	2,518,685	786,716	1,731,969	8,800
18	Loan		1	Bay Pointe Apartments	T-12	2,354,819	1,083,022	1,271,797	12/31/2023	T-12	87.8%	2,476,226	998,275	1,477,950	78,500
19	Loan	27	1	Grandview Apartments	T-12	1,966,443	939,131	1,027,312	12/31/2023	T-12	93.2%	2,315,826	1,029,460	1,286,366	34,750
20	Loan	2, 23, 27	1	79 Walker	T-12	1,864,613	612,943	1,251,670	12/31/2023	T-12	95.0%	2,269,141	690,853	1,578,288	7,863
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	Partial T-12	1,196,637	607,271	589,366	12/31/2023	T-12	91.9%	1,996,186	632,503	1,363,683	22,363
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	T-12	1,624,813	688,651	936,162	12/31/2023	T-12	87.0%	1,801,689	710,636	1,091,054	16,600
22.01	Property		1	Pontaluna Shores	T-12	690,360	269,023	421,337	12/31/2023	T-12	96.6%	770,247	264,407	505,840	6,600
22.02	Property		1	University Mobile Estates	T-12	316,812	159,145	157,667	12/31/2023	T-12	83.3%	371,716	172,035	199,681	3,300
22.03	Property		1	Broadway Acres	T-12	291,584	118,703	172,881	12/31/2023	T-12	86.0%	328,524	144,853	183,671	3,500
22.04	Property		1	Brookhaven	T-12	326,057	141,781	184,276	12/31/2023	T-12	74.2%	331,203	129,341	201,862	3,200
23	Loan	19	1	Hampton Inn Buffalo South / I-90	T-12	4,018,649	2,682,321	1,336,328	12/31/2023	T-12	68.3%	4,067,811	2,523,680	1,544,131	162,712
24	Loan	21, 30	1	885 Park Avenue	T-12	1,325,560	492,591	832,969	12/31/2023	T-12	95.0%	1,439,907	579,307	860,600	8,500
25	Loan	19	1	Staybridge Suites Buffalo	T-12	3,419,560	2,353,214	1,066,346	12/31/2023	T-12	74.9%	4,147,714	2,653,134	1,494,580	165,909
26	Loan	19	1	Fulton Industrial Center	T-12	1,218,463	285,023	933,440	12/31/2023	T-12	92.6%	1,472,302	395,651	1,076,651	10,392
27	Loan	19	1	TownePlace Suites Redding	T-12	4,595,055	2,614,713	1,980,341	12/31/2023	T-12	82.0%	4,657,909	2,837,892	1,820,016	186,316
28	Loan	6, 10	4	Tampa MHC Portfolio	T-12	890,435	315,359	575,076	12/31/2023	T-12	95.0%	1,252,272	396,905	855,367	9,750
28.01	Property		1	Whispering Oaks	T-12	292,240	109,223	183,017	12/31/2023	T-12	95.0%	395,847	125,033	270,813	3,200
28.02	Property		1	West Chase	T-12	272,745	102,593	170,152	12/31/2023	T-12	95.0%	368,505	105,886	262,619	2,300
28.03	Property		1	Robin's Nest	T-12	183,000	56,563	126,437	12/31/2023	T-12	95.0%	261,630	86,389	175,241	2,550
28.04	Property		1	Shadow Oaks	T-12	142,450	46,980	95,470	12/31/2023	T-12	95.0%	226,290	79,597	146,693	1,700
A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)
									16					31	15
29	Loan	30	1	Public Storage Spring Hill	T-12	1,089,688	416,445	673,243	12/31/2023	T-12	85.4%	1,118,090	395,368	722,722	9,156
30	Loan	2, 4	1	228 NE Broadway	T-12	1,092,465	310,951	781,515	12/31/2022	T-12	91.1%	999,717	276,317	723,399	5,100
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	657,622	127,693	529,929	0
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	T-12	842,365	314,886	527,479	12/31/2023	T-12	87.6%	898,740	341,851	556,889	10,113
32.01	Property		1	The Storage Place - Helena	T-12	534,284	198,753	335,531	12/31/2023	T-12	85.7%	561,924	215,216	346,708	5,489
32.02	Property		1	The Storage Place - Pelham	T-12	308,081	116,133	191,948	12/31/2023	T-12	90.9%	336,816	126,636	210,180	4,625
33	Loan		1	Pak Rat Mini Storage	T-12	777,440	241,219	536,221	12/31/2023	T-12	85.4%	767,781	245,421	522,360	8,560
34	Loan		1	Hanover Village	T-12	539,455	181,358	358,097	12/31/2023	T-12	92.0%	621,480	203,027	418,453	5,000
35	Loan		1	All American City Self Storage	T-12	751,236	270,398	480,838	12/31/2023	T-12	88.4%	725,183	285,765	439,418	4,959
36	Loan		1	Drive Up Storage Sparta	T-12	1,024,195	370,004	654,191	12/31/2023	T-12	91.2%	1,020,813	405,750	615,063	5,098
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	T-12	612,082	268,572	343,510	12/31/2023	T-12	78.6%	727,506	246,832	480,674	7,950
37.01	Property		1	Maple Hill Village	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37.02	Property		1	Lawrence	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38	Loan	2, 4	1	Port Angeles Student Housing	T-12	561,788	286,102	275,686	12/31/2023	T-12	95.0%	793,434	332,620	460,814	13,800
39	Loan	19	1	Super H-Mart	T-12	632,928	14,040	618,888	12/31/2023	T-12	95.0%	759,512	157,253	602,258	0
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	T-12	342,853	220,846	122,007	12/31/2023	T-12	74.4%	415,858	146,301	269,557	6,490
41	Loan	3	1	1624 University	T-12	482,588	115,517	367,071	12/31/2023	T-12	95.0%	390,295	115,518	274,777	2,250
A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
					15		7, 14	7, 14	7	7	5	5		5, 7
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	0	13,740,184	1.39	1.33	10.2%	9.7%	235,500,000	As Is	7/3/2025; 7/11/2025; 9/20/2025	59.9%
2	Loan	5, 6, 7, 13	17	ESA Portfolio	0	10,368,509	1.88	1.68	12.9%	11.5%	140,800,000	As Is	6/1/2025	64.0%
2.01	Property		1	Fort Wayne South	0	823,934					10,800,000	As Is	6/1/2025
2.02	Property		1	Waco - Woodway	0	949,171					10,500,000	As Is	6/1/2025
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	0	735,817					9,500,000	As Is	6/1/2025
2.04	Property		1	Dayton - North	0	594,984					9,500,000	As Is	6/1/2025
2.05	Property		1	Indianapolis Northwest I-465	0	840,106					9,300,000	As Is	6/1/2025
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	0	539,353					8,800,000	As Is	6/1/2025
2.07	Property		1	El Paso - Airport	0	706,891					8,800,000	As Is	6/1/2025
2.08	Property		1	Dallas - Greenville Ave	0	511,417					8,400,000	As Is	6/1/2025
2.09	Property		1	Indianapolis - Airport - W Southern Ave	0	512,571					8,400,000	As Is	6/1/2025
2.10	Property		1	El Paso - West	0	572,860					8,400,000	As Is	6/1/2025
2.11	Property		1	Fort Worth - Fossil Creek	0	670,214					8,000,000	As Is	6/1/2025
2.12	Property		1	Dallas - Plano Parkway	0	638,162					7,900,000	As Is	6/1/2025
2.13	Property		1	Fort Worth - City View	0	275,775					7,800,000	As Is	6/1/2025
2.14	Property		1	Fort Wayne North	0	602,403					7,500,000	As Is	6/1/2025
2.15	Property		1	Dayton - Fairborn	0	605,210					6,300,000	As Is	6/1/2025
2.16	Property		1	Fort Worth - Southwest	0	388,826					5,900,000	As Is	6/1/2025
2.17	Property		1	Dayton - South	0	400,817					5,000,000	As Is	6/1/2025
3	Loan	6, 19	6	Hyatt Place Portfolio	0	7,081,551	1.83	1.62	13.6%	12.0%	93,400,000	As Is	Various	63.2%
3.01	Property		1	HP Greenville	0	1,563,369					17,500,000	As Is	8/26/2025
3.02	Property		1	HP Charlotte	0	1,391,023					17,700,000	As Is	8/26/2025
3.03	Property		1	HP Roanoke	0	1,211,312					16,400,000	As Is	8/29/2025
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	0	1,118,142					15,300,000	As Is	9/19/2025
3.05	Property		1	Hyatt Place Dallas/Park Central	0	948,337					13,100,000	As Is	9/18/2025
3.06	Property		1	HP Topeka	0	849,367					13,400,000	As Is	8/22/2025
4	Loan	23, 24	1	Netflix HQ	0	5,693,548	1.69	1.69	10.3%	10.3%	99,500,000	As Is	7/25/2025	55.4%
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	18,576	4,531,940	1.48	1.45	9.4%	9.2%	86,200,000	As Is	Various	56.8%
5.01	Property		1	200 East 26th Street	3,900	1,207,374					23,600,000	As Is	9/2/2025
5.02	Property		1	210 East 38th Street	1	755,818					14,100,000	As Is	9/2/2025
5.03	Property		1	210-216 West 79th Street	7,850	748,758					13,300,000	As Is	9/4/2025
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	4,875	698,529					12,500,000	As Is	9/4/2025
5.05	Property		1	328-330 East 52nd Street	0	699,616					13,800,000	As Is	9/2/2025
5.06	Property		1	115 East 72nd Street	1,950	421,845					8,900,000	As Is	9/4/2025
6	Loan	7, 12, 19	1	The Garden City Hotel	0	7,624,935	2.09	1.75	14.8%	12.4%	100,000,000	As Is	8/5/2025	61.5%
7	Loan	2, 7, 21	1	80-02 Kew Gardens	500,000	7,850,386	1.70	1.58	12.1%	11.2%	115,000,000	As Is	7/14/2025	60.9%
8	Loan	10, 21, 23	1	Olympic Plaza	239,839	7,400,112	3.01	2.90	19.2%	18.5%	90,000,000	As Is	8/12/2025	44.4%
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	142,187	3,661,030	1.50	1.43	10.1%	9.6%	63,500,000	As Is	7/20/2025	59.8%
9.01	Property		1	Gateway Plaza	113,641	2,629,279					47,800,000	As Is	7/20/2025
9.02	Property		1	Gateway Courtyard	28,547	1,031,751					15,700,000	As Is	7/20/2025
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	825,343	7,493,804	1.96	1.74	13.4%	11.9%	94,400,000	As Stabilized	8/20/2026	66.7%
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	633,417	7,346,035	2.36	2.13	15.1%	13.6%	78,000,000	As Is	7/17/2025	69.3%
12	Loan		1	Ascent Townhomes	0	2,199,033	1.34	1.31	8.6%	8.5%	52,500,000	As Is	7/10/2025	49.5%
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	673,680	72,971,613	2.69	2.66	13.4%	13.2%	1,348,000,000	As Is	8/20/2025	40.9%
14	Loan	19	1	Parkview Tullahoma	0	1,923,060	1.64	1.61	10.5%	10.4%	29,000,000	As Is	7/14/2025	63.8%
15	Loan	10, 23	1	285 Lafayette	25,000	1,400,769	1.32	1.30	8.4%	8.2%	31,700,000	As Is	8/12/2025	53.6%
16	Loan	7, 19, 27	1	125th & Lenox	172,070	7,776,536	1.39	1.36	8.0%	7.8%	145,100,000	As Is	5/13/2025	68.9%
17	Loan	2	1	1035 Third Avenue	107,658	1,615,511	1.79	1.67	11.2%	10.5%	22,000,000	As Is	8/12/2025	70.0%
18	Loan		1	Bay Pointe Apartments	0	1,399,450	1.41	1.33	9.9%	9.3%	23,300,000	As Is	8/21/2025	64.4%
19	Loan	27	1	Grandview Apartments	0	1,251,616	1.36	1.32	8.9%	8.6%	21,100,000	As Is	8/20/2025	68.7%
20	Loan	2, 23, 27	1	79 Walker	62,900	1,507,526	1.85	1.76	11.1%	10.6%	24,100,000	As Is	7/29/2025	59.1%
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	45,908	1,295,412	1.75	1.66	10.9%	10.4%	18,490,000	As Is	5/2/2025	67.6%
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	0	1,074,454	1.53	1.51	9.6%	9.5%	16,360,000	As Is	9/4/2025	69.3%
22.01	Property		1	Pontaluna Shores	0	499,240					6,990,000	As Is	9/4/2025
22.02	Property		1	University Mobile Estates	0	196,381					3,370,000	As Is	9/4/2025
22.03	Property		1	Broadway Acres	0	180,171					3,050,000	As Is	9/4/2025
22.04	Property		1	Brookhaven	0	198,662					2,950,000	As Is	9/4/2025
23	Loan	19	1	Hampton Inn Buffalo South / I-90	1,280	1,380,138	2.01	1.80	14.0%	12.5%	17,100,000	As Is	7/18/2025	64.3%
24	Loan	21, 30	1	885 Park Avenue	0	852,100	1.34	1.32	8.4%	8.3%	17,900,000	As Is	8/12/2025	57.3%
25	Loan	19	1	Staybridge Suites Buffalo	0	1,328,671	2.14	1.90	14.9%	13.3%	17,100,000	As Is	7/18/2025	58.5%
26	Loan	19	1	Fulton Industrial Center	34,539	1,031,721	2.13	2.05	11.1%	10.6%	14,300,000	As Is	8/4/2025	67.9%
27	Loan	19	1	TownePlace Suites Redding	0	1,633,700	3.12	2.80	19.2%	17.2%	18,000,000	As Is	8/15/2025	52.8%
28	Loan	6, 10	4	Tampa MHC Portfolio	0	845,617	1.46	1.44	9.3%	9.2%	14,150,000	As Is	7/2/2025	65.0%
28.01	Property		1	Whispering Oaks	0	267,613					4,250,000	As Is	7/2/2025
28.02	Property		1	West Chase	0	260,319					4,600,000	As Is	7/2/2025
28.03	Property		1	Robin's Nest	0	172,691					2,850,000	As Is	7/2/2025
28.04	Property		1	Shadow Oaks	0	144,993					2,450,000	As Is	7/2/2025
A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
					15		7, 14	7, 14	7	7	5	5		5, 7
29	Loan	30	1	Public Storage Spring Hill	0	713,566	1.34	1.32	8.2%	8.1%	12,800,000	As Is	9/10/2025	69.1%
30	Loan	2, 4	1	228 NE Broadway	7,230	711,069	1.65	1.62	9.8%	9.6%	11,700,000	As Is	7/15/2025	63.2%
31	Loan	2, 27	1	5222 Roosevelt Avenue	3,000	526,929	1.26	1.26	8.3%	8.2%	9,400,000	As Is	9/16/2025	68.1%
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	0	546,775	1.38	1.36	9.2%	9.0%	9,660,000	As Is	7/2/2025	62.7%
32.01	Property		1	The Storage Place - Helena	0	341,219					6,100,000	As Is	7/2/2025
32.02	Property		1	The Storage Place - Pelham	0	205,556					3,560,000	As Is	7/2/2025
33	Loan		1	Pak Rat Mini Storage	0	513,801	1.48	1.45	9.3%	9.2%	8,700,000	As Is	9/17/2025	64.5%
34	Loan		1	Hanover Village	0	413,453	1.32	1.31	8.7%	8.6%	6,900,000	As Is	8/8/2025	69.6%
35	Loan		1	All American City Self Storage	0	434,460	1.61	1.59	10.5%	10.3%	6,100,000	As Is	8/12/2025	68.9%
36	Loan		1	Drive Up Storage Sparta	0	609,966	2.65	2.63	15.1%	15.0%	11,500,000	As Is	9/5/2025	35.4%
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	0	472,724	1.75	1.72	11.9%	11.7%	6,100,000	As Is	7/14/2025	66.4%
37.01	Property		1	Maple Hill Village	NAV	NAV					3,800,000	As Is	7/14/2025
37.02	Property		1	Lawrence	NAV	NAV					2,300,000	As Is	7/14/2025
38	Loan	2, 4	1	Port Angeles Student Housing	0	447,014	2.12	2.06	12.4%	12.0%	7,400,000	As Is	5/14/2025	50.3%
39	Loan	19	1	Super H-Mart	40,387	561,871	3.12	2.91	20.1%	18.7%	9,200,000	As Is	9/5/2025	32.6%
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	0	263,068	1.34	1.31	9.0%	8.8%	5,300,000	As Is	9/9/2025	56.6%
41	Loan	3	1	1624 University	3,600	268,927	1.41	1.38	10.6%	10.3%	4,200,000	As Is	8/14/2025	61.9%
A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF
					5, 7	3, 4			22, 23, 31			23	23
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	59.9%	90.9%	9/24/2025	No	Westchester County Department of Health	57,266	15.5%	1/31/2037	Parfums De Coeur	26,119
2	Loan	5, 6, 7, 13	17	ESA Portfolio	64.0%	81.2%	7/31/2025
2.01	Property		1	Fort Wayne South		89.3%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Waco - Woodway		87.9%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd		74.7%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Dayton - North		82.8%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Indianapolis Northwest I-465		76.7%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Cincinnati Blue Ash Reed Hartman		74.1%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	El Paso - Airport		69.8%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Dallas - Greenville Ave		83.0%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Indianapolis - Airport - W Southern Ave		68.9%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	El Paso - West		79.6%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Fort Worth - Fossil Creek		90.9%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Dallas - Plano Parkway		84.9%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Fort Worth - City View		83.4%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Fort Wayne North		91.1%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Dayton - Fairborn		85.0%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Fort Worth - Southwest		87.5%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Dayton - South		87.0%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6, 19	6	Hyatt Place Portfolio	63.2%	66.2%	9/30/2025
3.01	Property		1	HP Greenville		66.4%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	HP Charlotte		68.6%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	HP Roanoke		73.5%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall		65.2%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Hyatt Place Dallas/Park Central		65.4%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	HP Topeka		58.2%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	23, 24	1	Netflix HQ	55.4%	100.0%	10/6/2025	Yes	Netflix, Inc.	147,949	100.0%	12/31/2037	NAP	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	56.8%	92.8%	9/2/2025
5.01	Property		1	200 East 26th Street		80.0%	9/2/2025	No	355 Urban Window Treatments, Inc	1,500	38.5%	1/31/2028	2KT Corp.	750
5.02	Property		1	210 East 38th Street		95.0%	9/2/2025	No	Verizon Wireless	1	100.0%	7/31/2030	NAP	NAP
5.03	Property		1	210-216 West 79th Street		100.0%	9/2/2025	No	PJJK Restaurant Corp	4,100	52.2%	7/31/2031	All Seasons Beauty Spa Inc.	1,400
5.04	Property		1	401 West 48th Street/701-703 9th Avenue		96.6%	9/2/2025	No	701 Restaurant LLC. (Monk)	3,675	75.4%	3/31/2031	GAF West LTD	1,200
5.05	Property		1	328-330 East 52nd Street		95.9%	9/2/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	115 East 72nd Street		95.2%	9/2/2025	No	Hippocrates Services LLC	1,250	64.1%	4/30/2026	Olde Hope Antiques Inc	700
6	Loan	7, 12, 19	1	The Garden City Hotel	61.5%	77.8%	9/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 7, 21	1	80-02 Kew Gardens	60.9%	95.7%	7/7/2025	No	Sylvan Kew Garage LLC	114,632	22.8%	7/31/2036	Queens DA's Office	104,333
8	Loan	10, 21, 23	1	Olympic Plaza	44.4%	83.9%	10/1/2025	No	Barrister Executive Suites	26,066	10.5%	12/31/2028	National Labor Relations Board	21,766
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	59.8%	100.0%	7/31/2025
9.01	Property		1	Gateway Plaza		100.0%	7/31/2025	No	Ross Dress for Less	30,170	18.3%	1/31/2031	Michaels	21,290
9.02	Property		1	Gateway Courtyard		100.0%	7/31/2025	No	The Picklr	18,347	48.2%	9/30/2036	Panera Bread	4,164
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	66.7%	90.5%	8/1/2025	No	Tiffany & Bosco, P.A.	57,813	11.9%	3/31/2039	Burns & McDonnell Engineering	52,027
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	69.3%	91.4%	8/31/2025	No	Marsh & McLennan Agency	35,383	10.1%	5/31/2027	Allied Barton (HQ)	34,033
12	Loan		1	Ascent Townhomes	49.5%	87.9%	8/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	40.9%	98.8%	7/31/2025	No	Dicks House of Sport	130,056	16.2%	1/31/2040	RH	43,696
14	Loan	19	1	Parkview Tullahoma	63.8%	96.0%	8/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	10, 23	1	285 Lafayette	53.6%	100.0%	8/1/2025	No	Benjamin New York LLC	4,202	27.8%	4/30/2033	Rye by Martin Auer	3,700
16	Loan	7, 19, 27	1	125th & Lenox	68.9%	100.0%	3/31/2025	No	Burlington	75,000	43.6%	2/28/2037	Whole Foods	37,203
17	Loan	2	1	1035 Third Avenue	70.0%	87.2%	6/30/2025	No	Fox Madison, LLC	4,614	19.3%	7/31/2032	Omni Medical of NY	4,594
18	Loan		1	Bay Pointe Apartments	64.4%	91.4%	9/22/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	27	1	Grandview Apartments	68.7%	95.7%	9/22/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 23, 27	1	79 Walker	59.1%	100.0%	3/31/2025	No	79 Walker Street Restaurant LLC	6,500	20.7%	11/30/2032	Gauntlet Networks, Inc.	4,990
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	67.6%	92.8%	9/22/2025	No	Ross Dress For Less	27,128	24.3%	1/31/2029	Bealls	24,000
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	69.3%	88.3%	9/15/2025
22.01	Property		1	Pontaluna Shores		97.0%	9/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	University Mobile Estates		83.3%	9/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Broadway Acres		87.1%	9/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Brookhaven		76.6%	9/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	19	1	Hampton Inn Buffalo South / I-90	64.3%	67.9%	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	21, 30	1	885 Park Avenue	57.3%	100.0%	9/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	Staybridge Suites Buffalo	58.5%	74.9%	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19	1	Fulton Industrial Center	67.9%	92.1%	9/1/2025	No	LaDonna Looney	16,576	16.0%	7/31/2027	Creative Carters	6,217
27	Loan	19	1	TownePlace Suites Redding	52.8%	82.0%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6, 10	4	Tampa MHC Portfolio	65.0%	99.5%	9/1/2025
28.01	Property		1	Whispering Oaks		100.0%	9/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	West Chase		100.0%	9/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Robin's Nest		98.0%	9/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Shadow Oaks		100.0%	9/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF
					5, 7	3, 4			22, 23, 31			23	23
29	Loan	30	1	Public Storage Spring Hill	69.1%	81.3%	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 4	1	228 NE Broadway	63.2%	97.6%	7/14/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue	68.1%	100.0%	10/21/2025	No	S Sky Daycare	4,500	58.9%	10/31/2028	The Smilist	3,135
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	62.7%	90.5%	9/15/2025
32.01	Property		1	The Storage Place - Helena		89.1%	9/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	The Storage Place - Pelham		92.4%	9/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Pak Rat Mini Storage	64.5%	87.0%	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Hanover Village	69.6%	92.0%	8/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	All American City Self Storage	68.9%	90.0%	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Drive Up Storage Sparta	35.4%	96.2%	8/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	66.4%	81.1%	8/1/2025
37.01	Property		1	Maple Hill Village		77.8%	8/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.02	Property		1	Lawrence		86.7%	8/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	2, 4	1	Port Angeles Student Housing	50.3%	100.0%	8/1/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Super H-Mart	32.6%	100.0%	10/9/2025	Yes	Super H-Mart	57,696	100.0%	7/31/2031	NAP	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	56.6%	76.1%	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	3	1	1624 University	61.9%	100.0%	7/1/2025	No	Alejandro Williams, DDS	3,750	62.5%	12/31/2034	AW Medical Office	1,500
A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
						23					21, 23, 31
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	7.1%	5/31/2037	RGN-White Plains II LLC	23,138	6.3%	8/31/2033	Trans Union, LLC	23,138
2	Loan	5, 6, 7, 13	17	ESA Portfolio
2.01	Property		1	Fort Wayne South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Waco - Woodway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Dayton - North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	Indianapolis Northwest I-465	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	El Paso - Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	Dallas - Greenville Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	Indianapolis - Airport - W Southern Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	El Paso - West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	Fort Worth - Fossil Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	Dallas - Plano Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	Fort Worth - City View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	Fort Wayne North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	Dayton - Fairborn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	Fort Worth - Southwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	Dayton - South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6, 19	6	Hyatt Place Portfolio
3.01	Property		1	HP Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	HP Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	HP Roanoke	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Hyatt Place Dallas/Park Central	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	HP Topeka	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	23, 24	1	Netflix HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio
5.01	Property		1	200 East 26th Street	19.2%	1/31/2034	349 3rd Avenue Convenience Inc.	750	19.2%	MTM	353 Free Lunar LLC / UPS	500
5.02	Property		1	210 East 38th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	210-216 West 79th Street	17.8%	11/30/2028	Gary Tracy Optometrist	1,350	17.2%	2/28/2026	Mai Salon	500
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	24.6%	7/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	328-330 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	115 East 72nd Street	35.9%	6/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	7, 12, 19	1	The Garden City Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	2, 7, 21	1	80-02 Kew Gardens	20.8%	11/20/2031	FBI	55,088	11.0%	8/31/2029	24 HOUR FITNESS	25,545
8	Loan	10, 21, 23	1	Olympic Plaza	8.8%	2/18/2029	U.S. Social Security	15,416	6.2%	8/31/2028	UCLA	13,310
9	Loan	6, 17, 23	2	Gateway Retail Portfolio
9.01	Property		1	Gateway Plaza	12.9%	7/31/2028	Michelle's Furniture and Mattress	16,557	10.1%	3/31/2027	Petco	15,248
9.02	Property		1	Gateway Courtyard	10.9%	3/31/2031	T-Mobile	3,000	7.9%	3/31/2027	Five Guys	2,463
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	10.7%	12/31/2027	Dickinson Wright, PLLC	37,362	7.7%	5/31/2031	May Potenza Baran Gillespie	25,448
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	9.7%	1/31/2029	CenterSquare Investment Mgmt. (HQ)	24,273	6.9%	4/30/2034	SOMPO/Endurance Assurance Association	21,066
12	Loan		1	Ascent Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	5.4%	1/31/2031	Zara	37,116	4.6%	1/31/2034	Crate & Barrel	33,000
14	Loan	19	1	Parkview Tullahoma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	10, 23	1	285 Lafayette	24.4%	11/30/2035	Rodchenko Realty Corp	3,204	21.2%	4/30/2032	Leap	2,046
16	Loan	7, 19, 27	1	125th & Lenox	21.6%	7/31/2037	Raymour & Flanigan	36,411	21.2%	11/30/2031	Olive Garden	10,500
17	Loan	2	1	1035 Third Avenue	19.2%	7/31/2028	Bond Animal Health	2,949	12.3%	8/31/2035	Dr. Cemaletin and Dr. Diaz	2,892
18	Loan		1	Bay Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	27	1	Grandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 23, 27	1	79 Walker	15.9%	5/31/2028	Bang & Olufsen America, Inc.	4,990	15.9%	1/31/2026	Runway AI, Inc.	4,990
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	21.5%	4/30/2029	Michael's	20,968	18.8%	2/28/2034	Imperial Salon & Spa	14,875
22	Loan	6, 19, 28	4	Michigan MHC Portfolio
22.01	Property		1	Pontaluna Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	University Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Broadway Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Brookhaven	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	19	1	Hampton Inn Buffalo South / I-90	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	21, 30	1	885 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	Staybridge Suites Buffalo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19	1	Fulton Industrial Center	6.0%	7/31/2027	Door and Window Guard Systems	6,185	6.0%	5/31/2026	TM Dance and Cheer Consulting	6,184
27	Loan	19	1	TownePlace Suites Redding	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6, 10	4	Tampa MHC Portfolio
28.01	Property		1	Whispering Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	West Chase	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Robin's Nest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Shadow Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
						23					21, 23, 31
29	Loan	30	1	Public Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 4	1	228 NE Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue	41.1%	6/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio
32.01	Property		1	The Storage Place - Helena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	The Storage Place - Pelham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Pak Rat Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Hanover Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	All American City Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Drive Up Storage Sparta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio
37.01	Property		1	Maple Hill Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.02	Property		1	Lawrence	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	2, 4	1	Port Angeles Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Super H-Mart	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	3	1	1624 University	25.0%	12/31/2034	SPM Dental Lab	750	12.5%	12/31/2029	NAP	NAP
A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
						21, 23	21, 23			21, 23
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	6.3%	4/30/2033	RWE Clean Energy	23,138	6.3%	12/31/2030	7/9/2025	NAP	8/18/2025	NAP
2	Loan	5, 6, 7, 13	17	ESA Portfolio
2.01	Property		1	Fort Wayne South	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.02	Property		1	Waco - Woodway	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.04	Property		1	Dayton - North	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.05	Property		1	Indianapolis Northwest I-465	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.07	Property		1	El Paso - Airport	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.08	Property		1	Dallas - Greenville Ave	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.09	Property		1	Indianapolis - Airport - W Southern Ave	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.10	Property		1	El Paso - West	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.11	Property		1	Fort Worth - Fossil Creek	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.12	Property		1	Dallas - Plano Parkway	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.13	Property		1	Fort Worth - City View	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.14	Property		1	Fort Wayne North	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.15	Property		1	Dayton - Fairborn	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.16	Property		1	Fort Worth - Southwest	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
2.17	Property		1	Dayton - South	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025	NAP
3	Loan	6, 19	6	Hyatt Place Portfolio
3.01	Property		1	HP Greenville	NAP	NAP	NAP	NAP	NAP	NAP	9/2/2025	NAP	9/2/2025	NAP
3.02	Property		1	HP Charlotte	NAP	NAP	NAP	NAP	NAP	NAP	9/2/2025	NAP	9/2/2025	NAP
3.03	Property		1	HP Roanoke	NAP	NAP	NAP	NAP	NAP	NAP	9/3/2025	NAP	9/3/2025	NAP
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	NAP	NAP	NAP	NAP	NAP	NAP	9/26/2025	NAP	9/26/2025	NAP
3.05	Property		1	Hyatt Place Dallas/Park Central	NAP	NAP	NAP	NAP	NAP	NAP	9/26/2025	NAP	9/26/2025	NAP
3.06	Property		1	HP Topeka	NAP	NAP	NAP	NAP	NAP	NAP	9/2/2025	NAP	9/2/2025	NAP
4	Loan	23, 24	1	Netflix HQ	NAP	NAP	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/15/2025	8/15/2025
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio
5.01	Property		1	200 East 26th Street	12.8%	12/31/2026	351 Ekev, LLC (Beresheet LLC) dba Matto Espresso	400	10.3%	8/31/2027	9/10/2025	NAP	9/9/2025	NAP
5.02	Property		1	210 East 38th Street	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025	NAP	9/10/2025	NAP
5.03	Property		1	210-216 West 79th Street	6.4%	8/31/2027	Robert Beck Gallery and Academy, LLC	500	6.4%	11/30/2027	9/11/2025	NAP	9/9/2025	NAP
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025	NAP	9/11/2025	NAP
5.05	Property		1	328-330 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025	NAP	9/10/2025	NAP
5.06	Property		1	115 East 72nd Street	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025	NAP	9/10/2025	NAP
6	Loan	7, 12, 19	1	The Garden City Hotel	NAP	NAP	NAP	NAP	NAP	NAP	8/22/2025	NAP	8/22/2025	NAP
7	Loan	2, 7, 21	1	80-02 Kew Gardens	5.1%	12/31/2030	North Shore Community Services	20,158	4.0%	6/30/2030	7/18/2025	NAP	7/18/2025	NAP
8	Loan	10, 21, 23	1	Olympic Plaza	5.4%	11/30/2026	The City Golf	11,565	4.7%	2/28/2033	8/12/2025	NAP	8/15/2025	9/16/2025
9	Loan	6, 17, 23	2	Gateway Retail Portfolio
9.01	Property		1	Gateway Plaza	9.3%	2/28/2034	Big 5 Sporting Goods	10,557	6.4%	1/31/2028	8/14/2025	NAP	7/21/2025	9/4/2025
9.02	Property		1	Gateway Courtyard	6.5%	5/31/2027	GNC	2,238	5.9%	8/31/2033	7/14/2025	NAP	8/14/2025	9/4/2025
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	5.3%	4/1/2036	R. R. Donnelley	24,592	5.1%	5/31/2029	9/4/2025	NAP	9/4/2025	NAP
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	6.0%	6/30/2027	Penn Mutual Life Insurance Co.	16,048	4.6%	4/30/2026	5/23/2025	NAP	5/23/2025	NAP
12	Loan		1	Ascent Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	7/11/2025	NAP	7/11/2025	7/11/2025
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	4.1%	1/31/2029	H&M	21,041	2.6%	1/31/2034	9/25/2025	NAP	9/23/2025	NAP
14	Loan	19	1	Parkview Tullahoma	NAP	NAP	NAP	NAP	NAP	NAP	7/23/2025	NAP	7/24/2025	NAP
15	Loan	10, 23	1	285 Lafayette	13.5%	5/31/2027	Officina Profumo	1,710	11.3%	10/31/2028	8/28/2025	NAP	8/28/2025	NAP
16	Loan	7, 19, 27	1	125th & Lenox	6.1%	12/31/2026	H&M	9,900	5.8%	1/31/2032	5/23/2025	NAP	5/23/2025	NAP
17	Loan	2	1	1035 Third Avenue	12.1%	12/31/2026	Pup Studios	2,408	10.1%	12/31/2032	8/8/2025	NAP	8/28/2025	NAP
18	Loan		1	Bay Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	9/5/2025	NAP	9/5/2025	NAP
19	Loan	27	1	Grandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	8/29/2025	NAP	8/28/2025	NAP
20	Loan	2, 23, 27	1	79 Walker	15.9%	1/31/2026	Morgan Elvira LLC d/b/a AGMES	4,990	15.9%	7/31/2030	8/7/2025	NAP	8/7/2025	NAP
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	13.3%	5/31/2030	Panera Bread	4,645	4.2%	8/31/2029	8/20/2025	NAP	8/21/2025	NAP
22	Loan	6, 19, 28	4	Michigan MHC Portfolio
22.01	Property		1	Pontaluna Shores	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2025	NAP	9/15/2025	NAP
22.02	Property		1	University Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2025	NAP	9/15/2025	NAP
22.03	Property		1	Broadway Acres	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2025	NAP	9/15/2025	NAP
22.04	Property		1	Brookhaven	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2025	NAP	9/15/2025	NAP
23	Loan	19	1	Hampton Inn Buffalo South / I-90	NAP	NAP	NAP	NAP	NAP	NAP	7/22/2025	NAP	7/22/2025	NAP
24	Loan	21, 30	1	885 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	8/18/2025	NAP	8/18/2025	NAP
25	Loan	19	1	Staybridge Suites Buffalo	NAP	NAP	NAP	NAP	NAP	NAP	7/22/2025	NAP	7/22/2025	NAP
26	Loan	19	1	Fulton Industrial Center	6.0%	8/31/2026	Western-Star Hospital Authority	4,647	4.5%	8/31/2028	8/1/2025	NAP	8/4/2025	NAP
27	Loan	19	1	TownePlace Suites Redding	NAP	NAP	NAP	NAP	NAP	NAP	8/20/2025	NAP	8/20/2025	8/20/2025
28	Loan	6, 10	4	Tampa MHC Portfolio
28.01	Property		1	Whispering Oaks	NAP	NAP	NAP	NAP	NAP	NAP	7/11/2025	NAP	7/10/2025	NAP
28.02	Property		1	West Chase	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2025	NAP	7/11/2025	NAP
28.03	Property		1	Robin's Nest	NAP	NAP	NAP	NAP	NAP	NAP	7/11/2025	NAP	7/9/2025	NAP
28.04	Property		1	Shadow Oaks	NAP	NAP	NAP	NAP	NAP	NAP	7/11/2025	NAP	7/15/2025	NAP
A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
						21, 23	21, 23			21, 23
29	Loan	30	1	Public Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025	NAP	9/19/2025	NAP
30	Loan	2, 4	1	228 NE Broadway	NAP	NAP	NAP	NAP	NAP	NAP	7/21/2025	NAP	7/18/2025	7/18/2025
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAP	NAP	NAP	NAP	NAP	NAP	9/26/2025	NAP	9/26/2025	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio
32.01	Property		1	The Storage Place - Helena	NAP	NAP	NAP	NAP	NAP	NAP	7/3/2025	NAP	7/8/2025	NAP
32.02	Property		1	The Storage Place - Pelham	NAP	NAP	NAP	NAP	NAP	NAP	7/3/2025	NAP	7/3/2025	NAP
33	Loan		1	Pak Rat Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	9/23/2025	NAP	10/6/2025	NAP
34	Loan		1	Hanover Village	NAP	NAP	NAP	NAP	NAP	NAP	8/15/2025	NAP	8/15/2025	NAP
35	Loan		1	All American City Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	8/13/2025	NAP	8/12/2025	NAP
36	Loan		1	Drive Up Storage Sparta	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025	NAP	9/11/2025	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio
37.01	Property		1	Maple Hill Village	NAP	NAP	NAP	NAP	NAP	NAP	7/18/2025	NAP	7/21/2025	NAP
37.02	Property		1	Lawrence	NAP	NAP	NAP	NAP	NAP	NAP	7/18/2025	NAP	7/18/2025	NAP
38	Loan	2, 4	1	Port Angeles Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	5/22/2025	NAP	5/22/2025	5/22/2025
39	Loan	19	1	Super H-Mart	NAP	NAP	NAP	NAP	NAP	NAP	9/10/2025	NAP	9/10/2025	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	NAP	NAP	NAP	NAP	NAP	9/4/2025	NAP	9/4/2025	NAP
41	Loan	3	1	1624 University	NAP	NAP	NAP	NAP	NAP	NAP	8/22/2025	NAP	8/22/2025	NAP
A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
							17	17	17	17	17	18	19	18	19
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	NAP	No	Fee	NAP	NAP	NAP	NAP	1,227,846	306,961	0	Springing
2	Loan	5, 6, 7, 13	17	ESA Portfolio								1,042,825	140,222	0	Springing
2.01	Property		1	Fort Wayne South	NAP	No	Fee	NAP	NAP	NAP	NAP
2.02	Property		1	Waco - Woodway	NAP	No	Fee	NAP	NAP	NAP	NAP
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	NAP	No	Fee	NAP	NAP	NAP	NAP
2.04	Property		1	Dayton - North	NAP	No	Fee	NAP	NAP	NAP	NAP
2.05	Property		1	Indianapolis Northwest I-465	NAP	No	Fee	NAP	NAP	NAP	NAP
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	NAP	No	Fee	NAP	NAP	NAP	NAP
2.07	Property		1	El Paso - Airport	NAP	No	Fee	NAP	NAP	NAP	NAP
2.08	Property		1	Dallas - Greenville Ave	NAP	No	Fee	NAP	NAP	NAP	NAP
2.09	Property		1	Indianapolis - Airport - W Southern Ave	NAP	No	Fee	NAP	NAP	NAP	NAP
2.10	Property		1	El Paso - West	NAP	No	Fee	NAP	NAP	NAP	NAP
2.11	Property		1	Fort Worth - Fossil Creek	NAP	No	Fee	NAP	NAP	NAP	NAP
2.12	Property		1	Dallas - Plano Parkway	NAP	No	Fee	NAP	NAP	NAP	NAP
2.13	Property		1	Fort Worth - City View	NAP	No	Fee	NAP	NAP	NAP	NAP
2.14	Property		1	Fort Wayne North	NAP	No	Fee	NAP	NAP	NAP	NAP
2.15	Property		1	Dayton - Fairborn	NAP	No	Fee	NAP	NAP	NAP	NAP
2.16	Property		1	Fort Worth - Southwest	NAP	Yes - A, AE	Fee	NAP	NAP	NAP	NAP
2.17	Property		1	Dayton - South	NAP	No	Fee	NAP	NAP	NAP	NAP
3	Loan	6, 19	6	Hyatt Place Portfolio								350,994	70,199	0	Springing
3.01	Property		1	HP Greenville	NAP	No	Fee	NAP	NAP	NAP	NAP
3.02	Property		1	HP Charlotte	NAP	No	Fee	NAP	NAP	NAP	NAP
3.03	Property		1	HP Roanoke	NAP	No	Fee	NAP	NAP	NAP	NAP
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	NAP	No	Fee	NAP	NAP	NAP	NAP
3.05	Property		1	Hyatt Place Dallas/Park Central	NAP	No	Fee	NAP	NAP	NAP	NAP
3.06	Property		1	HP Topeka	NAP	No	Fee	NAP	NAP	NAP	NAP
4	Loan	23, 24	1	Netflix HQ	10%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio								1,107,548	210,961	138,832	26,444
5.01	Property		1	200 East 26th Street	NAP	No	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	210 East 38th Street	NAP	No	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	210-216 West 79th Street	NAP	No	Fee	NAP	NAP	NAP	NAP
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP
5.05	Property		1	328-330 East 52nd Street	NAP	No	Fee	NAP	NAP	NAP	NAP
5.06	Property		1	115 East 72nd Street	NAP	No	Fee	NAP	NAP	NAP	NAP
6	Loan	7, 12, 19	1	The Garden City Hotel	NAP	No	Fee	NAP	NAP	NAP	NAP	128,154	128,154	0	Springing
7	Loan	2, 7, 21	1	80-02 Kew Gardens	NAP	No	Fee	NAP	NAP	NAP	NAP	983,544	245,886	0	Springing
8	Loan	10, 21, 23	1	Olympic Plaza	16%	No	Fee	NAP	NAP	NAP	NAP	312,310	52,052	0	Springing
9	Loan	6, 17, 23	2	Gateway Retail Portfolio								291,300	48,550	0	Springing
9.01	Property		1	Gateway Plaza	9%	No	Fee	NAP	NAP	NAP	NAP
9.02	Property		1	Gateway Courtyard	7%	No	Fee	NAP	NAP	NAP	NAP
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	NAP	No	Fee	NAP	NAP	NAP	NAP	209,242	69,747	82,422	10,303
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	122,800	0	Springing
12	Loan		1	Ascent Townhomes	4%	No	Fee	NAP	NAP	NAP	NAP	557,474	88,488	141,355	33,656
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	NAP	No	Leasehold	12/31/2080; 12/31/2080	None	$126,504; $8,700	No	0	Springing	0	Springing
14	Loan	19	1	Parkview Tullahoma	NAP	No	Fee	NAP	NAP	NAP	NAP	163,513	20,439	42,285	4,698
15	Loan	10, 23	1	285 Lafayette	NAP	No	Fee	NAP	NAP	NAP	NAP	88,578	22,145	0	Springing
16	Loan	7, 19, 27	1	125th & Lenox	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
17	Loan	2	1	1035 Third Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP	203,772	40,754	4,273	2,136
18	Loan		1	Bay Pointe Apartments	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	293,777	29,378	99,993	18,497
19	Loan	27	1	Grandview Apartments	NAP	Yes - A3	Fee	NAP	NAP	NAP	NAP	43,961	21,980	23,105	4,650
20	Loan	2, 23, 27	1	79 Walker	NAP	No	Fee	NAP	NAP	NAP	NAP	144,321	36,080	32,985	4,712
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	150,854	13,714	0	Springing
22	Loan	6, 19, 28	4	Michigan MHC Portfolio								61,968	10,076	2,404	2,404
22.01	Property		1	Pontaluna Shores	NAP	No	Fee	NAP	NAP	NAP	NAP
22.02	Property		1	University Mobile Estates	NAP	No	Fee	NAP	NAP	NAP	NAP
22.03	Property		1	Broadway Acres	NAP	No	Fee	NAP	NAP	NAP	NAP
22.04	Property		1	Brookhaven	NAP	No	Fee	NAP	NAP	NAP	NAP
23	Loan	19	1	Hampton Inn Buffalo South / I-90	NAP	No	Fee	NAP	NAP	NAP	NAP	93,292	18,658	0	Springing
24	Loan	21, 30	1	885 Park Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP	134,296	29,195	59,894	7,881
25	Loan	19	1	Staybridge Suites Buffalo	NAP	No	Fee	NAP	NAP	NAP	NAP	88,615	17,723	0	Springing
26	Loan	19	1	Fulton Industrial Center	NAP	No	Fee	NAP	NAP	NAP	NAP	14,187	14,187	16,943	2,824
27	Loan	19	1	TownePlace Suites Redding	6%	No	Fee	NAP	NAP	NAP	NAP	67,356	8,863	0	Springing
28	Loan	6, 10	4	Tampa MHC Portfolio								77,464	9,222	18,239	5,790
28.01	Property		1	Whispering Oaks	NAP	No	Fee	NAP	NAP	NAP	NAP
28.02	Property		1	West Chase	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
28.03	Property		1	Robin's Nest	NAP	No	Fee	NAP	NAP	NAP	NAP
28.04	Property		1	Shadow Oaks	NAP	No	Fee	NAP	NAP	NAP	NAP
A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
							17	17	17	17	17	18	19	18	19
29	Loan	30	1	Public Storage Spring Hill	NAP	No	Fee	NAP	NAP	NAP	NAP	143,849	11,065	0	Springing
30	Loan	2, 4	1	228 NE Broadway	11%	No	Fee	NAP	NAP	NAP	NAP	35,380	8,845	3,048	3,048
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAP	No	Fee	NAP	NAP	NAP	NAP	0	1,005	2,552	2,552
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio								61,218	5,300	14,560	2,773
32.01	Property		1	The Storage Place - Helena	NAP	No	Fee	NAP	NAP	NAP	NAP
32.02	Property		1	The Storage Place - Pelham	NAP	No	Fee	NAP	NAP	NAP	NAP
33	Loan		1	Pak Rat Mini Storage	NAP	No	Fee	NAP	NAP	NAP	NAP	35,507	5,918	0	Springing
34	Loan		1	Hanover Village	NAP	No	Fee	NAP	NAP	NAP	NAP	13,761	6,553	1,969	937
35	Loan		1	All American City Self Storage	NAP	No	Fee	NAP	NAP	NAP	NAP	57,978	5,271	0	Springing
36	Loan		1	Drive Up Storage Sparta	NAP	No	Fee	NAP	NAP	NAP	NAP	0	10,113	0	Springing
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio								20,398	3,091	3,140	872
37.01	Property		1	Maple Hill Village	NAP	No	Fee	NAP	NAP	NAP	NAP
37.02	Property		1	Lawrence	NAP	No	Fee	NAP	NAP	NAP	NAP
38	Loan	2, 4	1	Port Angeles Student Housing	7%	No	Fee	NAP	NAP	NAP	NAP	2,753	2,753	0	Springing
39	Loan	19	1	Super H-Mart	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	No	Fee	NAP	NAP	NAP	NAP	21,248	2,125	0	Springing
41	Loan	3	1	1624 University	NAP	No	Fee	NAP	NAP	NAP	NAP	17,720	3,544	6,440	2,147
A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					18	19	20	18	19	20	18	19	20	18	18	19
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	0	12,667	0	2,167,914	61,672	0	0	0	0	38,750	6,911,087	25,000
2	Loan	5, 6, 7, 13	17	ESA Portfolio	0	102,488	0	0	0	0	0	0	0	0	0	0
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	0	77,647	0	0	0	0	0	0	0	23,040	2,300,000	Springing
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ	0	Springing	0	0	0	0	0	0	0	0	0	0
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	0	4,586	0	0	1,548	0	0	0	0	24,258	77,550	0
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel	0	74,455	0	0	0	0	0	0	0	0	0	0
7	Loan	2, 7, 21	1	80-02 Kew Gardens	0	8,369	0	1,250,000	41,667	3,000,000	0	0	0	181,375	337,746	0
8	Loan	10, 21, 23	1	Olympic Plaza	0	4,151	0	2,000,000	41,511	0	0	0	0	0	3,575,368	83,000
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	0	2,532	0	0	16,877	0	0	0	0	221,850	1,435,090	0
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	0	8,069	0	1,909,035	131,129	0	0	0	0	0	14,926,714	Springing
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	0	14,863	0	4,000,000	Springing	2,000,000	0	0	0	0	1,638,599	0
12	Loan		1	Ascent Townhomes	0	4,133	0	0	0	0	0	0	0	0	0	0
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	0	Springing	498,523	0	Springing	1,347,360	0	0	0	0	8,347,588	Springing
14	Loan	19	1	Parkview Tullahoma	0	2,083	0	0	0	0	0	0	0	0	0	Springing
15	Loan	10, 23	1	285 Lafayette	0	189	0	0	2,083	0	0	0	0	0	130,249	0
16	Loan	7, 19, 27	1	125th & Lenox	0	Springing	0	0	0	0	0	0	0	53,131	0	0
17	Loan	2	1	1035 Third Avenue	0	733	0	0	8,972	0	0	0	0	0	21,169	0
18	Loan		1	Bay Pointe Apartments	0	6,542	0	0	0	0	0	0	0	374,085	0	0
19	Loan	27	1	Grandview Apartments	0	2,896	0	0	0	0	0	0	0	10,910	0	0
20	Loan	2, 23, 27	1	79 Walker	655	655	0	5,242	5,242	0	0	0	0	2,688	0	0
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	0	1,864	44,726	100,000	Springing	100,000	0	0	0	0	374,447	0
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	0	1,383	0	0	0	0	0	0	0	239,563	0	Springing
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	0	13,559	0	0	0	0	0	0	0	34,500	150,000	107
24	Loan	21, 30	1	885 Park Avenue	0	708	0	0	0	0	0	0	0	0	507,500	0
25	Loan	19	1	Staybridge Suites Buffalo	0	13,826	0	0	0	0	0	0	0	0	0	Springing
26	Loan	19	1	Fulton Industrial Center	0	866	0	375,000	Springing	375,000	0	0	0	324,250	0	0
27	Loan	19	1	TownePlace Suites Redding	0	15,526	0	0	0	0	0	0	0	0	2,019,061	0
28	Loan	6, 10	4	Tampa MHC Portfolio	0	813	0	0	0	0	0	0	0	19,656	0	0
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					18	19	20	18	19	20	18	19	20	18	18	19
29	Loan	30	1	Public Storage Spring Hill	0	763	0	0	0	0	0	0	0	1,563	0	0
30	Loan	2, 4	1	228 NE Broadway	0	547	0	0	1,276	0	0	0	0	12,188	19,500	0
31	Loan	2, 27	1	5222 Roosevelt Avenue	18,225	0	0	36,455	250	0	0	0	0	0	0	0
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	0	843	0	0	0	0	0	0	0	271,109	0	0
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage	0	713	0	0	0	0	0	0	0	136,719	0	0
34	Loan		1	Hanover Village	0	417	0	0	0	0	0	0	0	0	0	0
35	Loan		1	All American City Self Storage	0	413	9,917	0	0	0	0	0	0	3,750	0	0
36	Loan		1	Drive Up Storage Sparta	0	425	0	0	0	0	0	0	0	0	0	0
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	0	663	0	0	0	0	0	0	0	52,813	0	0
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing	0	1,150	0	0	0	0	0	0	0	0	0	0
39	Loan	19	1	Super H-Mart	0	962	0	0	2,404	0	0	0	0	225,000	0	0
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	0	541	0	0	0	0	0	0	0	0	0	0
41	Loan	3	1	1624 University	0	238	0	0	250	0	0	0	0	46,530	0	0
A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
						20
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	Outstanding TI/LC (Upfront: $4,411,086.98), Gap Rent and Free Rent Reserve (Upfront: $2,500,000, Monthly: $25,000)	0
2	Loan	5, 6, 7, 13	17	ESA Portfolio		0
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	PIP Reserve (Upfront: $2,300,000; Monthly: Springing), Low DSCR Reserve (Monthly: Springing)	0
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ		0
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	Property Violations Reserve	0
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel		0
7	Loan	2, 7, 21	1	80-02 Kew Gardens	Unfunded Obligations Reserve	0
8	Loan	10, 21, 23	1	Olympic Plaza	Outstanding TI Reserve (Upfront: $1,625,547.15), Fitness Center and Corridor Upgrade Reserve (Upfront: $1,000,000; Monthly: $83,000; Cap: $2,040,072), Free Rent Reserve (Upfront: $495,237.53), Gap Rent Reserve (Upfront: $454,583)	2,040,072
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	Free Rent Reserve ($597,552), Holdback Reserve ($500,000), Outstanding TI Reserve ($337,538)	0
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	Unfunded TI/LC Reserves (Upfront: $10,933,737), Abated Rents (Upfront: $2,858,583), Gap Rent (Upfront: $1,134,394), Critical Tenant Non-Renewal (Monthly: Springing)	0
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	Unfunded Obligations Reserve	0
12	Loan		1	Ascent Townhomes		0
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	Outstanding TI/LC Reserve (Upfront: $6,537,000), Gap Rent Reserve (Upfront: $1,810,588), Ground Rent Reserve (Monthly: Springing)	0
14	Loan	19	1	Parkview Tullahoma	Low DSCR Reserve	0
15	Loan	10, 23	1	285 Lafayette	Free Rent Reserve ($113,162.66), Condominium Charges Reserve ($17,086)	0
16	Loan	7, 19, 27	1	125th & Lenox		0
17	Loan	2	1	1035 Third Avenue	Condominium Assessments Reserve	0
18	Loan		1	Bay Pointe Apartments		0
19	Loan	27	1	Grandview Apartments		0
20	Loan	2, 23, 27	1	79 Walker		0
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	Roof Repair Reserve ($328,240), Gap Rent Reserve ($46,206.84)	0
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	Low DSCR Reserve	0
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	PIP Reserve (Upfront: $150,000), M&T Capex Reserve (Monthly: $106.67)	0
24	Loan	21, 30	1	885 Park Avenue	Cellar Compliance Reserve ($500,000), HPD Required Repairs Reserve ($7,500)	0
25	Loan	19	1	Staybridge Suites Buffalo	PIP Reserve	0
26	Loan	19	1	Fulton Industrial Center		0
27	Loan	19	1	TownePlace Suites Redding	PIP Reserve	0
28	Loan	6, 10	4	Tampa MHC Portfolio		0
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
						20
29	Loan	30	1	Public Storage Spring Hill		0
30	Loan	2, 4	1	228 NE Broadway	Outstanding TI Reserve	0
31	Loan	2, 27	1	5222 Roosevelt Avenue		0
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio		0
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage		0
34	Loan		1	Hanover Village		0
35	Loan		1	All American City Self Storage		0
36	Loan		1	Drive Up Storage Sparta		0
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio		0
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing		0
39	Loan	19	1	Super H-Mart		0
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge		0
41	Loan	3	1	1624 University		0
A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
							26
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	NAP	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	Yes	Yes	Yes	76,000,000	65,000,000
2	Loan	5, 6, 7, 13	17	ESA Portfolio	NAP	NAP	Hard	Springing	Yes	No	Yes	Yes	60,160,000	30,000,000
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel	NAP	NAP	Hard	Springing	Yes	No	Yes	Yes	43,500,000	18,000,000
7	Loan	2, 7, 21	1	80-02 Kew Gardens	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	40,000,000	30,000,000
8	Loan	10, 21, 23	1	Olympic Plaza	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	500,000	$500,000 deposited into the Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes	33,000,000	30,000,000
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	NAP	NAP	Hard	Springing	Yes	No	Yes	Yes	31,520,000	22,500,000
12	Loan		1	Ascent Townhomes	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	NAP	NAP	Hard	Springing	Yes	No	Yes	No	25,000,000	526,250,000
14	Loan	19	1	Parkview Tullahoma	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
15	Loan	10, 23	1	285 Lafayette	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
16	Loan	7, 19, 27	1	125th & Lenox	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No	16,000,000	84,000,000
17	Loan	2	1	1035 Third Avenue	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
18	Loan		1	Bay Pointe Apartments	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
19	Loan	27	1	Grandview Apartments	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
20	Loan	2, 23, 27	1	79 Walker	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	NAP	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
24	Loan	21, 30	1	885 Park Avenue	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
25	Loan	19	1	Staybridge Suites Buffalo	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
26	Loan	19	1	Fulton Industrial Center	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
27	Loan	19	1	TownePlace Suites Redding	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
28	Loan	6, 10	4	Tampa MHC Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
							26
29	Loan	30	1	Public Storage Spring Hill	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
30	Loan	2, 4	1	228 NE Broadway	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
34	Loan		1	Hanover Village	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
35	Loan		1	All American City Self Storage	NAP	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP
36	Loan		1	Drive Up Storage Sparta	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
39	Loan	19	1	Super H-Mart	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP
41	Loan	3	1	1624 University	NAP	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
					9	9				9		14
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	398,162.62	863,706.60	NAP	NAP	141,000,000	863,706.60	59.9%	1.33	10.2%	NAP
2	Loan	5, 6, 7, 13	17	ESA Portfolio	170,738.88	513,127.27	NAP	NAP	90,160,000	513,127.27	64.0%	1.68	12.9%	NAP
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel	106,306.25	363,213.02	NAP	NAP	61,500,000	363,213.02	61.5%	1.75	14.8%	NAP
7	Loan	2, 7, 21	1	80-02 Kew Gardens	177,177.08	413,413.19	NAP	NAP	70,000,000	413,413.19	60.9%	1.58	12.1%	NAP
8	Loan	10, 21, 23	1	Olympic Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	170,586.80	358,232.29	NAP	NAP	63,000,000	358,232.29	66.7%	1.74	13.4%	NAP
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	119,803.64	287,635.24	NAP	NAP	54,020,000	287,635.24	69.3%	2.13	15.1%	NAP
12	Loan		1	Ascent Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	2,184,626.98	2,288,409.73	23,750,000.00	7.98522%	575,000,000	2,448,645.55	42.7%	2.48	12.9%	NAP
14	Loan	19	1	Parkview Tullahoma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	10, 23	1	285 Lafayette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	7, 19, 27	1	125th & Lenox	401,489.86	477,964.12	NAP	NAP	100,000,000	477,964.12	68.9%	1.36	8.0%	NAP
17	Loan	2	1	1035 Third Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Bay Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	27	1	Grandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 23, 27	1	79 Walker	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	21, 30	1	885 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	Staybridge Suites Buffalo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19	1	Fulton Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	TownePlace Suites Redding	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6, 10	4	Tampa MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
					9	9				9		14
29	Loan	30	1	Public Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 4	1	228 NE Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Hanover Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	All American City Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Drive Up Storage Sparta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Super H-Mart	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	3	1	1624 University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
							9		14		13	13
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	5, 6, 7, 13	17	ESA Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
2.01	Property		1	Fort Wayne South
2.02	Property		1	Waco - Woodway
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd
2.04	Property		1	Dayton - North
2.05	Property		1	Indianapolis Northwest I-465
2.06	Property		1	Cincinnati Blue Ash Reed Hartman
2.07	Property		1	El Paso - Airport
2.08	Property		1	Dallas - Greenville Ave
2.09	Property		1	Indianapolis - Airport - W Southern Ave
2.10	Property		1	El Paso - West
2.11	Property		1	Fort Worth - Fossil Creek
2.12	Property		1	Dallas - Plano Parkway
2.13	Property		1	Fort Worth - City View
2.14	Property		1	Fort Wayne North
2.15	Property		1	Dayton - Fairborn
2.16	Property		1	Fort Worth - Southwest
2.17	Property		1	Dayton - South
3	Loan	6, 19	6	Hyatt Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	HP Greenville
3.02	Property		1	HP Charlotte
3.03	Property		1	HP Roanoke
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall
3.05	Property		1	Hyatt Place Dallas/Park Central
3.06	Property		1	HP Topeka
4	Loan	23, 24	1	Netflix HQ	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5.01	Property		1	200 East 26th Street
5.02	Property		1	210 East 38th Street
5.03	Property		1	210-216 West 79th Street
5.04	Property		1	401 West 48th Street/701-703 9th Avenue
5.05	Property		1	328-330 East 52nd Street
5.06	Property		1	115 East 72nd Street
6	Loan	7, 12, 19	1	The Garden City Hotel	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	2, 7, 21	1	80-02 Kew Gardens	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	10, 21, 23	1	Olympic Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	Gateway Plaza
9.02	Property		1	Gateway Courtyard
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan		1	Ascent Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	19	1	Parkview Tullahoma	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	10, 23	1	285 Lafayette	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	7, 19, 27	1	125th & Lenox	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	2	1	1035 Third Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan		1	Bay Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	27	1	Grandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	2, 23, 27	1	79 Walker	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22.01	Property		1	Pontaluna Shores
22.02	Property		1	University Mobile Estates
22.03	Property		1	Broadway Acres
22.04	Property		1	Brookhaven
23	Loan	19	1	Hampton Inn Buffalo South / I-90	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	21, 30	1	885 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	19	1	Staybridge Suites Buffalo	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	19	1	Fulton Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	19	1	TownePlace Suites Redding	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	6, 10	4	Tampa MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28.01	Property		1	Whispering Oaks
28.02	Property		1	West Chase
28.03	Property		1	Robin's Nest
28.04	Property		1	Shadow Oaks
A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
							9		14		13	13
29	Loan	30	1	Public Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	2, 4	1	228 NE Broadway	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
32.01	Property		1	The Storage Place - Helena
32.02	Property		1	The Storage Place - Pelham
33	Loan		1	Pak Rat Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan		1	Hanover Village	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan		1	All American City Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan		1	Drive Up Storage Sparta	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37.01	Property		1	Maple Hill Village
37.02	Property		1	Lawrence
38	Loan	2, 4	1	Port Angeles Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan	19	1	Super H-Mart	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan	3	1	1624 University	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
						24		30		29
1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000	Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000	No	No	Refinance	No	141,000,000
2	Loan	5, 6, 7, 13	17	ESA Portfolio	Three Wall Capital, LLC	Three Wall Capital, LLC	No	No	Refinance		90,160,000
2.01	Property		1	Fort Wayne South						No
2.02	Property		1	Waco - Woodway						No
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd						No
2.04	Property		1	Dayton - North						No
2.05	Property		1	Indianapolis Northwest I-465						No
2.06	Property		1	Cincinnati Blue Ash Reed Hartman						No
2.07	Property		1	El Paso - Airport						No
2.08	Property		1	Dallas - Greenville Ave						No
2.09	Property		1	Indianapolis - Airport - W Southern Ave						No
2.10	Property		1	El Paso - West						No
2.11	Property		1	Fort Worth - Fossil Creek						No
2.12	Property		1	Dallas - Plano Parkway						No
2.13	Property		1	Fort Worth - City View						No
2.14	Property		1	Fort Wayne North						No
2.15	Property		1	Dayton - Fairborn						No
2.16	Property		1	Fort Worth - Southwest						No
2.17	Property		1	Dayton - South						No
3	Loan	6, 19	6	Hyatt Place Portfolio	Harikrushna Bhagat	Harikrushna Bhagat	No	No	Refinance		59,000,000
3.01	Property		1	HP Greenville						No
3.02	Property		1	HP Charlotte						No
3.03	Property		1	HP Roanoke						No
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall						No
3.05	Property		1	Hyatt Place Dallas/Park Central						No
3.06	Property		1	HP Topeka						No
4	Loan	23, 24	1	Netflix HQ	Wealth Management Capital Holding GmbH	NAP	No	No	Refinance	No	55,100,000
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	Fred Ohebshalom	Fred Ohebshalom	No	Yes	Refinance		49,000,000
5.01	Property		1	200 East 26th Street						No
5.02	Property		1	210 East 38th Street						No
5.03	Property		1	210-216 West 79th Street						No
5.04	Property		1	401 West 48th Street/701-703 9th Avenue						No
5.05	Property		1	328-330 East 52nd Street						No
5.06	Property		1	115 East 72nd Street						No
6	Loan	7, 12, 19	1	The Garden City Hotel	Morris Moinian	Morris Moinian	No	No	Refinance	No	61,500,000
7	Loan	2, 7, 21	1	80-02 Kew Gardens	Edward Zimmerman	Edward Zimmerman	No	No	Refinance	No	70,000,000
8	Loan	10, 21, 23	1	Olympic Plaza	Philip Ho	Philip Ho	No	No	Refinance	No	40,000,000
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	Thomas R. Tellefsen	Thomas R. Tellefsen and OCP Investors, LLC	No	No	Refinance		38,000,000
9.01	Property		1	Gateway Plaza						No
9.02	Property		1	Gateway Courtyard						No
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	David L. Long and Peggy L. Long	David L. Long and Peggy L. Long	No	No	Refinance	No	63,000,000
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	Harry Adjmi and Carolyn Dayon	Harry Adjmi and Carolyn Dayon	No	No	Acquisition	No	54,020,000
12	Loan		1	Ascent Townhomes	Patrick De La Torre	Patrick De La Torre	No	No	Refinance	No	26,000,000
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	The Taubman Realty Group LLC	The Taubman Realty Group LLC	No	No	Refinance	No	551,250,000
14	Loan	19	1	Parkview Tullahoma	John V. McBride	John V. McBride	No	No	Refinance	No	18,500,000
15	Loan	10, 23	1	285 Lafayette	Seryl Kushner	Seryl Kushner	No	No	Refinance	No	17,000,000
16	Loan	7, 19, 27	1	125th & Lenox	Jeff Sutton, Eli Gindi and Schottenstein Realty LLC	Jeff Sutton, Eli Gindi and Schottenstein Realty LLC	No	No	Refinance	No
17	Loan	2	1	1035 Third Avenue	Albert Rabizadeh	Albert Rabizadeh	No	No	Acquisition	No
18	Loan		1	Bay Pointe Apartments	Gary W. Gates, Jr.	Gary W. Gates, Jr.	No	No	Refinance	No
19	Loan	27	1	Grandview Apartments	Michael M. Spoleta and Whitestone Fund I LLC	Michael M. Spoleta and Whitestone Fund I LLC	No	No	Refinance	No
20	Loan	2, 23, 27	1	79 Walker	Joshua Joseph Caspi	Joshua Joseph Caspi	No	Yes	Refinance	No
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	Vadim Agamirzoyan, Artem Grigoryan and Artur Nersisyan	Vadim Agamirzoyan, Artem Grigoryan and Artur Nersisyan	No	Yes	Refinance	No
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	Sean Cunningham, Michael Janabi and Kolman Bubis	Sean Cunningham, Michael Janabi and Kolman Bubis	No	No	Acquisition
22.01	Property		1	Pontaluna Shores						No
22.02	Property		1	University Mobile Estates						No
22.03	Property		1	Broadway Acres						No
22.04	Property		1	Brookhaven						No
23	Loan	19	1	Hampton Inn Buffalo South / I-90	William A. Paladino	William A. Paladino	No	No	Refinance	No
24	Loan	21, 30	1	885 Park Avenue	Howard Lifshitz and Arik Lifshitz	Howard Lifshitz and Arik Lifshitz	No	Yes	Refinance	No
25	Loan	19	1	Staybridge Suites Buffalo	William A. Paladino	William A. Paladino	No	No	Refinance	No
26	Loan	19	1	Fulton Industrial Center	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	No	No	Acquisition	No
27	Loan	19	1	TownePlace Suites Redding	Kelly Heil	Kelly Heil	No	No	Refinance	No
28	Loan	6, 10	4	Tampa MHC Portfolio	Nathan Whittaker	Nathan Whittaker	No	No	Refinance
28.01	Property		1	Whispering Oaks						No
28.02	Property		1	West Chase						No
28.03	Property		1	Robin's Nest						No
28.04	Property		1	Shadow Oaks						No
A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
						24		30		29
29	Loan	30	1	Public Storage Spring Hill	George Thacker, Lawrence Charles Kaplan and Richard Schontz	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No	Yes	Refinance	No
30	Loan	2, 4	1	228 NE Broadway	Rodney L. Forni and Cameron Forni	Rodney L. Forni and Cameron Forni	No	No	Refinance	No
31	Loan	2, 27	1	5222 Roosevelt Avenue	Lawrence Ottaviano and Ovidiu Mihu	Lawrence Ottaviano and Ovidiu Mihu	No	No	Refinance	No
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	Nikita Y. Turik, Alexander Turik and John Cooper	Nikita Y. Turik, Alexander Turik and John Cooper	No	Yes	Acquisition
32.01	Property		1	The Storage Place - Helena						No
32.02	Property		1	The Storage Place - Pelham						No
33	Loan		1	Pak Rat Mini Storage	Crystal View Capital Fund III LLC	Crystal View Capital Fund III LLC	No	No	Refinance	No
34	Loan		1	Hanover Village	Tao Ye and Yu Juan Han	Tao Ye and Yu Juan Han	No	No	Acquisition	No
35	Loan		1	All American City Self Storage	Scott Labar, Renee Labar and Labar Family Trust	Scott Labar, Renee Labar and Labar Family Trust	No	No	Refinance	No
36	Loan		1	Drive Up Storage Sparta	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	No	No	Acquisition	No
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	Yaniv Zief	Yaniv Zief	No	No	Acquisition
37.01	Property		1	Maple Hill Village						No
37.02	Property		1	Lawrence						No
38	Loan	2, 4	1	Port Angeles Student Housing	Joel Crosby	Joel Crosby	No	No	Refinance	No
39	Loan	19	1	Super H-Mart	Arnold Gumowitz and Morris Levy	Arnold Gumowitz and Morris Levy	No	No	Refinance	No
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	Donald Clauson	Donald Clauson	No	Yes	Refinance	No
41	Loan	3	1	1624 University	Alejandro L. Williams	Alejandro L. Williams	No	No	Refinance	No
A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	1,947,674	0	0	142,947,674	127,262,758	0	5,339,320	10,345,597	0	0	142,947,674	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 13	17	ESA Portfolio	0	0	0	90,160,000	53,397,179	0	2,010,828	1,042,825	33,709,169	0	90,160,000	2/21/2038	60.92	49.45	81.2%	60.92
2.01	Property		1	Fort Wayne South												2/21/2038	58.05	51.86	89.3%	58.05
2.02	Property		1	Waco - Woodway												2/21/2038	69.06	60.71	87.9%	69.06
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd												2/21/2038	54.13	40.43	74.7%	54.13
2.04	Property		1	Dayton - North												2/21/2038	61.40	50.83	82.8%	61.40
2.05	Property		1	Indianapolis Northwest I-465												2/21/2038	57.61	44.19	76.7%	57.61
2.06	Property		1	Cincinnati Blue Ash Reed Hartman												2/21/2038	62.33	46.20	74.1%	62.33
2.07	Property		1	El Paso - Airport												2/21/2038	61.92	43.21	69.8%	61.92
2.08	Property		1	Dallas - Greenville Ave												2/21/2038	55.03	45.70	83.0%	55.03
2.09	Property		1	Indianapolis - Airport - W Southern Ave												2/21/2038	63.02	43.44	68.9%	63.02
2.10	Property		1	El Paso - West												2/21/2038	72.34	57.56	79.6%	72.34
2.11	Property		1	Fort Worth - Fossil Creek												2/21/2038	64.32	58.46	90.9%	64.32
2.12	Property		1	Dallas - Plano Parkway												2/21/2038	62.34	52.92	84.9%	62.34
2.13	Property		1	Fort Worth - City View												2/21/2038	56.37	47.02	83.4%	56.37
2.14	Property		1	Fort Wayne North												2/21/2038	63.15	57.53	91.1%	63.15
2.15	Property		1	Dayton - Fairborn												2/21/2038	66.29	56.38	85.0%	66.29
2.16	Property		1	Fort Worth - Southwest												2/21/2038	61.64	53.92	87.5%	61.64
2.17	Property		1	Dayton - South												2/21/2038	54.61	47.52	87.0%	54.61
3	Loan	6, 19	6	Hyatt Place Portfolio	0	0	0	59,000,000	54,668,202	0	1,449,135	2,674,034	208,629	0	59,000,000	10/31/2042	94.31	62.42	66.2%	94.31
3.01	Property		1	HP Greenville												10/31/2042	108.56	72.07	66.4%	108.56
3.02	Property		1	HP Charlotte												10/31/2042	92.51	63.49	68.6%	92.51
3.03	Property		1	HP Roanoke												10/31/2042	93.84	68.93	73.5%	93.84
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall												10/31/2042	82.78	53.97	65.2%	82.78
3.05	Property		1	Hyatt Place Dallas/Park Central												10/31/2042	90.60	59.24	65.4%	90.60
3.06	Property		1	HP Topeka												10/31/2042	97.37	56.66	58.2%	97.37
4	Loan	23, 24	1	Netflix HQ	538,539	0	0	55,638,539	50,251,449	0	5,387,091	0	0	0	55,638,539	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	0	0	0	49,000,000	34,592,675	0	2,587,669	1,348,187	10,471,469	0	49,000,000	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	200 East 26th Street												NAP	NAP	NAP	NAP	NAP
5.02	Property		1	210 East 38th Street												NAP	NAP	NAP	NAP	NAP
5.03	Property		1	210-216 West 79th Street												NAP	NAP	NAP	NAP	NAP
5.04	Property		1	401 West 48th Street/701-703 9th Avenue												NAP	NAP	NAP	NAP	NAP
5.05	Property		1	328-330 East 52nd Street												NAP	NAP	NAP	NAP	NAP
5.06	Property		1	115 East 72nd Street												NAP	NAP	NAP	NAP	NAP
6	Loan	7, 12, 19	1	The Garden City Hotel	0	0	0	61,500,000	58,788,258	0	1,520,674	128,154	1,062,914	0	61,500,000	NAP	290.76	226.18	77.8%	290.76
7	Loan	2, 7, 21	1	80-02 Kew Gardens	5,465,440	0	0	75,465,440	71,539,815	0	1,172,960	2,752,665	0	0	75,465,440	NAP	NAP	NAP	NAP	NAP
8	Loan	10, 21, 23	1	Olympic Plaza	1,272,473	0	0	41,272,473	35,007,957	0	376,839	5,887,677	0	0	41,272,473	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	0	0	0	38,000,000	31,595,795	0	811,410	1,948,240	3,644,556	0	38,000,000	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Gateway Plaza												NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Gateway Courtyard												NAP	NAP	NAP	NAP	NAP
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	3,102,107	0	0	66,102,107	48,434,074	0	540,620	17,127,413	0	0	66,102,107	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	31,988,203	0	6,000,000	92,008,203	0	83,100,000	3,269,605	5,638,599	0	0	92,008,203	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Ascent Townhomes	21,043,387	0	0	47,043,387	45,334,975	0	1,009,582	698,830	0	0	47,043,387	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	0	23,750,000	0	575,000,000	479,420,549	0	5,700,235	8,347,588	81,531,628	0	575,000,000	NAP	NAP	NAP	NAP	NAP
14	Loan	19	1	Parkview Tullahoma	0	0	0	18,500,000	14,074,190	0	228,112	205,798	3,991,899	0	18,500,000	NAP	NAP	NAP	NAP	NAP
15	Loan	10, 23	1	285 Lafayette	0	0	0	17,000,000	15,968,935	0	635,365	218,827	176,872	0	17,000,000	NAP	NAP	NAP	NAP	NAP
16	Loan	7, 19, 27	1	125th & Lenox												NAP	NAP	NAP	NAP	NAP
17	Loan	2	1	1035 Third Avenue												NAP	NAP	NAP	NAP	NAP
18	Loan		1	Bay Pointe Apartments												NAP	NAP	NAP	NAP	NAP
19	Loan	27	1	Grandview Apartments												NAP	NAP	NAP	NAP	NAP
20	Loan	2, 23, 27	1	79 Walker												NAP	NAP	NAP	NAP	NAP
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center												NAP	NAP	NAP	NAP	NAP
22	Loan	6, 19, 28	4	Michigan MHC Portfolio												NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Pontaluna Shores												NAP	NAP	NAP	NAP	NAP
22.02	Property		1	University Mobile Estates												NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Broadway Acres												NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Brookhaven												NAP	NAP	NAP	NAP	NAP
23	Loan	19	1	Hampton Inn Buffalo South / I-90												10/31/2029	153.59	105.32	68.3%	155.15
24	Loan	21, 30	1	885 Park Avenue												NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	Staybridge Suites Buffalo												1/8/2036	143.49	107.53	74.9%	143.49
26	Loan	19	1	Fulton Industrial Center												NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	TownePlace Suites Redding												4/12/2033	151.21	124.01	82.0%	151.21
28	Loan	6, 10	4	Tampa MHC Portfolio												NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Whispering Oaks												NAP	NAP	NAP	NAP	NAP
28.02	Property		1	West Chase												NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Robin's Nest												NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Shadow Oaks												NAP	NAP	NAP	NAP	NAP
A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

29	Loan	30	1	Public Storage Spring Hill												NAP	NAP	NAP	NAP	NAP
30	Loan	2, 4	1	228 NE Broadway												NAP	NAP	NAP	NAP	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue												NAP	NAP	NAP	NAP	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio												NAP	NAP	NAP	NAP	NAP
32.01	Property		1	The Storage Place - Helena												NAP	NAP	NAP	NAP	NAP
32.02	Property		1	The Storage Place - Pelham												NAP	NAP	NAP	NAP	NAP
33	Loan		1	Pak Rat Mini Storage												NAP	NAP	NAP	NAP	NAP
34	Loan		1	Hanover Village												NAP	NAP	NAP	NAP	NAP
35	Loan		1	All American City Self Storage												NAP	NAP	NAP	NAP	NAP
36	Loan		1	Drive Up Storage Sparta												NAP	NAP	NAP	NAP	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio												NAP	NAP	NAP	NAP	NAP
37.01	Property		1	Maple Hill Village												NAP	NAP	NAP	NAP	NAP
37.02	Property		1	Lawrence												NAP	NAP	NAP	NAP	NAP
38	Loan	2, 4	1	Port Angeles Student Housing												NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Super H-Mart												NAP	NAP	NAP	NAP	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge												NAP	NAP	NAP	NAP	NAP
41	Loan	3	1	1624 University												NAP	NAP	NAP	NAP	NAP
A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	3, 5, 7, 12, 19, 23, 27, 31	1	City Square White Plains	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 6, 7, 13	17	ESA Portfolio	49.45	81.2%	62.34	49.98	80.2%	62.92	50.28	79.9%
2.01	Property		1	Fort Wayne South	51.86	89.3%	60.19	50.72	84.3%	61.41	52.54	85.5%
2.02	Property		1	Waco - Woodway	60.71	87.9%	72.45	65.04	89.8%	69.05	59.38	86.0%
2.03	Property		1	Cincinnati Blue Ash Kenwood Rd	40.43	74.7%	53.86	39.64	73.6%	52.63	41.26	78.4%
2.04	Property		1	Dayton - North	50.83	82.8%	62.16	51.39	82.7%	64.00	54.89	85.8%
2.05	Property		1	Indianapolis Northwest I-465	44.19	76.7%	59.53	43.11	72.4%	62.05	36.40	58.7%
2.06	Property		1	Cincinnati Blue Ash Reed Hartman	46.20	74.1%	62.56	46.01	73.6%	62.65	49.67	79.3%
2.07	Property		1	El Paso - Airport	43.21	69.8%	61.74	42.99	69.6%	65.14	51.24	78.7%
2.08	Property		1	Dallas - Greenville Ave	45.70	83.0%	59.26	50.97	86.0%	62.00	53.85	86.9%
2.09	Property		1	Indianapolis - Airport - W Southern Ave	43.44	68.9%	62.63	42.10	67.2%	63.29	44.56	70.4%
2.10	Property		1	El Paso - West	57.56	79.6%	75.36	62.41	82.8%	74.32	59.45	80.0%
2.11	Property		1	Fort Worth - Fossil Creek	58.46	90.9%	64.93	58.62	90.3%	63.93	56.68	88.7%
2.12	Property		1	Dallas - Plano Parkway	52.92	84.9%	63.56	52.53	82.7%	64.71	55.70	86.1%
2.13	Property		1	Fort Worth - City View	47.02	83.4%	58.35	47.90	82.1%	60.29	48.65	80.7%
2.14	Property		1	Fort Wayne North	57.53	91.1%	65.51	56.95	86.9%	63.84	51.13	80.1%
2.15	Property		1	Dayton - Fairborn	56.38	85.0%	64.22	57.13	89.0%	64.60	52.35	81.0%
2.16	Property		1	Fort Worth - Southwest	53.92	87.5%	64.16	54.06	84.3%	65.48	54.31	82.9%
2.17	Property		1	Dayton - South	47.52	87.0%	55.59	46.80	84.2%	55.52	46.00	82.9%
3	Loan	6, 19	6	Hyatt Place Portfolio	62.42	66.2%	94.68	53.57	56.6%	89.53	38.96	43.5%
3.01	Property		1	HP Greenville	72.07	66.4%	109.06	57.05	52.3%	101.20	40.46	40.0%
3.02	Property		1	HP Charlotte	63.49	68.6%	91.13	49.92	54.8%	86.84	36.73	42.3%
3.03	Property		1	HP Roanoke	68.93	73.5%	95.59	65.29	68.3%	88.48	52.77	59.6%
3.04	Property		1	Hyatt Place Alpharetta/North Point Mall	53.97	65.2%	83.67	45.21	54.0%	79.65	35.23	44.2%
3.05	Property		1	Hyatt Place Dallas/Park Central	59.24	65.4%	91.18	54.91	60.2%	92.12	41.09	44.6%
3.06	Property		1	HP Topeka	56.66	58.2%	97.27	48.88	50.3%	88.74	27.42	30.9%
4	Loan	23, 24	1	Netflix HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 3, 6, 30	6	Red Rock Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	200 East 26th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	210 East 38th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	210-216 West 79th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	401 West 48th Street/701-703 9th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	328-330 East 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	115 East 72nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	7, 12, 19	1	The Garden City Hotel	226.18	77.8%	275.52	217.24	78.8%	268.37	189.42	70.6%
7	Loan	2, 7, 21	1	80-02 Kew Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	10, 21, 23	1	Olympic Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 17, 23	2	Gateway Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Gateway Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Gateway Courtyard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5, 7, 10, 12, 19, 23, 31	1	Central Arts Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 7, 19, 20, 23, 31	1	161 Washington Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		1	Ascent Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 12, 13, 17, 19, 20, 31	1	International Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	19	1	Parkview Tullahoma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	10, 23	1	285 Lafayette	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	7, 19, 27	1	125th & Lenox	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	2	1	1035 Third Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Bay Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	27	1	Grandview Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 23, 27	1	79 Walker	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 18, 20, 30	1	Causeway Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 19, 28	4	Michigan MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Pontaluna Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	University Mobile Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Broadway Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Brookhaven	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	19	1	Hampton Inn Buffalo South / I-90	105.32	67.9%	152.11	104.91	69.0%	146.07	100.34	68.7%
24	Loan	21, 30	1	885 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	Staybridge Suites Buffalo	107.53	74.9%	146.43	107.38	73.4%	130.07	87.82	68.4%
26	Loan	19	1	Fulton Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	TownePlace Suites Redding	124.01	82.0%	149.57	119.90	80.2%	150.94	122.50	81.2%
28	Loan	6, 10	4	Tampa MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Whispering Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	West Chase	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Robin's Nest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Shadow Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

29	Loan	30	1	Public Storage Spring Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 4	1	228 NE Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 27	1	5222 Roosevelt Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 6, 10, 13, 30	2	The Storage Place Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	Property		1	The Storage Place - Helena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.02	Property		1	The Storage Place - Pelham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Pak Rat Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Hanover Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	All American City Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Drive Up Storage Sparta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	6	2	Maple Hill Village and Lawrence Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Property		1	Maple Hill Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.02	Property		1	Lawrence	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	2, 4	1	Port Angeles Student Housing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Super H-Mart	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	10, 30	1	Lockaway Storage - Garden Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	3	1	1624 University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-38

Footnotes to Annex A-1

(1)

“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “GSMC” denotes Goldman Sachs Mortgage Company as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “Rialto” denotes RREF V – D Direct Lending Investments, LLC as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller.

With respect to Loan No. 13, International Plaza, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Wells Fargo Bank, National Association, and JPMorgan Chase Bank, National Association.

(2)

With respect to Loan No. 5, Red Rock Portfolio, the mortgaged properties consist of 209 multifamily units totaling 129,900 square feet and 18,576 square feet of retail space.

With respect to Loan No. 5, Red Rock Portfolio, the 210 East 38th Street mortgaged property consists of 40 multifamily units totaling 20,050 square feet and rooftop antenna space leased by Verizon Wireless.

With respect to Loan No. 7, 80-02 Kew Gardens, the mortgaged property includes a parking component that accounts for 22.8% of the NRA and 5.5% of underwritten base rent at the property.

With respect to Loan No. 17, 1035 Third Avenue, the mortgaged property consists of (i) 13,220 square feet of medical office space, accounting for 55.3% of NRA and 45.6% of underwritten rent, (ii) 7,634 square feet of retail space, accounting for 31.9% of NRA and 54.4% of underwritten rent, and (iii) 3,070 square feet of vacant office space.

With respect to Mortgage Loan No. 20, 79 Walker, the Mortgaged Property consists of 24,950 square feet of office space and 6,500 square feet of retail space.

With respect to Loan No. 30, 228 NE Broadway, the mortgaged property consists of 29,314 square feet of self-storage space and 14,460 square feet of retail space.

With respect to Loan No. 31, 5222 Roosevelt Avenue, the mortgaged property consists of 10 multifamily units totaling 7,809 SF and accounting for 50.6% of NRA and 47.9% of EGI and 3 retail units totaling 7,635 SF and accounting for 49.4% of NRA and 52.1% of EGI.

With respect to Loan No. 32, The Storage Place Portfolio, the mortgaged properties consist of 585 storage units totaling 83,614 square feet. The mortgaged properties' unit mix includes 536 non-climate-controlled units and 49 climate-controlled units. The mortgaged properties also generate revenue from 158 parking spaces, eight office suites (10,560 rentable square feet), two covered RV spaces, and two retail spaces (5,460 rentable square feet) totaling, in the aggregate, 101,135 rentable square feet.

With respect to Loan No. 38, Port Angeles Student Housing, the mortgaged property consists of (i) one building located at 1134 East Park Avenue which contains a total of 48 beds across six units, and (ii) one building located at 1138 East Park Avenue which contains a total of 44 beds across six units. The buildings follow the same floorplan; however, two bedrooms at the 1138 East Park Ave building are used as the property management office.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, City Square White Plains, the mortgaged property consists of 251,036 square feet of multifamily space comprised of 312 residential units, and 370,034 square feet of commercial space. The multifamily portion of the mortgaged property is 89.5% occupied and the commercial portion is 91.9% occupied based on square footage.

With respect to Loan No. 1, City Square White Plains, the Largest Tenant % of NRA, Second Largest Tenant % of NRA, Third Largest Tenant % of NRA, Fourth Largest Tenant % of NRA and Fifth Largest Tenant % of NRA fields are based on the 370,034 square feet of commercial space.

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With respect to Loan No. 5, Red Rock Portfolio, the Largest Tenant % of NRA, Second Largest Tenant % of NRA, Third Largest Tenant % of NRA, Fourth Largest Tenant % of NRA and Fifth Largest Tenant % of NRA are calculated based on the square feet of retail space.

With respect to Loan No. 41, 1624 University, the mortgaged property consists of 8,400 square feet of multifamily space comprised of 6 residential units, and 6,000 square feet of commercial space.

With respect to Loan No. 41, 1624 University, the Largest Tenant % of NRA, Second Largest Tenant % of NRA and Third Largest Tenant % of NRA on the 6,000 square feet of commercial space.

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues— Lease Expirations and Terminations—Other ” in the prospectus.

With respect to Loan No. 30, 228 NE Broadway, the mortgaged property’s current occupancy reflects only the self-storage space.

With respect to Loan No. 38, Port Angeles Student Housing, two bedrooms at the mortgaged property are used as the property management office and are not included in occupancy calculations.

(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, City Square White Plains, the appraised values and dates for the parcels that comprise the mortgaged property are as follows: 1 Martine: $86,800,000 as of July 11, 2025; 11 Martine: $16,400,000 as of September 20, 2025; 50 Main Street: $87,000,000 as of July 3, 2025; and The Metro: $45,300,000 as of July 11, 2025.

With respect to Loan No. 2, ESA Portfolio, the appraised value (“As-Is”) is subject to the extraordinary assumption, among others, that renovations in the following estimated amounts will be completed in year one of the appraisal projection period (i.e., 2026) at the following Mortgaged Properties: (i) with respect to the Indianapolis Northwest I-465 Mortgaged Property, an estimated $1,042,500 in renovations, (ii) with respect to the Cincinnati Blue Ash Kenwood Rd Mortgaged Property, an estimated $997,500 in renovations, (iii) with respect to the Dayton - South Mortgaged Property, an estimated $540,000 in renovations, (iv) with respect to the Dayton - Fairborn Mortgaged Property, an estimated $540,000 in renovations, (v) with respect to the Fort Wayne North Mortgaged Property, an estimated $540,000 in renovations, (vi) with respect to the Dallas – Greenville Ave Mortgaged Property, an estimated $870,000 in renovations, (vii) with respect to the Fort Worth - Southwest Mortgaged Property, an estimated $547,500 in renovations, (viii) with respect to the Fort Worth – Fossil Creek Mortgaged Property, an estimated $637,500 in renovations, (ix) with respect to the Dallas – Plano Parkway Mortgaged Property, an estimated $727,500 in renovations, (x) with respect to the Waco - Woodway Mortgaged Property, an estimated $712,500 in renovations, (xi) with respect to the El Paso - West Mortgaged Property, an estimated $547,500 in renovations, and (xii) with respect to the El Paso - Airport Mortgaged Property, an estimated $900,000 in renovations. Each appraisal assumes that the related estimated renovation amount is sufficient to maintain brand standards and that following the completion of the renovation, any reserves for replacement would cover all future required renovations.

With respect to Loan No. 10, Central Arts Plaza, the Appraised Value of $94,400,000 represents the appraisal’s concluded “As-Stabilized” value as of August 20, 2026, which assumes a $14,926,714 unfunded reserve was collected at origination. The appraisal’s concluded “As-Is” value as of August 20, 2025 for the Central Arts Plaza Property is $77,600,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Central Arts Plaza Mortgage Loan of 81.2% and 81.2%, respectively.

With respect to Loan No. 10, Central Arts Plaza, the appraised value is as-stabilized, assuming that Tiffany & Bosco takes occupancy in April 2026 and begins paying rent in August 2026. The as-is appraised value is

A-1-40

$77,600,000, which includes a $16,800,000 stabilization discount, results in a Cut-off Date LTV and Maturity Date LTV of 81.2%.

With respect to Loan No. 11, 161 Washington, the appraised value (“As-Is”) is subject to the extraordinary assumption that as of the origination date of the Mortgage Loan, approximately $2,715,800 was deposited into a reserve for the payment of tenant improvement costs, leasing commissions and free rent under certain leases entered into prior to the effective date of the related purchase and sale agreement. As of the origination date, pursuant to the loan agreement, $1,638,599 was reserved at closing for unpaid TI allowances and free rent owed to specified tenants. Separately, the borrower made an initial deposit of $4,000,000 to the TI/LC reserve to be used for general re-leasing needs after closing.

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 2, ESA Portfolio

● Loan No. 3, Hyatt Place Portfolio

● Loan No. 5, Red Rock Portfolio

● Loan No. 9, Gateway Retail Portfolio

● Loan No. 22, Michigan MHC Portfolio

● Loan No. 28, Tampa MHC Portfolio

● Loan No. 32, The Storage Place Portfolio

● Loan No. 37, Maple Hill Village and Lawrence Portfolio

(7)

The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the chart titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

● Loan No. 1, City Square White Plains

● Loan No. 2, ESA Portfolio

● Loan No. 6, The Garden City Hotel

● Loan No. 7, 80-02 Kew Gardens

● Loan No. 10, Central Arts Plaza

● Loan No. 11, 161 Washington Street

● Loan No. 13, International Plaza

● Loan No. 16, 125th & Lenox

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
A-1-41

(10)

With respect to Loan No. 8, Olympic Plaza, a Grace Period – Late Fee (Days) of two days is permitted once during any 12-month period.

With respect to Loan No. 10, Central Arts Plaza, a Grace Period – Default (Days) of two days is permitted once during any 12-month period.

With respect to Loan No. 15, 285 Lafayette, a Grace Period – Late Fee (Days) of ten days is permitted no more than one time during the term of the mortgage loan.

With respect to Loan No. 28, Tampa MHC Portfolio, a Grace Period – Default (Days) does not apply to the amount due on the maturity date. A Grace Period – Default (Days) of three days is permitted once within any period of 12 consecutive months and not more than three times during the term of the mortgage loan.

With respect to Loan No. 32, The Storage Place Portfolio, a Grace Period – Default (Days) does not apply to the amount due on the maturity date. A Grace Period – Default (Days) of three days is permitted once within any period of 12 consecutive months and not more than three times during the term of the mortgage loan.

With respect to Loan No. 40, Lockaway Storage – Garden Ridge, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

(11)	Intentionally left blank.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, City Square White Plains, Yield Maintenance is permitted from and after the date that is 30 days from the closing date of the securitization in which the last note is deposited. The assumed lockout period of 2 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization in November 2025. The actual lockout period may be longer.

With respect to Loan No. 6, The Garden City Hotel, prepayment of The Garden City Hotel Whole Loan, together with, if prior to the monthly payment date that is 5 months prior to the stated maturity date, a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Garden City Hotel Whole Loan to be securitized and (b) October 23, 2029. The assumed lockout of 24 payments is based on the anticipated BBCMS 2025-5C38 securitization closing date in November 2025. The actual lockout period may be longer.

With respect to Loan No. 10, Central Arts Plaza, defeasance of the Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the loan origination date. The assumed defeasance lockout period is based on the anticipated closing date of the BBCMS 2025-5C38 securitization in November 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 13, International Plaza, defeasance of the Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed defeasance lockout period is based on the anticipated closing date of the BBCMS 2025-5C38 securitization in November 2025. The actual defeasance lockout period may be longer.

A-1-42

(13)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, ESA Portfolio, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) the principal amount shall not exceed $13,747,500, (ii) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 61.3%, (y) the debt service coverage ratio is at least 1.68x and (z) the combined debt yield is at least 11.5%, (iii) execution of an intercreditor agreement reasonably acceptable to the lender and (iv) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 13, International Plaza, the International Plaza Junior Note has an outstanding principal balance as of the Cut-off Date of $23,750,000, the interest rate associated with the International Plaza Junior Note is 7.98522% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The International Plaza A/B Whole Loan” in the prospectus.

With respect to Loan No. 13, International Plaza, 4.91333149584686% represents the weighted average interest rate of Component A and Component B. The per annum interest rate associated with the International Plaza Junior Notes is 7.98522% per annum and the weighted average interest rate for the International Plaza Whole Loan is 5.04021384710536% per annum.

With respect to Loan No. 32, The Storage Place Portfolio, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 62.7% and (y) the debt service coverage ratio is at least 1.14x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 21, Causeway Shopping Center, the Second Most Recent NOI represents net cash flow from an operating period reflecting August 2024 through December 2024 given the borrower sponsor acquired the mortgaged property in August 2024. The Most Recent NOI represents net cash flow from an operating period reflecting August 2024 through July 2025.

(17)

With respect to Loan No. 9, Gateway Retail Portfolio, a portion of the mortgaged properties is subject to a ground lease between Fairfield Fee Land, LLC, a co-borrower as landlord, and Fairfield Gateway L.P., a co-borrower as tenant. A portion of the mortgaged properties is subject to a sub-ground lease between Fairfield Gateway L.P., a co-borrower as sub-landlord, and Fairfield Gateway, LLC and Fairfield Gateway M4, LLC, both a co-borrower as sub-tenants. As of origination, the borrowers own all the fee, leasehold and sub-leasehold interests in the mortgaged properties. The borrowers have elected to keep the ground lease structures in place for tax purposes. Upon foreclosure, the lender may acquire all or any portion of the fee, leasehold and sub-leasehold interests in the mortgaged properties and will have the ability to collapse the ground lease and sub-ground lease structure.

With respect to Loan No. 13, International Plaza, the entirety of the International Plaza site is subject to two, long-term ground leases with the Hillsborough County Aviation Authority (“HCAA”), which consists of two distinct parcels (Parcel 1 and Parcel E). Parcel 1 encompasses the majority of the development, with Parcel E encompassing the land in the southwest corner of the site, which currently houses two outparcels (Crate & Barrel (33,000 SF) and Ocean Prime (9,449 SF)). Both ground leases expire on December 31, 2080, with CPI adjusted rent steps every 5 years. The Parcel 1 lease provides for fixed land rent in the amount of $126,504 per year, increased by 5% at the expiration of every 10-calendar year period, with the first such increase taking effect January 1, 2008. The Parcel E lease provides for fixed land rent in the amount of $8,700 per year, increased by

A-1-43

5% at the expiration of every 10-calendar year period, with the first such increase taking effect after the 2007 calendar year.

(18)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 21, Causeway Shopping Center, the borrower reserved $46,206.84 with the lender in a reserve for gap rent, corresponding to (i) monthly rent payments from October 2025 to December 2025 for Imperial Salon and Spa, and (ii) monthly rent payments from October 2025 to December 2025 for Causeway Barber Style Shop.

(19)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, City Square White Plains, on each monthly payment date commencing on November 6, 2025, through and including October 6, 2028, the borrowers are required to deposit approximately $61,672 for TI/LC reserves. On each monthly payment date commencing on November 6, 2028, and thereafter, the borrower is required to deposit approximately $46,254.

With respect to Loan No. 1, City Square White Plains, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the City Square White Plains Property are insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Whole Loan.

With respect to Loan No. 3, Hyatt Place Portfolio, on each monthly payment date, the borrower is required to deposit into an FF&E reserve an amount equal to the greater of (i) 5% of the gross income from operations annualized based on the historical 12 full calendar month preceding the date of determination or (ii) the aggregate annual amount required pursuant to the franchise agreement (initially $77,647.17) (“FF&E Reserve Monthly Deposit”) for FF&E expenditures. At no time will the FF&E Reserve Monthly Deposit be less than $60,000.00.

With respect to Loan No. 3, Hyatt Place Portfolio, on each monthly payment date during a low DSCR trigger period, the borrower will be required to deposit into the low DSCR reserve an amount equal to $72,000.

With respect to Loan No. 3, Hyatt Place Portfolio, in connection with any PIP that may be required under the franchise agreement, the borrower will be required to deposit with the lender the costs of any such PIP into the PIP reserve.

With respect to Loan No. 6, The Garden City Hotel, the borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at The Garden City Hotel Property (excluding all income with respect to commercial leases at The Garden City Hotel Property, and for the deposits during the period from the origination date through the monthly payment date in December 2027 (the “F&B Exclusion Period”), excluding food and beverage income) for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at The Garden City Hotel Property (excluding the commercial leases at The Garden City Hotel Property and, for deposits during the F&B Exclusion Period, excluding food and beverage income) for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget (initially estimated to be approximately $74,455), and (ii) the amount of the deposit (if any) then required by any franchisor on account of FF&E under any franchise agreement. As of the origination date, The Garden City Hotel Property is not subject to a franchise agreement.

With respect to Loan No. 10, Central Arts Plaza, if a critical tenant fails to renew or exercise an extension option by the earlier of 12 months prior to its lease expiration or the notice period required under its lease, the borrower is required to make a monthly critical tenant non-renewal deposit in the amount of $343,099.57.

With respect to Loan No. 11, 161 Washington Street, a monthly TI/LC reserve of $43,716.13 will be required, during a continuing trigger period or event of default, if and to the extent the amount contained therein is less than $2.0 million.

A-1-44

With respect to Loan No. 13, International Plaza, during a reserve trigger period, the whole loan will require a monthly replacement reserve in the amount of $20,772 per month.

With respect to Loan No. 13, International Plaza, during a reserve trigger period, the whole loan will require a monthly TI/LC reserve in the amount of $56,140 per month.

With respect to Loan No. 13, International Plaza, during a reserve trigger period, the whole loan will require a monthly reserve equal to the ground rent that will be payable under the ground lease for the month in which such scheduled payment date occurs.

With respect to Loan No. 14, Parkview Tullahoma, on each monthly payment date during a low DSCR period, the borrower will be required to deposit into the low DSCR reserve an amount equal to $114,144.

With respect to Mortgage Loan No. 16, 125th & Lenox, the borrower’s obligation to deposit monthly escrows for property taxes and insurance premiums is suspended so long as (a) no cash management trigger event period exists and (b) the borrower provides evidence of the payment of such property taxes and insurance premiums. In addition, the borrower’s obligation to deposit monthly escrows for capital expenditures is suspended so long as no cash management trigger event period exists.

With respect to Mortgage Loan No. 16, 125th & Lenox, in the event (a) a cash management trigger event exists (other than as a result of an event of default or a critical tenant trigger event) and (b) a tenant at the Mortgaged Property is late making its rental payment in a timely manner into the clearing account for the Mortgage Loan prior to the applicable monthly payment date, and as a result there are insufficient funds to make all payments required under the Mortgage Loan documents on such monthly payment date, and prior to such monthly payment date the borrower deposits an amount equal to such deficiency into the clearing account to make all payments required under the Mortgage Loan documents on such monthly payment date, then if thereafter the tenant that was late making its payment makes its rental payment into the clearing account prior to the next monthly payment date, the borrower will be entitled to receive a disbursement out of the excess cash flow account equal to the lesser of (x) the amount of funds deposited into the excess cash flow account on such next payment date and (y) the amount of late rent paid by such tenant.

With respect to Loan No. 22, Michigan MHC Portfolio, on each monthly payment date during a low DSCR period, the borrower will be required to deposit into the low DSCR reserve an amount equal to $8,910.56.

With respect to Loan No. 23, Hampton Inn Buffalo South / I-90, on each monthly payment date, the borrower is required to deposit into an FF&E reserve an amount equal to 1/12th of (i) 4% of the projected annual gross income from operations of the mortgaged property as set forth in the approved annual budget and (ii) the amount required by the franchisor pursuant to the franchise agreement (as the case may be, the “FF&E Reserve Monthly Deposit”) for FF&E expenditures. At no time will the FF&E Reserve Monthly Deposit be less than the initial FF&E Reserve Monthly Deposit of $13,559.33.

With respect to Loan No. 25, Staybridge Suites Buffalo, on each monthly payment date, the borrower is required to deposit into an FF&E reserve an amount equal to 1/12th of (i) 4% of the projected annual gross income from operations of the mortgaged property as set forth in the approved annual budget and (ii) the amount required by the franchisor pursuant to the franchise agreement (as the case may be, the “FF&E Reserve Monthly Deposit”) for FF&E expenditures. At no time will the FF&E Reserve Monthly Deposit be less than the initial FF&E Reserve Monthly Deposit of $13,825.71.

With respect to Loan No. 25, Staybridge Suites Buffalo, in connection with any PIP that may be required under the franchise agreement, the borrower will be required to deposit with the lender the costs of any such PIP into the PIP reserve.

With respect to Loan No. 26, Fulton Industrial Center, at origination, the borrower deposited $375,000 (the “Leasing Reserve Cap”) into the rollover reserve. On each monthly payment date that the balance on deposit in the rollover reserve is less than the Leasing Reserve Cap amount, the borrower will be required to deposit an amount equal to $4,330.09. The monthly rollover reserve is currently suspended.

With respect to Loan No. 27, TownePlace Suites Redding, on each monthly payment date during a franchise trigger event period, the borrower is required to deposit with the lender all franchise trigger event excess cash for costs incurred in connection with the property improvement plan work necessary to effect a franchise trigger event cure.

A-1-45

With respect to Loan No. 39, Super H-Mart, the borrower is required to deposit 1/12th of the annual property tax amount into the tax reserve account upon the occurrence of any of the following: (i) an event of default, (ii) Super H-Mart is no longer responsible under the terms of its lease for the direct payment of property taxes, or (iii) the lender has not received evidence satisfactory to the lender that such property taxes have been paid.

With respect to Loan No. 39, Super H-Mart, the borrower is required to deposit 1/12th annual estimated insurance premiums payable upon renewal of policy upon the occurrent of any of the following: (i) an event of default, (ii) Super H-Mart is no longer responsible under the terms of its lease for maintaining such insurance, (iii) the lender has not received evidence satisfactory to the lender that insurance premiums for all such insurance policies have been timely paid for the applicable coverage period no later than ten days prior to the expiration of such policies and (iv) lender does not receive evidence satisfactory to the lender of such insurance policies when required pursuant to the terms of the loan documents.

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 11, 161 Washington, the TI/LC reserve is subject to a cap of $2,000,000.

With respect to Loan No. 13, International Plaza, the capital expenditures reserve is subject to a cap of approximately $498,523.

With respect to Loan No. 13, International Plaza, the TI/LC reserve is subject to a cap of approximately $1,347,360.

With respect to Loan No. 21, Causeway Shopping Center, the rollover reserve account is subject to a cap of $100,000. To the extent the balance of the rollover reserve account drops below $100,000, the borrower will be required to deposit $4,659 on a monthly basis, or to the extent the monthly payment would cause the funds in the rollover reserve account to exceed $100,000, an amount equal to $4,659 minus the excess.

(21)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 7, 80-02 Kew Gardens, the Fifth Largest Tenant, North Shore Community Services occupies 12,587 SF at the property which is set to expire June 30, 2030 and 7,571 SF at the property which is set to expire August 31, 2033.

With respect to Loan No. 8, Olympic Plaza, the Fourth Largest Tenant, UCLA, has 2,994 square feet of space expiring on November 30, 2026, 2,052 square feet of space expiring on June 30, 2029 and 8,264 square feet of space expiring on July 31, 2036.

With respect to Loan No. 24, 885 Park Avenue, nine of the 34 units at the mortgaged property are leased to a corporate tenant, Alohause World LLC. Such units are leased individually at market rate, and they are all 12-month leases.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.
(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

A-1-46

With respect to Loan No. 1, City Square White Plains, the Second Largest Tenant, Parfums De Coeur (26,119 square feet) has a one time right to terminate its lease effective November 1, 2032 (assuming a June 1, 2026 lease commencement date) upon payment of a termination fee equal to (a) the unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees (d) all of the costs of borrower’s work, and (e) interest on the foregoing at 6% per annum. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 (2,981 square feet) on the 9th floor at any time as of December 31, 2027, upon 9 months’ irrevocable written notice together with three months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only plus payment of the termination fee.

With respect to Loan No. 1, City Square White Plains, the Fourth Largest Tenant, Trans Union, LLC (23,138 square feet) has a one-time option to terminate its lease effective December 31, 2029, upon prior written notice delivered before December 31, 2028, and payment of (a) broker fees, (b) the borrower’s contribution, and (c) interest on the foregoing amounts at a rate of 4% per annum).

With respect to Loan No. 1, City Square White Plains, the Fifth Largest Tenant RWE Clean Energy (23,138 square feet) has the right to terminate its lease if the borrower fails to deliver the premises within 60 days after the Guaranteed Delivery Date. The “Guaranteed Delivery Date” means 90 days after October 5, 2025 (January 3, 2026).

With respect to Loan No. 4, Netflix HQ, the Sole Tenant, Netflix, has the one time right to terminate its lease on December 31, 2035 upon notice being provided any time before or on December 31, 2034.

With respect to Loan No. 8, Olympic Plaza, (i) the Second Largest Tenant, National Labor Relations Board has the right to terminate its lease in whole or in part at any time upon 90 days’ prior written notice to the landlord; and (ii) the Third Largest Tenant, U.S. Social Security, has the right to terminate its lease at any time upon 180 days’ prior written notice to the landlord.

With respect to Loan No. 9, Gateway Retail Portfolio – Gateway Courtyard, the Largest Tenant at the Gateway Courtyard mortgaged property, The Picklr, has a termination option upon 30 days’ prior written notice if they are unable to get the appropriate permits, variances and government approvals for construction and operation of the leased premises.

With respect to loan No. 10, Central Arts Plaza, Tiffany & Bosco, P.A.’s lease is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

With Respect to Loan No. 11, 161 Washington, the Fourth Largest Tenant, SOMPO/Endurance Assurance Association, is subleasing this space from Marsh & McLennan Agency at $30/SF.

With respect to Loan No. 15, 285 Lafayette, the Second Largest Tenant at the mortgaged property, Rye by Martin Auer, is not yet in occupancy and is in the process of submitting applications for approvals to build out its space. Rye by Martin Auer has the right to terminate its lease if a Permit Delay (as defined in the preliminary prospectus) continues for more than one year.

With respect to Mortgage Loan No. 20, 79 Walker, of the six tenants comprising of 100% of the NRA (31,450 square feet), two are subleasing such space. Bang & Olufsen (4,990 square feet | January 31, 2026 LXD) and Runway.ai (4,990 square feet | December 31, 2026 LXD) are in a sublease agreement with Jacobs Law Group and Anode Labs, respectively, with subleases co-terminus with their primary lease.

(24)	With respect to Loan No. 4, Netflix HQ, the mortgage loan documents do not provide recourse to a guarantor separate from the related borrower.

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.
A-1-47

(27)

With respect to Loan No. 1, City Square White Plains, the portions of the Mortgaged Property located at 1-11 Maritime and 50 Main (together, the “PILOT Property”) are subject to a 10-year payment-in-lieu-of-taxes (“PILOT”) agreement with the City of White Plains (the “City”). The obligation to make PILOT payments is secured by a mortgage in favor of the City on the PILOT Property (the “City Mortgage”), which City Mortgage is senior to the related Mortgage Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any related accrued interest.

With respect to Mortgage Loan No. 16, 125th & Lenox, the Mortgaged Property benefits from a 25-year Industrial Commercial Abatement Program (“ICAP”) real estate tax exemption, which offers property tax abatements for eligible industrial and commercial buildings in New York City. The ICAP tax exemption commenced in the 2017/2018 tax year, begins phasing out in FY 2033/2034 and fully expires by FY 2042/2043. Real estate taxes for the Mortgaged Property were underwritten based on the average of a third-party tax consultant’s tax estimate over the 125th and Lenox whole loan term (including the benefits under the ICAP tax exemption). The third-party consultant concluded that the ICAP benefit for the remainder of the loan term is $1,933,350 per year and that average taxes over the whole loan term are $895,343.

With respect to Loan No. 19, Grandview Apartments, the mortgaged property is located within the Peoria Urban Enterprise Zone (the “PUEZ”), which provides sales tax exemptions and property tax abatements to qualifying projects. In connection with the PUEZ, the mortgaged property benefits from a five-year tax abatement. The tax abatement provides (i) a 100% tax exemption for the first three years and (ii) a 50% tax exemption for years four through five with full taxes commencing at the end of the fifth applicable tax year. The lender underwrote to the fully assessed 2024 taxes of $298,450.

With respect to Mortgage Loan No. 20, 79 Walker, the Mortgaged Property benefits from a 10-year Industrial Commercial Abatement Program ("ICAP") real estate tax exemption, which offers property tax abatements for eligible industrial and commercial buildings in New York City. The ICAP tax exemption commenced in the 2020/2021 tax year, begins phasing out in FY 2025/2026 (Year 6) and fully expires by FY 2030/2031. Real estate taxes for the Mortgaged Property were underwritten based on the average of a third-party tax consultant's tax estimate over the 79 Walker whole loan term (including the benefits under ICAP tax exemption). The loan was underwritten to $435,830.

With respect to Loan No. 31, 5222 Roosevelt Avenue, the property is in the 6th year of a 35-year 421-a tax abatement in which the property has a 100% exemption on increases in the assessed value for the first 25 years, which will phase out over the remaining 10 years with a 30% exemption each year. Additionally, the property’s retail unit is in the 5th year of a 15-year Industrial and Commercial Program (“ICAP”) tax abatement (which provides a 100% abatement on increases in the assessed value for the first 11 years, and declines by 20% each year thereafter) and the property’s community facility unit is in the 5th year of a 25-year ICAP tax abatement (which provides a 100% abatement in the first 16 years and declines by 10% each year thereafter). The mortgage loan was underwritten based on the sum of the 2025/2026 abated taxes for the three portions of the property.

(28)	With respect to Loan No. 22, Michigan MHC Portfolio, the Pontaluna Shores, University Mobile Estates, Broadway Acres and Brookhaven mortgaged properties are subject to a master lease for 56 lots dated October 10, 2025, between Pontaluna Shores LLC, Brookhaven MHC LLC, Broadway Acres LLC and University Mobile Estates LLC, each a co-borrower, as lessor, and Butler Homes MI LLC, as lessee. The master lease has a term of one year and will automatically renew for another year upon the same terms and conditions. The master lease may be terminated if either of the lessor or lessee elects to terminate the lease by written notice delivered to the other party no less than 60 days in advance of the expiration of the then current term, during which the lessee will be required to pay rent to the lessor for said lots on the first day of each month, the monthly rent payable by each sublessee for each lot subject a sublease.

(29)	Intentionally left blank.
A-1-48

(30)

With respect to Loan No. 5, Red Rock Portfolio, the borrowers own the mortgaged properties as tenants-in-common.

With respect to Loan No. 21, Causeway Shopping Center, the borrower sponsor is a tenant-in-common ownership structure between three entities: Causeway 2025 LLC, Causeway Venture LLC, and Causeway Invest LLC, each a newly formed, single purpose entity formed in the State of Delaware.

With respect to Loan No. 24, 885 Park Avenue, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 29, Public Storage Spring Hill, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 32, The Storage Place Portfolio, the borrowers own the mortgaged properties as tenants-in-common.

With respect to Loan No. 40, Lockaway Storage – Garden Ridge, the borrowers own the mortgaged property as tenants-in-common.

(31)

With respect to Loan No. 1, City Square White Plains, the DSCR test that triggers the cash sweep period will be conducted quarterly, starting on or after March 31, 2026.

With respect to Loan No. 10, Central Arts Plaza, the increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

With respect to Loan No. 11, 161 Washington, the increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting not including commercial rent abatements / concessions, since unfunded obligations ($1,638,599) were reserved at close.

With Respect to Loan No. 11, 161 Washington, the UW NOI is approximately 34.2% above the Most Recent NOI due to market revenue from vacant units based on the in-place average rents and recoveries.

With Respect to Loan No. 11, 161 Washington, SOMPO/Endurance Assurance Association is subleasing this space from Marsh & McLennan Agency at $30/SF.

With respect to Loan No. 13, International Plaza, the increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

A-1-49

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2025-5C38
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	Suburban	3	$119,620,000	14.3%	1.82x	12.4%	62.2%	62.2%
	CBD	2	$80,000,000	9.6%	2.24x	15.7%	52.7%	52.7%
	Subtotal:	5	$199,620,000	23.9%	1.99x	13.7%	58.4%	58.4%
Hospitality	Extended Stay	19	$79,660,000	9.5%	1.84x	13.9%	62.0%	62.0%
	Select Service	6	$59,000,000	7.1%	1.62x	13.6%	63.2%	63.2%
	Full Service	1	$43,500,000	5.2%	1.75x	14.8%	61.5%	61.5%
	Limited Service	1	$11,000,000	1.3%	1.80x	14.0%	64.3%	64.3%
	Subtotal:	27	$193,160,000	23.2%	1.75x	14.0%	62.4%	62.4%
Mixed Use	Multifamily / Office	2	$78,600,000	9.4%	1.33x	10.2%	60.0%	60.0%
	Multifamily / Retail	5	$39,000,000	4.7%	1.42x	9.2%	58.7%	58.7%
	Medical Office / Retail	1	$15,400,000	1.8%	1.67x	11.2%	70.0%	70.0%
	Office / Retail	1	$14,240,000	1.7%	1.76x	11.1%	59.1%	59.1%
	Subtotal:	9	$147,240,000	17.7%	1.43x	10.1%	60.6%	60.6%
Retail	Anchored	5	$83,500,000	10.0%	1.42x	9.5%	61.4%	61.4%
	Super Regional Mall	1	$25,000,000	3.0%	2.66x	13.4%	40.9%	40.9%
	Single Tenant	1	$3,000,000	0.4%	2.91x	20.1%	32.6%	32.6%
	Subtotal:	7	$111,500,000	13.4%	1.74x	10.6%	56.1%	56.1%
Multifamily	Garden	3	$55,500,000	6.7%	1.32x	9.0%	58.5%	58.5%
	Mid Rise	3	$26,650,000	3.2%	1.40x	9.0%	57.0%	57.0%
	Independent Living	1	$18,500,000	2.2%	1.61x	10.5%	63.8%	63.8%
	Student Housing	1	$3,725,000	0.4%	2.06x	12.4%	50.3%	50.3%
	Subtotal:	8	$104,375,000	12.5%	1.42x	9.4%	58.8%	58.8%
Self Storage	Self Storage	8	$39,190,000	4.7%	1.57x	9.8%	61.9%	61.9%
	Subtotal:	8	$39,190,000	4.7%	1.57x	9.8%	61.9%	61.9%
Manufactured Housing	Manufactured Housing	11	$29,390,000	3.5%	1.48x	9.7%	67.6%	67.6%
	Subtotal:	11	$29,390,000	3.5%	1.48x	9.7%	67.6%	67.6%
Industrial	Flex / R&D	1	$9,715,000	1.2%	2.05x	11.1%	67.9%	67.9%
	Subtotal:	1	$9,715,000	1.2%	2.05x	11.1%	67.9%	67.9%
Total / Weighted Average:		76	$834,190,000	100.0%	1.69x	11.8%	60.0%	60.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2025-5C38
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	18	$311,390,000	37.3%	1.51x	11.0%	60.6%	60.6%
California	6	$168,600,000	20.2%	1.92x	12.6%	52.7%	52.7%
Texas	12	$58,251,818	7.0%	1.56x	11.8%	64.0%	64.0%
Florida	7	$55,550,000	6.7%	2.02x	11.3%	55.4%	55.4%
Arizona	1	$33,000,000	4.0%	1.74x	13.4%	66.7%	66.7%
Pennsylvania	1	$31,520,000	3.8%	2.13x	15.1%	69.3%	69.3%
Georgia	3	$21,715,000	2.6%	1.99x	13.4%	61.1%	61.1%
Tennessee	1	$18,500,000	2.2%	1.61x	10.5%	63.8%	63.8%
Ohio	5	$16,706,364	2.0%	1.68x	12.9%	64.0%	64.0%
Michigan	6	$15,390,000	1.8%	1.57x	10.2%	68.5%	68.5%
Indiana	4	$15,381,818	1.8%	1.68x	12.9%	64.0%	64.0%
Illinois	1	$14,500,000	1.7%	1.32x	8.9%	68.7%	68.7%
South Carolina	1	$13,050,000	1.6%	1.62x	13.6%	63.2%	63.2%
North Carolina	1	$11,660,000	1.4%	1.62x	13.6%	63.2%	63.2%
Virginia	1	$10,140,000	1.2%	1.62x	13.6%	63.2%	63.2%
New Jersey	2	$8,870,000	1.1%	1.92x	11.6%	53.9%	53.9%
Oregon	1	$7,400,000	0.9%	1.62x	9.8%	63.2%	63.2%
Kansas	1	$7,170,000	0.9%	1.62x	13.6%	63.2%	63.2%
Alabama	2	$6,060,000	0.7%	1.36x	9.2%	62.7%	62.7%
Montana	1	$5,610,000	0.7%	1.45x	9.3%	64.5%	64.5%
Washington	1	$3,725,000	0.4%	2.06x	12.4%	50.3%	50.3%
Total / Weighted Average:	76	$834,190,000	100.0%	1.69x	11.8%	60.0%	60.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-2

Annex A-2	BBCMS 2025-5C38
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,600,000	-	$9,999,999	16	$92,180,000	11.1%	6.13031%	59	1.76x	11.3%	61.5%	61.5%
$10,000,000	-	$14,999,999	7	83,830,000	10.0%	6.35750%	59	1.60x	11.0%	63.8%	63.8%
$15,000,000	-	$19,999,999	5	81,900,000	9.8%	6.27054%	58	1.46x	9.6%	64.0%	64.0%
$20,000,000	-	$29,999,999	2	51,000,000	6.1%	5.64575%	59	1.97x	11.0%	45.3%	45.3%
$30,000,000	-	$39,999,999	3	102,520,000	12.3%	6.56876%	59	1.75x	12.7%	64.9%	64.9%
$40,000,000	-	$54,999,999	4	172,500,000	20.7%	6.63116%	59	1.89x	13.7%	56.1%	56.1%
$55,000,000	-	$64,999,999	3	174,260,000	20.9%	6.71124%	59	1.66x	12.3%	61.0%	61.0%
$65,000,000	-	$76,000,000	1	76,000,000	9.1%	7.25000%	59	1.33x	10.2%	59.9%	59.9%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.91333	-	5.99900	7	$80,150,000	9.6%	5.42805%	59	2.04x	11.3%	55.2%	55.2%
6.00000	-	6.49900	20	352,670,000	42.3%	6.24209%	59	1.76x	11.5%	58.7%	58.7%
6.50000	-	6.99900	11	263,770,000	31.6%	6.81831%	59	1.63x	12.6%	62.6%	62.6%
7.00000	-	7.40000	3	137,600,000	16.5%	7.28499%	59	1.46x	11.7%	61.4%	61.4%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Remaining Term to Maturity in Months

							Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	58	6	$103,470,000	12.4%	6.20514%	58	1.66x	11.0%	62.7%	62.7%
59	-	60	35	730,720,000	87.6%	6.56242%	59	1.70x	12.0%	59.6%	59.6%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
(1)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2025-5C38
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.26x	-	1.29x	1	$6,400,000	0.8%	6.46000%	60	1.26x	8.3%	68.1%	68.1%
1.30x	-	1.49x	16	301,870,000	36.2%	6.59361%	59	1.37x	9.4%	59.9%	59.9%
1.50x	-	1.79x	14	378,390,000	45.4%	6.65137%	59	1.67x	12.3%	62.6%	62.6%
1.80x	-	1.99x	2	21,000,000	2.5%	6.89000%	60	1.85x	14.4%	61.5%	61.5%
2.00x	-	2.49x	3	44,960,000	5.4%	6.00144%	58	2.11x	14.0%	67.4%	67.4%
2.50x	-	2.91x	5	81,570,000	9.8%	5.81405%	59	2.80x	17.3%	43.4%	43.4%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
(1)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2025-5C38
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
32.6%	-	49.9%	5	$98,070,000	11.8%	5.93328%	59	2.41x	14.8%	44.1%	44.1%
50.0%	-	54.9%	3	30,225,000	3.6%	6.13763%	59	1.87x	12.3%	52.9%	52.9%
55.0%	-	59.9%	8	255,590,000	30.6%	6.57534%	59	1.49x	10.2%	58.1%	58.1%
60.0%	-	64.9%	11	268,830,000	32.2%	6.90035%	59	1.63x	12.7%	62.9%	62.9%
65.0%	-	70.0%	14	181,475,000	21.8%	6.25065%	59	1.66x	11.3%	68.3%	68.3%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
32.6%	-	49.9%	5	$98,070,000	11.8%	5.93328%	59	2.41x	14.8%	44.1%	44.1%
50.0%	-	54.9%	3	30,225,000	3.6%	6.13763%	59	1.87x	12.3%	52.9%	52.9%
55.0%	-	59.9%	8	255,590,000	30.6%	6.57534%	59	1.49x	10.2%	58.1%	58.1%
60.0%	-	64.9%	11	268,830,000	32.2%	6.90035%	59	1.63x	12.7%	62.9%	62.9%
65.0%	-	70.0%	14	181,475,000	21.8%	6.25065%	59	1.66x	11.3%	68.3%	68.3%
Total / Weighted Average:			41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Yield Maintenance	10	$394,380,000	47.3%	6.79918%	59	1.72x	12.8%	60.7%	60.7%
Defeasance	30	384,710,000	46.1%	6.30030%	59	1.66x	11.1%	60.0%	60.0%
Defeasance or Yield Maintenance	1	55,100,000	6.6%	6.02700%	59	1.69x	10.3%	55.4%	55.4%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	33	$747,235,000	89.6%	6.56064%	59	1.67x	11.8%	59.2%	59.2%
Acquisition	8	$86,955,000	10.4%	6.15257%	59	1.86x	12.3%	67.1%	67.1%
Total / Weighted Average:	41	$834,190,000	100.0%	6.51810%	59	1.69x	11.8%	60.0%	60.0%
(1)	In the case of Loan Nos. 1, 2, 6, 7, 10, 11, 13 and 16, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 13, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 10, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains

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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains

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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Rialto, BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$76,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$76,000,000	Property Type – Subtype:	Mixed Use – Multifamily / Office
% of IPB:	9.1%	Net Rentable Area (SF)(4)(8):	621,070
Loan Purpose:	Refinance	Location:	White Plains, NY
Borrowers:	GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC	Year Built / Renovated:	1985-1987 / 2000, 2020-2025
Borrower Sponsor:	Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000	Occupancy(4):	90.9%
Interest Rate:	7.25000%	Occupancy Date:	9/24/2025
Note Date:	10/1/2025	4th Most Recent NOI (As of)(5):	$8,395,588 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(5):	$11,777,398 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	$12,253,955 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(6)(7):	$9,854,938 (TTM 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$27,059,387
Call Protection(2):	L(2),YM1(54),O(4)	UW Expenses:	$12,614,013
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI(7):	$14,445,374
Additional Debt(1):	Yes	UW NCF:	$13,740,184
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF(8):	$235,500,000 / $379
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$227
Taxes:	$1,227,846	$306,961	N/A	Maturity Date Loan / SF(9):	$227
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.9%
Replacement Reserves:	$0	$12,667	N/A	Maturity Date LTV:	59.9%
TI / LC Reserve:	$2,167,914	$61,672	N/A	UW NCF DSCR:	1.33x
Deferred Maintenance:	$38,750	$0	N/A	UW NOI Debt Yield:	10.2%
Gap Rent and Free Rent Reserve(11):	$2,500,000	$25,000	N/A
Outstanding TI / LC Reserve:	$4,411,087	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$141,000,000	98.6%	Loan Payoff	$127,262,758	89.0%
Borrower Equity	1,947,674	1.4	Reserves	10,345,597	7.2
			Closing Costs(10)	5,339,320	3.7
Total Sources	$142,947,674	100.0%	Total Uses	$142,947,674	100.0%
(1)	The City Square White Plains Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $141.0 million (the “City Square White Plains Whole Loan”). The Financial Information in the chart above reflects the City Square White Plains Whole Loan. In addition, with respect to the PILOT Property (as defined below), the borrowers have an obligation to make PILOT payments that is secured by a mortgage, which mortgage obligation (approximately $2,750,000) is senior to the City Square White Plains Whole Loan. See “PILOT Agreement” below.
(2)	Yield maintenance of the City Square White Plans Whole Loan is permitted from and after 30 days from the closing date of the last note deposited into a securitization. The assumed lockout period of 2 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization in November 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The occupancy figure is calculated based on square footage of the City Square White Plains Property (as defined below), inclusive of 251,036 square feet of multifamily space. This figure includes certain tenants with signed leases where such tenants are not yet in occupancy: RWE Clean Energy, Parfums De Coeur, Royal Health Solutions, and Ahmed Saleh (collectively, “Tenants Not Yet In Occupancy”). Additionally, the 1-11 Martine building ground floor features one 2,595-SF retail unit used by the borrower as an art gallery event space. This space was not underwritten as vacant or occupied, and is not included in the net rentable area (SF).
(5)	The increase in the Most Recent NOI from the Fourth Most Recent NOI is attributed mainly to an increase of occupancy at the City Square White Plains Property over the time period.
(6)	The decrease in the Most Recent NOI from the 2nd Most Recent NOI is attributed mainly to the former largest tenant, Bunge Management Services, Inc (“Bunge”), vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.
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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains
(7)	The increase in the UW NOI from the Most Recent NOI is primarily driven by higher gross potential rent from in-place leases, including scheduled 12-month rent steps and Tenants Not Yet In Occupancy.
(8)	Appraised values and dates for the various parcels comprising the City Square White Plains Property are as follows: 1 Martine: $86,800,000 as of July 11, 2025; 11 Martine: $16,400,000 as of September 20, 2025; 50 Main Street: $87,000,000 as of July 3, 2025; and The Metro: $45,300,000 as of July 11, 2025. In the aggregate, the multifamily component has an appraised value of $132,100,000 and the office component has an appraised value of $103,400,000.
(9)	Represents the total square footage, inclusive of the multifamily units. The City Square White Plains Property consists of 312 multifamily units (251,036 square feet) and 370,034 square feet of commercial space.
(10)	Closing costs include an interest rate buydown of $2.82 million.
(11)	The Gap Rent and Free Rent Reserve covers gap rent and/or free rent with respect to the Tenants Not Yet In Occupancy and DOH (as defined below).

The Loan. The City Square White Plains mortgage loan (the “City Square White Plains Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interest in a 621,070 square foot mixed-use development property consisting of 312 multifamily units and 370,034 SF of commercial space covering an entire city block located in White Plains, New York (the “City Square White Plains Property”). The City Square White Plains Whole Loan consists of eight pari passu promissory notes and accrues interest at a rate of 7.25000% per annum on an Actual/360 basis. The City Square White Plains Whole Loan has a 5-year term and is interest-only for the full term of the loan. The City Square White Plains Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”) on October 1, 2025. On October 27, 2025, BSPRT transferred Note A-1, Note A-5 and Note A-8, with an original principal balance and Cut-off Date Balance of $50,000,000, $5,000,000 and $1,000,000, respectively, to RREF V – D Direct Lending Investments, LLC (“Rialto”). The City Square White Plains Mortgage Loan is evidenced by the controlling Note A-1, the non-controlling Note A-3, and the non-controlling Note A-5 and the non-controlling Note A-8, with an aggregate original principal balance as of the Cut-off Date of $76,000,000. The City Square White Plains Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C38 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the preliminary prospectus.

The table below identifies the promissory notes that comprise the City Square White Plains Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2025-5C38	Yes
A-2(1)	$40,000,000	$40,000,000	BSPRT	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-5C38	No
A-4(1)	$15,000,000	$15,000,000	BSPRT	No
A-5	$5,000,000	$5,000,000	BBCMS 2025-5C38	No
A-6(1)	$5,000,000	$5,000,000	BSPRT	No
A-7(1)	$5,000,000	$5,000,000	BSPRT	No
A-8	$1,000,000	$1,000,000	BBCMS 2025-5C38	No
Whole Loan	$141,000,000	$141,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The City Square White Plains Property is a three-building, mixed-use multifamily and office property totaling 621,070 SF consisting of 312 multifamily units and 370,034 SF of commercial space, covering an entire city block in White Plains, New York. The City Square White Plains Property is situated on 3.33 acres of land across three parcels. The City Square White Plains Property provides 24/7 secured card access, a staffed lobby desk, on-site property management, and a parking garage with 1,175 spaces that connects directly to each building’s lobby via elevators. The City Square White Plains Property includes the City Square Café, which provides both indoor and outdoor dining options. At the center of the City Square White Plains Property is a private park featuring a lounge, putting green, bocce ball court, performance space, exercise and walking path, fountain, and waterfall, all equipped with complimentary Wi-Fi. The three buildings also share a common exterior patio that was extensively renovated with cafeteria seating. As of September 24, 2025, the multifamily component of the City Square White Plains Property was 89.4% occupied, and the office component of the City Square White Plains Property was 91.9% leased. The three buildings that comprise the City Square White Plains Property are known as The Metro, 1-11 Martine and 50 Main Street.

The Metro: The Metro is a 12-story, 124-unit multifamily property located on the east side (North Lexington Avenue) of the City Square White Plains Property. The Metro was constructed in 1985, initially renovated in 2000, and substantially renovated in 2022, with unit renovations continuing through 2024. In total, the borrower sponsor invested approximately $3.8 million in capital expenditures across The Metro. Amenities at The Metro include a club lounge with billiards and a gas

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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains

fireplace, Starbucks coffee station, fitness center, business center with iMacs, outdoor patio sundeck, and indoor garage parking. Unit amenities include wide plank luxury vinyl tile flooring in living areas and bedrooms, white shade window treatments, contemporary lighting, designer kitchens with new quartz countertops and lacquer upper cabinets, whirlpool stainless-steel appliances, porcelain tiled showers and baths, along with balconies in select apartments. As of September 24, 2025, The Metro was 89.5% occupied.

1-11 Martine: 1-11 Martine features a 15-story building, comprised of retail, multifamily and office space, situated on a 0.96-acre site. 1 Martine, located on the first 11 floors of 1-11 Martine, contains 188 multifamily units and ground floor retail. The 1-11 Martine building is located on the southwest corner (Martine Ave) of the City Square White Plains Property. 1 Martine was originally constructed in 1987 as an office building but was subsequently renovated and largely converted to multifamily beginning in 2022. The borrower sponsor invested approximately $41.3 million for the multifamily conversion. The residential amenities include a fitness facility, clubroom/lounge areas, an on-site leasing office/business center, patios, a renovated center courtyard and 507 garage parking spaces (approximately 2.70 spaces per unit). Apartment units feature a full stainless-steel appliance package including a range/oven with a built-in microwave and vent-hood, full-size refrigerator, dishwasher, and sink. Additionally, each multifamily unit features modern cabinets with composite countertops and flooring. The 1 Martine ground floor features one 2,595-SF retail unit used by the borrower as an art gallery event space. Such art gallery event space is an amenity and was not underwritten as vacant or occupied. As of September 24, 2025, 1 Martine was 89.4% occupied.

11 Martine, comprising the top three floors of the 1-11 Martine building, contains 57,266 SF of office space. 11 Martine was constructed in 1987 and renovated in 2019 through 2020 and from 2024 through 2025. 11 Martine has a dedicated entrance, lobby and elevator bank serving its three floors, and the entire space was recently leased to the Westchester County Department of Health (the “DOH”) and is currently being built out for the tenant. 11 Martine includes a dedicated lobby with a security/concierge’s desk located along Martine Avenue at the front entrance. The 12th floor includes an outdoor terrace overlooking downtown White Plains. 11 Martine’s amenities include a fitness center, boardroom, game room, an on-site management office and additional meeting rooms. 11 Martine is served by 229 garage parking spaces (dedicated to the office component of 1-11 Martine) at a parking ratio of approximately 3.87 spaces per 1,000 square feet of net rentable area. As of September 24, 2025, 11 Martine was 100.0% occupied by the DOH.

1-11 Martine is subject to a project agreement with the City of White Plains Affordable Rental Housing Program pursuant to which the borrowers are required to reserve 6% of the multifamily units (12 total units) for tenants earning at or below 80% of the area median income.

50 Main Street: 50 Main Street is a 312,768-SF, 16-story urban office building situated on a 1.84-acre site located in White Plains, New York. 50 Main Street was constructed in 1986, renovated in 2002 and was most recently renovated between 2018 and 2020 and completed in 2024. The recent renovations included the cafeteria, the fitness center, the second-floor conference center, the lobby, selected bathrooms, and corridors. Formerly known as the Westchester Financial Center, 50 Main Street features a modernized two-story lobby located along Main Street at the front entrance. The second floor is a partial mezzanine overlooking the lobby and contains the management office and board room. Most of the 50 Main Street Property amenities are on the second floor and include the fitness center and meeting rooms. 50 Main Street is served by 459 covered parking spaces at a parking ratio of approximately 1.35 spaces per 1,000-SF of net rentable area. As of September 24, 2025, 50 Main Street was 90.4% occupied.

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The following table presents detailed information with respect to the multifamily unit mix at 1 Martine:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	4	2.1%	4	100.0%	406	$2,333	$5.74
Studio – Affordable	6	3.2%	6	100.0%	425	$1,596	$3.75
1BR/1BA	107	56.9%	97	90.7%	736	$2,998	$4.07
1BR/1BA – Affordable	4	2.1%	4	100.0%	630	$1,952	$3.10
2BR/1.5BA	6	3.2%	4	66.7%	1,090	$4,393	$4.03
2BR/1BA	15	8.0%	13	86.7%	928	$3,603	$3.88
2BR/2BA	44	23.4%	38	86.4%	1,029	$4,208	$4.09
2BR/2BA – Affordable	2	1.1%	2	100.0%	1,013	$2,350	$2.32
Total/Wtd. Avg.	188	100.0%	168	89.4%	815	$3,253	$4.05
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

The following table presents detailed information with respect to the multifamily unit mix at The Metro:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	18	14.5%	15	83.3%	591	$2,485	$4.20
1BR/1BA	62	50.0%	55	88.7%	734	$2,742	$3.73
1BR/1.5BA	9	7.3%	9	100.0%	1,003	$3,313	$3.30
2BR/1BA	24	19.4%	21	87.5%	881	$3,241	$3.68
2BR/2BA	11	8.9%	11	100.0%	1,046	$3,689	$3.53
Total/Wtd. Avg.	124	100.0%	111	89.5%	789	$2,942	$3.73
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

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The following table presents certain information relating to the largest tenants at City Square White Plains Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Westchester County Department of Health(3)	Aa1/AAA/AAA	57,266	15.5%	$28.92	$1,656,099	13.1%	1/31/2037
Parfums De Coeur(4)	NR/NR/NR	26,119	7.1%	$38.00	$992,522	7.9%	5/31/2037
RGN-White Plains II LLC(5)	NR/NR/NR	23,138	6.3%	$39.40	$911,637	7.2%	8/31/2033
Trans Union, LLC(6)	Ba2/NR/NR	23,138	6.3%	$39.14	$905,621	7.2%	4/30/2033
RWE Clean Energy(7)	NR/NR/NR	23,138	6.3%	$32.50	$751,985	6.0%	12/31/2030
Major Tenants		152,799	41.3%	$34.15	$5,217,864	41.3%
Other Tenants		187,176	50.6%	$39.60	$7,411,381	58.7%
Occupied Total Collateral / Wtd. Avg.		339,975	91.9%	$37.15	$12,629,245	100.0%
Vacant Space		30,059	8.1%
Collateral Total		370,034	100.0%
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Provided the lease is in full force and the tenant is not in default, the lease provides that the borrower will provide the tenant a monthly credit of approximately $17,513 for rent from September 2025 to December 2036. The borrowers were not required to reserve for such gap rent or free rent at origination. Additionally, pursuant to Section 362(3) of the New York County Law, Westchester County’s obligations under the lease are subject to annual appropriation by the Westchester County Board of Legislators. The lease is deemed executory only to the extent of funds appropriated and allocated each fiscal year, and Westchester County incurs no liability beyond monies available for such purpose. The underwritten rent reflects the straight line rent but is net of the monthly credit.
(4)	The lease has been executed, and the tenant is expected to take occupancy in June 2026. Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any of the following months of its lease: June 2026 through November 2026, June and July 2034, June and July 2035, and June and July 2036. At origination, the borrowers deposited approximately $1,075,232 in the gap rent and free rent reserve related to this tenant. The tenant has the right to terminate its lease effective November 1, 2032 upon payment of a termination fee equal to (a) unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees, (d) all of costs of landlord’s work, and (e) interest on the foregoing at 6% per annum. In addition, the tenant has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon 9 months’ irrevocable written notice together with 3 months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only plus payment of the termination fee.
(5)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any January from 2025 through 2032. At origination, the borrowers deposited approximately $1,209,136 in the gap rent and free rent reserve related to this tenant.
(6)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent for following months: February 2025, June 2025, February 2026, August 2026, February 2027, February 2028, February 2029, February 2030 and February 2031. At origination, the borrowers deposited approximately $476,141 in the gap rent and free rent reserve related to this tenant. The tenant has a one-time option to terminate its lease effective December 31, 2029, upon prior notice given before January 1, 2029, and payment of broker fees, the landlord contribution and interest on the foregoing at 4% per annum.
(7)	The lease has been executed, and the tenant is expected to take occupancy and commence rent payments in December 2025. At origination, the borrowers deposited approximately $125,331 in the gap rent and free rent reserve related to this tenant. In addition, tenant has the right to terminate its lease if the borrower fails to deliver the premises within 60 days after the Guaranteed Delivery Date. The “Guaranteed Delivery Date” means 90 days after October 5, 2025 (January 3, 2026).

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The following table presents certain information relating to the commercial rollover schedule at City Square White Plains Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,059	8.1%	NAP	NAP	30,059	8.1%	NAP	NAP
2025 & MTM	1	0	0.0%	2,284	0.0%	30,059	8.1%	$2,284	0.0%
2026	5	24,169	6.5%	1,050,631	8.3%	54,228	14.7%	$1,052,915	8.3%
2027	9	33,141	9.0%	1,382,655	10.9%	87,369	23.6%	$2,435,570	19.3%
2028	2	6,585	1.8%	263,867	2.1%	93,954	25.4%	$2,699,437	21.4%
2029	2	11,046	3.0%	433,986	3.4%	105,000	28.4%	$3,133,423	24.8%
2030	6	41,856	11.3%	1,503,324	11.9%	146,856	39.7%	$4,636,746	36.7%
2031	7	19,918	5.4%	773,100	6.1%	166,774	45.1%	$5,409,847	42.8%
2032	0	0	0.0%	0	0.0%	166,774	45.1%	$5,409,847	42.8%
2033	4	57,879	15.6%	2,292,337	18.2%	224,653	60.7%	$7,702,184	61.0%
2034	1	2,980	0.8%	95,360	0.8%	227,633	61.5%	$7,797,544	61.7%
2035	4	13,204	3.6%	472,243	3.7%	240,837	65.1%	$8,269,786	65.5%
2036 & Beyond	7	129,197	34.9%	4,359,459	34.5%	370,034	100.0%	$12,629,245	100.0%
Total/Wtd. Avg.	48	370,034	100.0%	$12,629,245	100.0%
(1)	Based on the underwritten rent roll dated September 24, 2025.
(2)	Certain commercial tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

Major Tenants.

Westchester County Department of Health (57,266 square feet, 15.5% of Commercial NRA, 13.1% of underwritten base rent): The DOH is a public health agency serving the residents of Westchester County, New York. With a team of approximately 1,000 employees, the DOH is committed to protecting and improving public health through a wide range of programs and services including restaurant inspections, immunization programs, maternal and child health services, environmental health investigations, health education, and emergency response. The DOH collaborates with local, state, and federal partners to address public health challenges and ensure the well-being of the community. The DOH is in occupancy of its space but is completing an interior build out that is expected to cost approximately $842,232, which amount was reserved at origination of the City Square White Plains Whole Loan (see “Escrows and Reserves” below). The DOH lease commenced on September 17, 2025 and is set to expire in January 2037. The DOH has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

Parfums De Coeur (26,119 square feet, 7.1% of Commercial NRA, 7.9% of underwritten base rent): Parfums De Coeur is a manufacturer and distributor of personal care and fragrance products. Parfums De Coeur creates accessible scents for a wide range of consumers. They offer a variety of products including perfumes, body sprays, lotions, and other toiletry items. Parfums De Coeur operates under the name PDC Brands and serves markets across the United States and internationally. Parms de Coeur is not yet in occupancy as the borrowers are completing a build-out of its space. The borrowers reserved approximately $2.22 million at origination for the outstanding tenant improvements (see “Escrows and Reserves” below), which are expected to be completed by June 2026. Parfums De Coeur has executed a lease that is expected to commence on June 1, 2026, and is set to expire in May 2037. Parfums De Coeur has the right to terminate its lease effective November 1, 2032, upon payment of a termination fee equal to (a) unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees, (d) all of costs of landlord’s work, and (e) interest on the foregoing at 6% per annum. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon 9 months’ irrevocable written notice together with 3 months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only plus payment of the termination fee.

RGN-White Plains II LLC (23,138 square feet, 6.3% of Commercial NRA, 7.2% of underwritten base rent): RGN-White Plains II LLC (“Regus”) is a global provider of flexible workspace solutions. Regus offers a wide range of office solutions, including private offices, coworking spaces, and virtual offices, to accommodate various business needs. Regus has an

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extensive network of locations, enabling companies of all sizes to work wherever and however they need. Their worldwide network of workspaces has created a global business community of 2.5 customers. The Regus lease commenced in March 2018 and is set to expire in August 2033. Regus has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

Environmental. According to the Phase I environmental assessment dated July 9, 2025, there was no evidence of any recognized environmental conditions at the City Square White Plains Property.

The following table presents certain information relating to the historical and current occupancy of the multifamily component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
75.3%	88.5%	92.3%	94.1%	89.4%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated September 24, 2025.

The following table presents certain information relating to the historical and current occupancy of the commercial component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
53.6%	57.4%	58.2%	62.8%	91.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated September 24, 2025 which includes Tenants Not Yet in Occupancy.

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The following table presents certain information relating to the operating history and underwritten cash flows of the City Square White Plains Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot(2)%	(3)
Rents in Place – Multifamily(4)	$11,031,985	$11,134,244	$11,302,728	$11,526,053	$11,787,520	$18.98	39.9%
Rents in Place – Commercial(5)(6)	9,097,898	11,865,696	11,001,369	8,991,389	13,801,546	22.22	46.7
Gross Potential Rent	$20,129,883	$22,999,940	$22,304,097	$20,517,443	$25,589,066	$41.20	86.6%
Other Income – Multifamily	1,485,035	1,386,461	1,416,502	1,451,578	1,451,578	2.34	4.9
Other Income – Commercial(7)	1,111,553	1,016,752	862,399	933,586	1,254,544	2.02	4.2
Total Reimbursements	658,362	588,136	1,048,189	1,251,489	1,251,489	2.02	4.2
Net Rental Income	$23,384,833	$25,991,289	$25,631,188	$24,154,095	$29,546,676	$47.57	100.0%
(Vacancy/Credit Loss) – Multifamily	(2,131,716)	(1,731,171)	(1,004,553)	(1,053,522)	(1,314,989)	(2.12)	(4.5)
(Vacancy/Credit Loss) – Commercial	(954,661)	(1,031,808)	(960,884)	(1,151,991)	(1,172,301)	(1.89)	(4.0)
Effective Gross Income	$20,298,456	$23,228,310	$23,665,750	$21,948,582	$27,059,387	$43.57	91.6%
Total Expenses	11,902,868	11,450,912	11,411,795	12,093,645	12,614,013	20.31	46.6
Net Operating Income(8)(9)	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$14,445,374	$23.26	53.4%
Replacement Reserves	0	0	0	0	78,000	0.13	0.3
Capital Expenditures	0	0	0	0	627,190	1.01	2.3
Net Cash Flow	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$13,740,184	$22.12	50.8%
(1)	TTM reflects the trailing 12-month period ending August 31, 2025.
(2)	Per Square Foot figures are calculated based on the total square footage of the City Square White Plains Property, inclusive of 251,036 square feet of multifamily space. Underwritten Rents in Place - Multifamily per unit is equal to $37,781.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(4)	Rents in Place for the multifamily component of the City Square White Plains Property is based on in-place rent as of September 24, 2025, with vacancy grossed up to in-place average rent.
(5)	Rents in Place for the commercial component of the City Square White Plains Property is based on in-place occupied tenants (with 12 months of rent steps) plus Tenants Not Yet In Occupancy. The lender has reserved gap rent for these tenants from the City Square White Plains Mortgage Loan origination date until their respective anticipated possession dates. Vacant suites are grossed up to appraiser's MLA conclusions, totaling $1,108,224.
(6)	DOH is underwritten at the 5-year average of rent payments as the tenant is credit rated “AAA”, net of the free rent during the term of the City Square White Plains Mortgage Loan.
(7)	Other Income – Commercial includes parking income attributed to the parking income of three new leases, and the parking income associated with these leases is not included in the historical operating history. The gross parking income totals $374,400 across the three tenant leases, broken out as follows: $137,400 from DOH, $139,500 from RWE Clean Energy, and $97,500 from Parfums De Coeur.
(8)	The increase in the 2023 Net Operating Income from the 2022 Net Operating Income is attributed mainly to occupancy increasing at the City Square White Plains Property during the time period.
(9)	The decrease in the TTM Net Operating Income from the 2024 Net Operating Income is attributed mainly to the former largest tenant, Bunge, vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.

The Market. The City Square White Plains Property is located in White Plains, New York and forms part of the New York-Newark-Jersey City, NY-NJ Metropolitan Statistical Area (the “New York MSA”). The New York MSA has a population of approximately 20.1 million, which has increased by approximately 1.2 million since 2010, reflecting an annual increase of 0.5%. Population is projected to increase by 78,337 between 2024 and 2029, reflecting a 0.1% annual population growth. The area features an average household income of $150,021 and a median household income of $101,061. Over the next five years, median household income is expected to increase by 11.8%, or $2,385 per annum. The area includes a total of 10,113,125 employees. The top three industries within the area are Health Care/Social Assistance, Prof/Scientific/Tech Services and Educational Services, which represent a combined total of 38% of the workforce.

The City Square White Plains Property is located about 20 miles northeast of New York City. The downtown area and surrounding area has developed into a suburban office market with major retail activity centered on The Westchester Mall and more recently, the White Plains City Center and Renaissance Square. The neighborhood is bounded by I-287 (Cross Westchester Parkway) to the north, Post Road to the south, Hutchinson River Parkway to the east and Bronx River Parkway to the west. To the north across Mani Street is Gateway, a 19-story, 541,300 SF Class-A office building. To the east is the Galleria at White Plains, an 800,000 SF mall that is proposed to be redeveloped into 3,200 apartments. To the west along Bank Street are multiple large-scale apartment complexes including 15 & 25 Bank Street, two 21-story towers consisting of 501 apartments, and Continuum, a 597-apartment complex at 55 & 57 Bank Street. Primary access is provided by Interstate 95, Interstate 287, Route 125, Route 22 and Route 127. Metro-North’s White Plains station along Ferris Avenue runs express and local trains into New York City’s Grand Central Terminal. Westchester County airport is located about 5 miles

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northeast of the downtown area via Route 120 in Harrison. The City Square White Plains Property is 0.5 miles away from the US District Court, which provides walking access for law firms at the City Square White Plains Property.

According to the appraisal, 1 Martine and The Metro are located in the White Plains multifamily submarket within the New York Metro multifamily market. As of the first quarter of 2025, the New York Metro market had a vacancy rate of 2.8%, with a rental rate of $3,270 per unit. About 61,000 units remain under construction in the market. The submarket had a vacancy rate of 14.5%, and is expected to decrease in the near future to around 6% by the start of 2027. Asking rents in the submarket stand at $3,220 per month, which is on par with the metro average of $3,270 per month. About 620 units are under construction in the submarket.

50 Main Street and 11 Martine are located in the Westchester office market and the White Plains/Westchester CBD submarket. As of second quarter of 2025, White Plains CBD submarket had an inventory of approximately 5.0 million SF, with an average occupancy rate of 81.5%. The submarket experienced a negative net absorption of 15,610-SF. The average rental rate stood at $36.84 PSF.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the City Square White Plains Property was 44,102, 118,695, and 217,979, respectively, and an average household income within the same radii of $162,602, $216,634, and $251,474, respectively.

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The following table presents multifamily rental data at comparable properties with respect to the City Square White Plains Property:

Comparable Rental Summary(1)
Property Name	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Location
1 Martine Avenue,	1987 / 2020-2022	89.4%(2)	188(2)	Studio	406	$5.74	$2,333
White Plains, NY(2)				Studio - Affordable	425	$3.75	$1,596
				1BR/1BA	736	$4.07	$2,998
				1BR/1BA - Affordable	630	$3.10	$1,952
				2BR/1.5BA	1,090	$4.03	$4,393
				2BR/1BA	928	$3.88	$3,603
				2BR/2BA	1,029	$4.09	$4,208
				2BR/2BA - Affordable	1,013	$2.32	$2,350
34 South Lexington Avenue (The Metro)	1985 / 2000	89.5%(2)	124(2)	Studio	591	$4.20	$2,485
White Plains, NY(2)				1BR/1BA	734	$3.73	$2,742
				1BR/1.5BA	1,003	$3.30	$3,313
				2BR/1BA	881	$3.68	$3,241
				2BR/2BA	1,046	$3.53	$3,689
One City Place	2004 / 2016	97%	322	Studio - Affordable	480	$3.55	$1,705
City Center at White Plains				Studio	553	$5.02	$2,776
White Plains, NY				1BR/1BA	691	$4.30	$2,973
				2BR/2BA	1,150	$3.67	$4,225
				3BR/2BA	1,447	$4.19	$6,057
Avalon White Plains	2009 / N/A	98%	344	Studio	621	$4.05	$2,410 - $2,620
27 Barker Avenue				1BR/1BA	687 - 868	$3.56	$2,675 - $2,860
White Plains, NY				2BR/1BA	878 - 967	$3.47	$3,015 - $3,388
				2BR/2BA	1,049 - 1,075	$3.95	$3,330 - $5,050
				3BR/2BA	1,569	$3.79	$4,895 - $6,987
Windsor at The Gramercy	2003 / N/A	98%	260	1BR/1BA	742	$3.76	$2,789
2 Canfield Avenue				2BR/2BA	972	$3.70	$3,594
White Plains, NY				2BR/2BA	1,152	$3.36	$3,876
One Dekalb	2019 / N/A	97%	76	Studio	639	$4.26	$2,719
1 Dekalb Avenue				1BR/1BA	804	$4.24	$3,412
White Plains, NY				2BR/2BA	1,102	$3.71	$4,091
15 Bank Apartments	2005 / N/A	92%	501	1BR/1BA	711 - 752	$4.30	$3,124 - $3,171
15 and 25 Bank St				2BR/1BA	946 - 966	$3.26	$2,905 - $3,334
White Plains, NY				2BR/2BA	1,142 - 1,158	$3.51	$4,029 - $4,040
Norden Lofts	2018 / N/A	95%	62	Studio	580	$4.05	$2,350
121 Westmoreland Avenue				1BR/1BA	615	$4.31	$2,653
White Plains, NY				2BR/2BA	1,120	$3.13	$3,505
LaGianna Apartments	2014 / N/A	98%	56	Studio	485	$5.08	$2,465
10 DeKalb Avenue				1BR/1BA	842	$3.28	$2,760
White Plains, NY				2BR/2BA	1,212	$2.76	$3,340
Continuum	NAV	97%	478	Studio	445 - 562	$6.05	$2,330 - $3,760
55 & 57 Bank Street				1BR/1BA	595 - 717	$4.94	$2,427 - $4,052
White Plains, NY				2BR/1BA	946	$3.63	$3,435
				2BR/2BA	1,045 - 1,173	$4.26	$3,394 - $6,047
				3BR/2BA	1,339	$4.77	$6,386
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 24, 2025.
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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains

The following table presents certain information relating to the office rent comparable for the City Square White Plains Property (50 Main Street and 11 Martine Avenue):

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
50 Main Street	1986 / 2002, 2018-2020	90.4%	312,768	RGN-White Plains II LLC	23,138	$38.44	Mar-18	15.4	Modified Gross
White Plains, NY(2)				Parfums De Coeur	26,119	$38.00	Jun-26	11.0	Modified Gross
11 Martine Avenue	1987 / 2019-2020, 2024-2025	100%	57,266	Westchester County Department of Health	57,266	$28.92	Sep-25	11.4	Modified Gross
White Plains, NY(2)
Gateway 1	1985 / 2022	59%	541,300	Premier Home Health Care	15,284	$33.00	Jun-24	3.1	Modified Gross
White Plains, NY				Hazen & Sawyer P.C.	5,418	$42.00	Aug-23	6.5	Modified Gross
Reckson Metro Center	1977 / 2020	86%	391,798	DelBello Donnellan Law	17,364	$34.00	Jun-24	11.0	Modified Gross
White Plains, NY				DBD Partners	2,295	$41.00	Jun-23	3.2	Modified Gross

Ten Bank Street	1989 / 2023	86%	233,585	Mitsui Plastics	10,120	$37.00	Jun-24	7.4	Modified Gross
White Plains, NY				Amur Capital Group	4,631	$39.00	Jun-24	5.4	Modified Gross

Class A Office Property	2008 / 2022	61%	71,321	Casamigos Spirits Co.	4,665	$39.50	Sep-22	5.0	Modified Gross
White Plains, NY

White Plains Plaza	1968 / 2019	79%	715,873	NOF American Corp.	2,468	$32.00	Dec-23	7.3	Modified Gross
White Plains, NY				Divney, Tung Schwalbe	9,188	$32.00	May-23	5.0	Modified Gross

Westchester One	1976 / 2015	74%	851,773	Melody Capital	16,159	$35.00	Sep-22	10.0	Modified Gross
White Plains, NY				Vet Emergency Group	41,616	$26.50	May-21	13.0	Modified Gross

Grand Street Plaza	1962 / 2017	68%	217,416	777 Partners	5,805	$30.50	May-21	10.8	Modified Gross
White Plains, NY

Urban Class A Office Building	1984 / 2003	86%	125,000	Harrington, Ocko & Mank	8,966	$31.50	Mar-24	5.3	Modified Gross
White Plains, NY				Maxwell Shmerler & Co CPA	3,574	$32.00	Aug-23	5.5	Modified Gross

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 24, 2025.

The Borrowers. The borrowers are GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC, each a bankruptcy remote, special purpose Delaware limited liability company each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the City Square White Plains Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is the Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000, whose Co-Trustees are Douglas Ramsay and Irene Ginsburg. Martin Ginsburg is the founder and principal of Ginsburg Development Companies (“GDC”). Headquartered in Valhalla, New York and founded in 1963, GDC is a vertically integrated, full-service multifamily, retail, and hospitality investment, acquisition, development, and management company. GDC grew from a part-time endeavor between Mr. Ginsburg and his two brothers, with initial purchases of single-family lots in Greenburgh, New York, to acting as a developer of residential and multifamily properties in Westchester County and the northern suburbs of New York City for more than 50 years. GDC’s developments in New York and Connecticut have won numerous design and community planning awards. In addition to the City Square White Plains Property, the Martin Ginsburg 2000 Trust Agreement #1 owns or controls 5 multifamily assets totaling over 680 units, one office asset totaling 60,000 SF, one mixed use office/retail asset totaling a combined 312,000 SF, and three future development sites. In addition to the standard non-recourse carveout guaranty and the environmental indemnity, the

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Annex A-3	BBCMS 2025-5C38
No. 1 – City Square White Plains

borrower sponsor has guaranteed $1,997,824 in outstanding tenant improvement and leasing commissions that were not reserved at origination.

Property Management. The City Square White Plains Property is self-managed by GDC Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,227,846 into a real estate tax reserve, (ii) $2,167,914 into a tenant improvements and leasing commissions (“TI/LC”) reserve, (iii) $38,750 into an immediate repair reserve, (iv) $2,500,000 into a gap rent and free rent reserve and (v) $4,411,087 into an outstanding leasing reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $306,961 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the City Square White Plains Property are insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the City Square White Plains Whole Loan. As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $12,667 into the replacement reserve.

TI/LC Reserve – On a monthly basis through and including the October 2028 payment date, the borrowers are required to deposit approximately $61,672 into the TI/LC reserve. On a monthly basis on every payment date thereafter, the borrowers are required to deposit approximately $46,254 into such reserve.

Gap Rent and Free Rent Reserve – On a monthly basis, the borrowers are required to deposit $25,000 into a gap rent and free rent reserve, which monthly reserve is intended to cover all future free rent obligations not capitalized upfront.

Lockbox / Cash Management. The City Square White Plains Whole Loan documents require a hard lockbox with respect to the commercial tenants and a soft lockbox with respect to the residential tenants and springing cash management. The borrowers were required to establish a lockbox account at origination. With respect to the residential tenants, the borrowers are required to deposit (or cause the property manager to deposit) all revenue generated by the multifamily units at the City Square White Plains Property into the lockbox account. The commercial tenants are required (pursuant to tenant direction letters) to deposit all rents and other sums due under their respective leases into the lockbox account. Funds on deposit in the lockbox account will be transferred to the borrowers unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the City Square White Plains Whole Loan documents. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified Tenant Sweep Event (as defined below), all excess cash flow, after the payment of required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be held by the lender as additional collateral for the City Square White Plains Whole Loan; provided that any excess cash flow so collected will be released to the borrowers upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow, after payment required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be reserved with the lender and made available to the borrowers to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant; provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrowers upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Specified Tenant Sweep Event; and will end upon (x) with respect to clause (i) above, a cure of such event of default, (y) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) with respect to clause (z) above, the expiration of all Specified Tenant Sweep Periods.

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No. 1 – City Square White Plains

A “Specified Tenant” means, individually and collectively, the Westchester County Department of Health and any other tenant under a lease covering 50,000 or more rentable square feet at the City Square White Plains Property (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 50% or more of its leased space for a period of 60 days (as such period may be extended for up to two successive periods of 30 days each in the event the applicable Specified Tenant is diligently pursuing alterations or renovations to its demised premises in accordance with the terms of its lease), or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is nine months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least two notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), if the cure of such event of default has been accepted by the borrowers; (B) clause (ii), if the Specified Tenant has (a) resumed occupancy and normal business operations at substantially all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), if the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), if the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) if the borrowers have delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), if the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

PILOT Agreement. 1-11 Martine and 50 Main Street (the “PILOT Property”) are subject to a 10-year Payment in Lieu of Taxes Agreement (“PILOT”) with the City of White Plains (the “City”) and the County of Westchester (the “County”) that expires on June 30, 2033. The PILOT period is (a) January 1, 2023 through December 31, 2032, with respect to the PILOT payments payable to the County and (b) July 1, 2023 through June 30, 2033 with respect to the PILOT payments payable to the City and the school district. PILOT payments are due by April 1 each year with respect to payments to the County and by January 1 and July 1 of each year with respect to payments to the City and school district. The obligation to make PILOT payments is secured by a mortgage in favor of the City on the PILOT Property (the “City Mortgage”), which mortgage is senior to the City Square White Plains Whole Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. The City Mortgage will terminate and be discharged upon a termination of the PILOT agreement and payment in full of any sums due thereunder. See "Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the preliminary prospectus for additional information.

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No. 1 – City Square White Plains

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 2 – ESA Portfolio

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No. 2 – ESA Portfolio

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Annex A-3	BBCMS 2025-5C38
No. 2 – ESA Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,160,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,160,000	Property Type – Subtype:	Hospitality – Extended Stay
% of IPB:	7.2%	Net Rentable Area (Rooms):	1,678
Loan Purpose:	Refinance	Location(3):	Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Three Wall Capital, LLC	Occupancy / ADR / RevPAR:	81.2% / $60.92 / $49.45
Interest Rate:	6.73600%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	10/1/2025	4th Most Recent NOI (As of):	$12,898,817 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$12,724,613 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,368,915 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$11,926,442 (TTM 7/31/2025)
Original Amortization Term:	None	UW Occupancy / UW ADR / UW RevPAR:	81.2% / $60.92 / $49.45
Amortization Type:	Interest Only	UW Revenues:	$30,746,295
Call Protection:	L(17),YM1(36),O(7)	UW Expenses:	$19,147,934
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,598,361
Additional Debt(1):	Yes	UW NCF:	$10,368,509
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per Room:	$140,800,000 / $83,909
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$53,731
Taxes:	$1,042,825	$140,222	N/A	Maturity Date Loan / Room:	$53,731
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	$102,488	N/A	Maturity Date LTV:	64.0%
TI / LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,160,000	100.0%	Loan Payoff	$53,397,179	59.2%
			Principal Equity Distribution	33,709,169	37.4
			Closing Costs	2,010,828	2.2
			Upfront Reserves	1,042,825	1.2
Total Sources	$90,160,000	100.0%	Total Uses	$90,160,000	100.0%
(1)	The ESA Portfolio Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90.16 million. The Financial Information in the chart above reflects the ESA Portfolio Whole Loan.
(2)	The various Borrowers are 8 S Dayton OH Hotel, LLC, 34 Fairborn Dayton OH Hotel, LLC, 36 N Ft Wayne IN Hotel, LLC, 247 S Ft Wayne IN Hotel, LLC, 886 Airport El Paso TX Hotel, LLC, 4015 Kenwood Blue Ash Cincy OH Hotel, LLC, 4120 N Dayton OH Hotel, LLC, 6016 Greenville Dallas TX Hotel, LLC, 6071 Fossil Creek Ft Worth TX Hotel, LLC, 6078 W El Paso TX Hotel, LLC, 6084 SW Ft Worth TX Hotel, LLC, 6092 City View Ft Worth TX Hotel, LLC, 6175 Waco TX Hotel, LLC, 9688 Reed Blue Ash Cincy OH Hotel, LLC, 9710 Parkway Plano TX Hotel, LLC, 9813 Airport W Indy IN Hotel, LLC and 9814 NW 465 Indy IN Hotel, LLC.
(3)	See Portfolio Summary below.

The Loan. The ESA Portfolio mortgage loan (the “ESA Portfolio Mortgage Loan”) is part of a whole loan (the “ESA Portfolio Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $90,160,000, which is secured by the borrowers’ fee simple interest in 17 hospitality properties located in three states (the “ESA Portfolio Properties”). The ESA Portfolio Whole Loan was originated on October 1, 2025 by Goldman Sachs Bank USA and is comprised of (i) one controlling pari passu note designated as note A-1 with a principal balance as of the Cut-off Date of $60,160,000, and (ii) one noncontrolling pari passu note designated as note A-2 with a principal balance as of the Cut-off Date of $30,000,000 as detailed in the “Whole Loan Summary” table below. The ESA Portfolio Mortgage Loan will be included in the mortgage pool for the BBCMS 2025-5C38 mortgage trust. The ESA Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C38 trust. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

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Annex A-3	BBCMS 2025-5C38
No. 2 – ESA Portfolio

The table below identifies the promissory notes that comprise the ESA Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,160,000	$60,160,000	BBCMS 2025-5C38	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2025-V18	No
Whole Loan	$90,160,000	$90,160,000

The ESA Portfolio Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 59 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.73600% per annum.

The Properties. The ESA Portfolio Properties are a hotel portfolio comprised of 17 properties located in three states. The ESA Portfolio Properties consist of 1,678 total rooms and are 81.2% occupied as of July 31, 2025. The ESA Portfolio Properties carry the Extended Stay America (“ESA”) flag and are under an approximately 17-year franchise agreement with ESH Strategies Franchise LLC. The ESA Portfolio Properties were constructed between 1989 and 2001 with recent renovations taking place in 2024 for five of the properties. As of the July 2025 TTM, the ESA Portfolio Properties reported an average ADR and RevPAR of $60.92 and $49.45, respectively.

The largest ESA Portfolio Property by NCF, the Waco - Woodway property, represents approximately 9.2% of the aggregate portfolio NCF, while the top ten ESA Portfolio Properties by NCF account for approximately 69.1% of the NCF. The ESA Portfolio Properties average 99 rooms per hotel in size, with the properties ranging in size from the 72-room Dayton – South property, Dayton – Fairborn property and Fort Wayne North property to the 139-room Indianapolis Northwest I-465 property.

The following table presents certain information relating to the historical and current occupancy of the ESA Portfolio Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
75.2%	74.3%	81.3%	81.5%	79.9%	80.2%	81.2%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of July 31, 2025.

The following table presents certain information relating to the performance of the Marriott Boca Raton Property:

Historical Occupancy, ADR, RevPAR
ESA Portfolio
Year	Occupancy	ADR	RevPAR
2023	79.9%	$62.92	$50.28
2024	80.2%	$62.34	$49.98
TTM July 31, 2025	81.2%	$60.92	$49.45
(1)	Based on operating statements provided by the borrower sponsor.

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Annex A-3	BBCMS 2025-5C38
No. 2 – ESA Portfolio

The following table presents certain information relating to the ESA Portfolio Properties:

Portfolio Summary(1)
Property	City, State(2)	ALA	Rooms	Year Built / Renovated(2)	Appraised Value(2)	Appraised Cap Rate(2)	Current Occupancy
Fort Wayne South	Fort Wayne, IN	$6,915,682	101	1997 / 2024	$10,800,000	7.80%	89.3%
Waco - Woodway	Waco, TX	$6,723,579	95	2001 / NAP	$10,500,000	8.80%	87.9%
Cincinnati Blue Ash Kenwood Rd	Cincinnati, OH	$6,083,239	133	1998 / 2005	$9,500,000	8.10%	74.7%
Dayton - North	Dayton, OH	$6,083,239	104	2000 / 2024	$9,500,000	7.50%	82.8%
Indianapolis Northwest I-465	Indianapolis, IN	$5,955,170	139	1998 / 2014	$9,300,000	8.17%	76.7%
Cincinnati Blue Ash Reed Hartman	Cincinnati, OH	$5,635,000	101	1997 / 2024	$8,800,000	8.12%	74.1%
El Paso - Airport	El Paso, TX	$5,635,000	120	1997 / NAP	$8,800,000	7.90%	69.8%
Dallas - Greenville Ave	Dallas, TX	$5,378,864	116	1998 / NAP	$8,400,000	8.00%	83.0%
Indianapolis - Airport - W Southern Ave	Indianapolis, IN	$5,378,864	121	1998 / 2024	$8,400,000	7.12%	68.9%
El Paso - West	El Paso, TX	$5,378,864	73	1997 / NAP	$8,400,000	8.24%	79.6%
Fort Worth - Fossil Creek	Fort Worth, TX	$5,122,727	85	1998 / NAP	$8,000,000	8.79%	90.9%
Dallas - Plano Parkway	Plano, TX	$5,058,693	97	1996 / NAP	$7,900,000	8.36%	84.9%
Fort Worth - City View	Fort Worth, TX	$4,994,659	104	1999 / 2024	$7,800,000	7.85%	83.4%
Fort Wayne North	Fort Wayne, IN	$4,802,557	72	1996 / 2014	$7,500,000	7.73%	91.1%
Dayton - Fairborn	Fairborn, OH	$4,034,148	72	1996 / 2005	$6,300,000	9.32%	85.0%
Fort Worth - Southwest	Fort Worth, TX	$3,778,011	73	1998 / NAP	$5,900,000	8.83%	87.5%
Dayton - South	Dayton, OH	$3,201,704	72	1989 / 2005	$5,000,000	8.67%	87.0%
Total / Wtd. Average		$90,160,000	1,678		$140,800,000		81.2%
(1)	Based on the underwritten rent roll as of July 31, 2025.
(2)	Source: Appraisal.

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Annex A-3	BBCMS 2025-5C38
No. 2 – ESA Portfolio

The following table presents certain information relating to the historical and underwritten cash flows of the ESA Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	2024	TTM July 31, 2025	Underwritten	Per SF	%(2)
Rooms Revenue	25,017,817	21,931,969	27,526,156	31,443,901	30,760,017	30,687,511	30,284,788	30,284,788	$18,048	122.0%
Other Departmental Revenue	83,827	90,240	89,736	65,539	58,874	39,537	45,687	45,687	$27	0.2%
Miscellaneous Income	261,343	282,281	302,532	323,823	509,030	391,323	415,821	415,821	$248	1.7%
Total Operating Revenue	25,362,987	22,304,489	27,918,424	31,833,264	31,327,921	31,118,371	30,746,295	30,746,295	$18,323	123.8%
Rooms Expense	4,162,609	3,595,089	5,555,006	6,982,700	6,421,904	6,816,057	5,914,104	5,914,104	$3,524	23.8%
Total Departmental Profit	21,200,378	18,709,400	22,363,419	24,850,564	24,906,017	24,302,314	24,832,191	24,832,191	$14,799	100.0%
Administrative and General	3,452,014	3,518,464	2,633,377	2,742,774	3,012,900	3,330,936	3,292,660	3,292,660	$1,962	28.4%
Information and Telecommunications Systems	57,509	50,436	109,244	123,086	151,195	159,513	185,986	185,986	$111	1.6%
Sales and Marketing	1,280,737	1,138,855	981,583	1,163,040	1,307,484	1,505,751	1,926,826	1,926,826	$1,148	16.6%
Franchise Fees	1,014,333	893,458	817,931	932,260	910,007	906,345	737,972	908,544	$541	7.8%
Franchise Fee Credit	0	0	0	0	(268,421)	(268,421)	(111,842)	(184,167)	($110)	(1.6%)
Property Operation and Maintenance	1,428,806	1,602,567	1,496,657	1,977,230	1,728,068	1,816,399	1,705,653	1,705,653	$1,016	14.7%
Utilities	1,334,094	1,341,577	1,533,374	1,655,567	1,784,223	1,750,857	1,863,769	1,863,769	$1,111	16.1%
Base Management Fee	760,750	670,094	1,045,411	1,082,265	975,903	933,682	921,579	922,389	$550	8.0%
Property and Other Taxes	1,848,113	2,011,510	1,720,253	1,604,804	1,684,856	1,779,380	1,410,196	1,682,666	$1,003	14.5%
Insurance	450,201	428,972	492,615	653,921	854,632	947,030	962,594	919,148	$548	7.9%
Other Non-Operating Expenses	16,804	(64,045)	55,601	16,799	40,558	71,928	10,358	10,358	$6.17	0.1%
Total Expenses	11,643,361	11,591,888	10,886,046	11,951,746	12,181,405	12,933,400	12,905,751	13,233,832	$7,887	114.1%
Net Operating Income	$9,557,018	$7,117,512	$11,477,374	$12,898,817	$12,724,613	$11,368,915	$11,926,442	$11,598,361	$6,912	100.0%
FF&E	0	0	1,116,737	1,273,709	1,251,712	1,238,621	1,220,385	1,229,852	$733	10.6%
Net Cash Flow	$9,557,018	$7,117,512	$10,360,637	$11,625,108	$11,472,901	$10,130,294	$10,706,057	$10,368,509	$6,179	89.4%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	% column represents percentage of Total Departmental Profit for all revenue lines and represents percentage of Net Operating Income for the remaining fields.

The Market. The portfolio consists of 17 Extended Stay America branded hotels, totaling 1,678 rooms, with an average of 99 keys per property. These hotels are geographically distributed across Indiana (4 hotels, 433 keys), Ohio (5 hotels, 482 keys), and Texas (8 hotels, 763 keys). The average age of the hotels in the portfolio is 24 years, with the average year built being 1997.

The National Extended Stay market experienced a significant increase in room revenues in 2023, rising by $1.1 billion, which was comparable to 2018 and 2019 figures. This 6.1% gain in extended-stay hotel revenues surpassed the 5.5% increase reported for the overall hotel industry by STR/CoStar. All three extended-stay segments—economy, mid-price, and upscale—achieved record high room revenues in 2023, with the upscale segment leading the recovery.

In terms of supply, extended-stay hotel supply growth in 2023 was 1.8%, marking the smallest annual increase on record. This was notably less than in 2022 and well below the long-term average, partly due to conversions and re-branding, moving rooms between segments, as well as sales of hotels to multi-family apartment companies and municipalities. However, rooms reported under construction increased by 53% over the last year, reaching levels similar to three years prior, with economy and mid-price segments showing the largest gains due to new brand launches. Extended-stay hotel companies

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project a 4.1% compound average annual increase in rooms through 2028. Extended-stay hotels increased their share of national room night supply to 10.1% in 2023, up from approximately 9.3% at the end of 2019.

Appraisal. According to the appraisals, the ESA Portfolio Properties had an aggregate “as-is” appraised value of $140,800,000 as of June 1, 2025. Such “as-is” appraised value is subject to the extraordinary assumptions that certain of the ESA Portfolio Properties will undergo renovations in year one of the appraisal projection period (i.e., 2026).

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
ESA Portfolio	$140,800,000	Various
(1)	Source: Appraisal.

Environmental. According to Phase I environmental site assessments, dated June 23, 2025, there was no evidence of any recognized environmental conditions at the ESA Portfolio Properties.

The Borrowers. The ESA Portfolio Whole Loan was originated with 17, single-purpose, single-asset entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ESA Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Three Wall Capital, LLC. Three Wall Capital was founded in 2008 and currently has greater than $1.5 billion in assets under management.

Property Management. The ESA Portfolio Properties are currently managed by Channel Point Hospitality, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the ESA Portfolio Properties are required to remain managed by Channel Point Hospitality, LLC, any property manager pre-approved by the lender or any other management company approved by the lender in accordance with the related loan documents and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or to require the borrowers to replace, the property manager and require the borrowers to engage a property manager selected by the borrowers and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the ESA Portfolio Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Escrows and Reserves. At origination of the ESA Portfolio Whole Loan, the borrowers deposited approximately $1,042,825 into a real estate tax reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the then succeeding 12-month period, initially estimated to be approximately $140,222.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, unless the borrowers are maintaining a blanket insurance policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrowers provide evidence of renewals of such policies and payment of related premiums. At origination of the ESA Portfolio Whole Loan, an acceptable blanket policy was in effect.

FF&E Reserve – The borrowers are required to deposit into a reserve account, on a monthly basis, an FF&E reserve in the amount of (a) $102,487.67 on each payment date from November 2025 to October 2026, and (b) thereafter, the greater of (1) the monthly amount required to be reserved for the replacement of furniture, fixtures and equipment pursuant to the franchise agreement and (2) one-twelfth of 4% of the operating income for the ESA Portfolio Properties for the previous 12-month period (as determined on the last day of October of each year).

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Excess Cash Flow Reserve – In addition, on each due date during the continuance of an ESA Portfolio Trigger Period (as defined below) or an event of default under the ESA Portfolio Whole Loan, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

Lockbox and Cash Management. The ESA Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to require that all credit card receivables be remitted directly into the lockbox account and all cash revenues relating to the ESA Portfolio Properties and all other money received by the related borrowers or the property manager with respect to the ESA Portfolio Properties (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no ESA Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a ESA Portfolio Trigger Period or event of default, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

An “ESA Portfolio Trigger Period” means any period (i) commencing when the debt yield as of the conclusion of any fiscal quarter falls below 8.75% until (a) the debt yield as of the conclusion of a single fiscal quarter is equal to or greater than 8.75% or (b) there is no existing event of default and the borrowers deposit with the lender cash or a letter of credit in an amount that would cause the debt yield to exceed or equal 8.75%, (ii) if monthly, quarterly or annual financial reports required under the related loan documents are not delivered to the lender when required until such reports are delivered and they indicate that no ESA Portfolio Trigger Period is ongoing and (iii) during the continuance of a Franchise Trigger Event (as defined below).

A “Franchise Trigger Event” means any period (i) when a related franchise agreement is no longer is in full force and effect as to more than two of the ESA Portfolio Properties until a replacement franchise agreement is in full force and effect, (ii) when more than two of the ESA Portfolio Properties are removed from the “Extended Stay America” brand, until such ESA Portfolio Properties are rebranded as “Extended Stay America” or as a comparable or better brand or (iii) the implementation of a property improvement plan (“PIP”) for any ESA Portfolio Property if the amount is in excess of $75,000 or if the aggregate amount of all required PIPs for all affected ESA Portfolio Properties is in excess of $300,000, whether as a condition to entering into a replacement franchise agreement and/or management agreement with ESH Strategies Franchise LLC or another franchisor or licensor acceptable to the lender or the extension of the existing franchise agreement, until (a) deposits are made in amounts equal to the estimated costs to complete any PIP within ten business days of the implementation of such PIP or (b) evidence satisfactory to the lender in its sole discretion confirming that all PIPs have been completed to the satisfaction of ESH Strategies Franchise LLC or the replacement franchisor, as applicable.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Provided no event of default has occurred and is continuing under the ESA Portfolio Whole Loan, the loan documents permit future mezzanine financing of no more than $13,747,500, subject to satisfaction of certain conditions, including among others: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and the applicable rating agencies; (ii) the mezzanine loan together with the ESA Portfolio Whole Loan have a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 61.3%; (iii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the ESA Portfolio Whole Loan) is at least 1.68x; (iv) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the ESA Portfolio Whole Loan) is at least 11.5%, and (v) receipt of a rating agency confirmation.  See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Partial Release. Provided no event of default under the ESA Portfolio Whole Loan has occurred and is continuing, the borrowers have the right, on or after the first payment following the 18-month anniversary of the ESA Portfolio Whole Loan origination date to obtain the release of one or more of the ESA Portfolio Properties from the liens of the related mortgages in connection with a partial release, subject to certain conditions, including, among others (i) delivery of an amount equal to the applicable ESA Portfolio Release Price (as defined below) and accompanied by yield maintenance payments, (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) for the remaining ESA Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a)

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11.5% and (b) the debt yield immediately prior to the release, (iii) delivery of a REMIC opinion and (iv) receipt of a rating agency confirmation.

“ESA Portfolio Release Price” means, with respect to any ESA Portfolio Property, an amount equal to (x) as to the Dallas – Greenville Ave property, 100% of the allocated loan amount, and (y) for all other ESA Portfolio Properties, (i) until such time as the ESA Portfolio Whole Loan is $73,320,000 or less, 110% of the allocated loan amount for such ESA Portfolio Property, and (ii) thereafter, 120% of the allocated loan amount for such ESA Portfolio Property.

Property	Allocated Whole Loan Amount
Fort Wayne South	$6,915,682
Waco - Woodway	$6,723,579
Cincinnati Blue Ash Kenwood Rd	$6,083,239
Dayton - North	$6,083,239
Indianapolis Northwest I-465	$5,955,170
Cincinnati Blue Ash Reed Hartman	$5,635,000
El Paso - Airport	$5,635,000
Dallas - Greenville Ave	$5,378,864
Indianapolis - Airport - W Southern Ave	$5,378,864
El Paso - West	$5,378,864
Fort Worth - Fossil Creek	$5,122,727
Dallas - Plano Parkway	$5,058,693
Fort Worth - City View	$4,994,659
Fort Wayne North	$4,802,557
Dayton - Fairborn	$4,034,148
Fort Worth - Southwest	$3,778,011
Dayton - South	$3,201,704

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$59,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$59,000,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	7.1%	Net Rentable Area (Rooms):	754
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Harikrushna Bhagat	Occupancy / ADR / RevPAR:	66.2% / $94.31 / $62.42
Interest Rate:	7.32500%	Occupancy / ADR / RevPAR Date:	9/30/2025
Note Date:	10/24/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of)(5):	$786,257 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$5,850,102 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$8,334,668 (TTM 9/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	66.2% / $94.31 / $62.42
Amortization Type:	Interest Only	UW Revenues:	$18,635,320
Call Protection:	L(24), YM1(29),O(7)	UW Expenses:	$10,622,004
Lockbox / Cash Management:	Springing	UW NOI:	$8,013,317
Additional Debt:	No	UW NCF:	$7,081,551
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$93,400,000 / $123,873
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$78,249
Taxes:	$350,994	$70,199	N/A	Maturity Date Loan / Room:	$78,249
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.2%
FF&E Reserves:	$0	$77,647	N/A	Maturity Date LTV:	63.2%
Immediate Repairs:	$23,040	$0	N/A	UW NCF DSCR:	1.62x
PIP Reserve:	$2,300,000	Springing	N/A	UW NOI Debt Yield:	13.6%
Low DSCR Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$59,000,000	100.0%	Loan Payoff	$54,668,202	92.7%
			Reserves	2,674,034	4.5
			Closing Costs	1,449,135	2.5
			Return of Equity	208,629	0.4
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%
(1)	See “The Borrowers” below for more information.
(2)	The Hyatt Place Portfolio Properties (as defined below) are subject to a PropCo/OpCo structure whereby some of the borrowers (the “PropCo Borrowers”) own the Hyatt Place Portfolio Properties and other borrowers (the “OpCo Borrowers”) manage the Hyatt Place Portfolio Properties pursuant to individual leases for each of the Hyatt Place Portfolio Properties between the applicable PropCo Borrower and the applicable OpCo Borrower. The Hyatt Place Portfolio Mortgage Loan is secured by both the PropCo Borrowers’ fee interest in the Hyatt Place Portfolio Properties and the OpCo Borrowers’ leasehold interest in the Hyatt Place Portfolio Properties. None of the borrowers may, without the prior consent of the lender, terminate or cancel any of the leases or otherwise alter, modify or change the terms of any lease in a manner inconsistent with the Hyatt Place Portfolio Mortgage Loan documents.
(3)	See the “Portfolio Summary” table below for details regarding the individual properties.
(4)	4th Most Recent NOI is not available as the borrower sponsor purchased the Hyatt Place Portfolio Properties from foreclosure in October 2022.
(5)	The increases in 2nd Most Recent NOI and Most Recent NOI from the respective previous years are due to the Hyatt Place Portfolio Properties undergoing significant renovations in 2023 and 2024, taking rooms offline through 2024. Renovations to date on the Hyatt Place Portfolio Properties total approximately $24.1 million.
(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Hyatt Place Portfolio mortgage loan (the “Hyatt Place Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $59,000,000 and is secured by a first lien mortgage on the borrowers’ fee interests in a portfolio of six select-service hospitality properties located across six states. The Hyatt Place Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.32500% per annum on an Actual/360 basis.

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The Properties. The Hyatt Place Portfolio Mortgage Loan is secured by six select-service hospitality properties totaling 754 rooms located across six states (the “HP Greenville Property”, the “HP Charlotte Property”, the “HP Roanoke Property”, the “Hyatt Place Alpharetta/North Point Mall Property”, the “Hyatt Place Dallas/Park Central Property” and the “HP Topeka Property”, and together, the “Hyatt Place Portfolio Properties”). Each of the Hyatt Place Portfolio Properties are under a long-term franchise agreement with Hyatt running through October 2042. Individual property releases are not permitted for the Hyatt Place Portfolio Mortgage Loan.

The borrower sponsor purchased the Hyatt Place Portfolio Properties from foreclosure in October 2022 and subsequently invested approximately $24.1 million in renovations in 2023 and 2024 across the Hyatt Place Portfolio Properties.

The following table presents certain information relating to the Hyatt Place Portfolio Properties:

Portfolio Summary
Property Name / Location	Year Built / Renovated(1)	Number of Rooms(1)	Occupancy(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
HP Greenville Property 40 West Orchard Park Drive, Greenville, SC 29615	1997 / 2024	126	66.4%	$13,050,000	22.1%	$17,500,000	$1,742,751	21.7%
HP Charlotte Property 7900 Forest Point Boulevard, Charlotte, NC 28217	1996 / 2024	126	68.6%	$11,660,000	19.8%	$17,700,000	$1,551,026	19.4%
HP Roanoke Property 5040 Valley View Boulevard North, Roanoke, VA 24012	1997 / 2024	126	73.5%	$10,140,000	17.2%	$16,400,000	$1,383,088	17.3%
Hyatt Place Alpharetta/North Point Mall Property 7500 North Point Parkway, Alpharetta, GA 30022	1995 / 2025	124	65.2%	$9,000,000	15.3%	$15,300,000	$1,254,741	15.7%
Hyatt Place Dallas/Park Central Property 12411 North Central Expressway, Dallas, TX 75243	1996 / 2024	126	65.4%	$7,980,000	13.5%	$13,100,000	$1,090,688	13.6%
HP Topeka Property 6021 Southwest 6th Avenue, Topeka, KS 66615	1997 / 2024	126	58.2%	$7,170,000	12.2%	$13,400,000	$991,022	12.4%
				$59,000,000	100.0%	$93,400,000	$8,013,317	100.0%
(1)	Source: Appraisals
(2)	Information based on the underwritten rent roll dated September 30, 2025.

HP Greenville Property

The HP Greenville Property is a six-story, select-service hotel located in Greenville, South Carolina. The HP Greenville Property was built in 1997 and recently underwent renovations in 2024, totaling approximately $3,617,339 for improvements to guestrooms, FF&E and property exterior, with $300,000 remaining to be spent on lobby and public area renovations by 2026. Amenities at the HP Greenville Property include a breakfast dining area and restaurant, a market pantry, a guest laundry room and an outdoor pool. The 126 guestrooms at the HP Green Property include 62 king bed, 57 double/double bed, six king accessible and one twin accessible guestrooms. The HP Greenville Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

HP Charlotte Property

The HP Charlotte Property is a six-story, select-service hotel located in Charlotte, North Carolina. The HP Charlotte Property was built in 1996 and recently underwent renovations in 2024, totaling approximately $4,010,432 for improvements to guestrooms, FF&E and property exterior, with $700,000 remaining to be spent on lobby, public area and elevator renovations by 2026. Amenities at the HP Charlotte Property include meeting space, an outdoor pool, a fitness room, a business center and a guest laundry room. The 126 guestrooms at the HP Green Property include 62 king bed, 57 double/double bed, six king accessible and one twin accessible guestrooms. The HP Charlotte Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

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HP Roanoke Property

The HP Roanoke Property is a six-story, select-service hotel located in Roanoke, Virginia. The HP Roanoke Property was built in 1997 and recently underwent renovations in 2024, totaling approximately $3,522,961 for improvements to guestrooms, FF&E and property exterior, with $300,000 remaining to be spent on public area renovations by 2026. Amenities at the HP Roanoke Property include meeting space, an indoor pool, a fitness room, a market pantry and a guest laundry room. The 126 guestrooms at the HP Roanoke Property include 68 king bed and 58 queen/queen bed rooms. The HP Roanoke Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

Hyatt Place Alpharetta/North Point Mall Property

The Hyatt Place Alpharetta/North Point Mall Property is a six-story, select-service hotel located in Alpharetta, Georgia. The Hyatt Place Alpharetta/North Point Mall Property was built in 1995 and recently underwent renovations completed in 2025 and totaling approximately $4,168,428 primarily for improvements to guestroom and public area FF&E. No PIP work is outstanding at this property. Amenities at the Hyatt Place Alpharetta/North Point Mall Property include a restaurant, a lobby bar, an outdoor pool, a fitness room and a guest laundry room. The 124 guestrooms at the Hyatt Place Alpharetta/North Point Mall Property include 70 queen/queen and 54 king guestrooms. The Hyatt Place Alpharetta/North Point Mall Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

Hyatt Place Dallas/Park Central Property

The Hyatt Place Dallas/Park Central Property is a six-story, select-service hotel located in Dallas, Texas. The Hyatt Place Dallas/Park Central Property was built in 1996 and recently underwent renovations in 2024 totaling approximately $3,923,264 for improvements to guestrooms and the property exterior, with $700,000 remaining to be spent on public area renovations by 2026. Amenities at the Hyatt Place Dallas/Park Central Mall Property include a breakfast dining area and bar, an outdoor pool, a fitness room, a business center and a market pantry. The 126 guestrooms at the Hyatt Place Dallas/Park Central Property include 68 king and 58 double/double guestrooms. The Hyatt Place Dallas/Park Central Mall Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

HP Topeka Property

The HP Topeka Property is a six-story, select-service hotel located in Topeka, Kansas. The HP Topeka Property was built in 1997 and recently underwent renovations in 2024, totaling approximately $4,842,745 for improvements to guestrooms and property exterior, with $300,000 remaining to be spent on public area renovations by 2026. Amenities at the HP Topeka Property include meeting space, an outdoor pool, a fitness room, a market pantry and a guest laundry room. The HP Roanoke Property is subject to a 20-year franchise agreement with Hyatt Place Franchising, L.L.C. that is scheduled to expire in October 2042.

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The following table presents certain information relating to the historical performance of the Hyatt Place Portfolio Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2023			2024			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
HP Greenville	$40.46	40.0%	$486,550	$57.05	52.3%	$1,246,701	$72.07	66.4%	$1,837,329
HP Charlotte	$36.73	42.3%	(135,208)	$49.92	54.8%	878,471	$63.49	68.6%	1,591,044
HP Roanoke	$52.77	59.6%	528,023	$65.29	68.3%	1,298,598	$68.93	73.5%	1,545,930
Hyatt Place Alpharetta/North Point Mall	$35.23	44.2%	(74,018)	$45.21	54.0%	897,087	$53.97	65.2%	1,208,526
Hyatt Place Dallas/Park Central	$41.09	44.6%	108,025	$54.91	60.2%	803,331	$59.24	65.4%	1,084,490
HP Topeka	$27.42	30.9%	(127,114)	$48.88	50.3%	725,914	$56.66	58.2%	1,067,349
Total / Wtd. Avg.(2)	$38.96	43.5%	$786,257	$53.57	56.6%	$5,850,102	$62.42	66.2%	$8,334,668
(1)	TTM reflects the trailing 12 months ending September 30, 2025
(2)	Total / Wtd. Avg values are weighed by number of rooms.

The following table presents certain information relating to the competitive set of the Hyatt Place Portfolio Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
HP Greenville	66.4%	$108.56	$72.07	72.3%	$123.14	$89.01	91.9%	88.2%	81.0%
HP Charlotte	68.6%	$92.51	$63.49	64.7%	$108.56	$70.22	106.1%	85.2%	90.4%
HP Roanoke	73.5%	$93.84	$68.93	65.3%	$110.79	$72.39	112.5%	84.7%	95.2%
Hyatt Place Alpharetta/North Point Mall	65.2%	$82.78	$53.97	63.9%	$111.90	$71.53	102.0%	74.0%	75.4%
Hyatt Place Dallas/Park Central	65.4%	$90.60	$59.24	66.1%	$98.26	$64.94	99.0%	92.2%	91.2%
HP Topeka	58.2%	$97.37	$56.66	61.4%	$107.94	$66.23	94.9%	90.2%	85.5%
(1)	TTM reflects the trailing 12 months ending September 30, 2025.
(2)	Information on the Competitive Set is obtained from industry reports dated August 2025.

Environmental. According to the Phase I environmental site assessment reports dated between September 2, 2025 and September 26, 2025, there was no evidence of any recognized environmental conditions at the Hyatt Place Portfolio Properties.

The Markets.

The Hyatt Place Portfolio Properties are located in South Carolina, North Carolina, Virginia, Georgia, Texas and Kansas.

Greenville, SC. The HP Greenville Property is located in Greenville, South Carolina within the Greenville County submarket, and is accessible via I-385 and I-85. Greenville is a growing city, specializing in manufacturing and car production, and is located approximately equidistance between Charlotte, North Carolina and Atlanta, Georgia. Local demand drivers for the HP Greenville Property include downtown Greenville, the Greenville Convention Center and the Greenville-Spartanburg International Airport, as well as leisure demand generators such as Falls Park, the Peace Center and nearby schools, Furman University and Clemson University.

Charlotte, NC. The HP Charlotte Property is located in Charlotte, North Carolina within the I-77 submarket. Charlotte is the largest city in North Carolina and has recently experienced rapid growth and an active economy. The HP Charlotte Property draws demand from the Charlotte Douglas International Airport, which recorded almost 59 million in passenger traffic in

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2024, and is also bolstered by the presence of the University of North Carolina Charlotte and numerous Fortune 500 company headquarters.

Roanoke, VA. The HP Roanoke Property is located in Roanoke, Virginia within the Roanoke County submarket. Roanoke is an independent city situated in the Blue Ridge Mountains of Southwest Virginia along Roanoke River and Interstate 81. The HP Roanoke Property’s primary demand driver is the Roanoke-Blacksburg Regional Airport, which is located less than a mile from the HP Roanoke Property via I-581. Major corporate offices and Valley View Mall, one of the region’s largest retail centers, are also positioned nearby the HP Roanoke Property.

Alpharetta, GA. The Hyatt Place Alpharetta/North Point Mall Property is located in Alpharetta, Georgia within the Roswell/Alpharetta submarket. Alpharetta is situated in northern Fulton County and is a suburban city within the Atlanta metropolitan area. Alpharetta offers accessible transportation via Georgia State Route 400 and US Highway 19, offering accessibility to downtown Alpharetta businesses and shops, as well as Hartsfield-Jackson Atlanta International Airport, which is the world’s busiest airport based on passenger traffic.

Dallas, Texas. The Hyatt Place Dallas/Park Central Property is located in Dallas, Texas in the LBJ/North Central Expressway submarket. Dallas is the ninth most populous city in the United States and has a diversified economy, led by its technology sector, and is the primary commercial, marketing, and industrial center in the southwest United States. The Hyatt Place Dallas/Park Central Property draws demand from its proximity to corporate offices, the Kay Bailey Hutchison Convention Center, and the Dallas/Fort Worth International Airport, which is a major U.S. air travel hub and the headquarters for American Airlines.

Topeka, Kansas. The HP Topeka Property is located in Topeka, Kansas within the Topeka submarket. Topeka is the capital city of Kansas and is located along the Kansas River in the northeastern part of the state, offering a central position within the U.S. Midwest. Topeka is the hub of government business for the region, and is also home to numerous Fortune 500 companies including Goodyear Tire & Rubber Company and Frito-Lay North America. Additionally, the HP Topeka Property is located approximately 15 miles northwest of the Kansas City International Airport and is well connected to major highways including I-70 and U.S. Highways 24 and 40.

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The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Hyatt Place Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024(2)	TTM(2)(3)	Underwritten	Per Room(4)	% of Total Revenue(5)
Occupancy	43.5%	56.6%	66.2%	66.2%
ADR	$89.53	$94.68	$94.31	$94.31
RevPAR	$38.96	$53.57	$62.42	$62.42
Room Revenue	$10,722,012	$14,782,761	$17,177,586	$17,177,586	$22,782	92.2%
Other Income	481,831	992,994	1,457,734	1,457,734	1,933	7.8
Total Revenue	$11,203,844	$15,775,755	$18,635,320	$18,635,320	$24,715	100.0%
Room Expense	4,397,542	3,866,733	3,941,815	3,941,815	5,228	22.9
Other Expenses	1,188,209	1,087,736	674,155	674,155	894	46.2
Total Departmental Expenses	$5,585,751	$4,954,469	$4,615,970	$4,615,970	$6,122	24.8%
Gross Operating Income	$5,618,092	$10,821,286	$14,019,351	$14,019,351	$18,593	75.2%
Undistributed Expenses	4,783,043	4,958,884	4,668,705	4,890,775	6,486	26.2
Gross Operating Profit	$835,049	$5,862,402	$9,350,646	$9,128,576	$12,107	49.0%
Property Taxes	0	0	674,784	842,384	1,117	4.5
Insurance	48,792	12,300	341,194	272,875	362	1.5
Total Other Expenses	$48,792	$12,300	$1,015,978	$1,115,259	$1,479	6.0%
Net Operating Income	$786,257	$5,850,102	$8,334,668	$8,013,317	$10,628	43.0%
FF&E	0	0	0	931,766	1,236	5.0
Net Cash Flow	$786,257	$5,850,102	$8,334,668	$7,081,551	$9,392	38.0%
(1)	Historical cash flows before 2022 are not available as the borrower sponsor purchased the Hyatt Place Portfolio Properties from foreclosure in October 2022.
(2)	The increases in 2024 Net Operating Income and TTM Net Operating Income from the respective previous years are due to the Hyatt Place Portfolio Properties undergoing significant renovations in 2023, taking rooms offline through 2024. Renovations to date on the Hyatt Place Portfolio Properties total approximately $24.1 million.
(3)	TTM is as of September 30, 2025.
(4)	Per Room values are based on 754 rooms.
(5)	% of Total Revenue for Room Expense and Other Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrowers. The borrowing entities for the Hyatt Place Portfolio Mortgage Loan are YK Forest Point LLC and YK Forest Point MGMT LLC, each a North Carolina limited liability company, JK Valley View LLC and JK Valley View MGMT LLC, each a Virginia limited liability company, JK N Central LLC and JK N Central MGMT LLC, each a Texas limited liability company, JK Topeka LLC and JK Topeka MGMT LLC, each a Kansas limited liability company, JK North Point LLC and JK North Point MGMT LLC, each a Georgia limited liability company, and YK Greenville LLC and YK Greenville MGMT LLC, each a South Carolina limited liability company. Each borrower is a special purpose entity whose managing member has one independent director. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Portfolio Mortgage Loan. The Hyatt Place Portfolio Mortgage Loan is full recourse to the borrowers and the guarantor for an amount equal to $11,800,000.

The Borrower Sponsor. The borrower sponsor is Harikrushna Bhagat, an experienced hotel operator and founder and CEO of HKB Investment Group (“HKB”). Founded in 2016, HKB has grown into a developer, owner, and operator of a variety of commercial real estate assets and currently manages more than half a billion dollars of real estate encompassing over 50 properties, most of which are hospitality assets.

Property Management. The Hyatt Place Portfolio Properties are managed by HKB Hotel Group LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers reserved (i) $2,300,000 for PIP reserves, (ii) $350,994 for real estate taxes and (iii) $23,040 for immediate repairs.

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Tax Escrows – The borrowers are required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $70,199.

Insurance Escrows – The borrowers are required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrowers maintain a blanket insurance policy in accordance with the Hyatt Place Portfolio Mortgage Loan documents.

FF&E Reserve – The borrowers are required to deposit monthly into the replacement reserve account an amount equal to 1/12th of the greater of (i) 5% of the gross income from operations generated in the immediately preceding calendar year and (ii) the aggregate annual amount required pursuant to the franchise agreements, initially equal to approximately $77,647.

Low DSCR Reserve – Upon the commencement of a DSCR Trigger Period (as defined below), the borrowers will be required to deposit on each payment date during such DSCR Trigger Period, $72,000, to be held by the lender as additional security for the Hyatt Place Portfolio Mortgage Loan. The borrowers are allowed to provide a Low DSCR Guaranty Election (as defined below) or post a lump sum payment in the form of cash or letter of credit in lieu of monthly cash deposits. Each lump sum payment shall (a) be effective for twelve (12) months and (b) equal the amount, if used to reduce the outstanding principal amount of the loan, sufficient to cause the calculation of the DSCR for the immediately preceding 2 calendar quarters to equal or exceed (i) 1.20x upon the first occurrence of a DSCR Trigger Period and (ii) 1.25x for any subsequent occurrence of a DSCR Trigger Period (each such payment, a “Low DSCR Security Payment”). The borrowers may prevent a subsequent DSCR Trigger Period after expiration of each 12-month period by depositing an additional Low DSCR Security Payment with Lender.

A “DSCR Trigger Period” will occur upon (i) the last day of any two consecutive calendar quarters for which the debt service coverage ratio (“DSCR”) is less than 1.20x or (ii) the expiration of the 12 month period beginning on the date upon which borrower delivers a Low DSCR Security Payment and will be cured upon (i) the DSCR being at least 1.25x for two consecutive calendar quarters, (ii) the date on which Lender receive a Low DSCR Security Payment for a period of 12 months or (iii) Lender receives a Low DSCR Guaranty Election.

A “Low DSCR Guaranty Election” means that, so long as the guarantor (i) maintains a net worth greater than or equal to $75 million and (ii) no transfer of the Hyatt Place Portfolio Mortgage Loan has occurred in accordance with Section 5.2.11 of the Hyatt Place Portfolio Mortgage Loan Agreement, the guarantor, pursuant to the conditions set forth in the Hyatt Place Mortgage Loan agreement, is able to notify the lender in writing of its election to guarantee the Low DSCR Security Payments.

PIP Reserve – Provided (i) no event of default under the Hyatt Place Portfolio Mortgage Loan documents is occurring and (ii) all disbursement conditions set forth in the Hyatt Place Portfolio Mortgage Loan Agreement are satisfied, the lender will make disbursements from the PIP Reserve account no later than ten business days after the delivery of the borrower’s request in an amount of no less than $5,000 and not more often than twice per calendar month.

Lockbox / Cash Management. The Hyatt Place Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to deposit all revenue generated by the Hyatt Place Portfolio Properties into the lender-controlled lockbox account within one business day of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hyatt Place Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hyatt Place Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hyatt Place Portfolio Mortgage Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means the occurrence of (a) an event of default under the Hyatt Place Portfolio Mortgage Loan documents or (b) a bankruptcy action of the borrowers or principal. A Trigger Period may be cured upon the occurrence of the following, with respect to (i) clause (a) above, the cure of such event of default in accordance with the Hyatt Place Portfolio Mortgage Loan documents. For avoidance of doubt, the borrowers have no right to cure a Trigger Period caused by a bankruptcy action of the borrowers or principal.

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Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 4 – Netflix HQ
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,100,000	Title:	Fee
Cut-off Date Principal Balance:	$55,100,000	Property Type – Subtype:	Office - Suburban
% of IPB:	6.6%	Net Rentable Area (SF):	147,949
Loan Purpose:	Refinance	Location:	Los Gatos, CA
Borrower:	Wealthcap Los Gatos 121 Albright Way LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor(1):	Wealth Management Capital Holding GmbH	Occupancy:	100.0%
Interest Rate:	6.02700%	Occupancy Date:	10/6/2025
Note Date:	10/6/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$7,250,716 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,474,269 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,425,569 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$7,700,272
Call Protection:	L(24),YM1(1),DorYM1(30),O(5)	UW Expenses:	$2,006,724
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,693,548
Additional Debt:	No	UW NCF:	$5,693,548
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$99,500,000 / $673
Additional Debt Type:	N/A	Appraisal Date:	7/25/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$372
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$372
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.4%
				UW NCF DSCR:	1.69x
				UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,100,000	99.0%	Loan Payoff	$50,251,449	90.3%
Borrower Sponsor Equity	538,539	1.0	Closing Costs	5,387,091	9.7

Total Sources	$55,638,539	100.0%	Total Uses	$55,638,539	100.0%
(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Netflix HQ Mortgage Loan (as defined below).
(2)	Operating history prior to 2022 is not available as it was not required for origination of the Netflix HQ Mortgage Loan.
(3)	See “Escrows and Reserves” section below.

The Loan. The Netflix HQ mortgage loan (the “Netflix HQ Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $55,100,000 and is secured by the borrower’s fee interest in a suburban office property located in Los Gatos, California totaling 147,949 square feet (the “Netflix HQ Property”). The Netflix HQ Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.02700% per annum on an Actual/360 basis.

The Property. The Netflix HQ Property is a Class A office building located at 121 Albright Way in Los Gatos, California, comprising a single five-story structure totaling 147,949 square feet on a 0.97-acre site. The Netflix HQ Property is part of Netflix’s four-property, 546,908 square foot global headquarters campus in Los Gatos, with the other three buildings (131, 111, and 101 Albright Way) under separate ownership and not part of the collateral for the Netflix HQ Mortgage Loan. The Netflix HQ Property is located off State Highway 85 on Winchester Boulevard, offering immediate access to State Route 17 and the broader San Francisco Bay Area. It is approximately five minutes from the Campbell/Winchester Light Rail and approximately 15 minutes from the San Jose Mineta International Airport, with proximity to the 280-corridor providing a commute advantage over the more congested US 101.

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Constructed in 2015, the Netflix HQ Property features a modern steel-and-glass design, infrastructure including 4,000 amps of 3-phase power, HVAC, and flexible, open floor plates. Amenities include 1,101 parking spaces (457 in a non-collateral, shared covered garage), a lawn area, outdoor amphitheater, basketball court, indoor theater, and a café/bar with collaborative seating areas. Netflix, Inc. (“Netflix”) (Moody’s/Fitch/S&P: A3/NR/A), the tenant and guarantor on the lease, occupies 100% of the Netflix HQ Property under a long-term triple-net structure. Netflix has been in occupancy since the building’s completion and recently executed an early 10-year lease extension in July 2025, commencing in January 2028 and extending through December 2037. Netflix is currently paying $42.00 PSF NNN with 3.0% annual rent escalations through December 2027. In January 2028, the rent resets to $37.20 PSF NNN with annual 2.8% to 3.1% rent steps over the remainder of the lease term, which runs through December 2037. The lease includes two five-year renewal options at fair market value, and a one-time termination right exercisable on or before December 31, 2034 (effective December 31, 2035), subject to a significant termination payment.

Sole Tenant.

Netflix, Inc. (147,949 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Netflix (NASDAQ: NFLX) is a streaming entertainment service, originally founded in 1997 and headquartered in Los Gatos, California. Netflix generates the majority of its revenue from subscription-based streaming of original and licensed content, including series, documentaries, and feature films, to over 300 million paid subscribers in more than 190 countries. For the second quarter of 2025, Netflix reported approximately $3.13 billion in net income and free cash flow of approximately $2.27 billion. As of June 30, 2025, Netflix had approximately $53.10 billion total assets ($11.99 billion current assets) offset by $28.15 billion in total liabilities ($8.94 billion current liabilities). As of October 8, 2025, Netflix had a market capitalization of $515.03 billion.

The Netflix HQ Property is described as mission critical to Netflix’s global operations, serving as the cornerstone of its corporate footprint. Netflix employs over 2,500 workers at its Los Gatos headquarters campus and has increased companywide headcount by 23.8% since 2021. The Netflix HQ Property benefits from above-market utilization, with a return-to-office rate of 72.6%, driven by Netflix’s in-office initiative.

The following table presents certain information relating to historical occupancy at the Netflix HQ Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year unless indicated otherwise.
(2)	Based on the underwritten rent roll as of October 6, 2025.

The following table presents certain information relating to the sole tenant at the Netflix HQ Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Netflix, Inc.	A3 / A / NR	147,949	100.0%	$42.00(3)	$6,213,858	100.0%	12/31/2037(4)
Occupied Collateral Total / Wtd. Avg.		147,949	100.0%	$42.00	$6,213,858	100.0%
Vacant Space		0	0.0%
Collateral Total		147,949	100.0%

(1)	Information is based on the underwritten rent roll dated October 6, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Netflix is currently paying $42.00 PSF NNN with 3.0% annual rent escalations through December 2027. In January 2028, the rent resets to $37.20 PSF NNN with annual 2.8% to 3.1% rent steps over the remainder of the lease term, which runs through December 2037.
(4)	Netflix, Inc. has a one-time termination option exercisable on or before December 31, 2034 to terminate the lease on December 31, 2035.

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The following table presents certain information relating to the tenant lease expiration of the Netflix HQ Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0	0	0.0
2027	0	0	0.0	0	0.0		0	0.0	0	0.0
2028	0	0	0.0	0	0.0		0	0.0	0	0.0
2029	0	0	0.0	0	0.0		0	0.0	0	0.0
2030	0	0	0.0	0	0.0		0	0.0	0	0.0
2031	0	0	0.0	0	0.0		0	0.0	0	0.0
2032	0	0	0.0	0	0.0		0	0.0	0	0.0
2033	0	0	0.0	0	0.0		0	0.0	0	0.0
2034	0	0	0.0	0	0.0		0	0.0	0	0.0
2035	0	0	0.0	0	0.0		0	0.0	0	0.0
2036	0	0	0.0	0	0.0		0	0.0	0	0.0
2037 & Beyond	1	147,949	100.0	6,213,858	100.0		147,949	100.0	6,213,858	100.0
Total	1	147,949	100.0%	$6,213,858	100.0%
(1)	Information is based on the underwritten rent roll dated October 6, 2025. Certain tenants may have termination options which are not considered for the purposes of the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Netflix HQ Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	Underwritten(1)	Per SF	%(2)
Base Rent	$7,183,100	$7,395,976	$6,257,688	$6,213,858	$42.00	103.8%
Credit Tenant Rent Steps(3)	0	0	0	(225,361)	(1.52)	(3.8)
Gross Potential Rent	$7,183,100	$7,395,976	$6,257,688	$5,988,497	$40.48	100.0%
Total Reimbursements	1,738,490	1,724,484	1,727,550	1,868,923	12.63	31.2
Other Rental Income	76,298	78,293	167,882	0	0.00	0.0
Vacancy / Credit Loss	0	0	0	(157,148)	(1.06)	(2.6)
Effective Gross Income	$8,997,888	$9,198,754	$8,153,119	$7,700,272	$52.05	128.6%
Real Estate Tax	1,392,923	1,407,541	1,424,221	1,449,564	9.80	18.8
Insurance	128,528	70,506	73,181	61,617	0.42	0.8
Other Expenses(4)	225,721	246,437	230,148	495,542	3.35	6.4
Total Expenses	$1,747,172	$1,724,484	$1,727,550	$2,006,724	$13.56	26.1%
Net Operating Income	$7,250,716	$7,474,269	$6,425,569	$5,693,548	$38.48	73.9%
Capital Expenditures	0	0	0	0	0.00	0.0
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$7,250,716	$7,474,269	$6,425,569	$5,693,548	$38.48	73.9%
(1)	Based on the underwritten rent roll dated October 6, 2025.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Credit Tenant Rent Steps are equal to the straight-line average of the loan term. Netflix is currently paying $42.00 PSF NNN with 3.0% annual rent escalations through December 2027. In January 2028, the rent resets to $37.20 PSF NNN with annual 2.8% to 3.1% rent steps over the remainder of the lease term, which runs through December 2037.
(4)	Other Expenses includes management fees, general and administrative expenses, and repairs and maintenance.

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Environmental. The Phase I environmental assessment dated August 18, 2025 identified no evidence of any recognized environmental conditions at the Netflix HQ Property.

The Market. The Netflix HQ Property is located in Los Gatos, California, at 121 Albright Way, within the Silicon Valley and the San Jose-Sunnyvale-Santa Clara metropolitan area. The Netflix HQ Property is located off State Highway 85 on Winchester Boulevard, providing access to State Route 17 and the broader San Francisco Bay Area. The location offers proximity to major transportation corridors, being approximately five minutes from the Campbell/Winchester Light Rail and approximately 15 minutes from the San Jose Mineta International Airport. The Netflix HQ Property’s location along the 280 corridor reduces commute times compared to the more congested US 101, which is commonly used by employees of other major technology companies.

The immediate area surrounding the Netflix HQ Property consists of a mix of office, research and development, and residential uses. The Netflix HQ Property is part of the West Valley office market, which is home to the global headquarters of several major technology companies, including Netflix, Apple, eBay, and IBM. The Los Gatos/Saratoga submarket, where the Netflix HQ Property is located, is characterized by a high concentration of affluent residential neighborhoods, boutique office buildings, and a stable base of professional service and technology users. As of the second quarter of 2025, the Los Gatos/Saratoga office submarket had an overall vacancy rate of 11.2% and an average gross rent of $49.27 per square foot, compared to a 16.4% vacancy rate and $55.42 per square foot average gross rent in the broader South Bay/San Jose market. According to the appraisal, while the average rental rates in the submarket tend to trail those of the broader Silicon Valley metro, this is largely due to the area’s greater concentration of older, Class B and C office inventory. New speculative construction has been minimal due to limited available land, strict design controls, and relatively high development costs. As a result, while the location remains desirable for boutique professional users, the lack of modern Class A product has tempered rent growth relative to more supply-rich areas like Sunnyvale, Santa Clara, or Mountain View.

Los Gatos is an affluent community at the base of the Santa Cruz Mountains, known for its high quality of life, walkable downtown, and proximity to both Silicon Valley employment centers and the Santa Cruz wine country. The 2025 estimated population within a one-, three-, and five-mile radius of the Netflix HQ Property is 13,399, 152,398, and 384,180, respectively. The 2025 median household income within a three-mile radius is $185,457, and the average household income is $264,116. The area boasts a highly educated workforce, with over 67% of residents within a three-mile radius holding a college degree.

The West Valley office market has benefited from durable demand from technology tenants and limited new supply due to strict planning and architectural guidelines in Los Gatos. The submarket’s office inventory is primarily composed of smaller floor plates and high parking ratios, which have become increasingly desirable for tenants seeking a high-quality suburban work environment. Recent trends in the local office market reflect a shift toward flexible work formats and experience-oriented amenities, with well-located Class A properties like the Netflix HQ Property continuing to command competitive rents and high occupancy. The Netflix HQ Property’s location within Silicon Valley provides access to a robust talent pool, world-class universities, and a dynamic ecosystem of technology companies, venture capital firms, and startups.

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No. 4 – Netflix HQ

The following table presents certain information relating to comparable sales to the Netflix HQ Property:

Comparable Sales(1)
Name / Property Location	Year Built	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	OAR
Netflix HQ 121 Albright Way Los Gatos, CA	2015	NAP	147,949(2)	100%	(2)	$99,500,000(3)	$672.53(3)	6.00%(3)
300 Holger Way San Jose, CA	2000	Aug-25	100,224	100%		$70,000,000	$698.44	6.00%
615 & 625 North Mathilda Sunnyvale, CA	2021	Jun-25	382,484	100%		$350,000,000	$915.07	NAV
6181 South Centinela Avenue Culver City, CA	2021	Apr-25	314,959	74%		$130,000,000	$674.69	6.00%
405 Howard Street San Francisco, CA	2002	Dec-24	521,555	99%		$363,500,000	$696.95	7.00%
2220 Colorado Avenue Santa Monica, CA	1999	Oct-24	225,773	100%		$185,000,000	$819.41	6.60%
3333 Scott Boulevard Santa Clara, CA	2017	Jun-23	244,906	100%		$182,500,000	$745.18	6.08%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 6, 2025.
(3)	Represents appraised value.

The Borrower. The borrower is Wealthcap Los Gatos 121 Albright Way LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Netflix HQ Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Wealth Management Capital Holding GmbH (“Wealthcap”). Wealthcap is a Munich, Germany based investment and asset manager with approximately €9.8 billion in assets under management as of December 31, 2024, including over €6.4 billion of real estate assets under management. Wealthcap has a 40-year operating history and employs approximately 180 people. Wealthcap is a wholly owned subsidiary of UniCredit Bank GmbH.

There is no non-recourse carveout guarantor or separate environmental indemnitor for the Netflix HQ Mortgage Loan.

Property Management. The Netflix HQ Property is managed by Jones Lang LaSalle Americas, Inc., a third-party property management firm.

Escrows and Reserves. At origination, the borrower was not required to deposit any funds.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes. Such payments will be suspended as long as (i) Netflix is obligated or has elected under the lease to pay all real estate taxes directly to the appropriate taxing authority, (ii) Netflix pays all real estate taxes before delinquency, (iii) the borrower furnishes, or causes the tenant to furnish, receipts for the payment of all such amounts and (iv) no Trigger Period (as defined below) is continuing.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender. An acceptable blanket policy was in place at origination.

Replacement Reserve – On each monthly payment date during the continuation of a Reserve Period (as defined below), the borrower is required to escrow approximately $3,082 for replacement reserves.

Lockbox / Cash Management. The Netflix HQ Mortgage Loan is structured with a hard lockbox and springing cash management. Within 30 days of origination of the Netflix HQ Mortgage Loan, the borrower is required to establish a lockbox account and all rents from the Netflix HQ Property are required to be deposited directly to the lockbox account and, so long as a Trigger Period is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on a daily basis. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are

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required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Netflix HQ Mortgage Loan documents.

A “Trigger Period” means a period (A) commencing on the earliest of (i) an event of default, (ii) from and after the date that Netflix is no longer leasing 100% of the Netflix HQ Property, a net cash flow debt service coverage ratio (“NCF DSCR”) of less than 1.20x, (iii) if a manager is an affiliate of the borrower and such manager is adjudicated a bankrupt or insolvent, files a petition for bankruptcy or insolvency, or any similar proceeding against the manager is instituted, (iv) the occurrence of a Lease Sweep Period (as defined below) or (v) if a receiver, liquidator or trustee is appointed for the borrower, or if the borrower is adjudicated a bankrupt or insolvent, files a petition for bankruptcy or insolvency, or any similar proceeding against the borrower is instituted; and (B) expiring upon with regard to (v) clause (i), the cure of such event of default, (w) clause (ii), the date that the NCF DSCR is greater than or equal to 1.25x for two consecutive calculation dates, (x) clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender, (y) clause (iv), the occurrence of a Lease Sweep Period Cure (as defined below) or (z) clause (v), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower or any affiliate thereof solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 60 days of such filing.

A “Reserve Period” will be continuing at any time that (i) the Netflix lease is not in effect or (ii) a Lease Sweep Period is continuing.

A “Lease Sweep Period” means the period commencing upon the first monthly payment date following:

(a)	the earlier to occur of (i) the date that is 12 months prior to the expiration of the Netflix lease (or any replacement lease) (the “Lease Sweep Lease”) and (ii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (unless Netflix or the tenant under a replacement lease has previously exercised its renewal or extension rights under its lease or its lease is otherwise renewed or extended on terms acceptable to the lender prior to such a date);

(b)	the date that the Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or the receipt by the borrower or manager of notice from the Lease Sweep Lease tenant of its intent to surrender, cancel or terminate the lease;

(c)	the date that Lease Sweep Lease tenant has ceased operating its business at the Netflix HQ Property (i.e., “goes dark”) in 50% or more of the space demised by its lease for a period in excess of 90 days without the intent of re-occupying the space;

(d)	any monetary default or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; and/or

(e)	the occurrence of a Lease Sweep Lease tenant party insolvency proceeding.

A “Lease Sweep Period Cure” means, with respect to a Lease Sweep Period caused by a matter described in:

(1)	clause (a), (b) and (c) above, the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases, and, in the lender’s commercially reasonable judgement, sufficient funds have been accumulated in the lease sweep account to cover all anticipated leasing expenses;

(2)	clause (a) above, the date on which the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in the lender’s commercially reasonable judgement, sufficient funds have been accumulated to cover all anticipated leasing expenses;

(3)	clause (c) above, the date on which the applicable Lease Sweep Lease tenant resumes occupancy of more than 50% of its Lease Sweep Lease space and continues such occupancy for a consecutive 30 day period;

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(4)	clause (d) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of three consecutive months;

(5)	clause (e) above, the date on which the Lease Sweep Lease tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty thereof (if applicable), has been affirmed or assumed, without modification; and/or

(6)	clause (a), (b), (c), (d) and (e) above, the date on which the amount of lease sweep funds on deposit in the lease sweep account (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the lease sweep deposit amount applicable to such Lease Sweep Lease space.

Subordinate and Mezzanine Debt. None.

Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$49,000,000	Title:	Fee
Cut-off Date Principal Balance:	$49,000,000	Property Type – Subtype(3):	Various – Various
% of Pool by IPB:	5.9%	Net Rentable Area (Units):	209
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Fred Ohebshalom	Occupancy:	92.8%
Interest Rate:	6.29000%	Occupancy Date:	9/2/2025
Note Date:	10/8/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$3,627,066 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,140,520 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,452,801 (TTM 7/31/2025)
Original Amortization:	None	UW Economic Occupancy:	90.3%
Amortization Type:	Interest Only	UW Revenues:	$9,084,393
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$4,474,701
Lockbox / Cash Management:	Springing	UW NOI:	$4,609,692
Additional Debt:	No	UW NCF:	$4,531,940
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$86,200,000 / $412,440
Additional Debt Type:	N/A	Appraisal Date(5):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$234,450
Taxes:	$1,107,548	$210,961	N/A	Maturity Date Loan / Unit:	$234,450
Insurance:	$138,832	$26,444	N/A	Cut-off Date LTV:	56.8%
Replacement Reserves:	$0	$4,586	N/A	Maturity Date LTV:	56.8%
TI/LC:	$0	$1,548	N/A	UW NCF DSCR:	1.45x
Deferred Maintenance:	$24,258	$0	N/A	UW NOI Debt Yield:	9.4%
Property Violations Reserve:	$77,550	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$49,000,000	100.0%	Loan Payoff	$34,592,675	70.6%
			Return of Equity	10,471,469	21.4
			Closing Costs(6)	2,587,669	5.3
			Upfront Reserves	1,348,187	2.7
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%
(1)	See “The Borrowers” below.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	See “Portfolio Summary” below.
(4)	4th Most Recent NOI is not available because the lender did not include 2022 financial information in the analysis.
(5)	Individual appraisals were completed on various dates between September 2, 2025 and September 4, 2025.
(6)	Closing Costs include an interest rate buydown of $980,000.

The Loan. The Red Rock Portfolio mortgage loan (the “Red Rock Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in a six property portfolio consisting of 209 multifamily units and 18,576 square feet of ground floor retail space located in New York, New York (each, individually, a “Red Rock Portfolio Property” and, collectively, the “Red Rock Portfolio Properties”). The Red Rock Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.29000% per annum on an Actual/360 basis.

The Properties. The Red Rock Portfolio Properties are comprised of six multifamily and mixed-use properties in 10 buildings, containing 209 residential units and 18,576 square feet of commercial space located in New York. The Red Rock Portfolio Properties are located within five miles of each other within the Murray Hill, Gramercy, Midtown East, Midtown West, Upper East Side and Upper West Side neighborhoods of New York. As of September 2, 2025, the multifamily

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component of the Red Rock Portfolio Properties was 92.8% occupied and the retail component was 100.0% occupied. The multifamily component of the Red Rock Portfolio Properties are comprised, in the aggregate, of 140 fair market units, 58 rent-stabilized units (not including the non-revenue superintendent units), six rent-controlled units and five superintendent units (three of which are rent-stabilized units). Since 2022, the borrowers have invested $891,500 in capital improvements for the Red Rock Portfolio Properties.

The following table presents certain information relating to the Red Rock Portfolio Properties:

Portfolio Summary
Property Name	Property Type / Subtype(1)	Year Built / Renovated(1)	No. of Units(2)(3)(4)	Occ.%(2)(3)(4)	Allocated Cut-Off Date Loan Balance ("ALA")	% of ALA	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
200 East 26th Street	Mixed Use / Multifamily / Retail	1920 / 1988	45	80.00%	$10,950,000	22.30%	$23,600,000	$1,224,718	26.60%
210 East 38th Street	Multifamily / Mid Rise	1920 / NAP	40	95.00%	$8,500,000	17.30%	$14,100,000	$765,820	16.60%
210-216 West 79th Street	Mixed Use / Multifamily / Retail	1894 / 1962, 2016	25	100.00%	$8,450,000	17.20%	$13,300,000	$765,311	16.60%
401 West 48th Street/701-703 9th Avenue	Mixed Use / Multifamily / Retail	1910, 1920 / 1989	29	96.60%	$8,200,000	16.70%	$12,500,000	$712,421	15.50%
328-330 East 52nd Street	Multifamily / Mid Rise	1901, 1927 / 1987	49	95.90%	$7,900,000	16.10%	$13,800,000	$711,866	15.40%
115 East 72nd Street	Mixed Use / Multifamily / Retail	1934 / NAP	21	95.20%	$5,000,000	10.20%	$8,900,000	$429,557	9.30%
Total / Wtd. Avg			209	92.80%	$49,000,000	100.00%	$86,200,000	$4,609,692	100.00%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated September 2, 2025.
(3)	No. of Units and Occ. % represents residential units.
(4)	The Red Rock Portfolio Properties also include 18,576 square feet of commercial space.

200 East 26th Street. The 200 East 26th Street property is a 45-unit mid-rise multifamily mixed-use property located within the Gramercy Park neighborhood of Manhattan (the “200 East 26th Street Property”). Built in 1920 and renovated in 1988, the 200 East 26th Street Property consists of one five-story building comprised of 18 studio units, 22 one-bedroom units and five two-bedroom units, of which seven units are rent-stabilized (which includes one non-revenue superintendent unit) and three units are rent-controlled. Unit amenities include laminate countertops, white or wooden cabinets and stainless-steel appliances. Community amenities include a laundry room. As of September 2, 2025, the multifamily component of the 200 East 26th Street Property was 80.0% leased. Additionally, the 200 East 26th Street Property includes 3,900 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by five tenants.

210 East 38th Street. The 210 East 38th Street property is a 40-unit mid-rise multifamily property located within the Murray Hill neighborhood of Manhattan (the “210 East 38th Street Property”). Built in 1920, the 210 East 38th Street Property consists of one five-story building comprised of 20 studio units, 13 one-bedroom units and seven two-bedroom units, of which ten are rent-stabilized (which includes one non-revenue superintendent unit). Unit amenities include either ceramic tile or luxury vinyl plank flooring, granite countertops, white or wooden cabinets and stainless-steel or standard appliances. Community amenities include a laundry room. As of September 2, 2025, the multifamily component of the 210 East 38th Street Property was 95.0% leased. Additionally, the 210 East 38th Street Property receives rent from an antenna lease.

210-216 West 79th Street. The 210-216 West 79th Street property is a 25-unit mid-rise multifamily mixed-use development located within the Upper West Side neighborhood of Manhattan (the “210-216 West 79th Street Property”). Built in 1894 and renovated in 1962 and 2016, the 210-216 West 79th Street Property consists of three contiguous four- to five-story buildings comprised of nine studio units, 14 one-bedroom units, one two-bedroom unit and one three-bedroom unit, of which eight units are rent-stabilized. Unit amenities include either ceramic tile or hardwood flooring, laminate or marble countertops, wooden cabinets and stainless-steel or standard appliances. As of September 2, 2025, the multifamily

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component of the 210-216 West 79th Street Property was 100.0% leased. Additionally, the 210-216 West 79th Street Property includes 7,850 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by five tenants.

401 West 48th Street/701-703 9th Avenue. The 401 West 48th Street/701-703 9th Avenue property is a 29-unit mid-rise multifamily mixed-use development located within the Hell’s Kitchen neighborhood of Midtown West in Manhattan (the “401 West 48th Street/701-703 9th Avenue Property”). Built in 1910 and 1920 and renovated in 1989, the 401 West 48th Street/701-703 9th Avenue Property consists of two adjacent, five-story buildings comprised of one studio unit, 11 one-bedroom units, 12 two-bedroom units and five three-bedroom units, of which 14 units are rent-stabilized (which includes one non-revenue superintendent unit) and one unit is rent-controlled. Unit amenities include tile flooring, laminate or marble countertops and stainless-steel or white appliances. As of September 2, 2025, the multifamily component of the 401 West 48th Street/701-703 9th Avenue Property was 96.6% leased. Additionally, the 401 West 48th Street/701-703 9th Avenue Property includes 4,875 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by two tenants.

328-330 East 52nd Street. The 328-330 East 52nd Street property is a 49-unit mid-rise multifamily property located within the Midtown East neighborhood of Manhattan (the “328-330 East 52nd Street Property”). Built in 1901 and 1927 and renovated in 1987, the 328-330 East 52nd Street Property consists of one four-story building, one six-story building and a 22 square foot vacant parcel of land. The 328-330 East 52nd Street Property is comprised of eight studio units, 28 one-bedroom units, 10 two-bedroom units, two three-bedroom units and one five-bedroom unit, of which 14 units are rent-stabilized, two units are rent-controlled and one unit is a non-revenue superintendent unit. Unit amenities include ceramic tile flooring, granite countertops, wooden or custom cabinetry and stainless-steel appliances. Community amenities include a laundry room. As of September 2, 2025, the 328-330 East 52nd Street Property was 95.9% leased.

115 East 72nd Street. The 115 East 72nd Street property is a 21-unit mid-rise multifamily mixed-use property located within the Upper East Side neighborhood of Manhattan (the “115 East 72nd Street Property”). Built in 1934, the 115 East 72nd Street Property consists of one six-story building comprised of five studio units, 15 one-bedroom units and one two-bedroom unit, of which eight units are rent-stabilized and one unit is a non-revenue superintendent unit. Unit amenities include marble tile or hardwood flooring, stone or marble countertops, custom cabinetry and stainless-steel appliances. Community amenities include a laundry room. As of September 2, 2025, the multifamily component of the 115 East 72nd Street Property was 95.2% leased. Additionally, the 115 East 72nd Street Property includes 1,950 square feet of ground floor retail space, which as of September 2, 2025, was 100.0% occupied by two tenants.

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The following table presents detailed information with respect to the unit mix at the Red Rock Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
200 East 26th Street
Studio-Market	12	26.7%	11	91.7%	730	$3,468	$3,500
Studio-Stabilized	5	11.1%	0	0.0%	960	$0	$3,500
Studio-Controlled	1	2.2%	0	0.0%	500	$0	$3,500
1 BR-Market	18	40.0%	18	100.0%	845	$4,661	$4,750
1 BR-Controlled	2	4.4%	0	0.0%	960	$0	$4,750
1 BR-Super(3)	1	2.2%	1	100.0%	730	$0	$4,750
1 BR-Stabilized	1	2.2%	1	100.0%	960	$1,120	$4,750
2 BR-Market Rate	5	11.1%	5	100.0%	960	$4,880	$5,250
Property Total / Wtd Avg.	45	100.0%	36	80.0%	837	$4,099	$4,306
210 East 38th Street
Studio-Market	15	37.5%	14	93.3%	400	$2,793	$3,000
Studio-Stabilized	5	12.5%	5	100.0%	400	$1,280	$3,000
1 BR-Market	8	20.0%	8	100.0%	550	$4,163	$4,100
1 BR-Stabilized	4	10.0%	4	100.0%	550	$1,897	$4,100
1 BR-Super(3)	1	2.5%	1	100.0%	550	$0	$4,100
2 BR-Market	7	17.5%	6	85.7%	700	$4,372	$4,500
Property Total / Wtd Avg.	40	100.0%	38	95.0%	501	$2,964	$3,620
210-216 West 79th Street
Studio-Market	6	24.0%	6	100.0%	300	$2,930	$2,900
Studio-Stabilized	3	12.0%	3	100.0%	300	$1,455	$2,900
1 BR-Market	10	40.0%	10	100.0%	400	$3,193	$3,250
1 BR-Stabilized	4	16.0%	4	100.0%	400	$1,595	$3,250
2 BR-Market	1	4.0%	1	100.0%	500	$3,495	$4,000
3 BR-Stabilized	1	4.0%	1	100.0%	600	$5,715	$5,750
Property Total / Wtd Avg.	25	100.0%	25	100.0%	376	$2,779	$3,254
401 West 48th Street / 701-703 9th Avenue
Studio-Market	1	3.4%	1	100.0%	330	$2,850	$2,850
1 BR-Market	8	27.6%	8	100.0%	480	$3,076	$3,075
1 BR-Stabilized	2	6.9%	2	100.0%	480	$1,253	$3,075
1 BR-Super(3)	1	3.4%	1	100.0%	480	$0	$3,075
2 BR-Stabilized	8	27.6%	8	100.0%	630	$977	$3,900
2 BR-Market	3	10.3%	3	100.0%	630	$3,695	$3,900
2 BR-Controlled	1	3.4%	1	100.0%	630	$69	$3,900
3 BR-Stabilized	3	10.3%	3	100.0%	780	$1,322	$4,400
3 BR-Market	2	6.9%	1	50.0%	780	$4,595	$4,400
Property Total / Wtd Avg.	29	100.0%	28	96.6%	589	$2,053	$3,637
328-330 East 52nd Street
Studio-Market	7	14.3%	7	100.0%	350	$2,776	$3,000
Studio-Stabilized	1	2.0%	1	100.0%	350	$2,750	$3,000
1 BR-Market	16	32.7%	15	93.8%	550	$3,048	$3,500
1 BR-Stabilized	11	22.4%	10	90.9%	550	$2,126	$3,500
1 BR-Controlled	1	2.0%	1	100.0%	550	$1,073	$3,500
2 BR-Market	8	16.3%	8	100.0%	800	$3,277	$4,000
2 BR-Controlled	1	2.0%	1	100.0%	800	$1,599	$4,000
2 BR-Stabilized	1	2.0%	1	100.0%	800	$5,030	$4,000
3 BR-Market	1	2.0%	1	100.0%	1,000	$5,000	$5,000
3 BR-Stabilized	1	2.0%	1	100.0%	1,000	$3,993	$5,000
5 BR-Super	1	2.0%	1	100.0%	1,500	$0	$5,750
Property Total / Wtd Avg.	49	100.0%	47	95.9%	606	$2,810	$3,628

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Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit
115 East 72nd Street
Studio-Market	4	19.0%	4	100.0%	600	$3,128	$3,200
Studio-Stabilized	1	4.8%	1	100.0%	600	$1,560	$3,200
1 BR-Market	8	38.1%	7	87.5%	800	$4,306	$4,500
1 BR-Stabilized	7	33.3%	7	100.0%	800	$2,102	$4,500
2 BR-Super	1	4.8%	1	100.0%	1,000	$0	$5,250
Property Total / Wtd Avg.	21	100.0%	20	95.2%	762	$2,946	$4,226
Portfolio Total / Wtd Avg.	209	100.0%	194	92.8%	622	$2,980	$3,789
(1)	Based on the underwritten rent roll dated September 2, 2025.
(2)	Average Monthly Rent Per Unit is based on occupied units and excludes the non-revenue superintendent units.
(3)	The non-revenue superintendent unit is rent-stabilized.

Environmental. According to the Phase I environmental assessments dated September 10, 2025 through September 12, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Red Rock Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Red Rock Portfolio Properties:

	Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
89.3%	91.7%	94.5%	92.8%
(1)	Historical Occupancies are based on December 31 of each respective year unless otherwise specified.
(2)	Current occupancy is as of September 2, 2025.

The following table presents certain information relating to the major tenants at the Red Rock Portfolio Properties (Retail Component):

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
PJJK Restaurant Corp	NR/NR/NR	4,100	22.1%	$86.34	$354,000	15.7%	7/31/2031
701 Restaurant LLC.(Monk)	NR/NR/NR	3,675	19.8%	$143.67	$528,000	23.4%	3/31/2031
355 Urban Window Treatments, Inc	NR/NR/NR	1,500	8.1%	$98.35	$147,528	6.5%	1/31/2028
All Seasons Beauty Spa Inc.	NR/NR/NR	1,400	7.5%	$125.18	$175,257	7.8%	11/30/2028
Gary Tracy Optometrist	NR/NR/NR	1,350	7.3%	$95.56	$129,000	5.7%	2/28/2026
Major Tenants		12,025	64.7%	$110.92	$1,333,785	59.1%
Other Tenants		6,551	35.3%	$140.83	$922,586	40.9%
Occupied Collateral Total		18,576	100.0%	$121.47	$2,256,371	100.0%
Vacant Space		0	0.0%
Collateral Total		18,576	100.0%

(1)	Based on the underwritten rent roll as of September 2, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $67,746 through September 2026.

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The following table presents certain information relating to the retail tenant lease rollover schedule at the Red Rock Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	1	750	4.0%	$117,600	5.2%	750	4.0%	$117,600	5.2%
2026	3	3,100	16.7%	$354,790	15.7%	3,850	20.7%	$472,390	20.9%
2027	5	3,300	17.8%	$404,916	17.9%	7,150	38.5%	$877,306	38.9%
2028	2	2,900	15.6%	$322,785	14.3%	10,050	54.1%	$1,200,091	53.2%
2029	0	0	0.0%	$0	0.0%	10,050	54.1%	$1,200,091	53.2%
2030(3)	1	1	0.0%	$46,972	2.1%	10,051	54.1%	$1,247,063	55.3%
2031	2	7,775	41.9%	$882,000	39.1%	17,826	96.0%	$2,129,063	94.4%
2032	0	0	0.0%	$0	0.0%	17,826	96.0%	$2,129,063	94.4%
2033	0	0	0.0%	$0	0.0%	17,826	96.0%	$2,129,063	94.4%
2034	1	750	4.0%	$127,308	5.6%	18,576	100.0%	$2,256,371	100.0%
2035	0	0	0.0%	$0	0.0%	18,576	100.0%	$2,256,371	100.0%
2036	0	0	0.0%	$0	0.0%	18,576	100.0%	$2,256,371	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	18,576	100.0%	$2,256,371	100.0%
Total	15	18,576	100.0%	$2,256,371	100.0%
(1)	Based on the underwritten rent roll as of September 2, 2025. Reflects only the retail tenants.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $67,746 through September 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	2030 includes one antenna lease.

The following table presents certain information relating to the operating history and underwritten cash flows of the Red Rock Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM(2)	Underwritten	Per Unit(3)	%(4)
Rents In-Place - Residential	$6,227,080	$6,545,016	$6,751,391	$6,937,495	$33,194	69.1%
Rents In-Place - Retail(5)	$2,026,630	$2,095,315	$2,110,181	$2,188,625	$10,472	21.8
Rent Steps(6)	$0	$0	$0	$67,746	$324	0.7
Vacancy Gross Up	$0	$0	$0	$688,800	$3,296	6.9
Gross Potential Rent	$8,253,710	$8,640,331	$8,861,572	$9,882,665	$47,285	98.4%
Other Income(7)	$155,226	$147,474	$155,933	$155,933	$746	1.6
Net Rental Income	$8,408,936	$8,787,805	$9,017,505	$10,038,598	$48,032	100.0%
(Vacancy/Credit Loss)	($234,566)	($123,923)	($126,649)	($954,205)	($4,566)	(9.5)
Effective Gross Income	$8,174,370	$8,663,882	$8,890,856	$9,084,393	$43,466	90.5%
Total Expenses	$4,547,304	$4,523,362	$4,438,055	$4,474,701	$21,410	49.3
Net Operating Income	$3,627,066	$4,140,520	$4,452,801	$4,609,692	$22,056	50.7%
TI/LC	$0	$0	$0	$18,576	$89	0.2
Replacement Reserve	$0	$0	$0	$59,176	$283	0.7
Net Cash Flow	$3,627,066	$4,140,520	$4,452,801	$4,531,940	$21,684	49.9%
(1)	Based on the underwritten rent roll as of September 2, 2025.
(2)	TTM column represents the trailing 12 months ending July 31, 2025.
(3)	Per Unit column is based on 209 multifamily units.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Rents In-Place – Retail includes antenna lease revenue.
(6)	Rent Steps include rent steps totaling $67,746 through September 2026.
(7)	Other Income includes late fees, water charges, pet fees and miscellaneous fees.

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No. 5 – Red Rock Portfolio

The Markets.

200 East 26th Street. The 200 East 26th Street Property is located within the Gramercy Park neighborhood. The neighborhood is well located, surrounded by other neighborhoods such as the Flatiron District, Union Square and East Village. The housing in Gramercy Park consists of a mix of residential buildings, including pre-war townhouses and luxury high-rise apartments. The Gramercy Park neighborhood is known for its historic architecture and well-preserved buildings and features a variety of shops, restaurants, cafes and boutiques, offering a mix of local and national tenants. Nearby parks include Union Square Park and Stuyvesant Square Park.

According to the appraisal, the 200 East 26th Street Property is located in the Murray Hill/Kips Bay multifamily submarket. According to the appraisal, as of the second quarter of 2025, the Murray Hill/Kips Bay multifamily submarket reported 19,694 units, with an average occupancy of 94.5% and asking rental rate of $5,227 per unit. According to the appraisal, the 200 East 26th Street Property is located in the Gramercy Park retail submarket. As of the second quarter of 2025, the Gramercy Park retail submarket had reported inventory of approximately 1.4 million square feet with a vacancy rate of 3.9% and asking rents of $144.89 per square foot.

210 East 38th Street. The 210 East 38th Street Property is located within the Murray Hill neighborhood in the Midtown section of Manhattan and is bordered to the east by the East River, Kips Bay to the south, Midtown Manhattan to the west and Turtle Bay to the north. Murray Hill is largely a residential neighborhood but has office, retail and hotels along its corridors and side streets. Apartments are a mix of pre-war brownstones and townhouses and modern residential towers.

According to the appraisal, the 210 East 38th Street Property is located in the Murray Hill/Kips Bay multifamily submarket. As of the second quarter of 2025, the Murray Hill/Kips Bay multifamily submarket reported 19,694 units, with an average occupancy of 94.5% and asking rental rate of $5,227 per unit.

210-216 West 79th Street. The 210-216 West 79th Street Property is located within the Upper West Side neighborhood. The Upper West Side is bounded by Central Park on the east, the Hudson River on the west, West 59th Street to the south and West 110th Street to the north. The Upper West Side is adjacent to the neighborhoods of Hell's Kitchen to the south, Columbus Circle to the southeast and Morningside Heights to the north. The Upper West Side is considered one of Manhattan's cultural and intellectual hubs, with Columbia University and Barnard College located just to the north of the neighborhood, the American Museum of Natural History located near its center and Lincoln Center for the Performing Arts in its southern section. The Upper West Side is primarily residential and is home to pre-war cooperative and condominium facilities, brownstones and recently constructed luxury high-rise condominium and rental apartment buildings.

The 210-216 West 79th Street Property is located in the Upper West Side multifamily submarket. According to the appraisal, as of the second quarter of 2025, the Upper West Side multifamily submarket reported inventory of 58,475 units with an average occupancy of 97.1% and asking rents of $5,314 per unit. According to the appraisal, the 210-216 West 79th Street Property is located in the Upper West Side retail submarket. As of the second quarter of 2025, the Upper West Side retail submarket reported inventory of approximately 1.6 million square feet with a vacancy rate of 1.7% and asking rents of $177.71 per square foot.

401 West 48th Street/701-703 9th Avenue. The 401 West 48th Street/701-703 9th Avenue Property is located within the Hell’s Kitchen neighborhood on the west side of Midtown Manhattan. Hell’s Kitchen hosts a wide range of businesses, including restaurants, bars, theaters and larger corporations. The neighborhood offers a mix of housing options, including pre-war walk-up buildings, modern high-rises and luxury condominiums and features a variety of commercial retailers, including grocery stores, boutiques and specialty shops.

According to the appraisal, the 401 West 48th Street/701-703 9th Avenue Property is located in the Midtown West multifamily submarket. As of the second quarter of 2025, the Midtown West multifamily submarket reported inventory of 33,870 units with an average occupancy of 96.9% and asking rents of $4,861 per unit. According to the appraisal, the 401 West 48th Street/701-703 9th Avenue Property is located in the Times Square retail submarket. As of the second quarter of 2025, the Times Square retail submarket reported inventory of approximately 3.3 million square feet with a vacancy rate of 5.8% and asking rents of $292.78 per square foot.

328-330 East 52nd Street. The 328-330 East 52nd Street Property is located within the Midtown East neighborhood. The economy and labor market in Midtown East feature numerous corporate headquarters, financial institutions, law firms and

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No. 5 – Red Rock Portfolio

media companies. Some of the larger employers in the area include JPMorgan Chase, Citigroup and IBM. The neighborhood is home to a range of retailers and businesses, including both local and national tenants. Major shopping destinations include Fifth Avenue and Madison Avenue, which feature upscale retailers and flagship stores. The Midtown East neighborhood is also home to the Museum of Modern Art (MoMA) and the Frick Collection museum.

According to the appraisal, the 328-330 E 52nd Street Property is located in the Midtown East multifamily submarket. As of the second quarter of 2025, the Midtown East multifamily submarket reported inventory of 15,311 units with an average occupancy of 97.7% and asking rents of $4,948 per unit.

115 East 72nd Street. The 115 East 72nd Street Property is located within the Upper East Side, a neighborhood in the New York City borough of Manhattan. The Upper East Side boundaries are often referred to as Central Park/Fifth Avenue, 59th Street, the East River and 96th Street. The area incorporates several smaller neighborhoods, including Lenox Hill, Carnegie Hill and Yorkville. The Upper East Side is recognized as one of the city’s most affluent residential neighborhoods and one of the most densely populated areas in the nation. Encompassing two square miles, the Upper East Side area is improved with a mixture of luxury high-rise residential (both rental and cooperative/condominium buildings), pre-war elevatored and walk-up residential buildings and single and multifamily townhouses.

According to the appraisal, the 115 East 72nd Street Property is located in the Upper East Side multifamily submarket. As of the second quarter of 2025, the Upper East Side multifamily submarket reported inventory of 58,406 units with an average occupancy of 98.1% and asking rents of $4,584 per unit. According to the appraisal, the 115 East 72nd Street Property is located in the Upper East Side retail submarket. As of the second quarter of 2025, the Upper East Side retail submarket reported inventory of approximately 2.4 million square feet with a vacancy rate of 5.5% and asking rents of $109.67 per square foot.

The Borrowers. The borrowers are Redrock Manager Realty LLC, Redrock Manager AT LLC, Redrock Manager FO LLC, Redrock Manager SAT LLC, Redrock Manager STT LLC, Redrock Manager T2 LLC, Redrock Manager T3 LLC, and Redrock Manager T4 LLC, as tenants in common, each a single purpose Delaware limited liability company, with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Red Rock Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Red Rock Portfolio Mortgage Loan is Fred Ohebshalom. Fred Ohebshalom is the founder and chief executive officer of Empire Management. He launched the company in 1975 with the acquisition of a multifamily rental building in Queens. Empire Management serves as the real estate holdings and operating arm of the Ohebshalom family office. Under Mr. Ohebshalom’s leadership, Empire Management has grown to employ over 50 professionals and manages a diverse portfolio that includes multifamily, office, retail, industrial, and hospitality assets. Over the course of his career, Mr. Ohebshalom has owned, operated, and developed more than 4,000 multifamily units and over one million square feet of commercial space. Mr. Ohebshalom currently owns and manages over 27 properties with a portfolio ownership value of approximately $140.2 million.

Property Management. The Red Rock Portfolio Properties are managed by Fairline Associates LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit approximately (i) $1,107,548 into a real estate tax reserve, (ii) $138,832 into an insurance reserve, (iii) $24,258 into a deferred maintenance reserve and (iv) $77,550 into a property violations reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $210,961 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $26,444 per month).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $4,586 for replacement reserves ($263 per unit on an annual basis).

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $1,548 for rollover reserves.

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Lockbox / Cash Management. The Red Rock Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Trigger Event (as defined below), (i) the borrowers are required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrowers or the property manager are required to deliver a notice to each tenant at the Red Rock Portfolio Properties that is under a Major Lease (as defined below) directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrowers or any agent of the borrowers are required to deposit any such amounts received into the lockbox account within two business days of receipt. During the continuance of a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Red Rock Portfolio Mortgage Loan documents. Pursuant to the Red Rock Portfolio Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Red Rock Portfolio Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrowers and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

“Major Lease” means any lease that (a) together with all other leases to the same tenant and to all affiliates of such tenant, covers more than one apartment unit at the Red Rock Portfolio Properties, in the aggregate, (b) any non-residential lease pursuant to which a minimum of 7,500 square feet has been demised, (c) is with an affiliate of the borrower or (d) any instrument guaranteeing or providing credit support for any lease identified in clauses (a), (b) and/or (c) above.

A “Cash Management Trigger Event” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the borrowers second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below) and will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service for six consecutive payment dates, (c) with respect to clause (iii) above, when such bankruptcy action has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrowers and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrowers have replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters or the borrower has satisfied the Cash Collateral Cure Conditions (as defined below).

A “Cash Management DSCR Trigger Event” will occur based on the trailing twelve-month period immediately preceding the date of determination, is less than 1.10x, provided, however, no Cash Management DSCR Trigger Event will be deemed to exist during any period that the Cash Collateral Cure Conditions are satisfied.

A “Cash Sweep Event” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the bankruptcy action of the borrowers, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below) and will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrowers have replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service ratio, based on the trailing twelve-month period immediately preceding the date of determination, is less than 1.10x or the borrower has satisfied the Cash Collateral Cure Conditions.

“Cash Collateral Cure Conditions” will commence upon the satisfaction of the following: the borrowers have deposited cash into an eligible account with the lender (the “Collateral Account”) or have delivered to the lender a letter of credit that will serve as additional collateral for the Red Rock Portfolio Mortgage Loan, in each case, in an amount as determined by the lender, that would be sufficient to cause the debt service coverage ratio to be equal to or greater than 1.15x (the “DSCR Condition”). Thereafter, if the lender determines (in its reasonable discretion) that the amount on deposit in the Collateral Account or the amount of the letter of credit (as applicable), is insufficient to satisfy the DSCR Condition, then the borrowers

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will be required to deposit additional cash collateral or increase the amount of the letter of credit, as applicable, by such amount necessary that the amount on deposit in the Collateral Account (or the amount of the letter of credit (as applicable)) is sufficient to satisfy the DSCR Condition; provided that if the borrowers elect not to deposit such additional amounts (or increase the amount of the letter of credit) as required by the lender, a Cash Sweep Event period will immediately commence and all collateral previously deposited with or delivered to the lender to satisfy the Collateral Cure Conditions will be retained by lender as additional collateral for the Red Rock Portfolio Mortgage Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. From and after October 8, 2026 and prior to April 6, 2030, the borrowers may obtain a release of any individual property from the lien of the mortgage (the “Release Property”) subject to the satisfaction of certain conditions including, but not limited to (i) the borrowers make a partial prepayment of the principal amount of the Red Rock Portfolio Mortgage Loan in an amount equal to the applicable Release Price (as defined below) together with the applicable yield maintenance premium, (ii) no event of default has occurred and is continuing, (iii) the debt service coverage ratio after such release is not less than the greater of (a) 1.46x and (b) the debt service coverage ratio as of the date immediately preceding such release, (iv) the loan to value ratio after the release is not greater than 56.8% and (v) receipt of rating agency confirmation. “Release Price” means, (i) with respect to any partial prepayment in connection with the release of the 200 East 26th Street Property, 105% of the allocated loan amount for such individual property and (ii) with respect to any prepayment in connection with the release of any other individual property, 125% of the allocated loan amount for such individual property.

Ground Lease. None.

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No. 6 – The Garden City Hotel

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No. 6 – The Garden City Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,500,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	5.2%	Net Rentable Area (Rooms):	269
Loan Purpose:	Refinance	Location:	Garden City, NY
Borrowers:	Fortuna DE LI LLC and MM DE Hotel Management LLC	Year Built / Renovated:	1983 / 2025
Borrower Sponsor:	Morris Moinian	Occupancy / ADR / RevPAR:	77.8% / $290.76 / $226.18
Interest Rate:	6.99000%	Occupancy / ADR / RevPAR Date:	9/30/2025
Note Date:	10/23/2025	4th Most Recent NOI (As of):	$7,222,167 (12/31/2022)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$6,706,923 (12/31/2023)
Interest-only Term:	60 months	2nd Most Recent NOI (As of):	$7,967,883 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$8,968,859 (TTM 9/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.8% / $290.76 / $226.18
Amortization Type:	Interest Only	UW Revenues:	$37,399,955
Call Protection(2):	L(24),YM1(30),O(6)	UW Expenses:	$28,291,653
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,108,302
Additional Debt(1):	Yes	UW NCF:	$7,624,935
Additional Debt Balance(1):	$18,000,000	Appraised Value / Per Room:	$100,000,000 / $371,747
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/5/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$228,625
Taxes:	$128,154	$128,154	N/A	Maturity Date Loan / Room:	$228,625
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
FF&E Reserves:	$0	$74,455	N/A	Maturity Date LTV:	61.5%
				UW NCF DSCR:	1.75x
				UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,500,000	100.0%	Loan Payoff	$58,788,258	95.6%
			Closing Costs	1,520,674	2.5
			Sponsor Equity	1,062,914	1.7
			Upfront Reserves	128,154	0.2
Total Sources	$61,500,000	100.0%	Total Uses	$61,500,000	100.0%
(1)	The Garden City Hotel Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $61.5 million (“The Garden City Hotel Whole Loan”). The Financial Information in the chart above reflects The Garden City Hotel Whole Loan.
(2)	Prepayment of The Garden City Hotel Whole Loan, together with, if prior to the monthly payment date that is 5 months prior to the stated maturity date, a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Garden City Hotel Whole Loan to be securitized and (b) October 23, 2029. The assumed lockout period of 24 payments is based on the anticipated BBCMS 2025-5C38 securitization closing date in November 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Garden City Hotel mortgage loan (“The Garden City Hotel Mortgage Loan”) is part of The Garden City Hotel Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $61,500,000 and is secured by the borrowers’ fee and operating leasehold interests in a 269-room, full-service hotel located in Garden City, New York (“The Garden City Hotel Property”). The Garden City Hotel Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.99000% per annum on an Actual/360 basis. The Garden City Hotel Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $43,500,000.

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The table below identifies the promissory notes that comprise The Garden City Hotel Whole Loan. The relationship between the holders of The Garden City Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Garden City Hotel Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$43,500,000	$43,500,000	BBCMS 2025-5C38	Yes
A-2	$18,000,000	$18,000,000	CREFI(1)	No
Whole Loan	$61,500,000	$61,500,000
(1)	Expected to be contributed to one or more future securitization(s) or otherwise transferred.

The Property. The Garden City Hotel Property is a 269-room, full-service, non-union, independent hotel located in Garden City, New York, approximately 23 miles east of Manhattan. The Garden City Hotel was originally built in 1874, and has gone through four different iterations since then, with the current version (The Garden City Hotel Property) being developed in 1983. The Garden City Hotel Property is comprised of nine stories and is situated on an approximately 8.51-acre site with 427 surface parking spaces. The borrower sponsor has invested approximately $5.05 million into The Garden City Hotel Property since 2022, including an approximately $2.4 million ballroom renovation in 2025. In total, The Garden City Hotel Property features 26,501 square feet of meeting space, which includes the Grand Ballroom and Grand Salon, which have a collective capacity of approximately 850 guests and comprise 8,235 square feet of space, and the Kingsley room, which has a capacity of up to 400 guests and comprises 4,250 square feet of space.

The Garden City Hotel Property contains 175 king rooms, 78 double rooms and 16 suite/parlor rooms. Amenities at The Garden City Hotel Property include four food and beverage outlets, an indoor swimming pool, a fitness center, a spa, an outdoor patio, an executive lounge/loyalty club, and a sundries/gift shop. The food and beverage outlets at The Garden City Hotel Property include King Bar, a full-service David Burke restaurant that offers breakfast, lunch and dinner, Red Salt Room, a David Burke steakhouse specializing in dinner and private functions, Rose Room, a speakeasy-style concept bar that is open during the fall/winter seasons and a patio bar with a menu curated by David Burke and capacity for 70 guests on the patio / lawn.

The following table presents certain information relating to the September 2025 demand analysis with respect to The Garden City Hotel Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group	Contract
The Garden City Hotel	269	51.3%	28.7%	20.0%
(1)	Source: Third-party hospitality research report.

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No. 6 – The Garden City Hotel

The following table presents certain information relating to the performance of The Garden City Hotel Property:

Historical Occupancy, ADR, RevPAR
	The Garden City Hotel(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	56.3%	$234.58	$132.14	60.2%	$160.12	$96.37	93.6%	146.5%	137.1%
2022	64.8%	$266.45	$172.63	71.5%	$177.98	$127.34	90.5%	149.7%	135.6%
2023	70.6%	$268.37	$189.42	77.8%	$188.50	$146.58	90.8%	142.4%	129.2%
2024	78.8%	$275.52	$217.24	79.5%	$197.20	$156.86	99.1%	139.7%	138.5%
TTM 9/30/2025	77.8%	$290.76	$226.18	80.6%	$206.41	$166.27	96.6%	140.9%	136.0%
(1)	Occupancy, ADR and RevPAR for The Garden City Hotel Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at The Garden City Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2021-2024 includes Holiday Inn Westbury Long Island, La Quinta Inn & Suites by Wyndham Garden City, Hampton by Hilton Inn Garden City Long Island, Long Island Marriott, Allegria Hotel, and Hyatt Place Garden City. The Competitive Set for TTM 9/30/2025 includes the same hotels as years 2021-2024, except in place of the Holiday Inn Westbury Long Island, the TTM 9/30/2025 Competitive Set includes the Hilton Garden Inn Westbury.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated August 22, 2025, there was no evidence of any recognized environmental conditions at The Garden City Hotel Property.

Market. The Garden City Hotel Property is located at 45 7th Street in Garden City, New York, approximately 23 miles east of Manhattan. The Garden City Hotel Property is located across the street from the Garden City Long Island Railroad station, which provides connectivity from Long Island to Manhattan, and is approximately 13 miles from John F. Kennedy International Airport. Other demand drivers in the area include the Garden City Golf Club, Roosevelt Field Mall, Hofstra University, Nassau Coliseum, UBS Arena, Belmont Race Track, the Long Island Children's Museum, Old Westbury Gardens, and the Cradle of Aviation Museum.

The following table presents certain information relating to the primary hotel competition for The Garden City Hotel Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
The Garden City Hotel(2)	-	1983	269	77.8%	$290.76	$226.18
45 7th Street Garden City, NY
Hyatt Place Garden City	2.0 mi	2010	122	80-85%	$185-$190	$145-$150
5 North Avenue, Garden City, NY
La Quinta Inn & Suites by Wyndham Garden City	2.0 mi	1999	129	70-75%	$185-$190	$135-$140
821 Stewart Avenue, Garden City, NY
Hampton by Hilton Inn Garden City Long Island	2.0 mi	2006	143	65-70%	$190-$195	$125-$130
1 North Avenue, Garden City, NY
Holiday Inn Westbury Long Island	2.5 mi	1973	152	70-75%	$200-$205	$145-$150
369 Old Country Road, Carle Place, NY
Long Island Marriott	2.8 mi	1982	575	80-85%	$200-$205	$160-$165
101 James Doolittle Boulevard, Uniondale, NY
Allegria Hotel	9.8 mi	2009	156	90-95%	$180-$185	$165-$170
80 West Broadway, Long Beach, NY
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Garden City Hotel Property metrics are based on the underwriting as of September 30, 2025.

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Annex A-3	BBCMS 2025-5C38
No. 6 – The Garden City Hotel

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of The Garden City Hotel Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	TTM 9/30/2025	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	56.3%	64.8%	70.6%	78.8%	77.8%	77.8%
ADR	$234.58	$266.45	$268.37	$275.52	$290.76	$290.76
RevPAR	$132.14	$172.63	$189.42	$217.24	$226.18	$226.18

Room Revenue	$12,973,871	$16,949,402	$18,598,115	$21,388,091	$22,207,341	$22,207,341	$82,555	59.4%
Food & Beverage Revenue	7,255,991	12,306,581	12,954,928	13,959,983	14,747,587	14,747,587	54,824	39.4%
Rental Revenue(3)	54,139	163,319	263,461	307,401	315,796	315,796	1,174	0.8%
Other Departmental Revenue(4)	94,894	170,626	217,223	185,298	129,231	129,231	480	0.3%
Total Revenue	$20,378,895	$29,589,928	$32,033,727	$35,840,773	$37,399,955	$37,399,955	$139,033	100.0%
Room Expense	3,400,768	5,031,263	5,831,833	6,753,463	6,719,164	6,719,164	24,978	30.3%
Food & Beverage Expense	6,145,515	10,047,191	10,834,839	11,926,039	11,856,047	11,856,047	44,075	80.4%
Other Departmental Expenses	79,164	89,529	91,455	99,232	79,584	79,584	296	61.6%
Departmental Expenses	$9,625,447	$15,167,983	$16,758,127	$18,778,734	$18,654,795	$18,654,795	$69,349	49.9%
Departmental Profit	$10,753,448	$14,421,945	$15,275,600	$17,062,039	$18,745,160	$18,745,160	$69,685	50.1%
Management Fee	611,367	887,698	961,012	1,075,223	1,121,999	1,121,999	4,171	3.0%
Marketing and Franchise Fee	759,786	1,104,126	1,289,311	1,422,113	1,469,772	1,469,772	5,464	3.9%
Other Undistributed Expenses(5)	3,271,044	4,169,986	4,227,139	4,633,132	4,985,487	4,985,487	18,533	13.3%
Total Undistributed Expenses	$4,642,197	$6,161,810	$6,477,462	$7,130,468	$7,577,258	$7,577,258	$28,168	20.3%
Real Estate Taxes	1,504,207	687,012	1,647,335	1,409,474	1,526,114	1,461,294	5,432	3.9%
Property Insurance	329,965	350,956	443,880	554,214	672,929	598,307	2,224	1.6%
Net Operating Income	$4,277,079	$7,222,167	$6,706,923	$7,967,883	$8,968,859	$9,108,302	$33,860	24.4%
FF&E	812,990	1,177,064	1,270,811	1,421,335	1,483,366	1,483,366	5,514	4.0%
Net Cash Flow	$3,464,089	$6,045,103	$5,436,113	$6,546,548	$7,485,493	$7,624,935	$28,345	20.4%
(1)	Per Room is based on 269 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Rental Revenue includes rental income from Red Hots Spa and AT&T Tower Rental.
(4)	Other Departmental Revenue includes proceeds from cancellation fees, pet fees, dry cleaning income, and cash discounts.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, and heat, power and light expenses.

The Borrowers. The borrowers are Fortuna DE LI LLC and MM DE Hotel Management LLC, each a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Fortuna DE LI LLC is the fee owner of The Garden City Hotel Property and MM DE Hotel Management LLC is the operating lessee, pursuant to an operating lease which expires in 2032. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Garden City Hotel Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantor is Morris Moinian, principal and founder of Fortuna Collection. Founded in 1984, Fortuna Collection is a New York City headquartered, privately-held real estate investment and hospitality management company that acquires and develops new assets. Fortuna Collection owns and operates a collection of independent boutique hotels, restaurants and bars in cities and resort destinations across the United States and the Caribbean. Notable assets include Hotel Indigo NYC Downtown Wall Street, Grayson Hotel, Hotel Hendricks, Hotel Hayden and Hotel Hugo SoHo.

Property Management. The Garden City Hotel Property is managed by Fortuna Realty Group LLC, a borrower affiliated property management company.

Escrows and Reserves. At origination of The Garden City Hotel Mortgage Loan, the borrowers deposited approximately $128,154 into a reserve account for taxes.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $128,154).

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No. 6 – The Garden City Hotel

Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination, an approved blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at The Garden City Hotel Property (excluding all income with respect to commercial leases at The Garden City Hotel Property, and for the deposits during the period from the origination date through the monthly payment date in December 2027 (the “F&B Exclusion Period”), excluding food and beverage income) for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at The Garden City Hotel Property (excluding the commercial leases at The Garden City Hotel Property and, for deposits during the F&B Exclusion Period, excluding food and beverage income) for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget (initially estimated to be approximately $74,455), and (ii) the amount of the deposit (if any) then required by any franchisor on account of FF&E under any franchise agreement. As of the origination date, there is no franchise agreement with respect to The Garden City Hotel Property.

Lockbox / Cash Management. The Garden City Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of The Garden City Hotel Mortgage Loan, the borrowers were required to deliver a notice to each tenant (if any) and each credit card company with which it has entered into a merchant’s or other credit card agreement directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. All revenue received by the borrowers or the property manager is required to be deposited in the lockbox account immediately following receipt, provided that the borrowers will be permitted to collect and hold up to $25,000 monthly in cash from hospitality operations without depositing it into the lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account, in which case such funds are required to be so transferred to be applied and disbursed in accordance with The Garden City Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for The Garden City Hotel Whole Loan; provided that, if no event of default then exists, the lender is required to disburse such funds to the borrowers for payment of operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period), to the extent The Garden City Hotel Property fails to generate sufficient cash to pay such expenses. Upon the cure of a Trigger Period, provided no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under The Garden City Hotel Whole Loan documents, the lender may apply funds to The Garden City Hotel Whole Loan in such priority as it may determine in its sole but reasonable discretion.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x for the prior calendar quarter (a “DSCR Trigger Period”), unless the Collateral Cure Conditions (as defined below) are satisfied, and (iii) certain bankruptcy or insolvency events of the property manager and (B) expiring upon, with regard to (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (y) clause (iii) above, the borrowers’ replacement of the applicable property manager with a Qualified Manager (as defined below) under a management agreement approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

“Qualified Manager” means a person or entity with at least ten years’ experience managing at least five hotels in a similar geographic location as The Garden City Hotel Property with similar qualities to the geographic location as The Garden City Hotel Property, and having at least 1000 hotel rooms under management, provided that, to the extent required, such person or entity will be subject to the lender’s receipt of a rating agency confirmation.

“Collateral Cure Conditions” exist if the borrowers deposit into an account with the lender, (i) cash or a letter of credit in an amount equal to the DSCR Trigger Deposit Amount (as defined below) and (ii) every three months thereafter, if a DSCR

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No. 6 – The Garden City Hotel

Trigger Period would be continuing, the borrowers deposit additional cash collateral (in the form of cash or a letter of credit) into such account in the amount of the DSCR Trigger Deposit Amount.

“DSCR Trigger Deposit Amount” means the sum of $1,089,639.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 7 – 80-02 Kew Gardens

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	4.8%	Net Rentable Area (SF):	502,129
Loan Purpose:	Refinance	Location:	Kew Gardens, NY
Borrowers:	80-02 Fee Owner LLC	Year Built / Renovated:	1989 / 2018
Borrower Sponsor:	Edward Zimmerman	Occupancy:	95.7%
Interest Rate:	6.99000%	Occupancy Date:	7/7/2025
Note Date:	10/1/2025	4th Most Recent NOI (As of):	$7,401,262 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$8,386,068 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,770,030 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$7,577,397 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$17,053,010
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$8,602,198
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$8,450,812
Additional Debt(1):	Yes	UW NCF:	$7,850,386
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$115,000,000 / $229
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/14/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$139
Taxes:	$983,544	$245,886	N/A	Maturity Date Loan / SF:	$139
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserves:	$0	$8,369	N/A	Maturity Date LTV:	60.9%
TI/LC:	$1,250,000	$41,667	$3,000,000	UW NCF DSCR:	1.58x
Deferred Maintenance:	$181,375	$0	N/A	UW NOI Debt Yield:	12.1%
Other Reserves(3):	$337,746	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$70,000,000	92.8%	Loan Payoff	$71,539,815	94.8%
Equity Contribution	5,465,440	7.2	Upfront Reserves	2,752,665	3.6
			Closing Costs	1,172,960	1.6
Total Sources	$75,465,440	100.0%	Total Uses	$75,465,440	100.0%
(1)	The 80-02 Kew Gardens Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $70.0 million (the “80-02 Kew Gardens Whole Loan”). The Financial Information in the chart above reflects the 80-02 Kew Gardens Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Reserves are comprised of an upfront unfunded obligations reserve of $337,746. See “Escrows and Reserves” below.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributable to contractual rent steps of $423,324.

The Loan. The 80-02 Kew Gardens mortgage loan (the “80-02 Kew Gardens Mortgage Loan”) is part of the 80-02 Kew Gardens Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 and is secured by the borrower’s fee interest in a 502,129 square foot office property located in the Kew Gardens neighborhood of Queens, New York (the “80-02 Kew Gardens Property”). The 80-02 Kew Gardens Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.99000% per annum on an Actual/360 basis. The 80-02 Kew Gardens Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $40,000,000.

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No. 7 – 80-02 Kew Gardens

The table below identifies the promissory notes that comprise the 80-02 Kew Gardens Whole Loan. The relationship between the holders of the 80-02 Kew Gardens Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 80-02 Kew Gardens Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-5C38	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2025-V18	No
Whole Loan	$70,000,000	$70,000,000

The Property. The 80-02 Kew Gardens Property is comprised of a 12-story, 502,129 square foot, Class A office property located at 80-02 Kew Gardens Road in the Kew Gardens neighborhood of Queens, New York. The 80-02 Kew Gardens Property was originally constructed in 1989 and was most recently renovated in 2018. The 80-02 Kew Gardens Property features 349,364 square feet of office space accounting for 86.9% of total underwritten base rent, a 482-stall, 114,632 square foot, below-grade parking garage accounting for 5.5% of total underwritten base rent, and 38,133 square feet of ground floor retail space accounting for 7.6% of total underwritten base rent. Of the 482 parking spaces at the 80-02 Kew Gardens Property, 108 spaces are subleased to the FBI and 40 are subleased to the Queens DA (as defined below). The 80-02 Kew Gardens Property is located close to the intersections of multiple major roads including the Grand Central Parkway, Queens Boulevard, Union Turnpike, and the Van Wyck Expressway. The 80-02 Kew Gardens Property is also located adjacent to the Kew Gardens-Union Turnpike subway station, which provides access to the E and F subway lines.

The tenant mix at the 80-02 Kew Gardens Property includes 42 tenants, consisting of primarily government offices, law firms, doctor’s offices and financial services firms. As of July 7, 2025, the 80-02 Kew Gardens Property was 95.7% leased. As of the cut-off date, the tenants at the 80-02 Kew Gardens Property had been in occupancy at the 80-02 Kew Gardens Property for a weighted average of 19.8 years and had a weighted average lease term remaining of 5.9 years.

Major Tenants. The three largest tenants based on net rentable area are Sylvan Kew Garage LLC (“Sylvan Parking Company”), the Queens District Attorney’s Office (“Queens DA”), and the Federal Bureau of Investigation (“FBI”).

Sylvan Parking Company (114,632 square feet; 22.8% of total net rentable area; 5.5% of total underwritten base rent). Founded in 1950, Sylvan Parking Company is a parking company with locations in New Jersey and New York. All of Sylvan Parking Company’s garages are computerized with a focus on efficiency and automation. Sylvan Parking Company has been a tenant at the 80-02 Kew Gardens Property since May 2006 and has a current lease term through July 2036 with no renewal or termination options remaining.

Queens DA (104,333 square feet; 20.8% of total net rentable area; 28.7% of total underwritten base rent). The Queens DA serves as the prosecutors for criminal offenses within Queens County, New York City with divisions in Appeals and Special Litigation, Community Partnerships, Criminal Practice and Policy, Investigations, Major Crimes, Special Prosecutions, and Supreme Court Trial. The Queens DA has been a tenant at the 80-02 Kew Gardens Property since February 1992, recently expanded its space in 2021 and in 2023, and has a current lease term through November 2031 with two, five-year renewal options and no termination options.

FBI (55,088 square feet; 11.0% of total net rentable area; 16.0% of total underwritten base rent). The FBI operates as a national security and law enforcement organization for the United States that attempts to protect and defend the United States against terrorist and foreign intelligence operations and espionage. The FBI also upholds and enforces the criminal laws of the United States, while attempting to protect civil rights. The FBI has been a tenant at the 80-02 Kew Gardens Property since November 1996 and has a current lease term through August 2029 with no renewal or termination options remaining.

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No. 7 – 80-02 Kew Gardens

Appraisal. The 80-02 Kew Gardens Property had an “as-is” appraised value of $115,000,000 as of July 14, 2025. Based on the “as-is” value of $115,000,000, the Cut-off Date LTV and Maturity Date LTV for the 80-02 Kew Gardens Mortgage Loan are each 60.9%.

80-02 Kew Gardens Appraised Value(1)
Property	Value	Capitalization Rate
80-02 Kew Gardens	$115,000,000	6.50%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessment of the 80-02 Kew Gardens Property dated July 18, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 80-02 Kew Gardens Property:

Occupancy
Property	12/31/2022(1)	12/31/2023(1)	12/31/2024(1)	6/30/2025(1)	Current(2)
80-02 Kew Gardens	98.0%	97.0%	97.1%	96.8%	95.7%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated July 7, 2025.

The following table presents certain information relating to the major tenants at the 80-02 Kew Gardens Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants-Office
Sylvan Kew Garage LLC	NR/NR/NR	114,632	22.8%	$867,260	5.5%	$7.57	7/31/2036	N	N
Queens DA's Office	Aa2/AA/AA	104,333	20.8%	$4,540,531	28.7%	$43.52	11/20/2031	2 x 5 yr	N
FBI	Aa1/AA+/AA+	55,088	11.0%	$2,526,913	16.0%	$45.87	8/31/2029	N	N
24 Hour Fitness	NR/NR/NR	25,545	5.1%	$587,535	3.7%	$23.00	12/31/2030	1 x 5 yr	N
North Shore Community Services	NR/NR/NR	20,158	4.0%	$921,982	5.8%	$45.74	Various(3)	1 x 5 yr	N
Department Of Tax & Finance	NR/AA+/AA+	18,853	3.8%	$763,547	4.8%	$40.50	5/31/2026	N	N
Young Adult Institute, Inc.	NR/NR/NR	13,783	2.7%	$421,505	2.7%	$30.58	1/31/2027	N	Y(4)
Radnet Management, Inc.	B1/NR/B+	11,338	2.3%	$534,758	3.4%	$47.17	2/28/2030	1 x 5 yr	N
Advanced Orthopedic	NR/NR/NR	7,023	1.4%	$317,522	2.0%	$45.21	12/31/2027	N	N
Kerben Law Firm PC	NR/NR/NR	6,976	1.4%	$296,034	1.9%	$42.44	6/30/2034	N	N
Major Tenants Subtotal/Wtd. Avg.		377,729	75.2%	$11,777,585	74.4%	$31.18
Other Tenants		102,877	20.5%	$4,043,974	25.6%	$39.31
Occupied Subtotal/Wtd. Avg.		480,606	95.7%	$15,821,559	100.0%	$32.92
Vacant Space		21,523	4.3%
Total/Wtd. Avg.		502,129	100.0%
(1)	Based on the underwritten rent roll dated July 7, 2025 and inclusive of $423,324 of contractual rent steps through July 1, 2026.
(2)	Certain ratings are those of the parent company or government entity whether or not the parent or government entity guarantees the lease.
(3)	North Shore Community Services occupies 12,587 SF at the 80-02 Kew Gardens Property pursuant to a lease that is set to expire June 30, 2030 and 7,571 SF at the 80-02 Kew Gardens Property pursuant to a lease that is set to expire August 31, 2033.
(4)	Young Adult Institute, Inc. has the option to terminate its lease in the event that the State of New York discontinues the funding of its program so long as it gives 90 days prior written notice.

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No. 7 – 80-02 Kew Gardens

The following table presents certain information relating to the lease rollover schedule at the 80-02 Kew Gardens Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,523	4.3%	NAP	NAP	21,523	4.3%	NAP	NAP
2025 & MTM(3)	4	6,594	1.3%	$213,608	1.4%	28,117	5.6%	$213,608	1.4%
2026	5	32,118	6.4%	$1,354,803	8.6%	60,235	12.0%	$1,568,412	9.9%
2027	7	38,136	7.6%	$1,556,440	9.8%	98,371	19.6%	$3,124,852	19.8%
2028	5	19,846	4.0%	$721,083	4.6%	118,217	23.5%	$3,845,935	24.3%
2029	5	69,645	13.9%	$3,134,266	19.8%	187,862	37.4%	$6,980,201	44.1%
2030	5	54,770	10.9%	$1,960,234	12.4%	242,632	48.3%	$8,940,435	56.5%
2031	2	106,633	21.2%	$4,640,029	29.3%	349,265	69.6%	$13,580,463	85.8%
2032	1	1,312	0.3%	$58,108	0.4%	350,577	69.8%	$13,638,572	86.2%
2033	2	11,406	2.3%	$489,505	3.1%	361,983	72.1%	$14,128,077	89.3%
2034	4	14,618	2.9%	$619,965	3.9%	376,601	75.0%	$14,748,042	93.2%
2035 & Beyond	2	119,972	23.9%	$1,073,518	6.8%	496,573	98.9%	$15,821,559	100.0%
Other(4)	1	5,556	1.1%	$0	0.0%	502,129	100.0%	$15,821,559	100.0%
Total	43	502,129	100.0%	15,821,559	100.0%
(1)	Based on the underwritten rent roll dated July 7, 2025 and inclusive of $423,324 of contractual rent steps through July 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2025 & MTM includes 3 leases to which 5,794 SF of NRA and $194,820 in UW Base Rent are attributable that are leased on a month-to-month basis.
(4)	Other Includes a lease to the Kew Gardens Community Center, which accounts for 5,556 SF of NRA at the property and $0 of underwritten base rent.

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No. 7 – 80-02 Kew Gardens

The following table presents certain information relating to the operating history and underwritten net cash flows of the 80-02 Kew Gardens Property:

Operating History and Underwritten Net Cash Flow
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	TTM 6/30/2025(1)	Underwritten(1)(2)	Per Square Foot	%(3)
Base Rent	$13,020,530	$14,349,232	$15,894,432	$15,143,516	$15,201,263	$15,398,235	$30.67	85.8%
Contractual Rent Steps	$0	$0	$0	$0	$0	$423,324	$0.84	2.4%
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$948,496	$1.89	5.3%
Reimbursements	$420,627	$904,782	$783,244	$903,760	$937,085	$1,170,621	$2.33	6.5%
Gross Potential Income	$13,441,157	$15,254,014	$16,677,676	$16,047,276	$16,138,348	$17,940,677	$35.73	100.0%
Other Income(4)	$29,215	$38,613	$46,158	$75,505	$60,829	60,829	$0.12	0.3%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	$0	(948,496)	($1.89)	(5.3%)
Effective Gross Income	$13,470,372	$15,292,626	$16,723,834	$16,122,781	$16,199,177	$17,053,010	$33.96	95.1%

Real Estate Taxes	$2,607,560	$2,400,787	$2,757,172	$2,722,267	$2,736,079	$2,893,440	$5.76	17.0%
Management Fee	$404,111	$458,779	$501,715	$483,683	$485,975	$511,590	$1.02	3.0%
Insurance	$319,734	$420,202	$368,537	$457,467	$614,967	$412,409	$0.82	2.4%
Cleaning	$1,017,206	$1,114,172	$1,201,707	$1,286,030	$1,220,794	$1,220,793.81	$2.43	7.2%
Utilities	$1,206,868	$1,690,398	$1,516,260	$1,446,222	$1,398,741	$1,398,740.72	$2.79	8.2%
Other Expenses(5)	$1,707,855	$1,807,025	$1,992,374	$1,957,083	$2,165,225	$2,165,225	$4.31	12.7%
Total Operating Expenses	$7,263,332	$7,891,364	$8,337,766	$8,352,752	$8,621,781	$8,602,198	$17.13	50.4%

Net Operating Income	$6,207,039	$7,401,262	$8,386,068	$7,770,030	$7,577,397	$8,450,812	$16.83	49.6%
Replacement Reserves	$0	$0	$0	$0	$0	$100,426	$0.20	0.6%
TI/LC	$0	$0	$0	$0	$0	$500,000	$1.00	2.9%
Net Cash Flow	$6,207,039	$7,401,262	$8,386,068	$7,770,030	$7,577,397	$7,850,386	$15.63	46.0%
(1)	The increase from TTM 6/30/2025 NOI to Underwritten NOI is primarily attributable to contractual rent steps of $423,324.
(2)	Based on the underwritten rent roll dated July 7, 2025 and inclusive of $423,324 of contractual rent steps through July 1, 2026.
(3)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(4)	Other Income includes HVAC charges, water charges, and rubbish removal charges.
(5)	Other Expenses includes payroll and benefits, contact services, repairs and maintenance, general and administrative and legal and professional expenses.

The Market. The 80-02 Kew Gardens Property is located at 80-02 Kew Gardens Road in the Kew Gardens neighborhood of Queens. According to the appraisal, the neighborhood of Kew Gardens is a densely populated, predominantly upper class, residential community with good public transportation and connectivity to Manhattan and Long Island. The 80-02 Kew Gardens Property is located close to the Queens County Court House (0.4 miles) which is a major demand driver for the Queens DA, Department of Tax and Finance, and other government and law firm tenants at the 80-02 Kew Gardens Property.

Primary access to the 80-02 Kew Gardens Property is provided by major roads including the Grand Central Parkway, Queens Boulevard, Union Turnpike, and the Van Wyck Expressway, which provide linkage to Long Island, Manhattan, and the surrounding area. The 80-02 Kew Gardens Property is also located adjacent to the Kew Gardens-Union Turnpike subway station, which provides access to the E and F subway lines.

According to a third-party market research report, the 80-02 Kew Gardens Property is located in the Central Queens Office submarket of New York City. As of July 15, 2025, the Central Queens office submarket had a total inventory of 4,519,076 square feet, an overall vacancy rate of 4.1%, and market asking rent of $42.98 per square foot. Furthermore, class A properties in the submarket comprised 1,290,103 square feet of space, with a vacancy rate of 4.2% and market asking rent of $48.95 per square foot.

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No. 7 – 80-02 Kew Gardens

The following table presents information relating to comparable office leases for the 80-02 Kew Gardens Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
80-02 Kew Gardens(2)	-	1989 / 2018	Department Of Tax & Finance	18,853	Mar-95	31.2	$40.50
Kew Gardens, Queens
108-18 Queens Boulevard Forest Hills, Queens	1.0 mi	1964 / NAP	QMMS USA LLC	7,842	May-24	15.0	$42.00
108-18 Queens Boulevard Forest Hills, Queens	1.0 mi	1964 / NAP	Confidential	4,774	Jun-24	10.0	$50.00
97-77 Queens Boulevard Rego Park, Queens	1.9 mi	1964 / 2010	NY Pediatric Clinic	4,500	Jul-25	10.0	$44.00
97-77 Queens Boulevard Rego Park, Queens	1.9 mi	1964 / 2010	Confidential	4,792	May-24	10.0	$44.00
Rego Park Office Tower 95-25 Queens Boulevard Rego Park, Queens	2.2 mi	1975 / NAP	Northwell	14,000	Jul-23	16.0	$38.00
Rego Park Office Tower 95-25 Queens Boulevard Rego Park, Queens	2.2 mi	1975 / NAP	NBNA	3,747	Jan-23	13.0	$34.76
30-20 Thomson Avenue LIC, Queens	9.2 mi	1914 / 2011	CUNY	210,334	May-25	10.4	$38.47
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 7, 2025. Base Rent (PSF) excludes rent steps.

The Borrower. The borrower is 80-02 Fee Owner LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 80-02 Kew Gardens Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Edward Zimmerman. Edward Zimmerman is an experienced real estate investor with a portfolio of assets in New York, Florida, Illinois, Washington and Israel that includes holdings in multifamily, office, and nursing home properties.

Property Management. The 80-02 Kew Gardens Property is managed by 80-02 Managers LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the 80-02 Kew Gardens Whole Loan, the borrower deposited approximately: (i) $983,544 into a real estate tax reserve, (ii) $181,375 into an immediate repair reserve, (iii) $1,250,000 into a reserve for future tenant improvements and leasing commissions (“TI/LC”) and (iii) $337,746 into a reserve for outstanding TI/LC due to the tenants Sylvan Parking Company and Robert Half International, and for three months of free rent for Sylvan Parking Company in May through July 2026.

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No. 7 – 80-02 Kew Gardens

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $8,369 for replacements to the 80-02 Kew Gardens Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,667 into a reserve for future tenant improvements and leasing commissions. The monthly payment will be suspended if and so long as such reserve funds are equal to or greater than $3,000,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $245,886).

Insurance Reserve – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, a blanket policy was in effect.

Lockbox / Cash Management. The 80-02 Kew Gardens Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date, and within five business days thereafter is required to deliver direction letters to each tenant at the 80-02 Kew Gardens Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 80-02 Kew Gardens Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 80-02 Kew Gardens Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 80-02 Kew Gardens Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 80-02 Kew Gardens Whole Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of a Trigger Period, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained by the lender in the excess cash flow account until the lender receives evidence that all related leasing costs have been paid, the applicable tenant as to which such condition was satisfied is open for business and paying full contractual rent and all rent abatement periods have expired. Upon an event of default under the 80-02 Kew Gardens Whole Loan documents, the lender may apply funds to the 80-02 Kew Gardens Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of such Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of any Specified Tenant, and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earliest of (x) 18 months prior to its expiration, (y) the deadline for renewal notice under such lease and (z) 18 months prior to the stated maturity date of the 80-02 Kew Gardens Whole Loan; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation,

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No. 7 – 80-02 Kew Gardens

a duly executed estoppel certificate from the applicable Specified Tenant acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease(s), all contingencies to effectiveness of each of such leases have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant” means, as applicable, (i) The City of New York, acting through the Department of Citywide Administrative Services (i.e., The Queens DA), together with any successor and/or assigns thereof, (ii) The United States of America, acting by and through its designated representative of the General Services Administration (i.e., the FBI), together with any successors and/or assigns thereof, (iii) any tenant under (A) any lease which, individually or when aggregated with all other leases at the 80-02 Kew Gardens Property with the same tenant or its affiliate, either (1) accounts for 15% or more of the total rental income for the 80-02 Kew Gardens Property, or (2) demises 15% or more of the 80-02 Kew Gardens Property’s total gross leasable area, (B) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 80-02 Kew Gardens Property, (C) any lease with any affiliate of any borrower party and/or (D) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (A), (B) and/or (C) above, together with any successors and/or assigns thereof and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s).

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices which have been previously delivered with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the loan documents and such lease for a term of five years, and the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith; (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by either (A) re-tenanting the applicable Specified Tenant space, or (B) the renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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No. 8 – Olympic Plaza

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No. 8 – Olympic Plaza

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No. 8 – Olympic Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	4.8%	Net Rentable Area (SF):	248,573
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	11500 West Olympic, LLC	Year Built / Renovated:	1982 / 2024
Borrower Sponsor:	Philip Ho	Occupancy:	83.9%
Interest Rate:	6.30000%	Occupancy Date:	10/1/2025
Note Date:	9/29/2025	4th Most Recent NOI (As of)(1):	$6,666,823 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of)(1):	$7,194,612 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$7,285,234 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2)(3):	$6,792,759 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$11,615,586
Call Protection:	L(25),YM1(28),O(7)	UW Expenses:	$3,925,920
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$7,689,666
Additional Debt:	No	UW NCF:	$7,400,112
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$90,000,000 / $362
Additional Debt Type:	N/A	Appraisal Date:	8/12/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$312,310	$52,052	N/A	Maturity Date Loan / SF:	$161
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	44.4%
Replacement Reserves:	$0	$4,151	N/A	Maturity Date LTV:	44.4%
TI/LC Reserve:	$2,000,000	$41,511	N/A	UW NCF DSCR:	2.90x
Fitness Center and Corridor Upgrade Reserve:	$1,000,000	$83,000	$2,040,072	UW NOI Debt Yield:	19.2%
Other Reserves(5):	$2,575,368	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	96.9%	Loan Payoff	$35,007,957	84.8%
Borrower Sponsor Equity	1,272,473	3.1	Reserves	5,887,677	14.3
			Closing Costs	376,839	0.9
Total Sources	$41,272,473	100.0%	Total Uses	$41,272,473	100.0%
(1)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI can be attributed to four new leases commencing in 2022 and two new leases commencing within the first half of 2023, totaling 11,547 SF and $536,851 in annual underwritten rent.
(2)	The decrease in Most Recent NOI from 2nd Most Recent NOI is primarily due to free rent periods currently being in effect for larger tenants including The City Golf and United Theranostics. The City Golf is currently receiving abated rent through December 2025 and will receive one month of free rent for the month of August each year through August 2028, after which The City Golf will pay full rent through the remainder of its lease term. United Theranostics is estimated to receive free rent beginning April 2026 and expiring January 2027, after which United Theranostics will pay full rent through the remainder of its lease term. All outstanding free rent has been reserved. For details, see the “Free Rent Reserve Schedule” and “Gap Rent Reserve Schedule” tables below.
(3)	In addition to the free rent periods noted above, the increase in UW NOI from Most Recent NOI can be attributed to eight new leases commencing in 2025, including The City Golf, which has a lease commencement date of September 2025 and makes up 4.7% of NRA and $514,596 of annual underwritten rent representing 5.9% of total underwritten rent.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Other Reserves include (i) an upfront outstanding TI/LC reserve deposit of $1,625,547, (ii) an upfront outstanding free rent reserve deposit of $495,238 and (iii) an upfront gap rent reserve deposit of $454,583.

The Loan. The Olympic Plaza mortgage loan (the “Olympic Plaza Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is secured by the borrower’s fee interest in an office property located in Los Angeles, California totaling 248,573 square feet (the “Olympic Plaza Property”). The Olympic Plaza Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.30000% per annum on an Actual/360 basis.

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No. 8 – Olympic Plaza

The Property. The Olympic Plaza Property consists of a six-story office building located in Los Angeles, California totaling 248,573 square feet, as well as ground level parking, three levels of subterranean parking and two above ground levels of parking, totaling 900 parking spaces. Originally constructed in 1982, the Olympic Plaza Property was most recently renovated in 2024. The Olympic Plaza Property is 83.9% leased as of October 1, 2025.

Major Tenants.

Barrister Executive Suites (26,066 square feet; 10.5% of NRA; 11.8% of underwritten base rent). Barrister Executive Suites is a Southern California-based company that rents out turnkey office space, virtual offices, coworking rooms, shared office spaces and meeting room facilities. Founded in 1990, Barrister Executive Suites offers fully serviced offices in over 23 locations throughout Southern California, and serves notable clients such as Disney, Nike, Bank of America and IBM. Barrister Executive Suites has been in occupancy at the Olympic Plaza Property since 2001 and has a lease expiration in December 2028. Barrister Executive Suites originally took occupancy as a tenant in 2001; however, under the management agreement executed in 2011, Barrister Executive Suites rents out its suite at the Olympic Plaza Property as part of its business operations. Rent payments under the management agreement are equal to the net income received from suite rental operations for the month and in turn, Barrister Executive Suites is paid $9,000 per month to manage the space.

National Labor Relations Board (21,766 square feet; 8.8% of NRA; 10.0% of underwritten base rent). The National Labor Relations Board (the “NLRB”) is an independent agency of the federal government of the United States that enforces U.S. labor laws in relation to collective bargaining and unfair labor practices. NLRB’s presence at the Olympic Plaza Property allows it to serve a large portion of employees in Southern California. NLRB has been in occupancy at the Olympic Plaza Property since 2013 and recently signed a three-year extension to its lease, bringing the lease expiration out to February 2029.

U.S. Social Security (15,416 square feet; 6.2% of NRA; 5.9% of underwritten base rent). U.S. Social Security is the largest federal social insurance program in the United States, and provides funds for retired individuals, disabled persons and survivors. The U.S. Social Security tenant at the Olympic Plaza Property represents the Westwood, California office. U.S. Social Security has been in occupancy at the Olympic Plaza Property since 2003 and has a lease expiration in August 2028.

UCLA (13,310 square feet; 5.4% of NRA; 7.0% of underwritten base rent). UCLA is one of the largest universities in California. UCLA’s medical specialty group, UCLA Health, is top-ranked among hospital patient care providers, placing #1 in both California and Los Angeles in the annual ranking of excellence in hospital-based care in 2025, as ranked by U.S. News & World Report. UCLA Health leases space at the Olympic Plaza Property under three separate leases (the “UCLA 315 & 318”, “UCLA 415”, and “UCLA 540” leases). UCLA has expanded twice since its original UCLA 540 lease which commenced in 2019, after which they expanded under the UCLA 415 lease which commenced in 2024 and then again under the UCLA 315 & 318 lease, which will commence in 2026 (free rent and gap rent reserved). UCLA 315 & 318 has a lease expiration in July 2036 and has two, five-year extension options, UCLA 415 has a lease expiration in June 2029 and has one, five-year extension option, and UCLA 540 has a lease expiration in November 2026 and has one, five-year extension option.

The City Golf (11,565 square feet; 4.7% of NRA; 5.9% of underwritten base rent). The City Golf is the largest premium indoor golf range in Los Angeles, using advanced technology and multiple simulator bays to provide indoor golf swing and putt simulations. The City Golf has two other locations in Los Angeles, and reportedly invested $100 per SF to build out its space at the Olympic Plaza Property and approximately $500,000 into virtual golf equipment. The City Golf took tenancy at the Olympic Plaza Property in September 2025 and has a lease expiration of February 2033.

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No. 8 – Olympic Plaza

Environmental. The Phase I environmental assessment dated August 12, 2025 identified no evidence of any recognized environmental conditions at the Olympic Plaza Property.

The following table presents certain information relating to the historical and current occupancy of the Olympic Plaza Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024(3)	Current(2)(3)
83.2%	81.7%	79.3%	79.0%	83.9%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated October 1, 2025.
(3)	The increase in Current Occupancy from 2024 Occupancy is primarily driven by eight new leases commencing in 2025 totaling 23,860 SF, representing 9.6% of total SF at the Olympic Plaza Property.

The following table presents certain information relating to the largest tenants at the Olympic Plaza Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Barrister Executive Suites	NR/NR/NR	26,066	10.5%	$39.57	$1,031,454	11.8%	12/31/2028
National Labor Relations Board(2)	NR/NR/NR	21,766	8.8%	$40.16	$874,170	10.0%	2/18/2029
U.S. Social Security(3)	NR/NR/NR	15,416	6.2%	$33.71	$519,647	5.9%	8/31/2028
UCLA	NR/NR/NR	13,310	5.4%	$46.31	$616,339	7.0%	Various(4)
The City Golf	NR/NR/NR	11,565	4.7%	$44.50	$514,596	5.9%	2/28/2033
RMA of Southern California	NR/NR/NR	7,356	3.0%	$56.72	$417,245	4.8%	11/30/2027
Dapeer, Rosenblit & Litvak(5)	NR/NR/NR	6,192	2.5%	$42.59	$263,741	3.0%	10/31/2025
Lucidity	NR/NR/NR	5,660	2.3%	$40.17	$227,362	2.6%	3/31/2028
United Theranostics	NR/NR/NR	5,652	2.3%	$47.40	$267,905	3.1%	11/10/2036
American Computers	NR/NR/NR	5,594	2.3%	$41.96	$234,698	2.7%	1/31/2028
Major Tenants		118,577	47.7%	$41.89	$4,967,159	56.7%
Other Tenants		89,980	36.2%	$42.23	$3,800,119	43.3%
Occupied Collateral Total / Wtd. Avg.		208,557	83.9%	$42.04	$8,767,278	100.0%
Vacant Space		40,016	16.1%
Collateral Total		248,573	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	National Labor Relations Board can terminate its lease at any time with 90 days’ written notice.
(3)	U.S. Social Security can terminate its lease at any time with 180 days’ written notice.
(4)	UCLA currently leases space at the Olympic Plaza Property under three separate leases. UCLA 315 & 318 has a lease expiration in July 2036 and has two, five-year extension options, UCLA 415 has a lease expiration in June 2029 and has one, five-year extension option, and UCLA 540 has a lease expiration in November 2026 and has one, five-year extension option.
(5)	Dapeer, Rosenblit & Litvak recently entered into a 65-month lease extension, which is scheduled to become effective on November 1, 2025 and will extend the lease expiration date to March 31, 2031.

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No. 8 – Olympic Plaza

The following table presents certain information relating to the tenant lease expirations of the Olympic Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	40,016	16.1%	NAP	NAP	40,016	16.1%	NAP	NAP
2025 & MTM	5	15,809	6.4%	$394,500	4.5%	55,825	22.5%	$394,500	4.5%
2026	16	27,737	11.2%	$1,236,634	14.1%	83,562	33.6%	$1,631,134	18.6%
2027	11	25,784	10.4%	$1,219,670	13.9%	109,346	44.0%	$2,850,804	32.5%
2028	10	59,657	24.0%	$2,330,779	26.6%	169,003	68.0%	$5,181,583	59.1%
2029	8	34,035	13.7%	$1,470,432	16.8%	203,038	81.7%	$6,652,015	75.9%
2030	3	6,252	2.5%	$276,659	3.2%	209,290	84.2%	$6,928,674	79.0%
2031	3	5,463	2.2%	$246,246	2.8%	214,753	86.4%	$7,174,920	81.8%
2032	0	0	0.0%	$0	0.0%	214,753	86.4%	$7,174,920	81.8%
2033	2	14,075	5.7%	$631,437	7.2%	228,828	92.1%	$7,806,357	89.0%
2034	2	5,829	2.3%	$281,469	3.2%	234,657	94.4%	$8,087,826	92.3%
2035	0	0	0.0%	$0	0.0%	234,657	94.4%	$8,087,826	92.3%
2036	2	13,916	5.6%	$679,452	7.7%	248,573	100.0%	$8,767,278	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	248,573	100.0%	$8,767,278	100.0%
Total	62	248,573	100.0%	$8,767,278	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Olympic Plaza Property:

Operating History and Underwriting Net Cash Flow(1)
	2022(2)	2023(2)	2024(3)	TTM(3)(4)(5)	Underwritten(4)	Per Square Foot	%(6)
In Place Rent	$7,506,778	$7,836,069	$7,669,359	$7,484,645	$8,767,278	$35.27	82.5%
Vacancy Gross Up	0	0	0	0	1,543,209	6.21	14.5
Gross Potential Rent	$7,506,778	$7,836,069	$7,669,359	$7,484,645	$10,310,487	$41.48	97.0%
Total Reimbursements	129,978	333,794	332,688	372,695	322,207	1.30	3.0
Total Gross Income	$7,636,756	$8,169,862	$8,002,047	$7,857,340	$10,632,694	$42.77	100.0%
Other Income	2,508,399	2,858,091	2,729,555	2,526,101	2,526,101	10.16	23.8
(Vacancy Gross Up)	0	0	0	0	(1,543,209)	(6.21)	(14.5)
Effective Gross Income	$10,145,155	$11,027,953	$10,731,602	$10,383,441	$11,615,586	$46.73	109.2%
Total Expenses	$3,478,333	$3,833,342	$3,446,369	$3,590,682	$3,925,920	$15.79	33.8%
Net Operating Income	$6,666,823	$7,194,612	$7,285,234	$6,792,759	$7,689,666	$30.94	66.2%
Capital Expenditures	0	0	0	0	49,715	0.20	0.4
TI/LC	0	0	0	0	239,839	0.96	2.1
Net Cash Flow	$6,666,823	$7,194,612	$7,285,234	$6,792,759	$7,400,112	$29.77	63.7%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	The increase in 2023 NOI from 2022 NOI can be attributed to four new leases commencing in 2022 and two new leases commencing within the first half of 2023, totaling 11,547 SF and $536,851 in annual underwritten rent.
(3)	The decrease in TTM NOI from 2024 NOI is primarily due to free rent periods currently being in effect for larger tenants including The City Golf and United Theranostics. The City Golf is currently receiving abated rent through December 2025 and will receive one month of free rent for the month of August each year through August 2028, after which The City Golf will pay full rent through the remainder of its lease term. United Theranostics is estimated to receive free rent beginning April 2026 and expiring January 2027, after which United Theranostics will pay full rent through the remainder of its lease term. All outstanding free rent has been reserved.
(4)	The increase in Underwritten NOI from TTM NOI can be attributed to eight new leases commencing in 2025, including The City Golf, which has a lease commencement date of September 2025 and makes up 4.7% of NRA and $514,596 of annual underwritten rent representing 5.9% of total underwritten rent.
(5)	TTM reflects the trailing 12 months ending June 30, 2025.
(6)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

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No. 8 – Olympic Plaza

The Market. The Olympic Plaza Property is located in Los Angeles, California within the West Los Angeles community of the larger Los Angeles metropolitan area. West Los Angeles contains a mix of residential and commercial properties, as well as a variety of dining and shopping options, outdoor parks and recreation facilities, and proximity to notable institutions such as University of California, Los Angeles. The Olympic Plaza Property is situated four blocks west of Interstate 405 and one mile north of Interstate 10, both of which are major thoroughfares in Los Angeles, providing further access to neighboring areas such as Santa Monica and Beverly Hills.

The Olympic Plaza Property is located within the Los Angeles office market and the Olympic Corridor office submarket. As of the second quarter of 2025, the Los Angeles office market had a vacancy rate of approximately 16.2% and overall asking rent of $41.50 per square foot, and the Olympic Corridor office submarket had a vacancy rate of approximately 23.7% and overall asking rents of $51.36.

According to the appraisal, estimated 2024 population within a one-, two- and three-mile radius from the Olympic Plaza Property is 40,937, 163,397 and 341,902 and the 2024 average estimated household income within the same radii is $132,351, $130,951 and $131,945. According to the appraisal, both population and household income trends in a one-, two- and three-mile radius demonstrate positive short- and long-term prospects for the neighborhood.

The following table presents certain information relating to comparable sales to the Olympic Plaza Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF	Overall Rate
Olympic Plaza Los Angeles, CA	NAP	248,573(2)	83.9%	(2)	NAP	NAP	NAP	7.50%
501 Santa Monica Blvd. Santa Monica, CA	Jul-25	79,054	65.0%		$40,000,000	$506	$506	N/A
1601 Vine Los Angeles, CA	Apr-25	115,589	100.0%		$105,000,000	$908	$908	7.50%
Office Building Beverly Hills, CA	Dec-24	133,300	50.0%		$90,000,000	$675	$675	8.00%
9300 Wilshire Blvd Beverly Hills, CA	Dec-24	70,086	100.0%		$29,130,000	$416	$416	N/A
2220 Colorado Avenue Santa Monica, CA	Oct-24	225,773	100.0%		$130,423,000	$578	$578	6.60%
The Annex Los Angeles, CA	May-24	131,942	45.0%		$50,250,000	$381	$381	N/A
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The Borrower. The borrowing entity is 11500 West Olympic, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Olympic Plaza Mortgage Loan.

The Borrower Sponsor. The Olympic Plaza Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Philip Ho. Mr. Ho is president of Good Nite Inn Ontario, Inc., an owner and operator of motel properties across California, and is president of RAMCAL Management, Inc., an office property management company. Mr. Ho has over 35 years of commercial real estate management and ownership experience.

Property Management. The Olympic Plaza Property is managed by RAMCALMGT, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $312,310 for real estate taxes, (ii) $2,000,000 for upfront tenant improvement and leasing commissions, (iii) $1,000,000 for fitness center and corridor upgrades, (iv) approximately $1,625,457 for outstanding tenant improvements and leasing commissions, (v) approximately $495,238 for outstanding free rent and (vi) $454,583 for gap rent.

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No. 8 – Olympic Plaza

The following table presents certain information on the upfront free rent reserve:

Free Rent Reserve Schedule
Tenant	Suite	Free Rent Period	# Months	Rent $ / Month	Total Free Rent
Lucidity	399	12/1/25	1	$18,395.00	$18,395.00
The City Golf	110	10/1/25 – 12/1/25, 8/1/26, 8/1/27, 8/1/28	6	$42,264.76	$253,588.53
United Theranostics(1)	610	4/1/26 – 1/1/27	10	$22,325.40	$223,254.00
Total					$495,237.53
(1)	United Theranostics has an estimated lease commencement date of 3/11/2026 based off its scheduled lease commencement date of the earlier of (i) nine months from the date of the lease dated 6/11/2025 or (ii) upon substantial completion of tenant improvements. The free rent period commencement date of 4/1/2026 is an estimated date meant to convey that the free rent period for United Theranostics will begin on the second month of its actual lease period.

The following table presents certain information on the upfront gap rent reserve:

Gap Rent Reserve Schedule
Tenant	Suite	Gap Rent Period	# Months	Rent $ / Month	Total Gap Rent
UCLA	315 & 318	10/1/25 – 8/1/26	10	$34,295.60	$342,956.00
United Theranostics	610	10/1/25 – 3/1/26	5	$22,325.40	$111,627.00
Total					$454,583.00

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently approximately $52,052.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender and otherwise accordance with the terms of the related mortgage loan documents.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,151 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $41,511 for tenant improvements and leasing commissions.

Fitness Center and Corridor Upgrade Reserve – On each monthly payment date, the borrower is required to escrow approximately $83,000 for tenant improvements and leasing commissions, subject to a cap equal to the difference between (i) $2,040,072, less (ii) the sum of all disbursements made from the fitness center and corridor upgrade reserve account.

Lockbox / Cash Management. The Olympic Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. All revenue of any kind is required to be deposited directly into the lockbox account and, so long as a Trigger Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Olympic Plaza Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Olympic Plaza Mortgage Loan documents or (ii) a net cash flow debt service coverage ratio (“NCF DSCR”) of less than 1.40x for one calendar quarter, and will end with regard to (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal or greater than 1.45x for two consecutive calendar quarters.

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No. 8 – Olympic Plaza

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-5C38
No. 9 – Gateway Retail Portfolio

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No. 9 – Gateway Retail Portfolio

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No. 9 – Gateway Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$38,000,000	Title:	Fee(1)
Cut-off Date Principal Balance:	$38,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.6%	Net Rentable Area (SF):	202,525
Loan Purpose:	Refinance	Location:	Fairfield, CA
Borrowers:	Courtyard E Associates, LLC, Fairfield Fee Land, LLC, Fairfield Gateway L.P., Fairfield Gateway, LLC and Fairfield Gateway M4 LLC	Year Built / Renovated:	Various / Various(2)
Borrower Sponsor:	Thomas R. Tellefsen	Occupancy:	100.0%
Interest Rate:	6.65000%	Occupancy Date:	7/31/2025
Note Date:	9/30/2025	4th Most Recent NOI (As of):	$3,311,150 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of) (3):	$3,311,315 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (3):	$3,865,271 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,930,598 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,291,746
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,458,150
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,833,596
Additional Debt:	No	UW NCF:	$3,661,030
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$63,500,000 / $314
Additional Debt Type:	N/A	Appraisal Date:	7/20/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$188
Taxes:	$291,300	$48,550	N/A	Maturity Date Loan / SF:	$188
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.8%
TI/LC:	$0	$16,877	N/A	Maturity Date LTV:	59.8%
Required Repairs:	$221,850	$0	N/A	UW NCF DSCR:	1.43x
Replacement Reserves:	$0	$2,532	N/A	UW NOI Debt Yield:	10.1%
Other LL Obligations:	$1,435,090	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	100.0%	Loan Payoff	$31,595,795	83.1%
			Return of Equity	3,644,556	9.6
			Reserves(4)	1,948,240	5.1
			Closing Costs	811,410	2.1
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The Gateway Retail Portfolio borrowers will own all the fee, leasehold and subleasehold interests in the Gateway Plaza Property, please refer to the “Ground Lease” section below.
(2)	The Gateway Plaza Property was built in 1990 and renovated in 2020 and the Gateway Courtyard Property was built in 2002 and not renovated.
(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the following leases executed in 2024; Petco, GameStop, Vitalant, VIP Foot Spa, and H&R Block totaling 29,975 SF and $631,421 of base rent.
(4)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Gateway Retail Portfolio mortgage loan (the “Gateway Retail Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $38.0 million and is secured by the borrowers’ fee and leasehold interests in a two-property retail portfolio totaling 202,525 square feet comprised of two separate parcels located in Fairfield, California (individually, the “Gateway Plaza Property” and the “Gateway Courtyard Property” and, collectively, the “Gateway Retail Portfolio Properties”). The Gateway Retail Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.65000% per annum on an Actual/360 basis.

The Properties. The Gateway Retail Portfolio is a 202,525 SF, 100.0% leased, two-property retail portfolio. The Gateway Plaza Property is a 164,463 SF grocery-anchored retail center located at 1300-1350 Gateway Boulevard in Fairfield, CA. Tenants include grocery-anchor, Trader Joe’s, Ross Dress for Less, Michaels, and Petco. The Gateway Courtyard Property

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No. 9 – Gateway Retail Portfolio

is a 38,062 SF retail center located at 1570-1630 Gateway Boulevard in Fairfield, CA. Tenants include The Picklr, Panera Bread, T-Mobile, and Five Guys. The properties are located within 0.25 miles of each other in Fairfield, California.

The borrower sponsor developed the properties in 1990 and 2002. The collateral is part of a larger center that includes national tenants, such as Chipotle, Cold Stone Creamery, Verizon, European Wax Center, and Barnes & Noble. Many of these non-collateral parcels were previously owned by the borrower sponsor and have been sold by the borrower sponsor. The Gateway Retail Portfolio has strong leasing momentum, recently backfilling the former Party City space following the company’s bankruptcy with the following tenants: The Picklr (9.1% of NRA) and Nick the Greek (1.0% of NRA).

The Gateway Retail Portfolio Properties are located along Gateway Boulevard and Interstate 80, the region’s primary east-west corridor, providing direct access to San Francisco and Sacramento. Adjacent to the properties is Solano Town Center, a 1.3 million square-feet mall with anchors including Macy’s, JCPenney, and Regal Cinemas. Additionally, there is a Hilton Garden Inn Fairfield, which is a 150-key, limited-service hotel adjacent to the Gateway Courtyard Property, and has operated from this location for more than 20 years.

Major Tenants.

Ross Dress for Less (30,170 square feet; 14.9% of NRA; 11.3% of underwritten base rent; A2/BBB+/NR by Moody’s/S&P/Fitch): Founded in 1982 and headquartered in Dublin, California, Ross Dress for Less (“Ross”) is a company that offers brand-name and designer merchandise 20%-60% below department store prices. Ross is the largest off-price apparel and home fashion chain in the United States with 1,873 locations in 44 states, the District of Columbia, and Guam. Ross Dress for Less has been a tenant at the Gateway Plaza Property since 2000 with the current lease expiring January 2031. Ross Dress for Less has no termination options and recently executed their 4th renewal option in March 2025 that will extend their lease through January 2031.

Michaels (21,290 square feet; 10.5% of NRA; 7.3% of underwritten base rent; Caa2/CCC/NR by Moody’s/S&P/Fitch): Founded in 1973, Michaels is a leading arts and crafts retail chain known for its wide selection of creative supplies, home décor, and custom framing services. The company operates approximately 1,300 locations across North America. Michaels has been a tenant at the Gateway Plaza Property since 1989 with the current lease expiring July 2028. Michaels has no termination options and two, 5-year renewal options remaining.

The Picklr (18,347 square feet, 9.1% of NRA, 8.2% of underwritten base rent): Founded in 2021, The Picklr is a franchise of indoor pickleball facilities that aims to provide a premium playing experience with professional-grade courts, lighting, and amenities. The Picklr’s lease starts October 1, 2026. The Picklr has a termination option if they are unable to get the appropriate permits, variances and government approvals for construction and operation of the Property. The Picklr’s lease expires September 30, 2036.

Petco (15,248 square feet; 7.5% of NRA; 7.7% of underwritten base rent; B3/B/NR by Moody’s/S&P/Fitch): Founded in 1965, Petco is a major pet specialty retailer in North America. Petco operates more than 1,500 pet care centers across the U.S., Mexico, and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Petco has been a tenant at the Gateway Plaza Property since 2024 with the current lease expiring in February 2034. Petco has no termination options and four, 5-year renewal options remaining.

Trader Joe’s (9,592 square feet; 4.7% of NRA; 4.2% of underwritten base rent): Founded in 1967, Trader Joe’s is a grocery chain known for its selection of private-label products. Trader Joe’s has been a tenant at the Gateway Plaza Property since 1999 with the current lease expiring in December 2034. Trader Joe’s has no termination options and two, 5-year renewal options remaining.

Panera Bread (4,164 square feet; 2.1% of NRA; 3.6% of underwritten base rent): Founded in 1987, Panera Bread is a fast-casual chain, offering bakery-café-style menu items. Panera Bread has been a tenant at the Gateway Courtyard Property since 2010 with the current lease expiring in March 2031. Panera Bread has no termination options and two, 5-year renewal options remaining.

Environmental. According to Phase I environmental assessments dated July 14, 2025 and August 14, 2025, there was no evidence of any recognized environmental conditions at the Gateway Retail Portfolio Properties.

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The following table presents certain information relating to the historical and current occupancy of the Gateway Plaza and Gateway Courtyard Properties:

Historical and Current Occupancy(1)
2022	2023(2)	2024(2)	Current(3)
86.5%	88.7%	95.4%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in Historical Occupancy from 2023 to 2024 is primarily driven by new leasing which includes Petco, GameStop, Vitalant, VIP Foot Spa, and H&R Block.
(3)	Current Occupancy is as of July 31, 2025.

The following table presents certain information relating to the largest tenants at the Gateway Plaza & Gateway Courtyard Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Ross Dress for Less	A2/BBB+/NR	30,170	14.9%	$15.87	$478,798	11.3%	1/31/2031
Michaels	Caa2/CCC/NR	21,290	10.5	$14.50	308,705	7.3	7/31/2028
The Picklr(4)	NR/NR/NR	18,347	9.1	$19.00	348,593	8.2	9/30/2036
Michelle’s Furniture and Mattress	NR/NR/NR	16,557	8.2	$9.42	156,000	3.7	3/31/2027
Petco	B3/B/NR	15,248	7.5	$21.46	327,222	7.7	2/28/2034
Big 5 Sporting Goods	NR/NR/NR	10,557	5.2	$15.61	164,808	3.9	1/31/2028
Hibachi Grill	NR/NR/NR	10,100	5.0	$19.67	198,658	4.7	2/28/2033
Trader Joe’s	NR/NR/NR	9,592	4.7	$18.77	180,022	4.2	12/31/2034
Vitalant	NR/NR/NR	9,428	4.7	$18.00	169,704	4.0	7/31/2029
85°C Bakery Café	NR/NR/NR	7,225	3.6	$19.00	137,275	3.2	4/30/2035
Total Major Tenants		148,514	73.3%	$16.63	$2,469,784	58.1%
Other Tenants		54,011	26.7%	$33.04	$1,784,388	41.9%

Occupied Collateral Total / Wtd. Avg.		202,525	100.0%	$21.01	$4,254,173	100.0%
Vacant Space		0	0.0%

Collateral Total		202,525	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps through October 2026.
(4)	The Picklr recently executed a lease commencing October 2026 with a ten-year initial lease term and two 5-year renewal options. The Borrower reserved $500,000 upfront for a holdback. An additional $532,063 was reserved upfront for The Picklr free rent/gap rent.

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The following table presents certain information relating to the tenant lease expirations of the Gateway Plaza & Gateway Courtyard Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	1	1,527	0.8	34,820	0.8	1,527	0.8%	$34,820	0.8%
2027	10	35,597	17.6	905,284	21.3	37,124	18.3%	$940,104	22.1%
2028	5	38,235	18.9	624,429	14.7	75,359	37.2%	$1,564,533	36.8%
2029	2	12,027	5.9	215,706	5.1	87,386	43.1%	$1,780,239	41.8%
2030	3	11,530	5.7	310,186	7.3	98,916	48.8%	$2,090,426	49.1%
2031	2	34,334	17.0	629,951	14.8	133,250	65.8%	$2,720,377	63.9%
2032	1	1,444	0.7	48,254	1.1	134,694	66.5%	$2,768,631	65.1%
2033	3	13,856	6.8	331,793	7.8	148,550	73.3%	$3,100,424	72.9%
2034 & Beyond	6	53,975	26.7	1,153,749	27.1	202,525	100.0%	$4,254,173	100.0%
Total	33	202,525	100.0%	$4,254,173	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through October 2026.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Gateway Plaza & Gateway Courtyard Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent (3)	$3,835,192	$4,080,137	$4,133,974	$4,254,173	$21.01	77.3%
Gross Potential Rent	$3,835,192	$4,080,137	$4,133,974	$4,254,173	$21.01	77.3%
Total Reimbursements	975,381	1,207,613	1,260,374	1,250,282	6.17	22.7
Net Rental Income	$4,810,574	$5,287,750	$5,394,348	$5,504,455	$27.18	100.0%
Other Income	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(212,709)	(1.05)	(3.9)
Effective Gross Income	$4,810,574	$5,287,750	$5,394,348	$5,291,746	$26.13	96.1%
Total Expenses	1,499,258	1,422,479	1,463,750	1,458,150	7.20	27.6
Net Operating Income	$3,311,315	$3,865,271	$3,930,598	$3,833,596	$18.93	72.4%
Capital Expenditures	0	0	0	30,379	0.15	0.6
TI/LC	0	0	0	142,187	0.70	2.7
Net Cash Flow	$3,311,315	$3,865,271	$3,930,598	$3,661,030	$18.08	69.2%
(1)	TTM reflects the trailing 12 months ending June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Base Rent is inclusive of contractual rent steps taken through October 2026 totaling $83,254 ($1.23 PSF). Additionally, Base Rent includes rents for leases signed but not yet in occupancy, which is primarily The Picklr who has a lease start date of October 2026. All outstanding gap rent and free rent has been reserved

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The Market. The Gateway Retail Portfolio Properties are located in Fairfield, California, within the Vallejo-Fairfield, CA metropolitan statistical area (the “Vallejo MSA”). Vallejo MSA assets include retail, office/medical office, and multifamily properties. Both long-established and newly-emerging concentrations of economic activity in the Vallejo MSA include wholesale trade, finance, insurance, real estate, transportation/utilities, information, and public administration sectors. Major employers within the Vallejo MSA include the Travis Air Force Base, Kaiser Permanente Riverside Medical Center, North Bay Healthcare System, Six Flags, and Kaiser Foundation Hospital and Rehab Center.

The Gateway Courtyard & Gateway Plaza Properties are located in the Northwest quadrant of Gateway Boulevard and Travis Boulevard, across from Solano Town Center. The Gateway Courtyard & Gateway Plaza Properties have close proximity to large metro areas such as Sacramento. Regional access is provided via Interstate 80 and State Route 12.

The immediate area surrounding the Gateway Courtyard & Gateway Plaza Properties are located across from the Solano Town Center and Kaizer Permanente Fairfield is located just north of the subject properties, also along Gateway Boulevard. Per a third-party market report, the 2024 population within a one-, three- and five-mile radius of the Gateway Courtyard & Gateway Plaza Properties were 18,171, 91,527, and 121,244, respectively. The 2024 average household income within the same radii was $102,656, $98,665 and $105,773, respectively.

According to the appraisal, the Gateway Plaza & Gateway Courtyard Properties are located within the Vallejo-Fairfield retail market. As of third quarter 2025, the Vallejo-Fairfield retail market reported a retail inventory of approximately 22.2 million square feet with a vacancy rate of 5.5% and an asking rent of $24.00 per square foot.

According to the appraisal, the Gateway Plaza & Gateway Courtyard Properties are located within the Fairfield retail submarket. As of third quarter 2025, the Fairfield retail submarket reported a retail inventory of approximately 7.4 million square feet with a vacancy rate of 7.3% and an asking rent of $24.00 per square foot.

The following table presents certain information relating to comparable retail rental properties for the Gateway Courtyard & Gateway Plaza Properties:

Competitive Set Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenants	Rent PSF	Lease Type
Gateway Courtyard 1570-1630 Gateway Boulevard Fairfield, CA	2002 / NAP	100.0%(2)	38,062(2)	-	-	NNN
Gateway Plaza 1300-1350 Gateway Boulevard Fairfield, CA	1990 / 2020	100.0%(2)	164,463(2)	-	-	NNN
Laguna Reserve Marketplace 10044-10064 Bruceville Road Elk Grove, CA	2005 / 2024	94.3%	91,296	Pacific Dental	$39.00	NNN
Fairway Oaks 10431 & 10441 Fairway Drive Roseville, CA	2004 / NAP	100.0%	12,424	Massage Envy	$35.40	NNN
Elk Grove Commons 9624 Bruceville Road Elk Grove, CA	2004 / NAP	98.8%	242,078	Angry Chickz	$48.00	NNN
Anatolia Marketplace 4011 Sunrise Boulevard Rancho Cordova, CA	2023 / NAP	100.0%	9,000	Round Table Pizza	$39.96	NNN
Capital Village Shopping Center 3161 Zinfandel Drive Rancho Cordova, CA	2008 / 2014	95.0%	229,865	West Coast Sourdough	$41.40	NNN
Main Street Marketplace 1454 East Main Street Woodland, CA	2023 / NAP	100.0%	33,075	Pizza Hut	$51.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

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The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Courtyard Property:

Market Rent Summary(1)

Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Retail < 2,000 SF Space:	$46.00	6.0	3.0% every year	Triple Net
Retail > 2,000 SF Space:	$40.00	6.0	3.0% every year	Triple Net
Major Tenants Space:	$20.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Plaza Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Retail < 2,500 SF Space:	$36.00	6.0	3.0% every year	Triple Net
Retail > 2,500 SF Space:	$25.00	6.0	3.0% every year	Triple Net
Retail Elbow Space:	$20.00	6.0	3.0% every year	Triple Net
Pad High Exposure Space:	$36.00	10.0	3.0% every year	Triple Net
Pad Space:	$22.00	10.0	3.0% every year	Triple Net
Major Tenants Space:	$19.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.

The following table presents certain information relating to comparable sales for the Gateway Plaza Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)		Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Gateway Plaza 1300-1350 Gateway Boulevard Fairfield, CA	NAP	164,463	(2)	100.0%	(2)	NAP	NAP	NAP
Willowcreek Shopping Center 2755-2825 Grass Valley Highway Auburn, CA	May-2025	67,825		99.0%		$27,750,000	$409.14	$286.40
Clayton Station Shopping Center 5433 Clayton Road Clayton, CA	Apr-2025	67,390		93.0%		$27,750,000	$411.78	$288.25
Woodcreek Plaza 3001 Travis Boulevard Fairfield, CA	Oct-2024	81,980		99.0%		$19,137,000	$233.43	$268.45
Second Street Crossing 4651 2nd Street Davis, CA	Aug-2024	46,330		96.0%		$16,650,000	$359.38	$287.50
Quail Pointe 5255-5275 Sunrise Boulevard Fair Oaks, CA	Dec-2023	96,987		94.0%		$44,300,000	$456.76	$296.90
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

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The following table presents certain information relating to comparable sales for the Gateway Courtyard Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)		Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Gateway Courtyard 1570-1630 Gateway Boulevard Fairfield, CA	NAP	38,062	(2)	100.0%	NAP	NAP	NAP
Anatolia Marketplace 4011 Sunrise Boulevard Rancho Cordova, CA	Dec-2024	9,000		100.0%	$6,075,000	$675.00	$472.50
Riverpoint Marketplace, Phase 2, Parcel 1 759 Ikea Court West Sacramento, CA	Sep-2024	6,600		100.0%	$3,000,000	$454.55	$431.82
Second Street Crossing 4651 2nd Street Davis, CA	Aug-2024	46,330		96.0%	$16,650,000	$359.38	$449.22
Riverpoint Marketplace Pad Building 768 Ikea Court West Sacramento, CA	Jul-2024	5,855		100.0%	$2,828,000	$483.01	$458.86
Petco & Skechers, Riverpoint Marketplace 795 Ikea Court West Sacramento, CA	Mar-2024	17,555		100.0%	$5,900,000	$336.09	$436.91
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

The Borrowers. The borrowers for the Gateway Retail Portfolio Mortgage Loan are Courtyard E Associates, LLC, Fairfield Fee Land, LLC, Fairfield Gateway L.P., Fairfield Gateway, LLC and Fairfield Gateway M4 LLC (each a “Gateway Retail Portfolio Borrower” and collectively, the “Gateway Retail Portfolio Borrowers”).

Each Gateway Retail Portfolio Borrower is a single purpose entity, with one independent director in its organizational structure. Legal counsel to the Gateway Retail Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Gateway Retail Portfolio Mortgage Loan.

The Borrower Sponsor. Thomas R. Tellefsen is the borrower sponsor and guarantor of certain nonrecourse carve-outs under the Gateway Retail Portfolio Mortgage Loan. Thomas Tellefsen is the founder and sole owner of Tellefsen Investments, Inc. Tellefsen Investments has a long-standing track record of success in the acquisition, development, and management of commercial real estate assets throughout the West Coast. Since its inception, Tellefsen Investments has developed six commercial properties, including five retail centers totaling approximately 1.9 million square feet. The firm focuses on high-quality, well-located assets with strong tenant profiles and long-term value creation potential.

Property Management. The Gateway Plaza and Gateway Courtyard Properties are managed by Crosspoint Realty Services, Inc., a third-party management company.

Escrows and Reserves. At origination, the Gateway Retail Portfolio Borrowers deposited into escrow $291,300 for real estate taxes, $221,850 for immediate and short-term repairs, $337,538 for outstanding TI/LC reserve, $597,552 for free rent/gap rent reserve, $500,000 for holdback reserve for The Picklr. The Holdback reserve funds will be disbursed to Borrower at such time that all pre-occupancy termination rights of Picklr have expired.

Escrows and Reserves
Type	Amount
Outstanding TI/LC Reserve(1)	$337,538
Free Rent/Gap Rent Reserve(2)	$597,552
(1)	Outstanding TI/LC Balance is total from the following tenants: Nick the Greek ($128,818), Hibachi Grill ($25,250), and The Picklr ($183,470).
(2)	Free Rent/Gap Rent Reserve Balance is total from the following tenants: Nick the Greek ($65,489) and The Picklr ($532,063).

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Tax Escrows – On each payment date the Gateway Retail Portfolio Borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $48,550.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender and otherwise accordance with the terms of the related mortgage loan documents.

Replacement Reserve – On each payment date the Gateway Retail Portfolio Borrowers are required to escrow approximately $2,532 for replacement reserves (approximately 1/12th) of the annual amount.

TI/LC Reserve – On each payment date the Gateway Retail Portfolio Borrowers are required to escrow approximately $16,877 for TI/LC reserves (approximately 1/12th) of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet). The lender will make disbursements from the TI/LC Reserve Account for approved tenant improvements and leasing commissions at the Property in accordance with the loan documents.

Lockbox / Cash Management. The Gateway Retail Portfolio Mortgage Loan documents require a hard lockbox with springing cash management. The Gateway Retail Portfolio Borrowers are required to cause all rents relating to the Gateway Retail Portfolio Properties to be transmitted directly by tenants into a lender controlled clearing account and all rents received by the Gateway Retail Portfolio Borrowers or the property manager are required to be deposited into the clearing account within one business day of receipt. As long as no Trigger Period (as defined below) is in effect, funds deposited into the clearing account are required to be transferred to the Gateway Retail Portfolio Borrowers’ operating account on a daily basis. Upon the occurrence of a Trigger Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Gateway Retail Portfolio Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of (i) an event of default, (ii) a debt service coverage ratio less than 1.20x as of any calculation date, (iii) a bankruptcy event, or (iv) a Major Tenant Trigger Event (as defined below), the commencement of a Lease Sweep Period, and will end, as applicable, (a) with respect to clause (i) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio is at least equal to 1.25x for two consecutive calculation dates, (c) with respect to clause (iv) above, the low DSCR period is cured in accordance with the definition thereof and (d) with respect to clause (v) above, the occurrence of a Major Tenant Trigger Event Cure (as defined below). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a trigger period exists for any other reason. For avoidance of doubt, the borrower has no right to cure a Trigger Period caused by a bankruptcy action of the borrower or principal.

A “Major Tenant Trigger Event” means the occurrence (i) Borrower failing to receive evidence that Ross has renewed its lease along with an updated tenant estoppel certificate, on or before the earlier of (x) the date twelve months prior to the expiration date of the Ross lease and (y) the date by which Ross is required to deliver notice of its lease renewal or extension under the terms of its lease; (ii) a Major Tenant (as defined below) giving notice of its intent to terminate or not renew a Major Tenant Lease (as defined below); (iii) a Major Tenant going dark, vacating or abandoning all or any portion of its premises; (iv) a Major Tenant or its parent company or the guarantor of a Major Tenant Lease (as defined below) becoming insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; (v) a Major Tenant defaulting under the terms of its Major Tenant Lease beyond all applicable notice and cure periods thereunder; or (vi) a Major Tenant’s credit rating is withdrawn by one or more rating agency or the senior unsecured credit rating of a major tenant is downgraded below BBB- by S&P (or its functional equivalent by any other rating agency).

A “Major Tenant Trigger Event Cure” means (a) with regard to a Major Tenant Trigger Event commenced solely in connection with clauses (i) or (ii) of the definition of Major Tenant Trigger Event, either (a) such Major Tenant renewing its lease in accordance with the Gateway Plaza Mortgage Loan documents or the acceptance of a replacement Major Tenant Lease in accordance with the Gateway Plaza Mortgage Loan documents; (b) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iii) of the definition of Major Tenant Trigger Event, either (a) the acceptance of a replacement Major Tenant Lease in accordance with the Gateway Plaza Mortgage Loan documents, or (b) such Major Tenant resumes occupancy of its premises and Lender receives an updated tenant estoppel certificate from Major Tenant that is reasonably acceptable to Lender; (c) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iv) of the definition of Major Tenant Trigger Event, either (a) the acceptance of a replacement Major Tenant

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Lease in accordance with the Gateway Plaza Mortgage Loan documents, or (b) Borrower provides the lender with (1) reasonably satisfactory evidence that the assets of Major Tenant or its parent company or lease guarantor (as applicable) are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant Lease or its guaranty (as applicable) has been affirmed (which evidence may include a copy of the court order affirming such Major Tenant Lease or its guaranty) and are unmodified and in full force and effect and (3) an updated tenant estoppel certificate from Major Tenant that is reasonably acceptable to Lender; (d) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (v) of the definition of Major Tenant Trigger Event, either (a) the acceptance of a replacement Major Tenant Lease, or (b) the borrower provides evidence reasonably satisfactory to the lender that Major Tenant has cured the default under the Major Tenant Lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to Lender, or (e) with regard to a Major Tenant Trigger Event commenced solely in connection with clause (vi) of the definition of Major Tenant Trigger Event, such Major Tenant’s credit rating being reinstated by each rating agency that withdrew such rating or the senior unsecured credit rating of such Major tenant equaling or exceeding BBB- by S&P (or its functional equivalent by any other rating agency).

A “Major Tenant” means (i) Ross or a replacement tenant thereof and (ii) Trader Joe’s or a replacement tenant thereof.

A “Major Tenant Lease” means (i) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (A) covers 15,000 square feet or more, in the aggregate, (B) provides for a lease term of more than ten (10) years excluding options to renew or (C) is with an Affiliate of Borrower, (ii) the Trader Joe’s lease and (iii) any instrument guaranteeing or providing credit support for any Lease identified in part (i) or (ii) above.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. When the borrower sponsors originally developed the Gateway Plaza Property, the Gateway Plaza Property was subject to a ground lease with City of Fairfield Redevelopment Agency as lessor. The borrower sponsors subsequently acquired the fee interest in the Gateway Plaza Property as well as the sub-leasehold interests in the Michaels and Ross out-parcels. All fee, leasehold and sub-leasehold interests in the Gateway Retail Portfolio serve as collateral for the Gateway Retail Portfolio Mortgage Loan and upon foreclosure, the lender may acquire all or any portion of the fee, leasehold and sub-leasehold interests in the Gateway Plaza Property and would have the ability to collapse the ground lease and sub-ground lease structure.

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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$33,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.0%	Net Rentable Area (SF):	484,168
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	1850 Central, LLC	Year Built / Renovated:	1990 / 2020
Borrower Sponsors:	David L. Long and Peggy L. Long	Occupancy:	90.5%
Interest Rate:	6.73000%	Occupancy Date:	8/1/2025
Note Date:	10/23/2025	4th Most Recent NOI (As of):	$4,752,517 (12/31/2022)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$4,646,484 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,087,165 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$5,516,567 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$13,098,003
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$4,682,021
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$8,415,982
Additional Debt(1):	Yes	UW NCF:	$7,493,804
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF(5):	$94,400,000 / $195
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	8/20/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$209,242	$69,747	N/A	Maturity Date Loan / SF:	$130
Insurance:	$82,422	$10,303	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	$8,069	N/A	Maturity Date LTV:	66.7%
TI / LC Reserve:	$1,909,035	$131,129	N/A	UW NCF DSCR:	1.74x
Unfunded TI/LC Reserve:	$10,933,737	$0	N/A	UW NOI Debt Yield:	13.4%
Abated Rent:	$2,858,583	$0	N/A
Gap Rent:	$1,134,394	$0	N/A
Critical Tenant Non-Renewal:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$63,000,000	95.3%	Loan Payoff	$48,434,074	73.3%
Principal Cash Contribution	3,102,107	4.7	Upfront Reserves	17,127,413	25.9
			Closing Costs	540,620	0.8
Total Sources	$66,102,107	100.0%	Total Uses	$66,102,107	100.0%
(1)	The Central Arts Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $63.0 million (as defined below). The Financial Information in the chart above reflects the Central Arts Plaza Whole Loan.
(2)	Defeasance of the Central Arts Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 23, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization trust in November 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(5)	The appraised value is as-stabilized, assuming that Tiffany & Bosco takes occupancy in April 2026 and begins paying rent in August 2026. The as-is appraised value is $77,600,000, which includes a $16,800,000 stabilization discount, results in a Cut-off Date LTV and Maturity Date LTV of 81.2%. All outstanding reserves owed to Tiffany & Bosco, P.A,, along with gap rent to April 2026 and Free Rent through August 2026 were reserved by the lender at loan origination.

The Loan. The Central Arts Plaza mortgage loan (the “Central Arts Plaza Mortgage Loan”) is part of a whole loan (the “Central Arts Plaza Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $63,000,000, which is secured by the borrower’s fee interest in an approximately 484,168 square foot office building located in Phoenix, Arizona (the “Central Arts Plaza Property”). The table below identifies the promissory notes that comprise the Central Arts Plaza Whole Loan. The relationship between the holders of the Central Arts Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole

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Loans” in the Preliminary Prospectus. The Central Arts Plaza Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Central Arts Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$33,000,000	$33,000,000	BBCMS 2025-5C38	Yes
A-2	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
Whole Loan	$63,000,000	$63,000,000

The Central Arts Plaza Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 60 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.73000% per annum.

The Central Arts Plaza Whole Loan proceeds, alongside sponsor equity, were used to refinance the prior loan, fund upfront reserves and cover closing costs.

The Property. The Central Arts Plaza Property is a Class A high-rise office building located in Phoenix, Arizona. The property, built in 1990 and most recently renovated in 2020, encompasses 484,168 square feet and offers several on-site amenities, including a dry cleaner, a theater, two restaurants, a fitness center, three large meeting rooms, and a garden plaza with a water feature. As of August 1, 2025, the Central Arts Plaza Property is 90.5% leased to 25 tenants and is considered stabilized, inclusive of the Tiffany & Bosco, P.A. lease, which will occupy three suites on a lease that is expected to commence in April 2026. The borrower sponsors acquired the Central Arts Plaza Property in 2018 for $80.7 million, at which time the Central Arts Plaza Property was 73.0% occupied. Since acquisition, the borrower sponsors have invested approximately $8.4 million in capital improvement projects to upgrade tenant amenities and common areas, and over $24.5 million in TIs and LCs to re-tenant the space. These investments bring the Sponsor’s cost-basis to $113.6 million. Central Arts Plaza features a variety of amenities including a fitness center, a performing arts theatre, a state-of-the-art conference center, and a recently renovated restaurant.

Since acquiring the Central Arts Plaza Property, the borrower sponsors have successfully signed new and renewal leases across over 430,000 SF, including the recent lease execution to Tiffany & Bosco, who signed a 13-year lease, commencing in April 2026 and expiring in March 2039, with no delivery outs or early termination options.

The following information presents certain information relating to the historical and current occupancy of the Central Arts Plaza Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
84.0%	71.6%	79.0%	90.5%
(1)	Based on December 31 of each respective year, unless otherwise noted.
(2)	Current Occupancy is as of August 1, 2025.

Appraisal. According to the appraisal, the Central Arts Plaza Property has an “as-stabilized” appraised value of $94,400,000 as of August 20, 2026, which was subject to the extraordinary assumption of a $16,800,000 stabilization discount, accounting for the Tiffany & Bosco lease that is expected to take occupancy in April 2026 and begin paying rent in August 2026.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Central Arts Plaza	$94,400,000	7.50%
(1)	Source: Appraisal.

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Environmental. According to the Phase I environmental report dated September 4, 2025, there was no evidence of any recognized environmental conditions at the Central Arts Plaza Property.

Major Tenants. The three largest tenants by underwritten net rentable area (“NRA”) at the Central Arts Plaza Property are Tiffany & Bosco, P.A., Burns & McDonnell Engineering and Dickinson Wright, PLLC.

Tiffany & Bosco, P.A. (57,813 square feet; 11.9% of NRA; 15.4% of underwritten base rent): Tiffany & Bosco, P.A. is a law firm that was founded in 1967 and will be a new tenant at Central Arts Plaza with a lease that is projected to commence in April 2026, with rent payments beginning in August 2026, following four months of free rent.

Burns & McDonnell Engineering (52,027 square feet; 10.7% of NRA; 12.3% of underwritten base rent): Burns & McDonnell Engineering is a global engineering, architecture, construction, and consulting firm founded in 1898 and is 100% employee-owned. The company designs and builds critical infrastructure across a wide range of sectors, including power, transportation, environmental, and commercia. Its services cover the entire project lifecycle, from initial planning and design to construction and management. Burns & McDonnell Engineering has over 75 offices worldwide.

Dickinson Wright, PLLC (37,362 square feet; 7.7% of NRA; 9.0% of underwritten base rent): Dickinson Wright, PLLC is a full-service law firm with over 500 lawyers serving clients across the United States and Canada in more than 40 practice areas and industries. Founded in 1878, the firm is known for its commercial litigation, private equity and intellectual property practices.

The following table presents certain information relating to the major tenants at the Central Arts Plaza Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Tiffany & Bosco, P.A.(2)	NR/NR/NR	57,813	11.9%	$32.50	$1,878,923	15.4%	3/31/2039
Burns & McDonnell Engineering	NR/NR/NR	52,027	10.7%	$28.75	$1,495,776	12.3%	12/31/2027
Dickinson Wright, PLLC	NR/NR/NR	37,362	7.7%	$29.25	$1,092,838	9.0%	5/31/2031
May Potenza Baran Gillespie(3)	NR/NR/NR	25,448	5.3%	$26.70	$679,536	5.6%	4/1/2036
R. R. Donnelley	NR/NR/NR	24,592	5.1%	$30.00	$737,760	6.1%	5/31/2029
Jaburg & Wilk, P.C.	NR/NR/NR	23,254	4.8%	$31.00	$720,874	5.9%	5/31/2036
Burch & Cracchiolo, P.A.	NR/NR/NR	20,562	4.2%	$30.36	$624,262	5.1%	12/31/2033
The Cavanagh Law Firm, P.A.	NR/NR/NR	20,477	4.2%	$34.00	$696,218	5.7%	4/30/2038
Stinson LLP	NR/NR/NR	20,236	4.2%	$31.51	$637,722	5.2%	7/31/2034
Frazer, Ryan Goldberg & Arnold	NR/NR/NR	20,043	4.1%	$30.91	619,529	5.1%	11/30/2031
Major Tenants		301,814	62.3%	$30.43	$9,183,439	75.4%
Other Tenants		109,781	22.7%	$27.26	$2,993,165	24.6%
Occupied Total Collateral		411,595	85.0%	$29.58	$12,176,604	100.0%
Amenity Space		26,683	5.5%
Vacant Space		45,890	9.5%
Totals/ Wtd. Avg. All Tenants		484,168	100.0%
(1) Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2) Tiffany & Bosco, P.A.’s lease is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(3) May Potenza Baran Gillespie has executed a lease expansion and extension. The tenant currently occupies 19,093 SF and will expand its space by 6,355 SF with expected rent commencement in April 2026. We cannot assure you that the tenant will take occupancy of the expansion space or commence paying rent.

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The following table presents certain information relating to the lease rollover schedule at the Central Arts Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	45,890	9.5%	NAP	NAP	45,890	9.5%	NAP	NAP
2025 & MTM(3)	1	26,683	5.5%	$0	0.0%	72,573	15.0%	0	0.0%
2026	0	0	0.0%	0	0.0%	72,573	15.0%	0	0.0%
2027	5	70,550	14.6%	2,041,023	16.8%	143,123	29.6%	$2,041,023	16.8%
2028	1	885	0.2%	27,878	0.2%	144,008	29.7%	$2,068,901	17.0%
2029	4	46,750	9.7%	1,403,928	11.5%	190,758	39.4%	$3,472,829	28.5%
2030	2	8,698	1.8%	265,346	2.2%	199,456	41.2%	$3,738,175	30.7%
2031	3	69,955	14.4%	1,734,748	14.2%	269,411	55.6%	$5,472,923	44.9%
2032	0	0	0.0%	0	0.0%	269,411	55.6%	$5,472,923	44.9%
2033	3	40,001	8.3%	1,218,796	10.0%	309,412	63.9%	$6,691,720	55.0%
2034	1	20,236	4.2%	637,722	5.2%	329,648	68.1%	$7,329,442	60.2%
2035	0	0	0.0%	0	0.0%	329,648	68.1%	$7,329,442	60.2%
2036 & Beyond	6	154,520	31.9%	4,847,162	39.8%	484,168	100.0%	$12,176,604	100.0%
Total/Wtd. Avg.	26	484,168	100.0%	$12,176,604	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes amenity space.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Central Arts Plaza Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 6/30/2025	Underwritten(2)	PSF	%(2)
Base Rental Revenue	$10,681,944	$9,769,629	$9,653,398	$9,913,156	$12,176,604	$25.15	85.1%
Total Commercial Reimbursement Revenue	11,597	62,701	102,691	133,201	40,490	$0.08	0.3%
HVAC Reimbursement	53,951	50,983	61,772	63,009	63,009	$0.13	0.4%
Market Revenue from Vacant Units	0	0	0	0	1,204,431	$2.49	8.4%
Parking Income	659,630	644,057	706,389	744,698	753,900	$1.56	5.3%
Other Revenue	46,823	65,136	58,825	68,977	64000	$0.13	0.4%
Potential Gross Revenue	$11,453,945	$10,592,506	$10,583,075	$10,923,041	$14,302,434	$29.54	100.0%
Vacancy Loss	(1,407,932)	(676,108)	(1,085,749)	(529,373)	(1,204,431)	($2.49)	(8.4%)
Effective Gross Revenue	$10,046,013	$9,916,398	$9,497,326	$10,393,668	$13,098,003	$27.05	91.6%
Real Estate Taxes	1,694,936	1,553,400	1,573,896	896,043	836,969	$1.73	6.4%
Insurance	94,108	94,844	105,432	115,490	123,633	$0.26	0.9%
Utilities	819,703	873,157	993,018	1,014,969	1,000,000	$2.07	7.6%
Repairs & Maintenance	1,793,418	1,762,997	1,712,429	1,727,616	1,756,788	$3.63	13.4%
Management Fee	430,187	432,066	457,198	462,457	392,940	$0.81	3.0%
Payroll (Office, Security, Maintenance)	379,076	394,166	468,362	468,139	438,300	$0.91	3.3%
General and Administrative - Direct	82,068	159,284	99,826	192,387	133,391	$0.28	1.0%
Total Expenses	$5,293,496	$5,269,914	$5,410,161	$4,877,101	$4,682,021	$9.67	35.7%
Net Operating Income(3)	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$8,415,982	$17.38	64.3%
Replacement Reserves	0	0	0	0	96,834	$0.20	0.7%
TI/LC	0	0	0	0	825,343	$1.70	6.3%
Net Cash Flow	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$7,493,804	$15.48	57.2%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

The Market. The Central Arts Plaza Property is located in the Central Corridor submarket of Phoenix, Maricopa County, Arizona, which is part of the larger Phoenix-Mesa-Chandler metropolitan area. Within the Central Corridor submarket, the subject property benefits from its location along Central Avenue with visibility along the Phoenix Light Rail. The area is characterized by a mix of residential, commercial, and public uses, with significant office development. Notable developments include Park Central Mall, The Phoenix Plaza, and the Phoenix Indian School Site redevelopment. The neighborhood is considered to be in a revitalization phase with high barriers to entry for new developments. As of the second quarter of 2025, the Phoenix market had a vacancy rate of 16.7% and an average asking rent of $29.72 per square foot. The Central Corridor submarket had a higher vacancy rate of 22.8% and an average asking rent of $28.11 per square foot.

The following table presents certain information regarding comparable sales of the Central Arts Plaza Property:

Comparable Sales – Phoenix, AZ(1)
Property Name	SF	Year Built / Renovated	Occupancy	Stabilized Price	Price Per SF	Cap Rate
24th at Camelback	308,481	2000 / NAP	85%	$90,360,000	$293	7.53%
24th at Camelback II	306,877	2009 / NAP	81%	$97,900,000	$319	7.00%
Great American Tower	350,049	1985 / 2023	60%	$47,170,000	$135	8.42%
2800 Tower	370,736	1985 / 2024	56%	$60,300,000	$163	8.12%
(1)	Source: Appraisal.

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The Borrower. The borrower is 1850 Central, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Central Arts Plaza Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are David L. Long and Peggy L. Long. The borrower sponsors are the co-founders of DL Properties, a private real estate investment company that has accumulated a national retail portfolio comprised of over 26 commercial properties.

Property Management. The Central Arts Plaza Property is managed by CBRE Inc., an unaffiliated third party.

Escrows and Reserves. At the origination of the Central Arts Plaza Whole Loan, the borrower deposited approximately (i) $209,242 into a reserve for the payment of real estate taxes; (ii) $82,422 into a reserve for the payment of insurance premiums; (iii) $10,933,737 into a reserve for the unfunded tenant improvement allowances for Tiffany & Bosco, P.A., Dickinson Wright, PLCC, R.R. Donnelley, BMO Harris Bank N.A. and May, Potenza, Baran & Gillespie, P.C. (“May Potenza”), tenants at the Central Arts Plaza Property, and leasing commissions for Tiffany & Bosco, P.A. and National Default Services Corporation (“NDSC”), tenants at the Central Arts Plaza Property, (iv) $2,858,583 into reserve in connection with the abated rent for Tiffany & Bosco, P.A., May Potenza, R.R. Donnelley, Jaburg & Wilk, P.C., BMO Harris Bank N.A., Richards & Moskowitz PLC, NDSC and CorVel Healthcare Corporation, tenants at the Central Arts Plaza Property; (v) $1,134,394 into a reserve in connection with the gap rent for Tiffany & Bosco, P.A., NDSC and May Potenza, tenants at the Central Arts Plaza Property; and (vi) $1,909,035 into a reserve for general tenant improvements and leasing commissions.

Tax Reserve - On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period, initially estimated to be $69,747.

Insurance Reserve - On each payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve will be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Central Arts Plaza Whole Loan documents, there is no continuing event of default and the borrower provides timely evidence of payment of the applicable premiums.

Capital Expenditure Reserve - On each payment date, the borrower is required to fund a capital expenditure reserve in the amount of $8,069.47.

TI / LC Reserve - On each payment date, the borrower is required to fund the tenant improvement and leasing commission reserve in the amount of (i) for the payment dates occurring in December 2025 through November 2027, and thereafter to the extent the DSCR is less than 1.40x as of the end of any fiscal quarter, $131,128.83, and (ii) otherwise, $90,781.50. Additionally, in the event a lease is terminated in whole or in part, whether by buy-out, cancellation, default, rejection or otherwise, or the tenant under such lease defaults, and the borrower receives or is permitted to retain any payment, fee, damages, forfeited security deposit, or proceeds of any bond or letter of credit given as security (collectively, the "Central Arts Plaza Termination Proceeds"), the borrower is required to promptly deposit such Central Arts Plaza Termination Proceeds into the tenant improvement and leasing commission reserve. Additionally, to the extent (A) either (y) Burns & McDonnell Engineering has entered into a renewal or extension of its lease in accordance with its terms, which commences as of the end of the current expiration date or (z) the existing lease is terminated and the entirety of the leased space is subject to one or more approved substitute leases, and (B) the balance in the tenant improvement and leasing commission reserve will be equal to or greater than $2,000,000 after any requested disbursement, the lender will disburse funds from the tenant improvement and leasing commission reserve to the borrower’s operating account up to one time per calendar month and upon the borrower’s satisfaction of certain conditions precedent to reimburse the borrower or pay for capital expenditures incurred in relation to the renovations and upgrades to the elevators used at the Central Arts Plaza Property (whether such capital expenditures are undertaken before or after the satisfaction of clause (A) above), provided, any disbursements in relation to such capital expenditures do not exceed $2,000,000.

Critical Tenant Reserve - On each payment date during or after any Critical Tenant (as defined below) fails to give notice to renew its Critical Tenant Lease (as defined below) as of the date that is the earlier of (a) the date required pursuant to its Critical Tenant Lease or (b) 12 months prior to the expiration of its Critical Tenant Lease, until the earlier of (i) the satisfaction of the applicable disbursement conditions as provided in the Central Arts Plaza Whole Loan documents or (ii) the termination

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of the applicable Critical Tenant Lease, the borrower is required to fund a critical tenant reserve in the amount of $343,099.57. In addition, the borrower has the right, in its sole discretion, within ten business days of receipt of notice of a Critical Tenant Trigger Event (as defined below) from the lender or during the existence of a Central Arts Plaza Trigger Period (as defined below) resulting from a Critical Tenant Trigger Event, to deposit a cash deposit or deliver a letter of credit in an aggregate amount equal to the Critical Tenant Deposit Amount (as defined below) (taking into account funds on deposit in the critical tenant reserve) to the lender. Upon the lender’s receipt of such cash deposit or letter of credit, no Central Arts Plaza Trigger Period will be deemed to have commenced, and any current Central Arts Plaza Trigger Period resulting solely from a Critical Tenant Trigger Event will no longer be deemed to exist. If such cash deposit or letter of credit is made, and if the borrower fails to provide evidence that the applicable disbursement conditions have been satisfied on or before the six-month anniversary of the initial occurrence of such Critical Tenant Trigger Event, or any subsequent six-month anniversary thereafter, the borrower has the right, in its sole discretion, prior to the end of the then applicable anniversary date to make an additional cash deposit or deliver an additional letter of credit equal to the Critical Tenant Deposit Amount (without taking into account any cash deposit or letter of credit already deposited with the lender as the result of a Critical Tenant Trigger Event), and, to the extent timely made, a Central Arts Plaza Trigger Period as a result of the Critical Tenant Trigger Event will not commence. To the extent the borrower fails to timely make any of the deposits when required above, or fails to provide evidence of the satisfaction of the applicable disbursement conditions prior to the 12-month period immediately preceding the maturity date (without taking into account any cash deposit or letters of credit already deposited with the lender as the result of a Critical Tenant Trigger Event), a Central Arts Plaza Trigger Period will immediately commence.

Lockbox and Cash Management. The Central Arts Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters instructing all tenants at the Central Arts Plaza Property to deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all revenues relating to the Central Arts Plaza Property and all other money received by the borrower or the property manager with respect to the Central Arts Plaza Property (other than tenant security deposits) to be deposited into such lockbox account within one business day of receipt thereof. On each business day that no Central Arts Plaza Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Central Arts Plaza Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into the cash management account; provided, that, the borrower may maintain in a borrower-controlled operating account (i) sufficient funds necessary to pay any operating expenses due in the immediately subsequent thirty-day period and (ii) any minimum amounts required to be maintained pursuant to any approved management agreement entered with an unaffiliated approved property manager. On each business day that a Central Arts Plaza Trigger Period occurs as a result of a Critical Tenant Trigger Period is continuing and a cash management account has yet to be established, all excess cash flow which would otherwise be deposited into the cash management account will be deposited into the critical tenant reserve.

During the continuance of a Central Arts Plaza Trigger Period or an event of default, all amounts on deposit in the cash management account after payment of debt service, required reserves, and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Central Arts Plaza Whole Loan.

A “Central Arts Plaza Trigger Period” means each period (a) (i) commencing when the DSCR (as calculated under the Central Arts Plaza Whole Loan documents), determined as of the last day of any two consecutive fiscal quarters, is less than 1.25x and the borrower has not timely made the cash deposit into an excess cash flow account or delivered a letter of credit to the lender pursuant to the terms of the Central Arts Plaza Whole Loan documents, and (ii) ending on the earlier to occur of (y) the DSCR (as calculated under the Central Arts Plaza Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.25x or (z) an appropriate deposit of cash is made to an excess cash flow account or a letter of credit to the lender pursuant to the terms of the Central Arts Plaza Whole Loan documents, (b) if the financial reports required under the Central Arts Plaza Whole Loan documents are not delivered to the lender as and when required (subject to applicable notice and cure periods), until such reports are delivered and they indicate, in fact, that no Central Arts Plaza Trigger Period is ongoing, and (c) any period from (i) the occurrence of a Critical Tenant Trigger Event and the failure of the borrower to timely make the cash deposit equal to an amount reasonably determined by the lender, and which is six times the monthly amount of excess flow that would have been deposited into the critical tenant reserve pursuant to the terms of the Central Arts Plaza Whole Loan documents as of the commencement date of such Critical Tenant Trigger Event (a “Critical Tenant Deposit Amount”) to (ii) the satisfaction of the applicable disbursement conditions as provided in the Central Arts Plaza Whole Loan documents or the balance

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Annex A-3	BBCMS 2025-5C38
No. 10 – Central Arts Plaza

deposited in an account as a result of the related Critical Tenant Trigger Event equals to the applicable Critical Tenant Deposit Amount.

A "Critical Tenant" means any of the following: (i) Burns & McDonnell Engineering, (ii) Tiffany & Bosco, P.A., and (iii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant Space (as defined below) pursuant to a Critical Tenant Lease.

A "Critical Tenant Lease" means any of the following: (i) the Burns & McDonnell Engineering lease, (ii) the Tiffany & Bosco, P.A. lease and (iii) any future lease which qualifies as a major lease under the Central Arts Plaza Whole Loan documents.

A "Critical Tenant Space" means any of the following: (i) the approximate 52,027 square feet of leasable space subject to the Burns & McDonnell Engineering lease, (ii) the approximate 57,813 square feet of leasable space subject to the Tiffany & Bosco, P.A. lease and (iii) the leased premises occupied by a future Critical Tenant pursuant to its Critical Tenant Lease.

A "Critical Tenant Trigger Event" means the occurrence of any of the following, provided, as it relates to Tiffany & Bosco, P.A., a Critical Tenant Trigger Event has not occurred under clause (y) until after the date such Critical Tenant is required to have taken occupancy of its Critical Tenant Space pursuant to its Critical Tenant Lease or, under clause (z), solely due to not being in occupancy and paying rent as of the Central Arts Plaza Whole Loan origination date: (x) the date of the filing of a bankruptcy petition by or against any Critical Tenant, or the guarantor under its Critical Tenant Lease, under the bankruptcy code or any such Critical Tenant or guarantor is deemed to be legally insolvent or otherwise makes a general assignment for the benefit of its creditors; (y) the date that any Critical Tenant either (i) gives notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its Critical Tenant Lease or vacate 33% or more of its Critical Tenant Space or (ii) goes dark, discontinues its operations or business or vacates 33% or more of its Critical Tenant Space, excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days, and not more than 90 days in any 12-month period, so long as the Critical Tenant is otherwise in compliance with the terms of its Critical Tenant Lease, (B) caused solely by a casualty or condemnation, renovations or alterations undertaken pursuant to the terms of its Critical Tenant Lease, and (C) caused by a force majeure; or (z) the occurrence of an event of default by a Critical Tenant under any Critical Tenant Lease beyond any applicable cure or grace period.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Partial Release. On any date other than within the 30-day period immediately prior to or immediately after a proposed securitization of all or a portion of the Central Arts Plaza Whole Loan, the borrower may request a release of a vacant 1.87-acre parcel (the “Release Parcel”) which was not attributed any value in determine the Central Arts Plaza Whole Loan amount (the "Partial Release Event") upon, among other things, the satisfaction of the following conditions (a) no default or event of default is continuing, (b) if the Partial Release Event occurs after a securitization of the Central Arts Plaza Whole Loan, the borrower will be required to deliver a REMIC opinion, (c) satisfaction of rating agency conditions, and (d) if the Central Arts Plaza Whole Loan is included in a REMIC and immediately following a release of the Release Parcel, the Central Arts Plaza Whole Loan fails to satisfy the lender’s determination that, based on a current or updated appraisal or other determination of value, the fair market value of the Central Arts Plaza Property (excluding any value attributable to property that is not an interest in real property within the meaning of the Internal Revenue Code of 1986) is at least 80% of the Central Arts Plaza Whole Loan's adjusted issue price, then the borrower will be required to prepay the balance of the Central Arts Plaza Whole Loan in an amount equal to either (i) an amount necessary to satisfy such lender determination or (ii) a lesser amount, provided that that borrower delivers to the lender an opinion that such release does not cause any portion of the Central Arts Plaza Whole Loan to cease to be a “qualified mortgage” as defined in the Internal Revenue Code of 1986.

Ground Lease. None.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$31,520,000	Title:	Fee
Cut-off Date Principal Balance(1):	$31,520,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	349,659
Loan Purpose:	Acquisition	Location:	Conshohocken, PA
Borrower:	Blue Water Tower LLC	Year Built / Renovated:	2002 / 2023
Borrower Sponsors:	Harry Adjmi and Carolyn Dayon	Occupancy:	91.4%
Interest Rate:	6.30200%	Occupancy Date:	8/31/2025
Note Date:	9/4/2025	4th Most Recent NOI (As of):	$6,068,970 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$5,777,894 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,177,182 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$6,080,724 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$13,224,195
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$5,066,417
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$8,157,778
Additional Debt(1):	Yes	UW NCF:	$7,346,035
Additional Debt Balance(1):	$22,500,000	Appraised Value / Per SF:	$78,000,000 / $223
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/17/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$0	$122,800	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$14,863	N/A	Maturity Date LTV:	69.3%
TI / LC Reserve:	$4,000,000	Springing	$2,000,000	UW NCF DSCR:	2.13x
Unfunded Obligations Reserve(2):	$1,638,599	$0	N/A	UW NOI Debt Yield:	15.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$54,020,000	58.7%	Purchase Price	$83,100,000	90.3%
Principal Cash Contribution	31,988,203	34.8	Upfront Reserves	5,638,599	6.1
TI/LC Seller Credit	6,000,000	6.5	Closing Costs	3,269,605	3.6
Total Sources	$92,008,203	100.0%	Total Uses	$92,008,203	100.0%
(1)	The 161 Washington Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $54.02 million (the “161 Washington Street Whole Loan”). The Financial Information in the chart above reflects the 161 Washington Street Whole Loan.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting not including commercial rent abatements / concessions, since unfunded obligations ($1,638,599) were reserved at close.

The Loan. The 161 Washington Street mortgage loan (the “161 Washington Street Mortgage Loan”) is part of a whole loan (the “161 Washington Street Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $54,020,000, which is secured by the borrower’s fee interest in an approximately 349,700 square feet suburban office building located in Conshohocken, Pennsylvania (the “161 Washington Street Property”). The table below identifies the promissory notes that comprise the 161 Washington Street Whole Loan. The relationship between the holders of the 161 Washington Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 161 Washington Street Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The table below identifies the promissory notes that comprise the 161 Washington Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,520,000	$31,520,000	BBCMS 2025-5C38	Yes
A-2	$22,500,000	$22,500,000	Benchmark 2025-V18	No
Whole Loan	$54,020,000	$54,020,000

The 161 Washington Street Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 58 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.302% per annum.

The 161 Washington Street Whole Loan proceeds, alongside sponsor equity and a seller reserve credit, were used to acquire the 161 Washington Street Property, fund upfront reserves and cover closing costs. The following table presents certain information relating to the historical capital Investment at the 161 Washington Street Property:

Historical Capital Improvements(1)
Project	$	Year
Amenity	$1,190,007	2019-2020
Elevator Lobbies / Corridors / Restrooms	1,171,442	2019-2022
Lobby & Entrance Renovation	993,757	2019-2023
Roof Replacement	887,424	2021-2022
Parking Garage	750,981	2019-2020
Cooling Tower	283,827	2022
Fitness Center/2nd Floor	144,407	2019-2020
Rehab Fire Panel	136,850	2022
16th Floor Whitebox	114,635	2019
Total	$5,673,330
(1)	Source: Borrower.

The Property. The 161 Washington Street Property is comprised of a 16-floor suburban office building in Conshohocken, Pennsylvania, totaling approximately 349,700 square feet. Currently the 161 Washington Street Property is 91.4% occupied, serving 34 tenants with an average tenant size of 8,638 square feet. The 161 Washington Street Property is positioned approximately 15 miles west of Philadelphia at the intersection of the Blue Route (I-476) and the Schuylkill Expressway (I-76) which provide access to the entire Philadelphia region. The 161 Washington Street Property was originally developed in 2002 and has since been renovated with the latest renovation being completed in 2023.

The following information presents certain information relating to the historical and current occupancy of the 161 Washington Street Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
79.0%	86.6%	85.2%	91.4%
(1)	Based on December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2025.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street

Appraisal. According to the appraisal, the 161 Washington Street Property had an “as-is” appraised value of $78,000,000 as of July 17, 2025, which was subject to the extraordinary assumption that a $2,715,800 was deposited into a reserve at the closing of the loan for payment of tenant improvement costs, leasing commissions and free rent. As of the origination date, approximately $4,000,000 was deposited in escrow for tenant improvement costs, leasing commissions and free rent.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
161 Washington Street	$78,000,000	9.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 161 Washington Street Property.

Major Tenants. The three largest tenants by underwritten net rentable area (“NRA”) at the 161 Washington Street Property are Marsh & McLennan Agency, Allied Barton and CenterSquare Investment Management.

Marsh & McLennan Agency (35,383 square feet; 10.1% of NRA; 11.1% of underwritten base rent): Marsh McLennan Agency (“MMA”) is a publicly traded company that provides business insurance, employee health benefits, retirement, and private client insurance solutions to both organizations and individuals. MMA’s Conshohocken office provides services within five core practices: Employee Health & Benefits; Voluntary Benefits; Absence, Disability, & Life, Business Insurance; and Retirement & Wealth.

Allied Barton (34,033 square feet; 9.7% of NRA; 10.2% of underwritten base rent): Allied Barton is a subsidiary of Allied Universal which is a security and facility services company. Their space in the 161 Washington Street Property allows them to provide local security solutions for the Philadelphia area. Allied Barton is actively using their space as the company’s headquarters. Allied Barton is currently marketing their space for sublease, which is located on both the fifth and sixth floors.

CenterSquare Investment Management (24,273 square feet; 6.9% of NRA; 8.0% of underwritten base rent): CenterSquare Investment Management is a global investment manager specializing in actively managed real estate strategies. This leased space at the 161 Washington Street Property serves as the CenterSquare Investment Management headquarters.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information relating to the major tenants at the 161 Washington Street Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Marsh & McLennan Agency	A3/A-/NR	35,383	10.1%	$39.18	$1,386,221	11.1%	5/31/2027
Allied Barton	NR/NR/NR	34,033	9.7%	$37.51	$1,276,578	10.2%	1/31/2029
CenterSquare Investment Mgmt.	NR/NR/NR	24,273	6.9%	$40.97	$994,571	8.0%	4/30/2034
SOMPO/Endurance Assurance Association(3)	NR/NR/NR	21,066	6.0%	$40.79	$859,364	6.9%	Various(3)
Penn Mutual Life Insurance Co.	NR/NR/NR	16,048	4.6%	$41.18	$660,838	5.3%	Various(4)
Pitcairn Financial Group	NR/NR/NR	15,891	4.5%	$41.10	$653,120	5.2%	10/31/2035
Aerotek Affiliated Services	NR/NR/NR	15,593	4.5%	$41.19	$642,252	5.1%	Various(6)
Mill Creek Capital Advisors	NR/NR/NR	13,289	3.8%	$44.08	$585,713	4.7%	10/31/2030
C.H. Robinson	Baa2/BBB+/NR	12,235	3.5%	$40.92	$500,656	4.0%	10/31/2026
Cloverlay Partners	NR/NR/NR	9,869	2.8%	$42.76	$421,998	3.4%	11/30/2033
Major Tenants		197,680	56.5%	$40.37	$7,981,311	63.9%
Other Tenants		121,915	35.0%	$36.96	$4,505,382	36.1%
Occupied Total Collateral		319,595	91.4%	$39.07	$12,486,693	100.0%
Vacant Space (Owned)		30,064	8.6%
Totals/ Wtd. Avg. All Owned Tenants		349,659	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2025, inclusive of contractual rent steps through September 31, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	SOMPO/Endurance Assurance Association occupied space has two lease expirations between May 31, 2027 and June 30, 2027. SOMPO/Endurance Assurance Association is subleasing 8,561 SF of its space from Marsh & McLennan Agency at $30/SF.
(4)	Penn Mutual Life Insurance Co. occupied space has two lease expirations between April 30, 2026 and October 31, 2029.
(5)	Aerotek Affiliated Services. occupied space has two lease expirations between February 29, 2028 and August 31, 2028.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information relating to the lease rollover schedule at the 161 Washington Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,064	8.6%	NAP	NAP	30,064	8.6%	NAP	NAP
2025 & MTM	3	12,152	3.5%	0	0.0%	42,216	12.1%	0	0.0%
2026	4	29,782	8.5%	1,239,012	9.9%	71,998	20.6%	1,239,012	9.9%
2027	6	70,930	20.3%	2,834,572	22.7%	142,928	40.9%	4,073,585	32.6%
2028	8	39,589	11.3%	1,607,769	12.9%	182,517	52.2%	5,681,353	45.5%
2029	5	58,006	16.6%	2,252,386	18.0%	240,523	68.8%	7,933,739	63.5%
2030	4	27,491	7.9%	1,162,192	9.3%	268,014	76.7%	9,095,931	72.8%
2031	4	20,413	5.8%	864,387	6.9%	288,427	82.5%	9,960,318	79.8%
2032	2	7,429	2.1%	287,213	2.3%	295,856	84.6%	10,247,531	82.1%
2033	1	9,869	2.8%	421,998	3.4%	305,725	87.4%	10,669,529	85.4%
2034	1	24,273	6.9%	994,571	8.0%	329,998	94.4%	11,664,100	93.4%
2035	2	19,661	5.6%	822,593	6.6%	349,659	100.0%	12,486,693	100.0%
2036 & Beyond	0	0	0.0%	0	0.0%	349,659	100.0%	12,486,693	100.0%
Total/Wtd. Avg.	40	349,659	100.0%	12,486,693	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2025, inclusive of contractual rent steps through September 31, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at 161 Washington Street Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 6/30/2025	Underwritten	PSF	%
Base Rental Revenue	$9,900,952	$10,597,089	$11,590,580	$12,021,758	$12,486,693	$35.71	86.5%
Credit Tenant Rent Steps	0	0	0	0	17,917	$0.05	0.1%
Total Commercial Reimbursement Revenue	1,426,252	1,080,301	956,178	896,951	719,584	$2.06	5.0%
Market Revenue from Vacant Units	0	0	0	0	1,215,783	$3.48	8.4%
Other Revenue	6,906	5,416	11,562	7,897	0	$0.00	0.0%
Potential Gross Revenue	11,334,110	11,682,806	12,558,321	12,926,606	14,439,977	$41.30	100.0%
Vacancy Loss	0	0	0	0	(1,215,783)	($3.48)	(8.4%)
Commercial Rent Abatements / Concessions	(371,822)	(1,000,562)	(1,337,202)	(1,700,241)	0	$0.00	0.0%
Effective Gross Revenue	10,962,288	10,682,244	11,221,119	11,226,364	13,224,195	$37.82	91.6%
Real Estate Taxes	1,467,169	1,503,906	1,494,490	1,381,972	1,430,675	$4.09	10.8%
Insurance	229,933	303,910	373,338	374,606	243,762	$0.70	1.8%
Janitorial	491,319	574,918	598,893	624,748	627,170	$1.79	4.7%
Utilities	681,275	577,737	640,050	789,225	638,947	$1.83	4.8%
Repairs & Maintenance	953,867	922,470	936,191	982,258	1,082,662	$3.10	8.2%
Management Fee	322,504	323,042	336,046	340,433	396,726	$1.13	3.0%
Payroll (Office, Security, Maintenance)	38,881	40,346	25,657	26,337	28,999	$0.08	0.2%
General and Administrative - Direct	445,566	414,036	453,437	439,693	447,726	$1.28	3.4%
Other Expenses	262,805	243,984	185,835	186,369	169,750	$0.49	1.3%
Total Expenses	$4,893,319	$4,904,350	$5,043,938	$5,145,640	$5,066,417	$14.49	38.3%
Net Operating Income(3)	$6,068,970	$5,777,894	$6,177,182	$6,080,724	$8,157,778	$23.33	61.7%
Replacement Reserves	0	0	0	0	178,326	$0.51	1.3%
TI/LC	0	0	0	0	633,417	$1.81	4.8%
Net Cash Flow	$6,068,970	$5,777,894	$6,177,182	$6,080,724	$7,346,035	$21.01	55.5%
(1)	Based on the underwritten rent roll dated August 31, 2025, inclusive of contractual rent steps through September 31, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting not including commercial rent abatements / concessions, since unfunded obligations ($1,638,599) were reserved at close.

The Market. The 161 Washington Street Property is located in the Conshohocken submarket of the greater suburban Philadelphia office market. The Conshohocken office submarket is characterized as an urban environment within a core suburban community located between center city Philadelphia and the Philadelphia metro's northwestern suburbs, offering access to regional highways, public transportation (with a train station within a 10-minute walk), and a live-work-play district featuring numerous restaurants, pubs, and services. The submarket benefits from demand generators, including large employers like Cencora (formerly AmerisourceBergen) and Hamilton Lane, and attracts a diverse group of professional, service, pharmaceutical and high-tech companies.

As of Q2 2025, the Conshohocken office submarket has a total inventory of nearly 4.0 million square feet, with a vacancy rate of 20.4% and an average asking rent of $40.61 per square foot. The total availability rate, including sublet space, is 21.8%. The Class A segment of the Conshohocken submarket specifically shows a 15.9% vacancy rate and average asking rents of $40.06 per square foot.

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Annex A-3	BBCMS 2025-5C38
No. 11 – 161 Washington Street

The following table presents certain information regarding comparable sales of the 161 Washington Street Property:

Competitive Sales(1)
Property Name	Yr. Built	Sale Date	Rentable Area	Occupancy	Price Per SF	OAR
Radnor Court	1984	Dec-2024	126,678	82%	$286	11.30%
Plymouth Meeting Executive Campus	1986	Sep-2024	521,288	77%	$126	11.26%
One, Two and Three Bala Plaza	1967	Nov-2023	1,122,154	91%	$165	8.35%
One Tower Bridge	1989	Mar-2023	271,215	92%	$283	7.98%
650 East Swedesford Road	1971	Jan-2023	101,627	74%	$317	5.93%
1400 Atwater	2013	Nov-2022	299,809	100%	$274	8.33%
Four Tower Bridge	1998	Nov-2022	86,021	94%	$355	5.40%
Wtd. Avg						8.56%
(1)	Source: Appraisal.

A-3-112

Annex A-3	BBCMS 2025-5C38
No. 12 – Ascent Townhomes
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	248
Loan Purpose:	Refinance	Location:	Fresno, CA
Borrower:	Ascent Townhomes, L.P.	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Patrick De La Torre	Occupancy:	87.9%
Interest Rate:	6.35000%	Occupancy Date:	8/1/2025
Note Date:	9/8/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$2,046,109 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,199,286 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,327,883 (TTM 7/31/2025)
Original Amortization:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$5,433,058
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$3,184,424
Lockbox / Cash Management:	Springing	UW NOI:	$2,248,633
Additional Debt:	No	UW NCF:	$2,199,033
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$52,500,000 / $211,694
Additional Debt Type:	N/A	Appraisal Date:	7/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$104,839
Taxes:	$557,474	$88,488	N/A	Maturity Date Loan / Unit:	$104,839
Insurance:	$141,355	$33,656	N/A	Cut-off Date LTV:	49.5%
Replacement Reserves:	$0	$4,133	N/A	Maturity Date LTV:	49.5%
				UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	55.3%	Loan Payoff	$45,334,975	96.4%
Borrower Sponsor Equity	21,043,387	44.7	Closing Costs(2)	1,009,582	2.1
			Upfront Reserves	698,830	1.5
Total Sources	$47,043,387	100.0%	Total Uses	$47,043,387	100.0%
(1)	4th Most Recent NOI is unavailable as the borrower acquired the Ascent Townhomes Property (as defined below) in 2022.
(2)	Closing Costs include an interest rate buydown of $520,000.

The Loan. The Ascent Townhomes mortgage loan (the “Ascent Townhomes Mortgage Loan”) is secured by the borrower’s fee simple interest in a 248-unit, garden-style multifamily property located in Fresno, California (the “Ascent Townhomes Property”). The Ascent Townhomes Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.35000% per annum on an Actual/360 basis.

The Property. The Ascent Townhomes Property is a 248-unit, garden-style multifamily property located in Fresno, California. Built in 2004, the Ascent Townhomes Property consists of 56, one- and two-story apartment buildings situated on approximately 18.8-acres. The units are single stacked townhomes with no units above or below and feature stucco exterior with Spanish tile roofing. The unit mix at the Ascent Townhomes Property includes 200 two-bedroom units and 48 three-bedroom units. Community amenities feature a swimming pool, a spa hot tub, a fitness center, a clubhouse, a playground, a dog park and gated electronic entrances. Unit amenities include stainless-steel appliances, washers and dryers, high ceilings, walk-in closets, wood style flooring, custom cabinets, granite countertops and a private patio or private balcony. Since acquisition, the borrower sponsor has completed approximately $2.1 million in capital expenditures at the Ascent Townhomes Property for unit renovations, which included upgrades to appliances, cabinets and flooring, tub and shower renovations, painting and installation of security camera systems. Additionally, 147 units at the Ascent Townhomes Property have been renovated by the prior owner and borrower sponsor. The Ascent Townhomes Property includes 389

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No. 12 – Ascent Townhomes

parking spaces, consisting of surface, covered and garage spaces, resulting in a parking ratio of approximately 1.6 parking spaces per unit. As of August 1, 2025, the Ascent Townhomes Property was 87.9% occupied.

The following table presents detailed information with respect to the unit mix at the Ascent Townhomes Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
2-BR / 1.5-BA	84	33.9%	75	89.3%	1,292	$1,951	$1.51
2-BR / 2-BA	52	21.0%	48	92.3%	1,264	$2,089	$1.65
2-BR / 2.5-BA	64	25.8%	55	85.9%	1,216	$1,895	$1.56
3-BR / 1.5-BA	48	19.4%	40	83.3%	1,420	$2,359	$1.66
Total/Wtd. Avg.	248	100.0%	218	87.9%	1,291	$2,042	$1.58
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated July 11, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Ascent Townhomes Property.

The following table presents certain information relating to the historical and current occupancy of the Ascent Townhomes Property:

Historical and Current Occupancy
2022(1)	2023(2)	2024(2)	Current(3)
NAV	86.7%	90.2%	87.9%
(1)	2022 Occupancy is unavailable as the borrower sponsor acquired the Ascent Townhomes Property in 2022.
(2)	Historical occupancies are based on December 31 of each respective year unless otherwise specified.
(3)	Current occupancy is as of August 1, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Ascent Townhomes Property:

Operating History and Underwritten Net Cashflow(1)
	2023	2024	TTM(2)	Underwritten	Per Unit	%(3)
Rents In-Place	$5,629,182	$5,829,520	$6,055,875	$5,342,441	$21,542	84.2%
Vacancy Gross Up	0	0	0	753,000	$3,036	11.9
Gross Potential Rent	$5,629,182	$5,829,520	$6,055,875	$6,095,441	$24,578	96.1%
Other Income(4)	$193,097	$206,267	$249,098	$249,098	$1,004	3.9
Net Rental Income	$5,822,279	$6,035,787	$6,304,973	$6,344,539	$25,583	100.0%
(Vacancy/Credit Loss)	($1,179,252)	($886,711)	($1,028,527)	($911,481)	($3,675)	(14.4)
Effective Gross Income	$4,643,027	$5,149,076	$5,276,446	$5,433,058	$21,907	85.6%
Total Expenses	$2,596,918	$2,949,790	$2,948,563	$3,184,424	$12,840	58.6
Net Operating Income	$2,046,109	$2,199,286	$2,327,883	$2,248,633	$9,067	41.4%
Replacement Reserves	$0	$0	$0	$49,600	$200	0.9
Net Cash Flow	$2,046,109	$2,199,286	$2,327,883	$2,199,033	$8,867	40.5%
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	TTM column represents the trailing 12 months ending July 31, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Income is comprised of month-to-month fees, laundry income, utility reimbursements, late fees and miscellaneous income.
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No. 12 – Ascent Townhomes

The Market. The Ascent Townhomes Property is located in Fresno, California within the Fresno metropolitan area (“Fresno MSA”). The Fresno MSA has a diversified base of major employment sectors which include services, retail trade, agriculture/mining, public administration, transportation/utilities and manufacturing. Major employers in the Fresno MSA include Community Medical Center, Ruiz Food Products Inc., Kaiser Permanente Riverside Medical Center, Saint Agnes Medical Center, California State University – Fresno and Coalinga State Hospital. Access to the Ascent Townhomes Property is provided via West Barstow Avenue to the north, West Shaw Avenue to the south, North Marks Avenue to the east and North Brawley Avenue to the west. The area surrounding the Ascent Townhomes Property is characterized by multifamily, retail, industrial and office developments. Fresno State University is located approximately 7.0 miles east of the Ascent Townhomes Property, along with Bulldog Stadium, which provides recreational and entertainment options. Single-family residences, schools and Oso do Oro Park are located approximately 2.0 miles east of the Ascent Townhomes Property. Additional national retailers surrounding the Ascent Townhomes Property include Costco, Office Depot, Walmart Supercenter, Home Depot, Target and Kohl’s. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Ascent Townhomes Property is 19,108, 138,576 and 256,607, respectively. Additionally, the 2025 average household income within the same radii is $89,658, $105,610 and $99,816, respectively.

According to the appraisal, the Ascent Townhomes Property is located within the West Fresno multifamily submarket within the Fresno multifamily market. As of the first quarter of 2025, the Fresno apartment market reported 25,992 units, with an occupancy rate of 96.9% and asking rental rate of $1,594 per unit. As of the first quarter of 2025, the West Fresno multifamily submarket reported 8,713 units, with an occupancy rate of 97.3% and an asking rental rate of $1,598 per unit.

The following table presents multifamily rental data at comparable properties with respect to the Ascent Townhomes Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Ascent Townhomes 5355 North Valentine Avenue Fresno, CA(2)	2004 / NAP	87.9%(2)	248(2)	2-BR / 1.5-BA 2-BR / 2-BA 2-BR / 2.5-BA 3-BR / 1.5-BA	1,292(2) 1,264(2) 1,216(2) 1,420(2)	$1.51(2) $1.65(2) $1.56(2) $1.66(2)	$1,951(2) $2,089(2) $1,895(2) $2,359(2)
Heron Pointe Apartments 5200 North Valentine Avenue Fresno, CA	1987 / NAP	97.8%	417	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 2-BR / 2-BA 3-BR / 2-BA	634 843 1,161 1,217 1,270	$2.54 $2.07 $1.69 $0.00(3) $1.76	$1,611 $1,748 $1,959 $0(3) $2,235
Hyde Park 5150 North Valentine Avenue Fresno, CA	1991 / NAP	100.0%	138	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	684 950 969 1,294	$2.16 $1.55 $1.48 $1.23	$1,480 $1,474 $1,430 $1,586
Horizons West 5066-5098 North Marty Avenue Fresno, CA	2008 / NAP	100.0%	60	2-BR / 1-BA 2-BR / 2-BA	927 996	$1.85 $1.89	$1,718 $1,878
San Jose Villas 3655 West San Jose Avenue Fresno, CA	2004 / NAP	98.6%	72	2-BR / 2.5-BA 3-BR / 2.5-BA	1,230 1,310	$1.51 $0.00(3)	$1,860 $0(3)
Villa Sa Vini 5473 North Salinas Avenue Fresno, CA	2011 / NAP	99.1%	224	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 2-BR / 2.5-BA 3-BR / 2-BA	759 948 1,115 1,254 1,362	$2.04 $1.78 $1.58 $1.48 $1.56	$1,550 $1,688 $1,765 $1,860 $2,130
Casa di Fortuna 5860 West Santa Ana Avenue Fresno, CA	2022 / NAP	96.1%	102	2-BR / 2.5-BA 2-BR / 2.5-BA 3-BR / 2.5-BA	1,018 1,062 1,180	$0.00(3) $2.07 $2.11	$0(3) $2,195 $2,495
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2025.
(3)	The Appraisal did not report rent for the unit type.

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No. 13 – International Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail - Super Regional Mall
% of IPB:	3.0%	Net Rentable Area (SF):	803,735
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	Tampa Westshore Associates Limited Partnership	Year Built / Renovated:	2001, 2009 / 2020
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy:	98.8%
Interest Rate(2):	4.91333149584686%	Occupancy Date:	7/31/2025
Note Date:	10/9/2025	4th Most Recent NOI (As of):	$56,759,016 (12/31/2022)
Maturity Date:	11/1/2030	3rd Most Recent NOI (As of):	$56,790,213 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$64,632,291 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$66,152,015 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.4%
Amortization Type:	Interest Only	UW Revenues:	$97,602,876
Call Protection(3):	L(24),D(29),O(7)	UW Expenses:	$23,708,322
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$73,894,554
Additional Debt(1):	Yes	UW NCF:	$72,971,613
Additional Debt Balance(1):	$526,250,000 / $23,750,000	Appraised Value / Per SF:	$1,348,000,000 / $1,677
Additional Debt Type(1):	Pari Passu / B-Note	Appraisal Date:	8/20/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$686	$715
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$686	$715
Replacement Reserves:	$0	Springing	$498,523	Cut-off Date LTV:	40.9%	42.7%
TI / LC Reserve:	$0	Springing	$1,347,360	Maturity Date LTV:	40.9%	42.7%
Outstanding TI/LC Reserve:	$6,537,000	$0	N/A	UW NCF DSCR:	2.66x	2.48x
Gap Rent Reserve:	$1,810,588	$0	N/A	UW NOI Debt Yield:	13.4%	12.9%
Ground Rent Reserve	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$551,250,000	95.9%	Loan Payoff	$479,420,549	83.4%
Subordinate Debt	23,750,000	4.1	Principal Equity Distribution	81,531,628	14.2
			Reserves	8,347,588	1.5
			Closing Costs	5,700,235	1.0
Total Sources	$575,000,000	100.0%	Total Uses:	$575,000,000	100.0%
(1)	The International Plaza Mortgage Loan (as defined below) is part of a whole loan with an aggregate principal balance of $575,000,000 evidenced by 9 senior pari passu promissory notes with an aggregate original principal balance of $551,250,000 representing the International Plaza Senior Notes (as defined below) and 3 junior promissory notes with an aggregate original balance of $23,750,000 (the “International Plaza Junior Notes”). The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NOI Debt Yield and UW NCF DSCR numbers presented above for the Senior Loan are based on the International Plaza Senior Notes. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NOI Debt Yield and UW NCF DSCR numbers presented above for the Whole Loan are based on the International Plaza Whole Loan.
(2)	4.91333149584686% represents the weighted average interest rate of Component A and Component B. The per annum interest rate associated with the International Plaza Junior Notes is 7.98522% per annum and the weighted average interest rate for the International Plaza Whole Loan is 5.04021384710536% per annum.
(3)	Defeasance of the International Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) three years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-5C38 securitization trust in November 2025. The actual defeasance lockout period may be longer.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

The Loan. The International Plaza mortgage loan (the “International Plaza Mortgage Loan”) is part of the International Plaza Whole Loan (as defined below) with an aggregate principal balance of as of the Cut-off Date of $575,000,000, which is secured by the borrower’s leasehold interest in an approximately 803,735 square foot portion of an enclosed super-

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No. 13 – International Plaza

regional mall located in Tampa, Florida (the “International Plaza Property”). The International Plaza Whole Loan is evidenced by (i) nine pari passu A notes, with an aggregate Cut-off Date balance of $551,250,000 (collectively, the “International Plaza Senior Notes”), and (ii) three pari passu subordinate B notes, with an aggregate Cut-off Date balance of $23,750,000 (together with the International Plaza Senior Notes, the “International Plaza Whole Loan”). The International Plaza Mortgage Loan is comprised of a portion of the International Plaza Senior Notes (Notes A-2-2 and A-3-2) with an aggregate Cut-off Date balance of $25,000,000, which will be contributed to the BBCMS 2025-5C38 trust. The table below identifies the promissory notes that comprise the International Plaza Whole Loan. The relationship between the holders of the International Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus. The International Plaza Whole Loan will be serviced under the trust and servicing agreement for the INT 2025-PLAZA securitization trust. See “The Pooling and Servicing Agreement—The Non-Serviced A/B Whole Loan—The International Plaza Whole Loan” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the International Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$225,625,000	$225,625,000	INT 2025-PLAZA	Yes
A-1-2	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-1-3	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-2-1(1)	$25,000,000	$25,000,000	Wells Fargo Bank, National Association	No
A-2-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-2-3(1)	$12,500,000	$12,500,000	JPMorgan Chase Bank, National Association	No
A-3-1(1)	$25,000,000	$25,000,000	Wells Fargo Bank, National Association	No
A-3-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-3-3(1)	$12,500,000	$12,500,000	JPMorgan Chase Bank, National Association	No
B-1-1	$11,875,000	$11,875,000	INT 2025-PLAZA	No
B-1-2	$5,937,500	$5,937,500	INT 2025-PLAZA	No
B-1-3	$5,937,500	$5,937,500	INT 2025-PLAZA	No
Whole Loan	$575,000,000	$575,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The International Plaza Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 60 months as of the Cut-Off Date and accrues interest on an Actual/360 basis. The International Plaza Senior Notes accrue interest at a fixed rate of 4.91333149584686% per annum, and the International Plaza Whole Loan accrues interest at a fixed rate of 5.04021384710536% per annum. The International Plaza Whole Loan was co-originated on October 9, 2025 by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association.

The International Plaza Whole Loan proceeds were used to refinance the prior loan, fund upfront reserves, cover closing costs and repatriate equity to the borrower.

The Property. The International Plaza Property is a premier "A++" GreenStreet rated shopping and dining destination and one of only 42 such rated malls in the United States, including seven in Florida. Located in Tampa, Florida, along Florida's Gulf Coast, this "fortress mall" encompasses a total development area of approximately 1,298,736 square feet of net rentable area, with 803,735 square feet serving as collateral for the loan.

The property boasts a diverse roster of over 175 retailers, featuring 50 unique-to-market brands and a collection of global luxury brands such as Louis Vuitton, Gucci, Tiffany & Co., Burberry, Breitling, Versace, and Saint Laurent. It also includes popular national retailers like Zara, Lululemon, Aritzia, Sephora, Alo Yoga, Restoration Hardware, and William Sonoma. Key anchor stores include Neiman Marcus, Nordstrom, Dillard's, and a newly opened Dick's House of Sport (DHOS). Neiman Marcus, Nordstrom, and Dillard's own their improvements, totaling 495,001 square feet, and are therefore excluded from the collateral.

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No. 13 – International Plaza

International Plaza also features a dining area known as Bay Street, which houses ten full-service restaurants across 131,366 square feet. This area is noted as the most productive outdoor dining collection in Tampa, generating TTM June 2025 sales of $53.5 million.

The International Plaza Property generated total aggregate sales exceeding $1.0 billion during the TTM June 2025 reporting period. Inline tenants (under 10,000 SF) reported sales of $1,539 per square foot (PSF) for the same period, with an underwritten occupancy of 98.8% and an occupancy cost of 10.0% (or $1,243 PSF with a 12.2% occupancy cost when excluding Apple and Tesla). This growth is attributed to strategic leasing initiatives, including the addition of DHOS, accretive leasing spreads on new leases, and positive leasing spreads on existing tenant renewals, relocations, and expansions. The property ranks #1 in the borrower sponsor’s portfolio for home and dining categories and #2 for luxury sales.

The following table presents certain information relating to inline tenant sales performance at the International Plaza Property:

Tenant Sales Performance (<10,000 SF)
	2021		2022		2023		2024		TTM June 2025
	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF
Inline Tenant Sales (1)	$515,192,000	$1,311	$598,317,000	$1,538	$575,579,000	$1,513	$601,159,000	$1,517	$613,100,000	$1,539
Occupancy Cost % (2)	8.1%		8.0%		9.6%		9.9%		10.0%
Inline Tenant Sales (Ex Apple/Tesla)	387,407,000	$1,012	442,794,000	$1,169	434,875,000	$1,175	463,147,000	$1,202	$480,700,000	$1,243
Occupancy Cost (Ex Apple/Tesla)	10.7%		10.6%		11.8%		12.3%		12.2%
(1)	Inline Tenant Sales excludes tenants leasing greater than 10,000 SF and temporary tenants.
(2)	Occupancy cost excludes tenants leasing greater than 10,000 SF of space as well as tenants not reporting full year of sales.

Strategic improvements include the redevelopment of a multi-tenanted anchor box into a 130,000 SF Dick's House of Sport (“DHOS”), which opened in October 2024 and generated $12.3 million in gross sales in its first three months. The borrower sponsor invested approximately $2.7 million in this redevelopment. Notable tenant performances include Apple with $112.0 million in TTM June 2025 sales ($16,000 PSF), Louis Vuitton with $56.2 million ($7,974 PSF) after a 9-year lease extension and 2,000 SF expansion, and Zara, which tripled its footprint with a new flagship store.

The property benefits from its location, situated 5.2 miles from downtown Tampa and directly adjacent to the Tampa International Airport, a major travel hub that welcomed approximately 25 million passengers in 2023. It is also accessible via the interchange of I-275 and Memorial Highway (Route 60). The trade area extends beyond a 25-mile radius, serving a population of approximately 3.5 million people with an average household income of $104,000. The region has experienced significant population growth, outpacing national rates, and a 293-room Renaissance Hotel on-site further contributes to foot traffic and regional appeal.

Major Tenants.

RH (43,696 square feet, 5.4% of NRA, 3.4% of underwritten base rent, Moody’s: Aa3): RH, formerly known as Restoration Hardware, is an American luxury home furnishings company that sells high-end furniture, lighting, and decor through its retail stores, online, and catalogs. Founded in 1979, RH has evolved from a small hardware store into a global luxury brand, offering products for the entire home and focusing on a curated, designer-led approach. RH is headquartered in Corte Madera, California.

Louis Vuitton (7,049 square feet, 0.9% of NRA, 3.3% of underwritten base rent): Louis Vuitton is a luxury fashion house founded in 1854 by Louis Vuitton, a trunk-maker known for innovating with flat-topped, stackable trunks. Louis Vuitton was built on a foundation of quality, creativity, and craftsmanship, which has evolved to include luggage, bags, accessories, ready-to-wear, and more.

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No. 13 – International Plaza

Zara (34,860 square feet, 4.3% of NRA, 3.2% of underwritten base rent): Zara is a Spanish fast-fashion retailer, part of the Inditex group, known for its business model that translates runway trends into affordable clothing for consumers. Founded in 1975, Zara’s core strategy involves responding rapidly to customer feedback and market trends, with a significant portion of its production located close to its headquarters for faster distribution. Zara's brand identity is built on making aspirational fashion accessible through a unique, integrated online and in-store experience that prioritizes customer habits and real-time feedback over traditional advertising.

Environmental. According to the Phase I environmental report dated September 25, 2025, there was no evidence of any recognized environmental conditions at the International Plaza Property.

The following table presents certain information relating to the historical and current occupancy of International Plaza Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
94.8%	95.1%	93.6%	92.2%	98.8%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the largest tenants at the International Plaza Property:

Top Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Gross Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date
RH	NR/NR/NR	43,696	5.4%	$68.69	3,001,370	3.4%	1/31/2031
Louis Vuitton	Aa3/AA-/NR	7,049	0.9%	$421.01	2,967,704	3.3%	1/31/2035
Zara	NR/NR/NR	34,860	4.3%	$81.38	2,836,999	3.2%	1/31/2034
Dicks House of Sport	Baa2/BBB/NR	130,056	16.2%	$19.36	2,517,576	2.8%	1/31/2040
Mayors	NR/NR/NR	6,834	0.9%	$341.38	2,333,008	2.6%	1/31/2034
Tiffany Co	NR/NR/NR	5,894	0.7%	$261.79	1,542,986	1.7%	1/31/2027
Altard State	NR/NR/NR	10,644	1.3%	$138.06	1,469,510	1.6%	1/31/2036
Gucci	NR/BBB+/NR	5,530	0.7%	$261.01	1,443,406	1.6%	1/31/2031
Arhaus Furniture	NR/NR/NR	14,323	1.8%	$95.76	1,371,556	1.5%	1/31/2031
Apple	Aaa/AA+/NR	7,000	0.9%	$191.77	1,342,376	1.5%	1/31/2029
Major Tenants		265,886	33.1%	$78.33	20,826,491	23.3%
Other Tenants		527,863	65.7%	$129.67	68,446,903	76.7%
Occupied Total Collateral / Wtd. Avg.		793,749	98.8%	$112.47	89,273,394	100.0%
Vacant Space		9,986	1.2%
Collateral Total		803,735	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025, with rent steps totaling $1,037,826 through October 2026.
(2)	Top Tenant Summary is based on UW Gross Rent.
(3)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	UW Gross Rent is inclusive of rent steps, recoveries and PIL.

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No. 13 – International Plaza

The following table presents certain information relating to the lease rollover schedule at International Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	9,986	1.2%	NAP	NAP	9,986	1.2%	NAP	NAP
2025 & MTM	3	5,298	0.7%	1,065,337	1.2%	15,284	1.9%	$1,065,337	1.2%
2026	26	88,708	11.0%	9,813,352	11.0%	103,992	12.9%	$10,878,689	12.2%
2027	23	55,686	6.9%	9,485,442	10.6%	159,678	19.9%	$20,364,131	22.8%
2028	19	48,649	6.1%	6,760,992	7.6%	208,327	25.9%	$27,125,124	30.4%
2029	25	120,857	15.0%	12,779,035	14.3%	329,184	41.0%	$39,904,158	44.7%
2030	7	20,066	2.5%	3,006,861	3.4%	349,250	43.5%	$42,911,019	48.1%
2031	13	92,301	11.5%	9,803,077	11.0%	441,551	54.9%	$52,714,096	59.0%
2032	14	32,344	4.0%	5,563,981	6.2%	473,895	59.0%	$58,278,077	65.3%
2033	8	17,135	2.1%	3,524,021	3.9%	491,030	61.1%	$61,802,099	69.2%
2034	14	109,755	13.7%	12,812,404	14.4%	600,785	74.7%	$74,614,503	83.6%
2035	9	35,189	4.4%	7,460,388	8.4%	635,974	79.1%	$82,074,890	91.9%
2036 & Beyond	8	167,761	20.9%	7,198,504	8.1%	803,735	100.0%	$89,273,394	100.0%
Total/Wtd. Avg.	169	803,735	100.0%	$89,273,394	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling approximately $1,037,826 through October 2026.

The Market. The International Plaza Property is strategically located in Tampa, Florida, approximately 5.2 miles from downtown Tampa and directly adjacent to the Tampa International Airport, a travel hub that served around 25 million passengers in 2023. Its accessibility is further enhanced by its position at the interchange of I-275 and Memorial Highway (Route 60).

The property's trade area extends beyond a 25-mile radius, encompassing a population of approximately 3.5 million people with an average household income of $104,000. The region demonstrates robust demographic growth, with the population increasing by 1.3% over the past year, surpassing the national rate of 0.7%. Over the last decade, Tampa's annual population growth averaged 1.6%, compared to 0.6% nationally, and is projected to maintain a 0.8% annual growth rate for the next five years. The daytime population within a 5-mile radius is estimated at 416,000.

The median household income is $76,577, with a 2.5% growth in the past year and a 4.7% increase over the last decade. The labor force, totaling about 1.71 million, grew by 1.3% in the past year and 1.8% annually over the last ten years, with a low current unemployment rate of 3.7%. The market benefits from a diverse employment base, including education, health services, trade, transportation, financial activities, and professional/business services. Corporate expansions and relocations by major employers like Foot Locker, GEICO, Pfizer, and MUFG Bank further contribute to the region's strength, alongside a low cost of living and a favorable tax environment.

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No. 13 – International Plaza

The following table presents certain information relating to local competitive properties of the International Plaza Property:

Local Competitive Properties(1)
	International Plaza	Westshore Plaza	Citus Park Town Center	RITHM at Uptown	Brandon Exchange	Countryside Mall
Occupancy	98.8%	89%	94%	84%	85%	71%
Distance to Property	-	1 mile	8 miles	8 miles	12 miles	13 miles
Total GLA	1,298,736	1,093,693	1,140,973	1,200,000	1,150,661	1,259,405
Year Built / Renovated	2001, 2009 / 2020	1967 / 2000	1986 / 2007	1974 / 2008	1995 / 2002	1975 / 2009
Green Street Grade	A++	B-	B	B-	B+	B
Inline Sales PSF	$1,539	$439	$397	$350	$755	$399
Inline Sales PSF (Exc. Apple and Tesla)	$1,243	$439	$397	$350	$690	$399
Ownership	Taubman / Nuveen	Washington Prime Group	Hull Property Group	RD Management	North American Dev. Grp.	Jones Lang LaSalle
Anchors	Nordstrom, Neiman Marcus, Dillard’s, Dick’s House of Sport	JCPenney, AMC (14 Screens), 3 Dark boxes	Dillard’s, JCPenney, Macy’s, DSG, NCG Cinema	Sprout’s Farmers Market	Dillard’s, JCPenney, Macy’s, DSG, Dark Box	Dillard’s, JCP, Macy’s, Whole Foods, CMX Theatres
(1)	Source: third party market report.

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No. 13 – International Plaza

The following table presents certain information relating to the operating history and underwritten cash flows of the International Plaza Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	2023	2024	TTM 7/31/2025	Underwritten(1)	Per Square Foot	%(2)
In-Place Base Rent	$37,960,903	$41,234,573	$42,470,247	$48,403,556	$50,791,822	$52,896,395	$65.81	83.5%
Rent Steps	$0	$0	$0	$0	$0	$1,037,826	$1.29	1.6%
Percentage Rent(3)	$6,625,642	$11,473,014	$9,094,236	$9,355,580	$10,078,657	$8,543,749	$10.63	13.5%
RMU & Center Ops	$1,349,745	$1,541,975	$1,447,157	$1,059,307	$803,906	$897,996	$1.12	1.4%
Bad Debt/Collection Loss	($2,895,827)	($175,889)	$1,549,950	-$1,172,442	$335,987	$0	$0.00	0.0%
Gross up of Vacant Space	$0	$0	$0	$0	$0	$866,042	$1.08	1.4%
Gross Potential Rent	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$64,242,008	$79.93	101.4%
Less: Vacancy	$0	$0	$0	$0	$0	$866,042	$1.08	1.4%
Net Rental Income	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$63,375,966	$78.85	100.0%
Tenant Reimbursements	$19,994,559	$22,437,947	$23,568,566	$25,023,910	$26,586,322	$28,019,600	$34.86	44.2%
Additional Electric Recovery	$1,345,318	$1,246,577	$1,278,414	$1,110,175	$994,278	$1,544,376	$1.92	2.4%
Total Recoveries	$21,339,877	$23,684,524	$24,846,980	$26,134,085	$27,580,600	$29,563,976	$36.78	46.6%
Tenant Services Recovery	$668,681	$833,913	$1,285,145	$1,868,630	$1,938,469	$2,035,718	$2.53	3.2%
Sponsorship & Gift Card Revenue	$884,259	$976,380	$1,105,604	$1,398,723	$1,501,992	$1,150,202	$1.43	1.8%
Lease Termination Income	$219,280	$16,569	$2,475,607	$383,670	$259,228	$470,000	$0.58	0.7%
Parking Income	$56,799	$24,110	$118,988	$168,718	$169,207	$162,950	$0.20	0.3%
Other Income	$515,488	$767,306	$843,848	$872,097	$909,713	$844,064	$1.05	1.3%
Effective Gross Income	$72,516,501	$80,728,253	$82,137,862	$90,816,808	$93,697,607	$97,602,876	$121.44	154.0%
Management Fee	$3,266,764	$3,526,311	$3,847,278	$4,111,381	$4,309,443	$1,000,000	$1.24	1.0%
Cost of Tenant Services	$664,009	$776,443	$957,443	$1,436,096	$1,433,860	$1,274,589	$1.59	1.3%
General and Administrative	$257,382	$195,848	$243,786	$147,502	$232,133	$106,415	$0.13	0.1%
Marketing	$939,024	$982,344	$1,001,379	$1,041,398	$1,129,810	$1,073,629	$1.34	1.1%
Professional Fees	$246,258	$232,236	$339,132	$164,662	$217,496	$137,468	$0.17	0.1%
Utilities	$3,252,981	$2,984,341	$3,462,721	$2,769,889	$2,806,512	$3,241,248	$4.03	3.3%
Repairs and Maintenance	$2,586,676	$2,581,915	$2,232,493	$2,911,385	$3,100,610	$2,813,357	$3.50	2.9%
Janitorial	$1,053,614	$1,071,305	$1,197,278	$1,365,293	$1,444,797	$1,500,665	$1.87	1.5%
Security	$1,336,098	$1,425,808	$1,834,258	$1,620,826	$1,573,314	$1,695,858	$2.11	1.7%
Other Variable Expense	$436,003	$506,838	$528,852	$385,540	$459,416	$379,350	$0.47	0.4%
Real Estate Taxes	$8,209,572	$8,056,494	$8,015,933	$7,995,037	$8,155,086	$8,503,113	$10.58	8.7%
Insurance	$530,852	$667,181	$721,424	$1,283,150	$1,748,827	$1,047,425	$1.30	1.1%
Ground Rent	$964,115	$962,173	$965,672	$952,358	$934,288	$935,205	$1.16	1.0%
Total Expenses	$23,743,348	$23,969,237	$25,347,649	$26,184,517	$27,545,592	$23,708,322	$29.50	24.3%
Net Operating Income(4)	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$73,894,554	$91.94	75.7%
Replacement Reserves	$0	$0	$0	$0	$0	$249,262	$0.31	0.3%
TI/LC	$0	$0	$0	$0	$0	$673,680	$0.84	0.7%
Net Cash Flow	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$72,971,613	$90.79	74.8%
(1)	Based on the underwritten rent roll dated July 31, 2025 with rent steps through October 2026.
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(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(3)	Assumes Based on TTM June 2025 sales and breakpoints and overage percentages for each individual tenant. Proforma sales figures were assumed for Zara (120) and Louis Vuitton (272) as TTM June 2025 sales are not representative of full year sales. Additionally, underwriting provides credit for Bar Louie who is a percent in lieu tenant that is currently in bankruptcy proceedings. Bar Louie remains current on rental payments and Sponsor expects lease to be affirmed.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

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No. 14 – Parkview Tullahoma
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type - Subtype:	Multifamily – Independent Living
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	100
Loan Purpose:	Refinance	Location:	Tullahoma, TN
Borrower:	J & J Tullahoma, LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsors:	John V. McBride	Occupancy:	96.0%
Interest Rate:	6.35000%	Occupancy Date:	8/1/2025
Note Date:	9/3/2025	4th Most Recent NOI (As of)(1):	$964,552 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of) (1):	$1,198,754 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (1):	$1,690,161 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,840,204 (TTM 6/30/2025)
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$4,107,583
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,159,523
Lockbox / Cash Management:	Springing / Springing	UW NOI(1):	$1,948,060
Additional Debt:	No	UW NCF:	$1,923,060
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,000,000 / $290,000
Additional Debt Type:	N/A	Appraisal Date:	7/14/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$185,000
Taxes:	$163,513	$20,439	N/A	Maturity Date Loan / Unit:	$185,000
Insurance:	$42,285	$4,698	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$0	$2,083	N/A	Maturity Date LTV:	63.8%
Debt Service Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.61x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	100.0%	Existing Debt	$14,074,190	76.1%
			Closing Costs	228,112	1.2
			Upfront Reserves	205,798	1.1
			Return of Equity	3,991,899	21.6
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

(1) The increase in NOI is primarily driven by the property stabilizing after it was delivered to market in 2021. Occupancy has increased from 77.5% to 96.0% since 2022 and rents in-place have increased from $2.6 million to $4.1 million from 2023 to lender underwriting which is based off a July 2025 rent roll.

The Loan. The Parkview Tullahoma mortgage loan (the “Parkview Tullahoma Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,500,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 100-unit, independent living multifamily property located in Tullahoma, Tennessee (the “Parkview Tullahoma Property”). The Parkview Tullahoma Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.35000% per annum on an Actual/360 basis.

The Property. The Parkview Tullahoma Property is a 100-unit, independent living community located in Tullahoma, TN. Completed in 2020, the Parkview Tullahoma Property has 15 studio units, 31 one-bedroom units, 36 deluxe one-bedroom units, 16 two-bedroom units, and 2 deluxe two-bedroom units located across a two-story residential building. All units include a full refrigerator and feature either a patio or balcony. Deluxe units also feature an oven and stovetop. The Parkview Tullahoma Property features a comprehensive amenity package, including 24/7 on-site management and security, a dining hall with chef- prepared meals, guest dining room with catering service for visitors, a movie theater, fitness center, full-service barbershop and salon, library room, a pool table/bar room, spa/massage room, and laundry services. While the Parkview Tullahoma Property offers a variety of community amenities and dining services that are in line with other

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No. 14 – Parkview Tullahoma

independent living properties, no additional care or ancillary services are provided. As of August 1, 2025, the Parkview Tullahoma Property was 96.0% occupied.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	15	15.0%	14	93.3%	464	$2,506	$5.34
One Bedroom	31	31.0%	30	96.8%	573	$3,106	$5.42
Deluxe One Bedroom	36	36.0%	35	97.2%	690	$3,621	$5.25
Two Bedroom	16	16.0%	15	93.8%	1,023	$4,539	$4.44
Deluxe Two Bedroom	2	2.0%	2	100.0%	1,110	$4,463	$4.02
Total/Wtd. Avg.	100	100.0%	96	96.0%	682	$3,458	$5.16
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
77.5%	84.8%	94.0%	96.0%
(1)	Historical occupancies represent the average occupancy of each respective year.
(2)	Current occupancy is as of August 1, 2025

The Market. The Parkview Tullahoma Property is located in Tullahoma, Tennessee, approximately 73 miles southeast of Nashville, Tennessee within the Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area (“TN MSA”). As of 2024, the TN MSA has an estimated population of approximately 2.2 million people. According to the appraisal, there are no competitive properties within the Parkview Tullahoma Property’s primary market area, with no additional independent living facilities proposed or currently under construction. According to ESRI population data, residents age 65 or older account for approximately 22.1% of the total population within the Parkview Tullahoma Property’s primary market area as of 2024. According to the appraisal, this demographic is projected to grow an additional 12.5% from 2024 to 2029 and is projected to account for 24.1% of the total population within the Parkview Tullahoma Property’s primary market area. Per a third-party market report, the estimated population for 2029 within a one-, three-, and five- mile radius is 2,201, 19,915, and 25,785, respectively. Median household income within the same radii is $66,617, $61,043, and $61,136, respectively.

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No. 14 – Parkview Tullahoma

The following table presents certain information relating to comparable multifamily rentals to the Parkview Tullahoma Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Monthly Rent ($/month)(2)(3)
Parkview Tullahoma 1601 Cedar Ln Tullahoma, TN	2020 / NAP	96.0%	100	Studio - $2,506 One Bedroom - $3,106 One Bedroom Deluxe - $3,621 Two Bedroom - $4,539 Two Bedroom Deluxe - $4,463 Second Person Fee - $1,100 Community Fees - $2,000
Morning Pointe Tullahoma 711 Kings Lane Tullahoma, TN	2003 / NAV	100.0%	50	Studio - $4,900 One Bedroom - $5,575 Two Bedroom - $6,100 Second Person Fee - $1,725 Community Fees - $2,500
McArthur Manor Assisted Living 119 Bryan Avenue Manchester, TN	2008 / NAV	96.0%	48	Studio - $4,595 One Bedroom - $5,995 Second Person Fee - $1,500 Community Fees - $1,750
Harmony at Victory Station 211 Fortress Blvd Murfreesboro, TN	2018 / NAV	96.0%	93(4)	One Bedroom - -$3,500 Two Bedroom - $4,300 Second Person Fee - $1,080 Community Fees - $2,000
Everlan of Hixson 2760 Northpoint Blvd Hixson, TN	2017 / NAV	98.0%	89	Studio - $3,300 One Bedroom - $3,660 Two Bedroom - $5,200 Second Person Fee - $900 Community Fees - $2,000
Creekside at Shallowford 7511 Shallowford Rd Chattanooga, TN	1998 / NAV	84.0%	125	Studio - $2,500 One Bedroom - $2,700 Two Bedroom - $3,500 Second Person Fee - $1,079 Community Fees - $2,500
(1)	Source: Appraisal, except for the Parkview Tullahoma Property, which information is based on the underwritten rent roll dated August 1, 2025.
(2)	Represents the average in-place rents of occupied units.
(3)	Average Monthly Rent ($/month) excludes second person fees and community fees.
(4)	Represents the number of independent living units at the property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Parkview Tullahoma Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$2,990,506	$3,546,863	$3,773,778	$4,123,123	$41,231	94.4%
Vacant Rent	0	0	0	0	0	0.0
Other Income(3)	195,411	221,474	221,878	246,678	2,467	5.6
Gross Potential Rent	$3,185,916	$3,768,337	$3,995,656	$4,369,801	$43,698	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,185,916	$3,768,337	$3,995,656	$4,369,801	$43,698	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	(262,218)	(2,622)	(6.0)
Effective Gross Income	$3,185,916	$3,768,337	$3,995,656	$4,107,583	$41,076	94.0%

Total Expenses	$1,987,163	$2,078,176	$2,155,452	$2,159,523	$21,595	52.6%

Net Operating Income(5)	$1,198,754	$1,690,161	$1,840,204	$1,948,060	$19,481	47.4%

Total TI/LC, Capex/RR	0	0	0	25,000	250	0.6

Net Cash Flow	$1,198,754	$1,690,161	$1,840,204	$1,923,060	$19,231	46.8%
(1)	TTM column represents the trailing 12 months ending June 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of reservation fees, storage income, other services and additional meals income.
(4)	Underwritten (Vacancy/Credit Loss) includes $262,218 of Underwritten rent concessions.
(5)	The increase in NOI is primarily driven by the property stabilizing after it was delivered to market in 2021. Occupancy has increased from 77.5% to 96.0% since 2022 and rents in-place have increased from $2.6 million to $4.1 million from 2023 to lender underwriting which is based off a July 2025 rent roll.

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No. 15 – 285 Lafayette
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.0%	Net Rentable Area (SF):	15,136
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	285 Lafayette C2 LLC	Year Built / Renovated:	1900 / 2004
Borrower Sponsor:	Seryl Kushner	Occupancy:	100.0%
Interest Rate:	6.27000%	Occupancy Date:	8/1/2025
Note Date:	9/29/2025	4th Most Recent NOI (As of):	$1,578,471 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$1,389,946 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,387,219 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,311,117 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,890,532
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$462,492
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,428,040
Additional Debt:	No	UW NCF:	$1,400,769
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,700,000 / $2,094
Additional Debt Type:	N/A	Appraisal Date:	8/12/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,123
Taxes:	$88,578	$22,145	N/A	Maturity Date Loan / SF:	$1,123
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	53.6%
Replacement Reserves:	$0	$189	N/A	Maturity Date LTV:	53.6%
TI/LC:	$0	$2,083	N/A	UW NCF DSCR:	1.30x
Other Reserves(2):	$130,249	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,000,000	100.0%	Loan Payoff	$15,968,935	93.9%
			Closing Costs(3)	635,365	3.7
			Upfront Reserves	218,827	1.3
			Return of Equity	176,872	1.0
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%
(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 285 Lafayette Property (as defined below) does not constitute an approved blanket or umbrella policy pursuant to the 285 Lafayette Mortgage Loan (as defined below) documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.
(2)	Other Reserves are comprised of an upfront unfunded free rent reserve of approximately $113,163 for the tenant Rye by Martin Auer, and an upfront condominium charges reserve of $17,086.
(3)	Closing Costs include a rate buydown fee of $170,000.

The Loan. The 285 Lafayette mortgage loan (the “285 Lafayette Mortgage Loan”) is secured by the borrower’s fee interest in a 15,136 square foot anchored retail property located in the SoHo neighborhood of New York, New York (the “285 Lafayette Property”). The 285 Lafayette Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.27000% per annum on an Actual/360 basis.

The Property. The 285 Lafayette Property is comprised of a multi-level, 15,136 square foot, retail condominium unit located within a nine-story plus lower level, residential building located at 285 Lafayette Street in the SoHo neighborhood of New York, New York. The 285 Lafayette Property was originally constructed in 1900 and was most recently renovated in 2004. The 285 Lafayette Property is comprised of 11,658 square feet of retail space, consisting of one ground floor and three multi-level retail suites along Lafayette Street and Mulberry Street, 3,204 square feet of lower-level storage space, and 274 square feet of lobby space. The 285 Lafayette Property constitutes a single commercial condominium unit in a condominium

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Annex A-3	BBCMS 2025-5C38
No. 15 – 285 Lafayette

comprised of 30 residential condominium units and two commercial condominium units, has an 11.5% common interest in the condominium, and does not control the condominium.

As of August 1, 2025, the 285 Lafayette Property was 100.0% leased to six tenants. As of the cut-off date, the tenants at the 285 Lafayette Property had a weighted average lease term of 17.2 years with a weighted average lease term remaining of 8.0 years.

Major Tenants. The three largest tenants based on net rentable area are Benjamin New York LLC (“Benjamin Salon”), Rye by Martin Auer, and Rodchenko Realty Corp., d/b/a GOSPEL (“GOSPEL”).

Benjamin Salon (4,202 square feet; 27.8% of total net rentable area; 16.1% of total underwritten base rent). Founded in 2012 by Benjamin Mohapi, Benjamin Salon is a Los Angeles based hair care brand with locations in Los Angeles and New York City. Benjamin Salon offers services in styling, color, treatments and extensions. Benjamin Salon has been a tenant at the 285 Lafayette Property since April 2023 and has a current lease term through April 2033 with two, five-year renewal options and no termination options remaining.

Rye by Martin Auer (3,700 square feet; 24.4% of total net rentable area; 33.4% of total underwritten base rent). Founded in Graz, Austria, Rye by Martin Auer is known for its handcrafted breads, pastries, and café offerings with more than 50 locations across Europe. Rye by Martin Auer is the bakery’s U.S. flagship location as part of its global expansion. Rye by Martin Auer executed a lease at the 285 Lafayette Property in May 2025 with a lease term through November 2035 with one, five-year renewal option. Rye by Martin Auer is not yet in occupancy and is in the process of submitting applications for approvals to build out its space. Rye by Martin Auer has free rent through mid-November 2025, as well as free rent in May and June 2027. Rye by Martin Auer has the right to abate its rent on a daily basis due to a Permit Delay (as defined in the Preliminary Prospectus) and to terminate its lease if a Permit Delay continues for more than one year. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Preliminary Prospectus.

GOSPEL (3,204 square feet; 21.2% of total net rentable area; 4.2% of total underwritten base rent). Founded in 2017, GOSPEL is a sound-centric, late-night institution with a dual-floor experience that is located at 281 Lafayette Street, adjacent to the 285 Lafayette Property. GOSPEL leases 3,204 square feet of storage space at the 285 Lafayette Property. Rodchenko Realty Corp. has been a tenant at the 285 Lafayette Property since May 2002 and currently does business as GOSPEL with a lease term through April 2032 with no renewal or termination options remaining.

Appraisal. The 285 Lafayette Property had an “as-is” appraised value of $31,700,000 as of August 12, 2025. Based on the “as-is” value of $31,700,000, the Cut-off Date LTV and Maturity Date LTV for the 285 Lafayette Mortgage Loan are each 53.6%.

285 Lafayette Appraised Value(1)
Property	Value	Capitalization Rate
285 Lafayette	$31,700,000	5.25%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessment of the 285 Lafayette Property dated August 28, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 285 Lafayette Property:

Occupancy(1)
Property	12/31/2021	12/31/2022	12/31/2023	12/31/2024	Current(2)
285 Lafayette	87.3%	100.0%	100.0%	100.0%	100.0%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated August 1, 2025.

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Annex A-3	BBCMS 2025-5C38
No. 15 – 285 Lafayette

The following table presents certain information relating to the major tenants at the 285 Lafayette Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Benjamin Salon	NR/NR/NR	4,202	27.8%	$309,000	16.1%	$73.54	4/30/2033	2 x 5 yr	N
Rye by Martin Auer	NR/NR/NR	3,700	24.4%	$640,000	33.4%	$172.97	11/30/2035	1 x 5 yr	Y(2)
GOSPEL	NR/NR/NR	3,204	21.2%	$81,037	4.2%	$25.29	4/30/2032	N	N
Leap	NR/NR/NR	2,046	13.5%	$254,616	13.3%	$124.45	5/31/2027	1 x 5 yr	N
Officina Profumo	NR/NR/NR	1,710	11.3%	$591,418	30.9%	$345.86	10/31/2028	N	N
285 Lafayette Street Condo	NR/NR/NR	274	1.8%	$40,409	2.1%	$147.48	7/30/2109	N	N
Major Tenants Subtotal/Wtd. Avg.		15,136	100.0%	$1,916,480	100.0%	$126.62
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		15,136	100.0%	$1,916,480	100.0%	$126.62
Vacant Space		0	0.0%
Total/Wtd. Avg.		15,136	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025 and inclusive of $36,794 of contractual rent steps through July 31, 2026.
(2)	Rye by Martin Auer is not yet in occupancy and is in the process of submitting applications for approvals to build out its space. Rye by Martin Auer has free rent through mid-November 2025, as well as free rent in May and June 2027. Rye by Martin Auer has the right to abate its rent on a daily basis due to a Permit Delay and to terminate its lease if a Permit Delay continues for more than one year. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Preliminary Prospectus.

The following table presents certain information relating to the lease rollover schedule at the 285 Lafayette Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	1	2,046	13.5%	$254,616	13.3%	2,046	13.5%	$254,616	13.3%
2028	1	1,710	11.3%	$591,418	30.9%	3,756	24.8%	$846,034	44.1%
2029	0	0	0.0%	$0	0.0%	3,756	24.8%	$846,034	44.1%
2030	0	0	0.0%	$0	0.0%	3,756	24.8%	$846,034	44.1%
2031	0	0	0.0%	$0	0.0%	3,756	24.8%	$846,034	44.1%
2032	1	3,204	21.2%	$81,037	4.2%	6,960	46.0%	$927,070	48.4%
2033	1	4,202	27.8%	$309,000	16.1%	11,162	73.7%	$1,236,070	64.5%
2034	0	0	0.0%	$0	0.0%	11,162	73.7%	$1,236,070	64.5%
2035 & Beyond	2	3,974	26.3%	$680,409	35.5%	15,136	100.0%	$1,916,480	100.0%
Total	6	15,136	100.0%	$1,916,480	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, and inclusive of $36,794 of contractual rent steps through July 31, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

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Annex A-3	BBCMS 2025-5C38
No. 15 – 285 Lafayette

The following table presents certain information relating to the operating history and underwritten net cash flows of the 285 Lafayette Property:

Operating History and Underwritten Net Cash Flow
	12/31/2021	12/31/2022	12/31/2023	12/31/2024	TTM 7/31/2025(1)	Underwritten(1)	Per Square Foot	%(2)
Base Rent	$1,712,509	$1,907,617	$1,776,318	$1,783,295	$1,706,220	$1,879,685	$124.19	94.5%
Contractual Rent Steps	$0	$0	$0	$0	$0	$36,794	$2.43	1.8%
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0	$0.00	0.0%
Reimbursements	$116,356	$111,848	$70,550	$72,059	$72,700	$73,553	$4.86	3.7%
Gross Potential Income	$1,828,865	$2,019,465	$1,846,868	$1,855,354	$1,778,920	$1,990,033	$131.48	100.0%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	$0	($99,502)	($6.57)	(5.0%)
Effective Gross Income	$1,828,865	$2,019,465	$1,846,868	$1,855,354	$1,778,920	$1,890,532	$124.90	95.0%

Real Estate Taxes	$257,076	$237,588	$248,256	$256,464	$260,926	$255,909	$16.91	13.5%
Management Fee	$54,866	$60,584	$55,406	$55,661	$53,368	$56,716	$3.75	3.0%
Insurance	$29,968	$38,732	$38,718	$40,929	$38,945	$35,303	$2.33	1.9%
Other Expenses(3)	$104,777	$104,090	$114,542	$115,081	$114,564	$114,564	$7.57	6.1%
Total Operating Expenses	$446,686	$440,994	$456,922	$468,135	$467,803	$462,492	$30.56	24.5%

Net Operating Income	$1,382,179	$1,578,471	$1,389,946	$1,387,219	$1,311,117	$1,428,040	$94.35	75.5%
Replacement Reserves	$0	$0	$0	$0	$0	$2,270	$0.15	0.1%
TI/LC	$0	$0	$0	$0	$0	$25,000	$1.65	1.3%
Net Cash Flow	$1,382,179	$1,578,471	$1,389,946	$1,387,219	$1,311,117	$1,400,769	$92.55	74.1%
(1)	Based on the underwritten rent roll dated August 1, 2025, and inclusive of $36,794 of contractual rent steps through July 31, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Expenses includes payroll and benefits and repairs and maintenance expenses.

The Market. The 285 Lafayette Property is located at 285 Lafayette Street in the SoHo neighborhood of New York, New York with frontage along Lafayette, Jersey, and Mulberry Streets. According to the appraisal, SoHo is known for its variety of retailers ranging from upscale boutiques to national and international chains with strong leasing activity from consistent demand from apparel and accessories tenants. Notable retailers in the SoHo neighborhood include Bloomingdale’s, Nike, Alexander Wang, Off-White, and Acne Studios, amongst others.

According to a third-party market research report, the 285 Lafayette Property is located in the SoHo retail submarket of New York City. As of August 6, 2025, the SoHo retail submarket had a total inventory of 4,039,230 square feet, an overall vacancy rate of 4.3%, and market asking rent of $133.74 per square foot.

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Annex A-3	BBCMS 2025-5C38
No. 15 – 285 Lafayette

The following table presents information relating to comparable retail leases for the 285 Lafayette Property:

Comparable Retail Rental Summary(1)
Property Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement (Year-Quarter)	Lease Term (Mos.)	Base Rent (PSF)
285 Lafayette Street	-	Rye by Martin Auer(2)	3,700 SF(2)	2025-2(2)	120.5 mos. (2)	$172.97(2)
New York, NY
Lafayette Street New York, NY	0.0 mi	Confidential	10,433 SF	2025-2	120.0 mos.	$95.85
300 Lafayette Street New York, NY	0.1 mi	Goldwin	1,815 SF	2025-2	113.0 mos.	$358.13
62 Prince Street New York, NY	0.1 mi	Ray Ban	2,354 SF	2025-1	120.0 mos.	$509.77
300 Lafayette Street New York, NY	0.1 mi	New Era	6,195 SF	2024-4	84.0 mos.	$326.14
543 Broadway New York, NY	0.2 mi	Crocs	8,040 SF	2024-4	120.0 mos.	$199.00
579 Broadway New York, NY	0.2 mi	Nespresso	5,325 SF	2024-4	126.0 mos.	$234.74
357 Lafayette Street New York, NY	0.2 mi	Joe & The Juice	2,194 SF	2022-3	120.0 mos.	$136.74
105 Wooster Street New York, NY	0.3 mi	Tecovas	8,700 SF	2025-1	120.0 mos.	$160.92
423 Broome Street New York, NY	0.3 mi	Mod Ref	3,000 SF	2024-4	60.0 mos.	$76.00
459 Broome Street New York, NY	0.4 mi	Vispring	4,172 SF	2025-1	120.0 mos.	$122.24
55 Mercer Street New York, NY	0.4 mi	Odd Muse	4,000 SF	2025-1	120.0 mos.	$150.00
41 Greene Street New York, NY	0.4 mi	Veronica Beard	3,500 SF	2025-3	120.0 mos.	$314.29
458 Broadway New York, NY	0.4 mi	Magnlens	2,400 SF	2025-1	120.0 mos.	$316.67
26 Mercer Street New York, NY	0.5 mi	Upscale Tattoo Shop	3,200 SF	2025-2	120.0 mos.	$99.38
427 Broadway New York, NY	0.5 mi	Hello82	6,700 SF	2025-2	84.0 mos.	$112.01
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated August 1, 2025. Base Rent (PSF) excludes rent steps.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: General Contact	RRcmbs@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	trimont.commercial.servicing@cms.trimont.com
550 S. Tryon Street, Suite 2400 | Charlotte, NC 28202 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Attention: Adam Singer, Managing Director	adam.singer@rialtocapital.com
200 S. Biscayne Blvd, Suite 3550 | Miami, FL 33131 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	reporting@belloakadvisors.com
1717 McKinney Avenue, 12th Floor | Dallas, TX 75202 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Directing Certificateholder	RREF V - D AIV RR H, LLC
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	12/11/25	BBCMS Mortgage Trust 2025-5C38
Determination Date:	12/17/25
Record Date:	11/28/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C38

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of November 1, 2025 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2025-5C38, Commercial Mortgage Pass-Through Certificates, Series 2025-5C38
Operating Advisor: BellOak, LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF V – D AIV RR L, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

1         This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                               List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

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applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related non-serviced securitization trust) against such franchisor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related non-serviced trust or its designee providing notice of the transfer of such note to the related non-serviced trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged

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Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan

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Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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13.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4

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or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the

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Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the

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Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning

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consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and

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estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all

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other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

35.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or, with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is

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required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in

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making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage

D-1-14

Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

D-1-15

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	German American Capital Corporation	LMF Commercial, LLC	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company
None	None	None	None	None
Citi Real Estate Funding Inc.	UBS AG New York Branch	BSPRT CMBS Finance, LLC	RREF V - D Direct Lending Investments, LLC
None	None	None	None

D-1-16

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	German American Capital Corporation	LMF Commercial, LLC	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company
None	None	The Storage Place Portfolio (Loan No. 32)	None	ESA Portfolio (Loan No. 2)
Citi Real Estate Funding Inc.	UBS AG New York Branch	BSPRT CMBS Finance, LLC	RREF V - D Direct Lending Investments, LLC
None	None	None	None

D-1-17

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	German American Capital Corporation	LMF Commercial, LLC	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company
None	None	None	None	None
Citi Real Estate Funding Inc.	UBS AG New York Branch	BSPRT CMBS Finance, LLC	RREF V - D Direct Lending Investments, LLC
None	None	None	None

D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	German American Capital Corporation	LMF Commercial, LLC	Starwood Mortgage Capital LLC	Goldman Sachs Mortgage Company

Fulton Industrial Center (Loan No. 26) (Group A)

Public Storage Spring Hill (Loan No. 29) (Group A)
Drive Up Storage Sparta (Loan No. 36) (Group A)

Hampton Inn Buffalo South / I-90 (Loan No. 23) (Group B) Staybridge Suites Buffalo (Loan No. 25) (Group B)

	None	None	None	None
Citi Real Estate Funding Inc.	UBS AG New York Branch	BSPRT CMBS Finance, LLC	RREF V - D Direct Lending Investments, LLC
None	None	None	None

D-1-19

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance

Hyatt Place Portfolio (Loan No. 3)

Olympic Plaza (Loan No. 8)

Gateway Retail Portfolio (Loan No. 9)

Parkview Tullahoma (Loan No. 14)

Michigan MHC Portfolio (Loan No. 22)

Fulton Industrial Center (Loan No. 26)

Public Storage Spring Hill
(Loan No. 29)

Drive Up Storage Sparta
(Loan No. 36)

Lockaway Storage - Garden Ridge (Loan No. 40)

The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(19) No Encroachments	Michigan MHC Portfolio (Loan No. 22)	With respect to the University Mobile Estates Mortgaged Property, one mobile home and pad encroach over the University Mobile Estates Mortgaged Property line and is not insured by the title insurance policy. The Mortgagor is obligated to relocate the home and pad by April 10, 2026 such that the home and pad lie within the boundaries of the University Mobile Estates Mortgaged Property. The Mortgage Loan is recourse to the Mortgagor and the guarantors for any losses incurred by the Mortgagee with respect to such encroachment, until the Mortgagor completes the relocation.
(25) Local Law Compliance	Hyatt Place Portfolio (Loan No. 3)	The HP Roanoke Mortgaged Property and the Hyatt Place Alpharetta/North Point Mall Mortgaged Property are the subject of certain fire code violations. Additionally, with respect to the HP Roanoke Mortgaged Property, there are pending code violation searches. The Mortgage Loan documents require the applicable Mortgagor to cure and clear the violations by November 23, 2025 and provide a complete and final zoning report with respect to the HP Roanoke Mortgaged Property by December 23, 2025. If the final zoning report discloses additional violations, the applicable Mortgagor is required to cure and clear such violations within 60 days of receiving the report. The Mortgage Loan is recourse to the applicable Mortgagor and the guarantor for any losses incurred by the Mortgagee with respect to the code violations, until the applicable Mortgagor has provided the Mortgagee with updated zoning reports verifying there are no code violations at the HP Roanoke Mortgaged Property and the Hyatt Place Alpharetta/North Point Mall Mortgaged Property.
(25) Local Law Compliance	Michigan MHC Portfolio (Loan No. 22)	The use of the Pontaluna Shores Mortgaged Property as a mobile home park is considered a pre-existing, grandfathered legal non-conforming use. The current zoning code provides that any legal non-conforming use of a structure, or of structure and land in combination, may be continued, provided that, among other things, (i) such structure is not enlarged or altered unless it is changed to a permitted use and (ii) such use is not discontinued or abandoned for a period of twelve consecutive months. Pursuant to the Mortgage Loan documents, the Mortgagor obtained law and ordinance insurance.
D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Fulton Industrial Center (Loan No. 26)	Certain tenant uses at the Mortgaged Property, including, among other things, linen supply services, employment placement agency services, sports and recreational instruction and vehicle rental services, are considered pre-existing, grandfathered legal non-conforming uses. The current zoning code provides that any structure containing a legal non-conforming use may be rebuilt, provided that, among other things, (i) such structure is not enlarged or altered in a way which increases its non-conformity, (ii) such use is not discontinued or abandoned for a period of six months and (iii) such structure is not destroyed, by any means, of more than 50% of its gross square footage. Pursuant to the Mortgage Loan documents, the Mortgagor obtained law and ordinance insurance.
(25) Local Law Compliance	Pak Rat Mini Storage (Loan No. 33)	The use of the portion of the Mortgaged Property located at 5145 US Highway 92 South as a mini-warehouse/self storage facility is considered a pre-existing, grandfathered legal non-conforming use. The current zoning code provides that any structure containing a legal non-conforming use may be rebuilt, provided that, among other things, (i) such structure does not require repair exceeding 50% of the replacement cost of the structure at the time of damage or wear and (ii) the repair or reconstruction begins within six months from the time of damage or wear. Pursuant to the Mortgage Loan documents, the Mortgagor obtained law and ordinance insurance.

D-2-2

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	International Plaza (Loan No. 13)

The Mortgage Loan documents permit the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

There are rights of refusal/offer held by the ground lessor under the ground leases with respect to a sale or assignment of the Mortgagor’s leasehold interest in the Mortgaged Property. Such rights do not apply to any assignment by a leasehold mortgagee, a foreclosure or a deed in lieu of foreclosure.

(17) Insurance	Central Arts Plaza (Loan No. 10)	The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	161 Washington Street (Loan No. 11)	The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	International Plaza (Loan No. 13)	The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	International Plaza (Loan No. 13)

The Mortgage Loan documents provide that the insurance deductible or self-insured retention is not to exceed $750K with respect to the required commercial general liability insurance.

The Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary.

In addition, the related Mortgagor is permitted the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

(25) Local Law Compliance	Central Arts Plaza (Loan No. 10)	Certain fire code violations are open at the Mortgaged Property. Mortgagor is required to address these violations within a time certain following the date of the Mortgage Loan.
(25) Local Law Compliance	ESA Portfolio (Loan No. 2)

The Cincinnati Blue Ash Kenwood Rd Mortgaged Property and Cincinnati Blue Ash Reed Hartman Mortgaged Property are legal nonconforming as to use as hotel use is no longer permitted under the current zoning code. If a legal non-conforming structure is destroyed to the extent that the estimated cost to repair exceeds 50% of the last assessed improvement value of the non-conforming structure, such non-conforming structure cannot be rebuilt, restored or reoccupied for any use unless it is brought into conformity with the current local zoning code.

D-2-3

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Certificates of occupancy for the Indianapolis Northwest I-465 Mortgaged Property, Indianapolis – Airport – W Southern Ave Mortgaged Property, Waco – Woodway Mortgaged Property, Dayton – South Mortgaged Property, Blue Ash Kenwood Rd Mortgaged Property and Blue Ash Reed Hartman Mortgaged Property are not available from the municipality in which the respective Mortgaged Property is located.

Certain fire code violations are open at the Dayton – South Mortgaged Property, the Dallas – Greenville Ave Mortgaged Property, the Dallas – Plano Parkway Mortgaged Property and the El Paso – Airport Mortgaged Property. Mortgagor is required to address these violations within a time certain following the date of the Mortgage Loan.

A building code violation is open at the Dallas – Plano Parkway Mortgaged Property. Mortgagor is required to address this violation within a time certain following the date of the Mortgage Loan.

(27) Recourse Obligations	International Plaza (Loan No. 13)	So long as a “Key Principal” or an “Affiliate of Key Principal” (provided such affiliate is a “Replacement Guarantor” under the Mortgage Loan agreement) is a guarantor, liability is capped at 20%. “Key Principal” means one or more of (i) The Taubman Realty Group LLC, (ii) Simon Property Group, L.P., (iii) Simon Property Group, Inc., and (iv) T-C International Plaza REIT LLC; provided that (x) Teachers Insurance and Annuity Association of America and/or (y) APG Strategic Real Estate Pool LPP U.S. LLC, own at least 49% of the ownership interests in T-CIPR and Control T-CIPR.
(28) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(33) Defeasance	International Plaza (Loan No. 13)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $20,000 (excluding reasonable fees and disbursements of the servicers’ outside counsel, rating agency fees or other costs related to such release).

D-2-4

Citi Real Estate Funding, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	285 Lafayette (Loan No. 15)

The Mortgaged Property is subject to a condominium (the “285 Condominium”). In the event of a casualty to the building of which the Mortgaged Property is a part (the “285 Building”), the applicable board (i.e., the overall condominium board, commercial board and/or residential board (each a “285 Board”)) is responsible for arranging repairs depending on the portion of the 285 Building affected by the casualty. The insurance proceeds are paid to and disbursed for payment of restoration costs by the applicable 285 Board or a bank or trust company located in New York City having a capital surplus and undivided profits of $500 million which is designated by the overall condominium board (the “285 Insurance Trustee”); provided, that, if insurance proceeds are in excess of $1,000,000, the same are paid to and disbursed by the 285 Insurance Trustee to contractors engaged in the restoration in progress payments. All deficiencies or surpluses of the insurance proceeds will be passed on to the affected sections of the 285 Building. If 75% or more of the 285 Building is destroyed or substantially damaged and if the unit owners representing 75% or more of the common interest do not promptly resolve (not more than 60 days from the date of such damage or destruction) to proceed with the repair or restoration thereof, the 285 Building will not be repaired and the Mortgaged Property will be subject to an action for partition. If the 285 Building (or applicable portion thereof, is not repaired, the insurance and sale proceeds will be divided among the applicable unit owners in proportion to their common interests; provided that no payment will be made to a unit owner until unpaid liens on such unit (which includes the Mortgage) are paid in the order of priority of such liens out of the unit owner’s share of the disbursed funds. The Mortgagor owns 11.50% of the common interest of the 285 Condominium and the Mortgagor’s affiliate owns 13.50% of the common interest. In the event the whole 285 Building is damaged and the remaining 75% owners of the common interests vote for a partition, the Mortgagor cannot block the partition, even if it obtained the support of its affiliate.

Additionally, neither the Mortgagor nor the lender is entitled to appoint the 285 Insurance Trustee.

(17) Insurance	1035 Third Avenue (Loan No. 17)

The Mortgaged Property is subject to a condominium (the “1035 Condominium”). In the event of a casualty to the building of which the Mortgaged Property is a part (the “1035 Building”), the applicable unit owners or members of the board (i.e., the overall 1035 Condominium board for casualties affecting both the commercial and residential sections, the commercial unit owners for casualties affecting only the commercial section, and/or the members of the board elected by the residential owners for casualties affecting only the residential section (as applicable, the “1035 Board Members”) are responsible for arranging repairs depending on the portion of the 1035 Building affected by the casualty. In the event of a casualty affecting 75% of the building, the insurance proceeds are paid to and disbursed for payment of restoration costs by the applicable 1035 Board Members or a bank or trust company located in New York City having a capital surplus and undivided profits of $500 million which is designated by the applicable 1035 Board Members (the “1035 Insurance Trustee”); provided, that, if insurance proceeds are in excess of $1,000,000, the same are paid to and disbursed by the 1035 Insurance Trustee to contractors engaged in the restoration in progress payments. All deficiencies or surpluses of the insurance proceeds will be passed on to the unit owners of the affected sections of the 1035 Building in accordance with the respective common interests of the unit owners of the affected sections. If 75% or more of the 1035 Building is destroyed or substantially damaged and if the unit owners representing 85% or more of the common interest do not promptly resolve (not more than 60 days from the date of such damage or

D-2-5

Citi Real Estate Funding, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

destruction) to proceed with the repair or restoration thereof, the 1035 Building will not be repaired and the Mortgaged Property will be subject to an action for partition. If the 1035 Building (or applicable portion thereof) is not repaired, the insurance and sale proceeds will be divided among the applicable unit owners in proportion to their common interests; provided that no payment will be made to a unit owner until unpaid liens on such unit (which includes the Mortgage) are paid in the order of priority of such liens out of the unit owner’s share of the disbursed funds. The Mortgagor owns two commercial units comprising 6.5% of the common interests in the 1035 Condominium; in the event that 75% or more of the 1035 Building is damaged and 85% of the owners of the common interests do not vote to restore, the Mortgagor cannot block the partition of the 1035 Condominium.

Additionally, neither the Mortgagor nor the lender is entitled to appoint the 1035 Insurance Trustee.

(25) Local Law Compliance (26) Licenses and Permits	285 Lafayette (Loan No. 15)	The tenant Rye by Martin Auer (“Rye Bakery”) is in the process of submitting applications for approvals to build out its space at the Mortgaged Property for its permitted uses under its lease as a first class, high quality bakery and café servicing breads, baked goods, beverages (including beer and wine, subject to the terms of the lease, including a requirement that the tenant obtain all required liquor licenses) and other related items (the “Permitted Uses”). The Mortgagor currently has a temporary certificate of occupancy for the Rye Bakery space which permits retail use. The Mortgagor has represented in the Mortgage Loan documents that pursuant to the Zoning Resolution of the City of New York, the space leased to Rye Bakery may be used for the Permitted Uses. However, pursuant to Rye Bakery’s lease, the Mortgagor is required to acquire and maintain a new temporary certificate of occupancy if needed to allow the tenant to conduct business for the Permitted Uses and obtain approvals for its plans until such time as a permanent certificate of occupancy is issued that allows the tenant to conduct business for the Permitted Uses. In the event a Permit Delay (as defined below) occurs, Rye Bakery’s base rent will be abated on a daily basis commencing on the date Rye Bakery notifies the Mortgagor of such Permit Delay and ending on the earlier of (1) the date the Permit Delay is no longer in effect and (2) the date the tenant is no longer delayed in obtaining or closing any applications for the performance of its initial installations. If a Permit Delay continues for longer than one year, Rye Bakery will be permitted to terminate its lease, and the Mortgagor will be required to reimburse it for the unamortized portion of its actual expenses in connection with its initial installations. “Permit Delay” means that any governmental authority that issues building permits or approvals required for the performance of the initial installations and the closing of any relevant applications and filings made in connection with the plans of the initial installations refuses to issue such building permits and/or other approvals or close such relevant applications and filings solely as a result of either (i) the certificate of occupancy or temporary certificate of occupancy for the building not permitting the premises to be used for the Permitted Uses or (ii) any other open permits affecting the building not filed by or on behalf of the tenant.
(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.

D-2-6

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Red Rock Portfolio (Loan No. 5)	The Mortgaged Properties have multiple municipal violations including building and fire code violations. The Mortgagor has agreed to clear the conditions underlying the violations and to use commercially reasonable efforts to clear the violations of record.
(25) Local Law Compliance	Tampa MHC Portfolio (Loan No. 28)	West Chase – The use of the West Chase Mortgaged Property as a mobile home park is a legal non-conforming use, as mobile home parks are not a permitted use in under the current zoning code in the district (known as “AI District”). However, according to a Florida State ordinance, in the event a mobile home park is damaged or destroyed due to wind, water, or other natural force it may be rebuilt on the same site with the same density as was approved, permitted, and built before the park was damaged or destroyed.
(25) Local Law Compliance	The Storage Place Portfolio (Loan No. 32)	The Storage Place – Helena – The use at The Storage Place – Helena Mortgaged Property as a medical office is a legal non-conforming use, as medical office use is not a permitted use under the current zoning code in the district (known as “B-3 District”). In the event of damage or destruction, the medical office use will require a variance or other applicable permit approval to reestablish a medical office in the B-3 District. In addition, a non-conforming use which has been discontinued for a continuous period of one year may not be reestablished and any future use will be required to be in conformity with the current zoning code.
(25) Local Law Compliance	Hanover Village (Loan No. 34)	The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under current zoning laws. A nonconforming structure or use which has been destroyed or damaged by fire, explosion, flood, windstorm or other act of God, will be required to be examined by the township construction official, the Mortgagor or an architect or engineer selected by the Mortgagor, and a third person agreed to and paid in equal portions by the township and the Mortgagor. If, in the opinion of a majority of these three people, the damage is such that it is not repairable, the Mortgaged Property may be rebuilt only upon approval of a use variance as provided by the current zoning law. In the event of a damaged or condemned structure where the damage is repairable in the opinion of the majority of the above three people, the nonconforming structure or use may be rebuilt and used for the same nonconforming use provided it does not exceed the height, area and volume of the original structure and the reconstruction commences within one year from the date the Mortgaged Property was damaged or condemned and be carried on without interruption.
(28) Mortgage Releases	Red Rock Portfolio (Loan No. 5)	200 East 26th Street – The Mortgage Loan documents permit the release of the 200 East 26th Street Mortgaged Property, subject to, among other things, the payment of 105% of the allocated loan amount with respect to such Mortgaged Property.

D-2-7

RREF V - D Direct Lending Investments, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	City Square White Plains (Loan No. 1)	The Mortgage is a second-priority mortgage with respect to the 1-11 Martine Avenue portion of the Mortgaged Property, which portion is subject to a first priority PILOT mortgage (the “PILOT Mortgage”) with the City of White Plains (the “City”). The related Mortgagor’s obligations under the PILOT Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the City and any accrued interest thereon. The PILOT Mortgage provides that the City will not exercise any rights under the PILOT Mortgage unless the related borrower is in default in the making of required PILOT payments for a period of 60 days from the date such PILOT payments were due and any “permitted mortgagee” has been provided with at least 30 days’ prior written notice of such default and has failed to cure within such 30 day period. The lender received an estoppel from the City at origination confirming no existing defaults under the PILOT Mortgage and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as lender’s Mortgage on the applicable portion of the Mortgaged Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.
(6) Lien; Valid Assignment	City Square White Plains (Loan No. 1)	The Westchester Department of Health has a right of first offer (subject to certain conditions) in the event the Mortgagor intends to sell the building known as 11 Martine to a third party. This right does not apply to a sale of the entire Mortgaged Property and the related Mortgage Loan documents do not permit the partial release of an individual property from the lien of the Mortgage.
(6) Lien; Valid Assignment	City Square White Plains (Loan No. 1)	The Mortgaged Property was subject to recorded deed restrictions from 1984 related to the initial development of the Mortgaged Property, which restrictions included restrictions on transfers and financing of the Mortgaged Property prior to completion of construction as well as rights in favor of the City of White Plains (the “City”) to repossess the Mortgaged Property due to breaches in the developer's construction obligations. The deed restrictions provide that the issuance by the City of "Certificates of Completion" evidences compliance with the development requirements and terminates the restrictions on transfers and financing that applied during the construction period. The prior owners of the Mortgaged Property obtained Certificates of Completion for the 1-11 Martine building and the 50 Main building in 1987 and 1992, respectively, but did not receive a Certificate of Completion for the portion of the Mortgaged Property located at 34 South Lexington Avenue. The Mortgagors were unable to obtain an estoppel from the City confirming that the portion of the Mortgaged Property located at 34 South Lexington Avenue is no longer subject to the restrictions.
(7) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 1)	The Mortgage is a second-priority mortgage with respect to the 1-11 Martine Avenue portion of the Mortgaged Property, which portion is subject to a first priority PILOT mortgage (the “PILOT Mortgage”) with the City of White Plains (the “City”). The related Mortgagor’s obligations under the PILOT Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the City and any accrued interest thereon. The PILOT Mortgage provides that the City will not exercise any rights under the PILOT Mortgage unless the related borrower is in default in the making of required PILOT payments for a period of 60 days from the date such PILOT payments were due and any “permitted mortgagee” has been provided with at least 30 days’ prior written notice of such default and has failed to cure within such 30 day period. The lender received an estoppel from the City at origination confirming no existing defaults under the PILOT Mortgage and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as lender’s Mortgage on the applicable portion of the Mortgaged Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.
D-2-8

RREF V - D Direct Lending Investments, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 1)	The Westchester Department of Health has a right of first offer (subject to certain conditions) in the event the Mortgagor intends to sell the building known as 11 Martine to a third party. This right does not apply to a sale of the entire Mortgaged Property and the related Mortgage Loan documents do not permit the partial release of an individual property from the lien of the Mortgage.
(7) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 1)	The Mortgaged Property was subject to recorded deed restrictions from 1984 related to the initial development of the Mortgaged Property, which restrictions included restrictions on transfers and financing of the Mortgaged Property prior to completion of construction as well as rights in favor of the City of White Plains (the “City”) to repossess the Mortgaged Property due to breaches in the developer's construction obligations. The deed restrictions provide that the issuance by the City of "Certificates of Completion" evidences compliance with the development requirements and terminates the restrictions on transfers and financing that applied during the construction period. The prior owners of the Mortgaged Property obtained Certificates of Completion for the 1-11 Martine building and the 50 Main building in 1987 and 1992, respectively, but did not receive a Certificate of Completion for the portion of the Mortgaged Property located at 34 South Lexington Avenue. The Mortgagors were unable to obtain an estoppel from the City confirming that the portion of the Mortgaged Property located at 34 South Lexington Avenue is no longer subject to the restrictions.
(17) Insurance	125th & Lenox (Loan No. 16)

The Mortgage Loan documents require property insurance policy providing coverage under an all risk “special form” and not “special cause of loss form” or “all risk form.”

The Mortgage Loan documents require all policies of insurance to name the Mortgagor as a named insured and, in the case of liability policies (except for worker’s compensation and commercial auto liability coverage), Mortgagee and its successors and/or assigns as the additional insured, as its interests may appear, and, in the case of property insurance are required to name Mortgagee and its successors and/or assigns, as their interests may appear, as mortgagee pursuant to a non-contributing mortgagee clause (or its equivalent) in favor of Mortgagee and its successors and/or assigns.

(25) Local Law Compliance	125th & Lenox (Loan No. 16)	The Mortgaged Property is subject to certain code violations, including elevator, fire code, and sidewalks. The Mortgagor is required under the Mortgage Loan documents to remedy the open violations within 120 days of the origination of the Mortgage Loan. Mortgagor has represented that none of such violations have or will result in a material adverse effect on the value, marketability or current use and operation of the property.
(26) Licenses and Permits	125th & Lenox (Loan No. 16)	The Mortgaged Property is subject to certain code violations, including elevator, fire code, and sidewalks. The Mortgagor is required under the Mortgage Loan documents to remedy the open violations within 120 days of the origination of the Mortgage Loan. Mortgagor has represented that none of such violations have or will result in a material adverse effect on the value, marketability or current use and operation of the property.
(25) Local Law Compliance	79 Walker (Loan No. 20)	The Mortgaged Property is subject to a fire code violation, which has been disputed by a tenant of the Mortgaged Property and judicial proceedings are pending. Mortgagor has represented that it has loss recourse on this item.

D-2-9

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Netflix HQ (Loan No. 4)	In the event of a third-party sale of the related Mortgaged Property, the Mortgagor is required to pay the sole tenant at the Mortgaged Property, Netflix, an amount equal to (i) if the net purchase price exceeds $80.0 million (the “Tier 1 Base Amount”), 20% of the amount by which the sale price exceeds the Tier 1 Base Amount up to $90,000,000 (the “Tier 1 Contingent Payment”) or (ii) if the net purchase price exceeds $90.0 million (the “Tier 2 Base Amount”), in addition to the Tier 1 Contingent Payment, 25% of the amount by which the sale price exceeds the Tier 2 Base Amount (with payments for partial sales applying proportionally based on the percentage sold as more particularly set forth in the related lease) (the “Netflix Contingent Payment Right”). Pursuant to a subordination, non-disturbance and attornment agreement, the Netflix Contingent Payment Right does not apply to a foreclosure, provided, however, that it will apply to any subsequent sale (including a sale by the lender following a foreclosure). In addition, the Contingent Payment Right is a one-time right applicable only to a sale by the related Mortgagor (or its successor by operation of law) and not any subsequent landlord following a third-party sale.
(7) Permitted Liens; Title Insurance	Netflix HQ (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(27) Recourse Obligations	Netflix HQ (Loan No. 4)	The Mortgage Loan documents do not provide recourse to a guarantor distinct from the related Mortgagor.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.

D-2-10

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None	None	None

D-2-11

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 1)	The Mortgage is a second-priority mortgage with respect to the 1-11 Martine Avenue portion of the Mortgaged Property, which portion is subject to a first priority PILOT mortgage (the “PILOT Mortgage”) with the City of White Plains (the “City”). The related Mortgagor’s obligations under the PILOT Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the City and any accrued interest thereon. The PILOT Mortgage provides that the City will not exercise any rights under the PILOT Mortgage unless the related borrower is in default in the making of required PILOT payments for a period of 60 days from the date such PILOT payments were due and any “permitted mortgagee” has been provided with at least 30 days’ prior written notice of such default and has failed to cure within such 30 day period. The lender received an estoppel from the City at origination confirming no existing defaults under the PILOT Mortgage and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as lender’s Mortgage on the applicable portion of the Mortgaged Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 1)	The Westchester Department of Health has a right of first offer (subject to certain conditions) in the event the Mortgagor intends to sell the building known as 11 Martine to a third party. This right does not apply to a sale of the entire Mortgaged Property and the related Mortgage Loan documents do not permit the partial release of an individual property from the lien of the Mortgage.
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 1)	The Mortgaged Property was subject to recorded deed restrictions from 1984 related to the initial development of the Mortgaged Property, which restrictions included restrictions on transfers and financing of the Mortgaged Property prior to completion of construction as well as rights in favor of the City of White Plains (the “City”) to repossess the Mortgaged Property due to breaches in the developer's construction obligations. The deed restrictions provide that the issuance by the City of "Certificates of Completion" evidences compliance with the development requirements and terminate the restrictions on transfers and financing that applied during the construction period. The prior owners of the Mortgaged Property obtained Certificates of Completion for the 1-11 Martine building and the 50 Main building in 1987 and 1992, respectively, but did not receive a Certificate of Completion for the portion of the Mortgaged Property located at 34 South Lexington Avenue. The Mortgagors were unable to obtain an estoppel from the City confirming that the portion of the Mortgaged Property located at 34 South Lexington Avenue is no longer subject to the restrictions.
(25) Local Law Compliance	1624 University (Loan No. 41)	There are open Housing Preservation Department violations and building code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure such violations.

D-2-12

UBS AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	TownePlace Suites Redding (Loan No. 27)	The franchisor, MIF, L.L.C., has a right of first refusal to purchase the Mortgaged Property in connection with a transfer of the hotel or an ownership interest in the Mortgagor to a competitor. The right of first refusal has been subordinated to Mortgagee’s rights under the deed of trust encumbering the Mortgaged Property pursuant to the comfort letter executed by the franchisor, Mortgagor and Mortgagee.
(17) Insurance	Maple Hill Village and Lawrence Portfolio (Loan No. 37)	There are two structures on the Maple Hill Village Mortgaged Property, a garage and a laundry facility, that are covered by policies that include co-insurance provisions and use actual cash value instead of replacement value. Neither structure is being utilized by Mortgagor, nor is income-generating. The Mortgage Loan documents include a payment guaranty by the Mortgagor and guarantor for payment to lender, following a casualty, of (i) the amount of any loss penalties incurred by the Mortgagor, as policyholder, pursuant to the co-insurance clause in any property insurance policy, (ii) any net proceeds deficiency occurring as a result of any co-insurance provisions in such property insurance policy and (iii) any net proceeds deficiency occurring as a result of any property insurance policy being in an amount less than 100% of the "full replacement cost" of the Mortgaged Property (including, without limitation, by such property insurance policy having "actual cash value" coverage).
(25) Local Law Compliance	885 Park Avenue (Loan No. 24)	Certain building code, fire code and housing preservation and development code violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, the Mortgagors are required to deliver evidence reasonably satisfactory to the Mortgagee that all such violations have been removed or remedied within six months (building and fire code) and 18 months (housing preservation and development code) of the loan origination date, provided, however, that so long as the Mortgagors are diligently pursuing the remedy of the violations and provide evidence to the Mortgagee of the same, the Mortgagee may extend such timeframes in its reasonable judgment. The Mortgage Loan documents provide recourse to the Mortgagors and the guarantors for any losses to the Mortgagee resulting from such violations.
(25) Local Law Compliance	Maple Hill Village and Lawrence Portfolio (Loan No. 37)	Use of the Maple Hill Village Mortgaged Property as a manufactured housing community is legal nonconforming as such use is not permitted under the current zoning code. In the event of a casualty, such Mortgaged Property may be restored to its pre-existing use and condition so long as restoration commences within six months. In the event the Mortgaged Property cannot be restored to its pre-existing condition, configuration and use as existed immediately prior to the casualty, the Mortgagee may force the release of such Mortgaged Property. The Mortgage Loan documents include a payment guaranty by the Mortgagor and guarantor for the difference between, (i) the release amount for such Mortgaged Property minus (ii) any net proceeds received by the Mortgagee with respect to such casualty at such Mortgaged Property, with loss recourse for any inability to restore.

D-2-13

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	57
Risk Factors	59
Description of the Mortgage Pool	151
Transaction Parties	220
Credit Risk Retention	305
Description of the Certificates	319
Description of the Mortgage Loan Purchase Agreements	355
Pooling and Servicing Agreement	365
Certain Legal Aspects of Mortgage Loans	473
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	489
Pending Legal Proceedings Involving Transaction Parties	492
Use of Proceeds	492
Yield and Maturity Considerations	492
Material Federal Income Tax Considerations	501
Certain State and Local Tax Considerations	513
Method of Distribution (Underwriter)	513
Incorporation of Certain Information by Reference	515
Where You Can Find More Information	516
Financial Information	516
Certain ERISA Considerations	516
Legal Investment	520
Legal Matters	521
Ratings	521
Index of Defined Terms	525

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$700,719,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2025-5C38
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2025-5C38

Class A-2	$0	–
	$200,000,000
Class A-3	$383,933,000	–
	$583,933,000
Class X-A	$583,933,000
Class A-S	$71,948,000
Class B	$44,838,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities Inc.
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Bancroft Capital, LLC
Co-Manager

November    , 2025